                                             REGISTRATION NO. __________________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        TARRAGON REALTY INVESTORS, INC.
        (Exact name of registrant as specified in governing instruments)

                                     Nevada
                      ------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      6798
                      ------------------------------------
            (Primary Standard Industrial Classification Code Number)
                                   94-2432628
                      ------------------------------------
                       (IRS Employer Identification No.)

                       3100 Monticello Avenue, Suite 200
                              Dallas, Texas 75205
                     (214) 599-2200 o (214) 599-2220 (Fax)
                      ------------------------------------
                    (Address of principal executive offices)

                           William S. Friedman, Esq.
                   280 Park Avenue, East Building, 20th Floor
                            New York, New York 10017
                      (212) 949-5000 o(212) 949-8001 (Fax)
                    (Name and address of agent for service)

                                With a Copy to:

                            Steven C. Metzger, Esq.
                         Prager, Metzger & Kroemer PLLC
                          2626 Cole Avenue, Suite 900
                              Dallas, Texas 75204
                     (214) 969-7600 o (214) 523-3838 (Fax)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.         [ ]
                                                           -----------------
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           -----------------

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.           [ ]
                                                           -----------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
    Title of Each Class of     Amount to be       Proposed maximum           Proposed maximum           Amount of
  Securities to be Registered   registered     offering price per unit   aggregate offering price   registration fee
-----------------------------------------------------------------------------------------------------------------------
 Tarragon Realty Investors,
 Inc. common stock, par          7,586,000            $10.50(2)               $79,653,000(2)           $23,497.64
 value $0.01 per share(1)         shares
-----------------------------------------------------------------------------------------------------------------------

         (1) Tarragon Realty Investors, Inc. ("TRII") Common Stock is being offered in exchange for Shares of beneficial interest of National Income Realty Trust (the "Trust") at an exchange ratio of 1.97 shares of TRII Common Stock for each share of beneficial interest of the Trust pursuant to the "Incorporation Procedure" and "Merger" which is subject to approval by the Trust's shareholders. The maximum number of Trust shares outstanding at closing will be 3,800,000 shares. As of July 29, 1998, only 3,787,171 Trust shares were outstanding which, based on the Exchange Ratio of 1.97, would yield 7,460,727 equivalent shares of TRII Common Stock upon consummation of the Merger. 100,000 shares of TRII Common Stock are to be issued to the stockholders of the Advisor.

         (2) Pursuant to Rule 457(f), the proposed Maximum Offering Price Per Unit and Proposed Maximum Aggregate Offering Price have been calculated as the market value upon the basis of the average of the bid and asked price of the TRII Common Stock on July 29, 1998 which was $10 1/2.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                         TARRAGON REALTY INVESTORS, INC.
                              CROSS-REFERENCE SHEET

                    FORM S-4 ITEM NO. AND CAPTION                                   LOCATION IN PROSPECTUS
 1.    Forepart of the Registration Statement and Outside
       Front Cover Page of Prospectus  . . . . . . . . . . .     Outside Front Cover

 2.    Inside Front and Outside Back Cover Pages of
       Prospectus  . . . . . . . . . . . . . . . . . . . . .     Inside Front and Outside Back Cover Pages

 3.    Risk Factors, Ratio of Earnings to Fixed Charges and
       Other Information . . . . . . . . . . . . . . . . . .     Prospectus Summary; Risk Factors

 4.    Terms of the Transaction  . . . . . . . . . . . . . .     The Merger; The Merger Agreement; Acquisition of the
                                                                 Advisor

 5.    Pro Forma Financial Information . . . . . . . . . . .     Unaudited Pro Forma Financial Information

 6.    Material Contacts with the Company Being Acquired . .     The Merger; The Merger Agreement

 7.    Additional Information Required for Re-offering by
       Persons and Parties Deemed to be Underwriters . . . .     The Merger; The Merger Agreement

 8.    Interests of Named Experts and Counsel  . . . . . . .     *

 9.    Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities . . .     The Merger Agreement; Comparison of Certain Rights of
                                                                 Stockholders of TRII and Shareholders of NIRT

 10.   Information with Respect to S-3 Registrants . . . . .     *

 11.   Incorporation of Certain Information
        by Reference . . . . . . . . . . . . . . . . . . . .     Incorporation of Certain Documents by Reference

 12.   Information with Respect to S-2 or
        S-3 Registrants  . . . . . . . . . . . . . . . . . .     Information About TRII; The Merger; Market Prices;
                                                                 Distributions and Related Shareholders Matters; Selected
                                                                 Financial Data of TRII; Selected Financial Data of NIRT;
                                                                 Incorporation of Certain Documents by Reference

 13.   Incorporation of Certain Information
        by Reference . . . . . . . . . . . . . . . . . . . .     Incorporation of Certain Documents by Reference

 14.   Information with Respect to Registrants
        Other Than S-3 or S-2 Registrants  . . . . . . . . .     *

 15.   Registrant's Information with Respect to
        S-3 Companies  . . . . . . . . . . . . . . . . . . .     *

 16.   Information with Respect to S-2 or
        S-3 Companies  . . . . . . . . . . . . . . . . . . .     *

 17.   Information with respect to Companies other than S-3
       or S-2 Companies  . . . . . . . . . . . . . . . . . .     *

 18.   Information if Proxies, Consents or Authorizations are
       to be Solicited . . . . . . . . . . . . . . . . . . .     The Special Meetings

 19.   Information if Proxies, Consents or Authorizations are
       not to be Solicited or in an Exchange Offer . . . . .     *




----------
     *
Not applicable or answered in negative and item omitted from Prospectus.

                        TARRAGON REALTY INVESTORS, INC.
                       3100 Monticello Avenue, Suite 200
                              Dallas, Texas 75205
                                 (214) 599-2200

                                   ----------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                   ----------

To the Stockholders of Tarragon Realty Investors, Inc.:

         PLEASE TAKE NOTICE that a special meeting of stockholders (the "TRII Special Meeting") of Tarragon Realty Investors, Inc., a Nevada corporation ("TRII"), has been called by the Board of Directors of TRII and will be held at 280 Park Avenue, East Building, 20th Floor, New York, New York 10017 at 2:00 p.m., local New York City time on Tuesday, September 29, 1998, to consider and vote upon the following matters described in the accompanying Joint Proxy Statement/Prospectus:

         1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of June 5, 1998 (the "Merger Agreement") among TRII and National Income Realty (the "Trust" or "NIRT") and the transactions contemplated by the Merger Agreement, including the issuance of shares of common stock, par value $0.01 per share of TRII (the "TRII Common Stock") pursuant to the Merger Agreement and the conversion of the shares of the successor to NIRT into the right to receive 1.97 shares of TRII Common Stock pursuant to the Merger Agreement.

         2. To consider and take action upon such other business as may properly come before the TRII Special Meeting or any adjournments or postponements thereof.

         Notwithstanding stockholder approval of the foregoing proposal, TRII reserves the right to abandon the merger of National Income Realty Corporation (the "California Corporation") as the successor to NIRT by virtue of the "Incorporation Procedure" with and into TRII (the "Merger") at any time prior to consummation of the Merger, subject to the terms and conditions of the Merger Agreement.

         Holders of TRII Common Stock will not be entitled to appraisal rights in connection with the Merger.

         TRII has fixed the close of business on Friday, August 21, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the TRII Special Meeting, and only stockholders of record at such time will be entitled to notice of, and to vote at, the TRII Special Meeting.

         Approval and adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the issuance of shares of TRII Common Stock pursuant to the Merger Agreement, requires the affirmative vote of a majority of the votes cast at the TRII Special Meeting.

         A form of proxy and a Joint Proxy Statement/Prospectus containing more detailed information with respect to the matters to be considered at the TRII Special Meeting (including the Merger Agreement attached as Appendix "A" thereto) accompany and form a part of this notice.

         Regardless of whether you plan to be present at the TRII Special Meeting, please promptly date, mark, sign and mail the enclosed proxy ballot card to American Stock Transfer and Trust Company in the envelope provided.
Any stockholder who executes and delivers the enclosed proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE TRII SPECIAL MEETING. Your vote is important, regardless of the number of shares you own.


                                   ----------

         THE BOARD OF DIRECTORS OF TRII RECOMMEND THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE ISSUANCE OF SHARES OF TRII COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.


                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        OF TARRAGON REALTY INVESTORS, INC.




                                        William S. Friedman, President





                                    IMPORTANT

         YOU CAN HELP TRII AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY BALLOT CARD. IF YOU ARE UNABLE TO ATTEND THE TRII SPECIAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY BALLOT CARD SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE TRII SPECIAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

               FAILURE TO VOTE MAY SUBJECT TRII TO FURTHER EXPENSE

     If your shares are held in the name of a brokerage firm, nominee or other institution, only it can vote your shares. Please contact promptly the person responsible for your account and give instructions for your shares to be voted.

         THIS JOINT PROXY STATEMENT/PROSPECTUS IS A PROSPECTUS OFFERING TRII COMMON STOCK AS A RESULT OF THE PROPOSED MERGER AGREEMENT TO BE VOTED UPON BY STOCKHOLDERS OF TRII AND SHAREHOLDERS OF NATIONAL INCOME REALTY TRUST.

         THE COMMON STOCK OF TRII TO BE ISSUED IN CONNECTION WITH THE MERGER AGREEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   ----------


      The date of this Joint Proxy Statement/Prospectus is ________, 1998.

                          NATIONAL INCOME REALTY TRUST
                                280 Park Avenue
                           East Building, 20th Floor
                            New York, New York 10017
                                 (212) 949-5000

                                   ----------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                   ----------

To the Shareholders of National Income Realty Trust:

         PLEASE TAKE NOTICE that a special meeting of shareholders (the "NIRT Special Meeting") of National Income Realty Trust, a California business trust (the "Trust" or "NIRT"), has been called by the Board of Trustees of NIRT and will be held at 280 Park Avenue, East Building, 20th Floor, New York, New York 10017 at 1:00 p.m., local New York City time on Tuesday, September 29, 1998, to consider and vote upon the following matters described in the accompanying Joint Proxy Statement/Prospectus:

         1. To consider and vote upon a proposal to incorporate the Trust into a California corporation through the "Incorporation Procedure" described in the accompanying Proxy Statement/Prospectus and to approve and adopt an Agreement and Plan of Merger dated as of June 5, 1998 (the "Merger Agreement") among Tarragon Realty Investors, Inc., a Nevada corporation ("TRII"), and National Income Realty Corporation (the "California Corporation") as the successor to NIRT by virtue of the Incorporation Procedure and the transactions contemplated by the Merger Agreement, including the conversion of the shares of the California Corporation (represented by the Shares of NIRT) into the right to receive 1.97 shares of common stock, par value $0.01 per share of TRII (the "TRII Common Stock") pursuant to the Merger Agreement.

         2. To consider and take action upon such other business as may properly come before the NIRT Special Meeting or any adjournments or postponements thereof.

         Holders of shares of beneficial interest of NIRT will not be entitled to appraisal rights in connection with the Incorporation Procedure and the Merger.

         NIRT has fixed the close of business on Friday, August 21, 1998 as the record date for determination of shareholders entitled to notice of, and to vote at, the NIRT Special Meeting and only shareholders of record at such time will be entitled to notice of, and to vote at, the NIRT Special Meeting.

         THE INCORPORATION PROCEDURE AND MERGER IS PRESENTED AS A SINGLE UNIFIED PROPOSAL TO BE APPROVED OR REJECTED BY SHAREHOLDERS IN ITS ENTIRETY. APPROVAL OF THE INCORPORATION PROCEDURE AND MERGER WILL CONSTITUTE APPROVAL OF EACH OF THE COMPONENTS (I) TO (III) BELOW INCLUDING (I) THE FILING OF ARTICLES OF INCORPORATION WITH THE SECRETARY OF STATE OF CALIFORNIA TO CONVERT THE TRUST FROM A CALIFORNIA BUSINESS TRUST INTO THE CALIFORNIA CORPORATION, (II) ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, AND (III) APPROVAL AND RATIFICATION OF ANY AND ALL OF THE STEPS OF THE INCORPORATION PROCEDURE AND MERGER AND ANY AND ALL FURTHER STEPS NECESSARY OR APPROPRIATE IN THE JUDGMENT OF MANAGEMENT TO EFFECTUATE SUCH PROCEDURES INCLUDING ANY AMENDMENTS TO NIRT'S DECLARATION OF TRUST NECESSARY TO ALLOW NIRT TO CONSUMMATE THE MERGER.

         The principal components of the Incorporation Procedure and Merger are:

                 (i) the filing of Articles of Incorporation with the Secretary of State of California, converting the Trust from a California business trust into the California Corporation and converting shares of the Trust into Shares of the California Corporation on a one-for-one basis;

                 (ii) the execution of the Agreement and Plan of Merger between the California Corporation (as the successor to the Trust) and TRII that provides, among other things, for (a) the merger of the California Corporation with and into TRII such that the California Corporation shall cease to exist and TRII shall be the surviving corporation (the "Merger"), (b) the issuance by TRII of 1.97 shares of TRII Common Stock in exchange for each share of common stock of the California Corporation (represented by the Shares of NIRT outstanding) with the effect that the shareholders of the California Corporation would become stockholders of TRII and TRII would succeed to all of the rights and properties, and be subject to all of the obligations and liabilities, of the Trust incorporated as the California Corporation; and

                 (iii) the filing of Articles of Merger with the Secretary of State of Nevada and the Secretary of State of California to effect the Merger.

         Approval and adoption of the Incorporation Procedure and Merger and the transactions contemplated thereby requires, under the NIRT amended Declaration of Trust, the affirmative vote of two-thirds of the Trustees of NIRT (but under the Modification of the Stipulation of Settlement entered into in the Olive case require unanimous approval of the Trustees of NIRT) together with the approval of the holders of a majority of the Shares at the NIRT Special Meeting.

         A form of Proxy and Joint Proxy Statement/Prospectus containing more detailed information with respect to the matters to be considered at the NIRT Special Meeting (including the Merger Agreement attached as Appendix "A" thereto) accompany and form a part of this notice.

         Regardless of whether you plan to be present at the NIRT Special Meeting, please promptly date, mark, sign and mail the enclosed proxy ballot card to American Stock Transfer and Trust Company in the envelope provided.
Any shareholder who executes and delivers the enclosed proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A SHAREHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE NIRT SPECIAL MEETING. Your vote is important regardless of the number of shares you own.

                                   ----------

         THE BOARD OF TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE INCORPORATION PROCEDURE AND MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                        BY ORDER OF THE BOARD OF TRUSTEES
                                        OF NATIONAL INCOME REALTY TRUST

                                        William S. Friedman, President

                                   IMPORTANT

         YOU CAN HELP NIRT AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY BALLOT CARD. IF YOU ARE UNABLE TO ATTEND THE NIRT SPECIAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY BALLOT CARD SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE NIRT SPECIAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

              FAILURE TO VOTE MAY SUBJECT NIRT TO FURTHER EXPENSE

       If your shares are held in the name of a brokerage firm, nominee or other institution, only it can vote your shares. Please contact promptly the person responsible for your account and give instructions for your shares to be voted.

         THIS JOINT PROXY STATEMENT/PROSPECTUS IS A PROSPECTUS OFFERING TRII COMMON STOCK AS A RESULT OF THE PROPOSED MERGER AGREEMENT TO BE VOTED UPON BY STOCKHOLDERS OF TRII AND SHAREHOLDERS OF NIRT.

         THE COMMON STOCK OF TRII TO BE ISSUED IN CONNECTION WITH THE MERGER AGREEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         YOU SHOULD NOT RETURN CERTIFICATES FOR SHARES OF BENEFICIAL INTEREST OF NATIONAL INCOME REALTY TRUST WITH THE ENCLOSED PROXY BALLOT CARD. YOU SHOULD NOT FORWARD YOUR SHARE CERTIFICATES UNTIL YOU HAVE RECEIVED A LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

                                  ------------

      The date of this Joint Proxy Statement/Prospectus is ________, 1998.

TARRAGON REALTY                                                 NATIONAL INCOME
INVESTORS, INC.                                                    REALTY TRUST


                              JOINT PROXY STATEMENT
                                   ----------
                         TARRAGON REALTY INVESTORS, INC.
                                   ----------
                                   PROSPECTUS

         This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") is being furnished to the stockholders of Tarragon Realty Investors, Inc., a Nevada corporation ("TRII"), in connection with the solicitation of proxies by the TRII Board of Directors from holders of outstanding shares of common stock, par value $0.01 per share, of TRII ("TRII Common Stock") for use at a special meeting of stockholders of TRII to be held on September 29, 1998 and at any adjournments or postponements thereof ("TRII Special Meeting"). This Joint Proxy Statement/Prospectus is also being furnished to the shareholders of National Income Realty Trust, a California real estate investment trust (the "Trust" or "NIRT"), in connection with the solicitation of proxies by the NIRT Board of Trustees from holders of outstanding shares of beneficial interest, no par value per share, of NIRT ("NIRT Shares") for use at a special meeting of shareholders of NIRT to be held on September 29, 1998 and at any adjournments or postponements thereof (the "NIRT Special Meeting" and, together with the TRII Special Meeting, the "Special Meetings"). Neither TRII nor NIRT currently intends to seek an adjournment of its respective Special Meeting.

         At the Special Meetings, stockholders of TRII and shareholders of NIRT will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated June 5, 1998 among TRII and NIRT (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement") which is attached as Appendix "A" to this Joint Proxy Statement/Prospectus and is incorporated herein by reference and to approve the transactions contemplated by the Merger Agreement including, in the case of TRII, the issuance of shares of TRII Common Stock pursuant to the Merger Agreement and in the case of NIRT, the "Incorporation Procedure." The principal components of the Incorporation Procedure are the filing of Articles of Incorporation with the Secretary of State of California, converting NIRT from a California business trust into National Income Realty Corporation, a California corporation (the "California Corporation"), which will then be the successor-in-interest by incorporation to NIRT with the Shares of NIRT to represent, following the incorporation of the California Corporation, equivalent Shares on a one-for-one basis of the California Corporation. The Merger Agreement provides for the merger of the California Corporation with and into TRII (the "Merger"), with TRII being the corporation surviving the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). Upon the Merger becoming effective, each Share of the California Corporation (the Shares of NIRT) issued and outstanding immediately prior to such time (other than Shares owned by NIRT) will be converted into the right to receive and become exchangeable for 1.97 shares of TRII Common Stock. See "The Merger Agreement-Terms of the Merger" and "Description of TRII Capital Stock."

         Assuming the approval and implementation of the Merger Agreement, TRII will acquire all of the issued and outstanding shares of common stock of its contractual advisor, Tarragon Realty Advisors, Inc. ("Tarragon" or the "Advisor"), in exchange for the issuance by TRII of 100,000 shares of TRII Common Stock and certain options to purchase 350,000 shares of TRII Common Stock at varying prices ranging from $13 per share to $16 per share. See "Acquisition of Advisor."

         TRII has filed a Registration Statement on Form S-4 (including exhibits and amendments thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of TRII Common Stock issuable in the Merger. This Joint Proxy Statement/Prospectus constitutes the respective Proxy Statements of TRII and NIRT relating to the solicitation of proxies for use at their respective Special Meetings and the Prospectus of TRII filed as a part of the Registration Statement. This Joint Proxy Statement/Prospectus and the proxies are first being provided to stockholders of TRII and shareholders of NIRT on or about August 27, 1998.

         On July 29, 1998, the closing prices of TRII Common Stock and NIRT Shares as reported on the NASDAQ SmallCap Market and NASDAQ National Market were $10 1/2 and $21 3/8, respectively.

                             AVAILABLE INFORMATION

         Each of TRII and NIRT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by TRII and NIRT with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the public reference facilities in the Commission's regional offices which are identified and located at: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Midwest Regional Office, Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 200549 and at the EDGAR Database of Corporate Information, at the Commission's worldwide web site at: http://www.sec.gov/edgarhp.htm.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THOSE DOCUMENTS (OTHER THAN EXHIBITS TO THE DOCUMENTS, UNLESS EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY FIRST-CLASS MAIL OR OTHER EQUALLY PROMPT MEANS, TO ANY PERSON INCLUDING ANY BENEFICIAL OWNER OF TRII COMMON STOCK OR SHARES OF NIRT TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED. REQUEST FOR COPIES SHOULD BE DIRECTED TO: TARRAGON REALTY INVESTORS, INC., 3100 MONTICELLO, SUITE 200, DALLAS, TEXAS 75205. IN ORDER TO ENSURE DELIVERY OF THE REQUESTED DOCUMENTS PRIOR TO THE SPECIAL MEETINGS, ANY REQUEST SHOULD BE MADE PRIOR TO SEPTEMBER 23, 1998.

         The following documents filed with the Commission by TRII (file No. 0-8003) are incorporated by reference in this Joint Proxy Statement/Prospectus:

                 (a) TRII Current Report on Form 8-K dated July 10, 1997,

                 (b) TRII's Registration Statement on Form 8-B dated August 19, 1997.

                 (c) TRII Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                 (d) TRII's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         The following documents filed with the Commission by NIRT (file No. 0-9211) are incorporated herein by reference:

                 (a) NIRT's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                 (b) NIRT's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         All documents filed by either TRII or NIRT pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

                           FORWARD LOOKING STATEMENTS


         This Joint Proxy Statement/Prospectus may include and incorporate by reference forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1994 relating to, among other matters, analyses, including opinions from independent financial advisors to the TRII Board of Directors and the NIRT Board of Trustees as to the fairness from a financial point of view of the exchange ratio to the stockholders of TRII and shareholders of NIRT, respectively, based on forecasts of future results and estimates of amounts not yet determinable. Such forward looking statements also relate to TRII's and NIRT's future prospects, developments and business strategies for their operations and synergies that are possible from the Merger. These forward looking statements are identified by their use of terms and phrases such as "expect," "estimate," "project," "believe" and similar terms and phrases. Such forwarding-looking statements are contained in sections entitled "Summary," "The Merger," "Certain U.S. Federal Income Tax Consequences" and other sections of this Joint Proxy Statement/Prospectus and in the documents incorporated herein by reference. These statements involve risks and uncertainties that may cause actual future activities and results of operations to be materially different from that suggested or described in this Joint Proxy Statement/Prospectus. These risks include changes in market conditions in the real estate industry, ability of TRII and NIRT to integrate and realize anticipated synergies relating to the combination of TRII and NIRT, dependence on current management, the ability of TRII to achieve and execute internal business plans, the impact of any economic downturns and inflation and other market factors affecting the demand and supply of the real estate industry and services relating thereto. These risks are more specifically described in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary from those expected, estimated or projected.


                                   ----------


         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IN CONNECTION WITH THE SOLICITATION AND OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TRII OR NIRT. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY FROM ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TRII OR NIRT SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS OR THAT THE INFORMATION IN IT IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                                                                                                      PAGE
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
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
INCORPORATION OF CERTAIN DOCUMENTS
   BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
FORWARD LOOKING STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   The Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   The Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
   The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   Acquisition of the Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Certain Effects of the Merger on the Rights of
      Holders of NIRT Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   Comparative Market Prices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   Selected Historical and Pro Forma Combined
     Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
   RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   No Operating History as a Combined Entity;
      No Assurance of Integration of Businesses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   Limited Relevance of Historical Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   Market for Surviving Corporation Common
      Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   Pro Forma Dilution Compared with TRII
      Earnings and Book Equity Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   Fixed Exchange Ratio Despite Possible Change
      in Relative Market Prices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   Concentration of Ownership and Voting Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Interests of Certain Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Shares Available for Future Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Dependence on Key Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Potential Changes in Distributions to
      NIRT Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Effect of Certain Super Majority Voting Provisions
      of TRII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Elimination of Limitation on Operating Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Certain Anti-Takeover Effects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Authorization to Issue Special Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Market Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Certain Risk Factors Associated with Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Potential Increase in Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Transactions with Related Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   UNAUDITED PRO FORMA FINANCIAL
       INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Tarragon Realty Investors, Inc. Pro Forma
      Consolidated Balance Sheet March 31, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   Tarragon Realty Investors, Inc. Pro Forma
      Consolidated Statement of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
   Tarragon Realty Investors, Inc. Pro Forma
      Consolidated Statement of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   SELECTED FINANCIAL DATA OF TRII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   SELECTED FINANCIAL DATA OF NIRT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   THE SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   Date, Place and Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   Record Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   Votes Required for Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   Voting and Revocation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   Reasons for the Merger; Recommendations of
      the Boards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   Opinions of Financial Advisors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   THE MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   Representations and Warranties of NIRT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   Representations and Warranties of TRII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
   Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
   Additional Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
   Conditions to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   Interest of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   ACQUISITION OF THE ADVISOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   Employment Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   Additional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   Termination and Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
   Reasons for Structure of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
   CERTAIN FEDERAL INCOME TAX
      CONSEQUENCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   General-Incorporation Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   Assumptions-Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   Tax Consequences to NIRT Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
   Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
   Consequences to NIRT, TRII and Holders
      of TRII Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
   MARKET PRICES; DISTRIBUTIONS AND
      RELATED SHAREHOLDERS MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   TRII Common Stock History  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
   DESCRIPTION OF TRII CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   Rights on Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   COMPARISON OF CERTAIN RIGHTS OF
      STOCKHOLDERS OF TRII AND
      SHAREHOLDERS OF NIRT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
   Size and Classification of the Board of Directors;
      Director Designees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
   Management Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
   Shareholder Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
   The Restrictions on Related-Party Transactions
      Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   Stockholder Management Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
   Establishment of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   Amendment Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   OWNERSHIP OF PRINCIPAL SHAREHOLDERS
      AND MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   TRII Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   Trustees of NIRT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   Litigation and Claims involving Mr. Friedman
      Related to Southmark Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   Executive Officers of TRII and NIRT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   Certain Relationships and Related
      Transactions - TRII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
   Certain Relationships and Related
      Transactions - NIRT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
   The Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
   Property Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
   Real Estate Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
   INFORMATION ABOUT TRII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
   Business Description and Investment Objectives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
   Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
   Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
   Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
   Management and Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
   RELATIONSHIPS WITH INDEPENDENT
      PUBLIC ACCOUNTANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
   LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
   EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
   OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
   FUTURE PROPOSALS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
   INDEX OF DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
   Agreement and Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
   Stock Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
   Fairness Opinion of Duff & Phelps LLC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
   Fairness Opinion of Gilford Securities, Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1

                                    SUMMARY

         THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION CONTAINED THEREIN. THIS BRIEF SUMMARY IS INTENDED MERELY TO HIGHLIGHT CERTAIN INFORMATION TO ASSIST SHAREHOLDERS. A THOROUGH READING OF THE ENTIRE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS CONSULTATION WITH QUALIFIED ADVISORS, IS RECOMMENDED.

THE ENTITIES

         TRII

         TRII, which was incorporated on April 2, 1997, is a Nevada corporation. TRII is the ultimate successor-in- interest to Vinland Property Trust, a California business trust that invested in mortgage loans and in equity interests in real estate until its incorporation in California under the name Vinland Property Corporation on July 22, 1997 and the merger of that entity into TRII on July 25, 1997 with TRII being the survivor to such merger. In fiscal 1996, TRII's predecessor had operating revenues of $9,464,000 and net income of $853,000. In fiscal 1997, TRII had operating revenues of $9,711,000 and net income of $296,000. TRII's primary business and only industry segment is investing in income-producing real estate. TRII's real estate investments are located principally in Texas, California, Oklahoma and Florida.

         The mailing address of TRII's principal executive offices is 3100 Monticello, Suite 200, Dallas, Texas 75205 and its telephone number is (214) 599-2200.

         NIRT

         NIRT is a California business trust organized in 1978 pursuant to a Declaration of Trust that has been subsequently amended. For the fiscal year ended December 31, 1997, NIRT had operating revenues of approximately $52,017,000 and net income of approximately $5,592,000. NIRT's primary business and only industry segment is investing in and developing income-producing real estate directly and through partnerships and joint ventures. NIRT's real estate portfolio consists of 64 properties including 43 multifamily properties, 14 shopping centers, three office buildings, three parcels of land and one single family residence located throughout the continental United States, with concentrations in Florida, Texas, California and Colorado. NIRT also holds investments in ten real estate joint ventures or partnerships reported on the equity method (which own three office buildings and 11 apartment complexes, 4 of which are under construction).

         The mailing address of NIRT's principal executive offices is 280 Park Avenue, East Building, 20th Floor, New York, New York 10017 and its telephone number is (212) 949-5000.

         California Corporation

         Assuming the approval of the Merger by the TRII Stockholders and assuming the approval of the Incorporation Procedure and Merger by the Shareholders of NIRT, the California Corporation will be incorporated in California pursuant to Section 200.5 of the California Corporation Code as the immediate successor to NIRT and will then be merged with and into TRII with TRII being the survivor to such Merger. The California Corporation will have no purpose other than effectuating the Merger.

         Tarragon

         Tarragon is a New York corporation incorporated on September 18, 1990 and is the contractual advisor to both TRII and NIRT under separate written advisory agreements. Tarragon is owned by William S. Friedman and Lucy N. Friedman. Assuming the approval of the Merger Agreement, TRII will acquire all of the issued and outstanding shares of common stock of Tarragon from Mr. and Mrs. Friedman resulting in Tarragon becoming a wholly-owned subsidiary of TRII and TRII becoming self-managed.

THE SPECIAL MEETINGS

         TRII

         The TRII Special Meeting to consider and vote upon approval and adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the issuance of shares of TRII Common Stock pursuant to the Merger Agreement, will be held on September 29, 1998 at 2:00 p.m. local New York City time at 280 Park Avenue, East Building, 20th Floor, New York, New York 10017. Only holders of record of TRII Common Stock at the close of business on August 21, 1998 (the "TRII Record Date") will be entitled to vote at the TRII Special Meeting. At August 21, 1998, there were 1,272,180 shares of TRII Common Stock outstanding and entitled to vote. Each share of TRII Common Stock is entitled to one vote.

         The affirmative vote of a majority of the votes cast at the TRII Special Meeting is necessary for the approval and adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the issuance of shares of TRII Common Stock pursuant thereto.

         As of August 21, 1998, directors and executive officers of TRII and their affiliates beneficially owned an aggregate of 390,303 shares of TRII Common Stock (including shares which may be acquired within 60 days upon the exercise of stock options) or approximately 31% of the shares of TRII Common Stock outstanding on such date. The directors and officers of TRII have indicated their intention to vote their shares of TRII Common Stock in favor of approval and adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the issuance of the shares of TRII Common Stock pursuant to the Merger Agreement.

         NIRT

         The NIRT Special Meeting to consider and vote upon the unified proposal consisting of the Incorporation Procedure and the Merger Agreement and approval of the transactions contemplated thereby (including any necessary amendments to the NIRT Declaration of Trust) will be held on September 29, 1998 at 1:00 p.m., local New York City time, at 280 Park Avenue, East Building, 20th Floor, New York, New York 10017. Only holders of record of Shares of NIRT at the close of business on August 21, 1998 (the "NIRT Record Date") will be entitled to vote at the NIRT Special Meeting. At August 21, 1998, there were 3,787,171 shares of NIRT issued and outstanding and entitled to vote. Each Share of NIRT is entitled to one vote.

         Section 3.5 of the Declaration of Trust of NIRT provides that upon a vote of two-thirds of the Trustees with the approval of the holders of a majority of the Shares, the Trustees shall have the power to cause the conversion of NIRT to a corporation. Section 200.5 of the California General Corporation Law requires an affirmative vote of the holders of a majority of the outstanding Shares to approve the Incorporation Procedure which will also be deemed to be approval of the Merger of the California Corporation into TRII.
Section 8.3 of the NIRT Declaration of Trust provides that the Declaration may be amended by the vote of a majority of the outstanding NIRT Shares entitled to vote thereon.

         As of August 21, 1998, Trustees and executive officers of NIRT and their affiliates beneficially owned an aggregate of 1,312,879 Shares of NIRT (including Shares which may be acquired within 60 days upon exercise of stock options) or approximately 34.7% of the Shares of NIRT outstanding on such date. The Trustees and executive officers of NIRT have indicated their intention to vote all of their Shares of NIRT in favor of approval and adoption of the Incorporation Procedure and the Merger Agreement and approval of the transactions contemplated thereby.

         For additional information relating to the Special Meetings, see "The Special Meetings."

THE MERGER

         The Merger Agreement provides for a business combination between TRII and NIRT in which, subject to the satisfaction of certain conditions, NIRT will be consolidated with and into TRII and the holders of NIRT Shares will be issued TRII Common Stock in a transaction intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes. In the Merger, each outstanding NIRT Share will be converted into the right to receive, and become exchangeable for, 1.97 shares of TRII Common Stock (the "Exchange Ratio"). Such ratio is a fixed ratio and the Merger Agreement does not contemplate any increase or decrease in that ratio of 1 for 1.97 shares. The Merger will be accounted for as a reverse acquisition of TRII by NIRT using the purchase method of accounting.

         Because no explicit statutory authority permits a California business trust to merge directly with and into a Nevada corporation, in order to effectuate the combination of TRII and NIRT under the Merger Agreement, NIRT will first be incorporated in California as the California Corporation pursuant to Section 200.5 of the California Corporations Code and the California Corporation (as the immediate successor to NIRT) will then be merged with and into TRII. This procedure may be commonly referred to as the "Incorporation Procedure" which will be immediately followed by the Merger. The principal components of the Incorporation Procedure are the filing of Articles of Incorporation with the Secretary of State of California, converting NIRT from a California business trust into the California Corporation with the Shares of NIRT to represent, following the incorporation of the California Corporation, equivalent shares on a one-for-one basis of the California Corporation. The Merger Agreement then provides for the Merger of the California Corporation with and into TRII with TRII being the corporation surviving the Merger. Upon the Merger becoming effective by the filing of Articles of Merger with the Secretary of State of Nevada (the "Effective Time"), each share of the California Corporation (the Shares of NIRT) issued and outstanding immediately prior to that time will be converted into the right to receive and become exchangeable for 1.97 shares of TRII Common Stock (other than any shares of TRII Common Stock owned by NIRT). See "The Merger Agreement-Terms of the Merger."

         No fractional shares of TRII Common Stock will be issued in the Merger. Instead, the Merger Agreement provides that each holder of NIRT Shares who would otherwise be entitled to receive a fractional share of TRII Common Stock will be entitled to receive, in lieu thereof, cash (without interest) representing such holder's proportionate interest in a share of TRII Common Stock based upon the closing price of a Share of TRII Common Stock on the last trading day immediately prior to the Effective Time of the Merger. See "The Merger Agreement-Terms of the Merger."

         Reasons for the Merger; Recommendations of Boards

         TRII

         The TRII Board of Directors (the "TRII Board") has determined by vote of all directors (William S. Friedman having abstained from such recommendation) that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interest of, TRII's stockholders. Accordingly, the TRII Board has unanimously approved the Merger Agreement and recommends that the stockholders of TRII vote FOR approval and adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the issuance of shares of TRII Common Stock pursuant to the Merger Agreement. The recommendation of the TRII Board is based on a number of strategic, operating and financial factors as described in "The Merger-Recommendations of the Governing Boards-TRII."

         NIRT

         The NIRT Board of Trustees (the "NIRT Board") has determined by vote of all trustees (William S. Friedman having abstained from such recommendation) that the terms of the Incorporation Procedure and the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interest of, NIRT's Shareholders. Accordingly, the NIRT Board has unanimously approved the Incorporation Procedure and the Merger Agreement and recommends that the Shareholders of NIRT vote FOR approval and adoption of the Incorporation Procedure and the Merger Agreement and approval of the transactions contemplated thereby. The recommendation of the NIRT Board is based on a number of strategic, operating and financial factors as described in "The Merger-Recommendations of the Governing Boards-NIRT."

         Opinions of Financial Advisors

         TRII

         Duff & Phelps, LLC ("Duff & Phelps") has delivered its written opinion dated as of May 21, 1998 to the TRII Board, to the effect that as of such date the Exchange Ratio is fair to TRII from a financial point of view. See "The Merger-Opinions of Financial Advisors-TRII." A copy of the opinion of Duff & Phelps dated as of the date hereof, which sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review by Duff & Phelps in rendering its opinion, is attached as Appendix C to this Joint Proxy Statement/Prospectus. HOLDERS OF TRII COMMON STOCK ARE URGED TO READ DUFF & PHELPS' OPINION IN ITS ENTIRETY.

         NIRT

         Gilford Securities, Incorporated ("Gilford") has delivered a written opinion, dated as of May 21, 1998 to the NIRT Board to the effect that, as of such date the Exchange Ratio was fair to the holders of Shares of NIRT from a financial point of view. See "The Merger-Opinions of Financial Advisors-NIRT." A copy of the opinion of Gilford, dated as of the date hereof, which sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review by Gilford in rendering its opinion, is attached as Appendix D to this Joint Proxy Statement/Prospectus. HOLDERS OF NIRT SHARES ARE URGED TO READ GILFORD'S OPINION IN ITS ENTIRETY.

         Interests of Certain Persons in the Merger

         In considering the recommendations of the TRII Board and the NIRT Board, all shareholders should be aware that certain members of management of TRII and NIRT have certain interests in the Merger that are in addition to the interests of shareholders generally. See "The Merger-Interests of Certain Persons in the Merger").

         Director and Officer Indemnification

         Pursuant to the Merger Agreement, from and after the Effective Time, TRII as the surviving corporation will provide exculpation and indemnification for each person who has at any time prior thereto been an officer or trustee of NIRT to the same extent as the exculpation and indemnification was provided to those persons by NIRT immediately prior to the Effective Time in its Declaration of Trust and Trustee's Regulations. Such exculpation and indemnification is to cover actions on or prior to the Effective Time including all transactions contemplated by the Merger Agreement. TRII as the surviving corporation is not obligated to provide directors and officers liability insurance except that TRII is to obtain, at its expense, so-called "tail insurance" providing for the extension of the directors and officers liability insurance maintained by NIRT for a period of six years after the date of the closing of the Merger Agreement (the "Closing Date") if such insurance is available at commercially reasonable rates. In the event TRII consolidates or merges with any other entity and is not the continuing or surviving entity in such consolidation or merger or transfers substantially all of its properties or assets to any other entity, then in each case the successors and assigns of TRII must assume the obligations of this portion of the Merger Agreement.
After the Effective Time, the Directors and officers of TRII will continue to have available to them the indemnification provisions of the Articles of Incorporation and Bylaws of TRII. See "Comparison of Certain Rights of Stockholders of TRII and Shareholders of NIRT-Management Liability."

         Board of Directors; Management

         Pursuant to the Merger Agreement, TRII has agreed to increase the size of the TRII Board at the Effective Time of the Merger in order to add five out of the seven NIRT independent Trustees to the TRII Board (the "Director Designees") and the TRII Board will appoint each of the Director Designees to the TRII Board as of the Effective Time. As of the date hereof, the TRII Board is composed of four directors and the NIRT Board is composed of eight Trustees; William S. Friedman is a director of TRII and a Trustee of NIRT. The executive officers of TRII and NIRT are the same and there is not expected to be any change in the executive officers of the Surviving Corporation following the Merger.

         For more complete information concerning the interests of executives and directors and/or trustees in the Merger, shareholders should review the information set forth under "The Merger-Interests of Certain Persons in the Merger."

         Appraisal Rights

         The Merger Agreement provides that in accordance with Section 92A.390 of the Nevada Revised Statutes ("NRS"), no appraisal rights will be available to holders of TRII Common Stock in connection with the Merger. Holders of Shares of NIRT will not be entitled to any dissenter's or appraisal rights under Sections 1300 and 1301 of the California Corporation Code as a result of the matters to be voted upon at the NIRT Special Meeting.

ACQUISITION OF THE ADVISOR

         Assuming the approval and implementation of the Merger, at the same time as the filing of Articles of Merger with the Secretary of State of Nevada, TRII will acquire all of the issued and outstanding shares of common stock of its contractual advisor, Tarragon. All of the issued and outstanding common stock of Tarragon is owned by William S. and Lucy N. Friedman. At the time of execution of the Merger Agreement, TRII also entered into a Stock Purchase Agreement dated the same date (the "Advisor Acquisition Agreement") among TRII, Tarragon and William S. Friedman and Lucy Friedman. Pursuant to the Advisor Acquisition Agreement, TRII will acquire all of the issued and outstanding shares of common stock of Tarragon from Mr. and Mrs. Friedman in exchange for the issuance to Mr. and Mrs. Friedman of an aggregate of 100,000 shares of TRII Common Stock and options to purchase 350,000 shares of TRII Common Stock pursuant to Stock Option Agreements covering shares for a period of ten years at varying exercise prices ranging from $13 per share to $16 per share. Assuming the approval and implementation of the Merger, at the time of consummation of the Advisor Acquisition Agreement, Tarragon will become a wholly owned subsidiary of TRII and TRII will assume indebtedness of up to $1,000,000 of Tarragon. See "Acquisition of the Advisor."

         Under the terms of the Advisor Acquisition Agreement, William S. Friedman is also to enter into an employment agreement with Tarragon for a term of four years at a salary of $300,000 per year with a broad covenant by Mr. Friedman not to compete with TRII or Tarragon and a right of first refusal in favor of TRII and Tarragon with regard to any real estate investment opportunity which might come to Mr. Friedman's attention. Under the Employment Agreement, Mr. Friedman is to work substantially full time for TRII and TRII is to grant to Mr. Friedman options to purchase 650,000 shares of TRII Common Stock for a term of ten years at varying exercise prices ranging from $12 per share to $18 per share. If for any reason the Merger Agreement is not consummated, the Advisor Acquisition Agreement will also not be consummated. See "Acquisition of the Advisor."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Incorporation Procedure will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code") and upon consummation of the Incorporation Procedure, the California Corporation will be treated as the same taxpayer as NIRT for federal income tax purposes. The Merger is intended to qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Assuming the Merger so qualifies as a reorganization within the meaning of Section 368(a) of the Code, in general, no gain or loss will be recognized by holders of NIRT Shares with respect thereto on the surrender of their NIRT Shares in exchange for TRII Common Stock, except with respect to cash received in lieu of fractional shares, and no gain or loss will be recognized by TRII or NIRT or the California Corporation. Under the Merger Agreement, it is a condition precedent to the respective obligations of TRII and the California Corporation to consummate the Merger that each of TRII and the California Corporation (as the immediate successor to NIRT) will have received an opinion of its respective counsel dated the date of the closing of the Merger to the effect that the Incorporation Procedure and Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that each of NIRT, TRII and the California Corporation will be party to the reorganization within the meaning of Section 368(b) of the Code. The operations of TRII and NIRT will be combined for purposes of determining whether TRII, after giving effect to the Merger, qualifies as a real estate investment trust for the tax year in which the Merger is consummated. For a further discussion of the federal income tax consequences of the Merger, see "Certain Federal Income Tax Consequences of the Merger." Each NIRT Shareholder and each holder of TRII Common Stock should consult his own selection of personal tax advisor concerning the applicability to, and affect upon him of federal income tax laws and the applicability to and affect upon him of any state, local or foreign tax laws and their administration.

CERTAIN EFFECTS OF THE MERGER ON THE RIGHTS OF HOLDERS OF NIRT SHARES

         Upon consummation of the Merger, holders of Shares of NIRT will become stockholders of TRII. The internal affairs of TRII are governed by the NRS, TRII's Articles of Incorporation (the "TRII Articles") and Bylaws (the "TRII Bylaws"). The Merger will result in certain differences in the rights of holders of NIRT Shares. See "Description of TRII Capital Stock" and "Comparison of Certain Rights of Stockholders of TRII and Shareholders of NIRT."

         COMPARATIVE MARKET PRICES

         The TRII Common Stock is listed on the NASDAQ SmallCap Market under the symbol "VIPT." The NIRT Shares are listed on the NASDAQ National Market under the symbol "NIRTS." The following table sets forth, for the periods indicated, the high and low bid quotations of the NIRT Shares and the TRII Common Stock (including its predecessors) as reported by the NASDAQ system for the periods indicated, which consist of the last three full fiscal years and the quarters ending in the current year. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

                                             TRII Common Stock    (a)              NIRT Shares        (b)
                                     -----------------------------      ------------------------------
              Quarter                     High              Low               High              Low
 ---------------------------------   ---------------   --------------   ---------------   ---------------
 1995
          First Quarter              $      5          $     4 3/8      $      8 7/8      $      8 3/4
          Second Quarter                    5 5/8            5                 8 7/8             8 5/8
          Third Quarter                     5 5/8            5                 8 7/8             7 1/4
          Fourth Quarter                    5 5/8            5                 9 1/8             8 7/8

 1996
          First Quarter              $      6 1/2      $     5          $      11         $      9 1/8
          Second Quarter                    6 1/2            5                 11 5/8           11
          Third Quarter                     7 7/8            5                 11 5/8           11 1/8
          Fourth Quarter                    7 1/2            7                 11 1/4           10 7/8

 1997
          First Quarter              $      7          $     7          $      13 7/8     $     11 1/8
          Second Quarter                    9                8                 14 1/2           13 7/8
          Third Quarter                    10 3/4            9                 15 5/8           14 1/8
          Fourth Quarter                   10               10                 17               15 1/4

 1998
          First Quarter              $     10 3/8      $     9 1/2      $      18         $     15 3/4
          Second Quarter                   10 3/8           10                 21 7/8           18
          Third Quarter                    10 3/4           10 1/2             22               21 3/8
          (through July 29, 1998)

----------

(a) Retroactive effect has been given to the merger effective July 25, 1997 which resulted in the conversion of Vinland Property Trust ("VPT") into TRII and a December 1995 reverse share split on the basis of one-for-five shares of VPT.

(b) Retroactive effect has been given to 10% share distributions in September 1995, September 1996 and September 1997.

         On July 29, 1998, the closing bid price of the NIRT Shares on the NASDAQ National Market was $21 3/8 per share and such NIRT Shares were held by approximately 6,100 holders of record and by approximately 10,100 beneficial owners including those shares held in street name.

         On July 29, 1998, the closing bid price of the TRII Common Stock on the NASDAQ SmallCap Market was $10 1/2 per share and such shares were held by approximately 3,000 holders of record and approximately 4,500 beneficial owners including those shares held in street name.

         Each holder is urged to obtain current quotations for the market prices of TRII Common Stock and NIRT Shares.

         No assurance can be given as to the market prices of TRII Common Stock or NIRT Shares at the Effective Time. Because the Exchange Ratio is fixed in the Merger Agreement and neither TRII nor NIRT has the right to terminate the Merger Agreement based on changes in the market price of TRII's Common Stock, the market value of the shares of TRII Common Stock that holders of NIRT Shares will receive upon consummation of the Merger may vary significantly from the market value of the shares of TRII Common Stock that holders of NIRT Shares would receive if the Merger were consummated on the date of this Joint Proxy Statement/Prospectus. Following the consummation of the Merger, TRII's Common Stock will continue to be traded on the NASDAQ SmallCap Market. Following the consummation of the Merger, NIRT's shares will be de-listed from the NASDAQ National Market.

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

         The following table presents selected historical financial data of TRII and NIRT and selected unaudited pro forma combined financial data after giving effect to the Merger. TRII and NIRT selected historical data for each of the five years in the period ended December 31, 1997 have been derived from audited financial statements filed with the Commission and the selected historical data for the three months ended March 31, 1998 have been derived from unaudited financial statements. The pro forma combined financial data are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have occurred had the Merger occurred at certain prior dates by combining those results or that will occur upon the consummation of the Merger. The pro forma combined financial data do not give effect to any cost savings which may result from the integration of TRII's and NIRT's operations. Additionally, the pro forma combined financial data do not include any transaction costs relating to the Merger, nor do they consider any reorganization costs that might occur as a result of the Merger nor do they consider the acquisition of the contractual advisor. Differences in accounting policies do not have a material effect on either the pro forma financial position or pro forma results of operations and have not been reflected in the unaudited pro forma combined financial data.
The following selected financial data should be read in conjunction with the related historical financial statements and notes thereto incorporated by reference and the pro forma financial information included herein. See "Available Information," "Incorporation of Certain Documents by Reference" and "Unaudited Pro Forma Financial Information." The fiscal years in 1993 through 1996 for TRII were December through November. All other fiscal years for TRII and NIRT for which data is presented below were January through December.

                                            For the
                                             Three
                                             Months
                                             Ended                                 As of Year-End or
                                            Mar. 31                      For The Twelve Month Period Ended In
                                           ---------      ------------------------------------------------------------------
                                             1998           1997           1996          1995         1994           1993
                                           ---------      ---------     ---------     ---------     ---------      ---------
                                           (unaudited)            (dollars in thousands except per share data)
 TRII HISTORICAL
 Operating Revenues ..................     $   2,464      $   9,711     $   9,464     $   8,437     $   6,846      $   6,042
 Net Income (loss) ...................     $     252      $     296     $     853     $      27     $    (429)     $    (607)
 Net Income (loss) per share -
    basic and diluted ................     $    0.19      $    0.22     $    0.63     $    0.02     $   (0.31)     $   (0.51)
 Total Assets ........................     $  37,271      $  37,477     $  28,757     $  36,978     $  22,738      $  23,478
 Notes, debentures and interest
    payable ..........................     $  26,316      $  26,416     $  17,516     $  26,491     $  12,442      $  13,058
 Stockholders' Equity ................     $   9,687      $   9,770     $   9,869     $   9,256     $   9,229      $   8,932
 Book Value per share ................     $    7.54      $    7.41     $    7.34     $    6.65     $    6.63      $    7.42
 Cash Dividends per share ............     $    0.10      $      --     $      --     $      --     $      --      $    1.25

 NIRT HISTORICAL
 Operating Revenues ..................     $  14,256      $  52,017     $  49,962     $  45,240     $  40,135      $  36,357
 Net Income (loss) ...................     $    (131)     $   5,592     $   4,937     $     708     $    (254)     $   5,820
 Net Income (loss) per share -
    basic ............................     $   (0.03)     $    1.46     $    1.21     $    0.17     $   (0.06)     $    1.30
 Net income (loss) per share -
    diluted ..........................     $   (0.03)     $    1.44     $    1.21     $    0.17     $   (0.06)     $    1.30
 Total Assets ........................     $ 270,023      $ 265,640     $ 211,341     $ 222,038     $ 217,040      $ 199,486
 Notes, debentures and interest
    payable ..........................     $ 189,938      $ 184,126     $ 134,270     $ 144,497     $ 138,316      $ 114,351
 Shareholders' Equity ................     $  69,910      $  71,091     $  69,063     $  69,627     $  73,360      $  78,174
 Book Value per share ................     $   18.33      $   18.65     $   19.60     $   20.53     $   22.81      $   22.94
 Cash Distributions per share ........     $    0.20      $    0.74     $    0.69     $    0.62     $    0.47      $    0.14

 PRO FORMA COMBINED
 (UNAUDITED)
 Operating revenues ..................     $  16,720      $  61,728
 Income from continuing
    operations .......................     $     353      $   5,707
 Income from continuing
   operations per share ..............     $    0.04      $    0.65
 Total Assets ........................     $ 311,410      $ 303,117
 Notes, debentures and interest
    payable ..........................     $ 216,254      $ 210,542
 Stockholders' Equity ................     $  83,713      $  80,861
 Book Value per share ................     $    9.51      $    9.14

                                  RISK FACTORS

         THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED BY ALL SHAREHOLDERS TOGETHER WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN EVALUATING WHETHER TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER. SEE "AVAILABLE INFORMATION."

NO OPERATING HISTORY AS A COMBINED ENTITY; NO ASSURANCE OF INTEGRATION OF BUSINESSES

         Prior to consummation of the Merger, TRII and NIRT have each been operated as separate, independent entities. While TRII and NIRT are engaged in similar businesses, and each is currently advised by Tarragon, there can be no assurance that management of TRII, after giving effect to the Merger, will be able to integrate the two businesses to obtain economies of scale or be able to oversee and implement the business strategy of the combined entity. The combined financial statements and other financial data presented in this Joint Proxy Statement/Prospectus have been obtained by combining the financial data of TRII and NIRT and are not necessarily indicative of what the historical financial performance of TRII would have been, or what the future financial performance of TRII will be, after the Merger or as a combined entity.

LIMITED RELEVANCE OF HISTORICAL FINANCIAL INFORMATION

         The historical financial information of TRII in this Joint Proxy Statement/Prospectus relates to periods when the predecessor of TRII operated on a different fiscal year than a year ended December 31. Additionally, although TRII and NIRT have the same contractual Advisor, by virtue of the financial condition of TRII and its predecessor, TRII and its predecessor may not have been able to take advantage of certain investment opportunities which the combined entity may have been able to. Accordingly, the historical financial statements may have limited historical relevance and are not necessarily indicative of what the actual results of operations of the combined entity would have been or what the future results of operations of the combined entity would be. See "Unaudited Pro Forma Financial Information."

MARKET FOR SURVIVING CORPORATION COMMON STOCK

         After giving effect to the Merger, TRII will consist of its prior operations and the operations of NIRT. There is no historical basis for predicting the prices at which the TRII Common Stock will trade or how actively it will be traded in the future. The prices at which the TRII Common Stock trades in the future will be determined by the market place and may be influenced by many factors including, among others, TRII's performance and prospects, liquidity, investor perception of TRII in the real estate industry, and TRII's dividend policy, general financial and other market conditions, and the United States economic conditions generally.

PRO FORMA DILUTION COMPARED WITH TRII EARNINGS AND BOOK EQUITY VALUE

         On a pro forma basis, without taking into account any cost savings or revenue benefits which might result from the Merger, TRII, as the surviving corporation, would have had income from continuing operations per share of approximately $0.65 for its fiscal year ended in 1997 compared with NIRT's earnings per share of $1.46 in the year ended December 31, 1997 and TRII would have had income from continuing operations per share of $0.04 in the first three months of its 1998 fiscal year, compared with NIRT's earnings per share of $(0.03) in the three months ended March 31, 1998. Also, the pro forma book value per share of TRII at the end of its 1997 fiscal year would have been $9.14, compared with NIRT's 1997 fiscal year-end book value per share of $18.65. See "Unaudited Pro Forma Financial Information." Whether the Merger will in fact be accretive or dilutive to current holders of TRII Common Stock and the NIRT Shareholders with respect to earnings per share will depend on the actual results achieved by TRII in the future as compared to results which might have been achieved by NIRT on a stand-alone basis.

FIXED EXCHANGE RATIO DESPITE POSSIBLE CHANGE IN RELATIVE MARKET PRICES

         The Exchange Ratio is a fixed ratio and will not be adjusted in the event of any increase or decrease in the price of either TRII Common Stock or NIRT Shares. The Exchange Ratio was based on a number of factors and was not directly related to the market value of the TRII Common Stock or the NIRT Shares. See "The Merger-Reasons for the Merger; Recommendations of the Boards. The price of TRII Common Stock at the Effective Time may be higher or lower than its price at the date of this Joint Proxy Statement/Prospectus or at the date of the Special Meetings. Such variations may be the result of changes in the business, operations or prospects of TRII or NIRT, market assessments of the likelihood that the

Merger will be consummated and the timing hereof, regulatory considerations, general market and economic conditions or other factors. Because the Effective Time will occur on a date later than the Special Meetings, there can be no assurance that the price of TRII Common Stock on the date of the Special Meetings will be indicative of its price at the Effective Time. The Effective Time will occur as soon as practicable following the Special Meetings and the satisfaction or waiver (where permissible) of the other conditions set forth in the Merger Agreement. Stockholders of TRII and Shareholders of NIRT are urged to obtain current market quotations for TRII Common Stock and NIRT Shares.

CONCENTRATION OF OWNERSHIP AND VOTING POWER

         Immediately after the consummation of the Merger, the principal stockholders and management will own approximately 34% of TRII Common Stock. Included in that amount is 2,853,410 shares of TRII Common Stock to be owned by Lucy N. Friedman and William S. Friedman (President and Chief Executive Officer) and their family, representing approximately 33.4% of the voting power of the TRII Common Stock. Accordingly, William S. Friedman and his family may elect a number of the members of the Board of Directors of TRII and will continue to have substantial influence over its management operations and affairs as they have had in the past.

INTERESTS OF CERTAIN PERSONS

         In considering the proposed Merger, Shareholders should be aware that certain of TRII's and NIRT's executive officers have interests that may present them with conflicts of interest in connection with the Merger. The Articles of Incorporation of TRII permit it to engage in a larger class of transactions with related parties than is permitted by the existing Declaration of Trust of NIRT. Pursuant to the proposed Merger, the Articles of Incorporation of TRII will be the Articles of Incorporation of the surviving entity, which may, among other things, have the effect of making it more difficult for Shareholders to remove incumbent management. The Articles of Incorporation of TRII also limit the liability of directors to a greater degree than the NIRT Declaration of Trust.

SHARES AVAILABLE FOR FUTURE SALE

         Upon consummation of the Merger, there will be approximately 8,832,907 outstanding shares of Common Stock of TRII. All of the shares of TRII Common Stock held by the former NIRT Shareholders (estimated to be 7,460,727 shares) and the current TRII Shareholders (1,272,180 shares as of July 29, 1998) will be freely transferable, except that shares held by persons who are deemed to be affiliates of TRII and/or NIRT prior to the Merger will be deemed "restricted shares" and may be resold only in transactions permitted by Rules 144 and/or 145 under the Securities Act or otherwise permitted under the Securities Act. Depending upon market conditions and other factors, sales of a substantial number of shares of TRII Common Stock or the perception that such sales could occur, could adversely affect prevailing market prices of the TRII Common Stock.

DEPENDENCE ON KEY PERSONNEL

         The success of TRII after the Merger depends to a significant degree on the efforts of the TRII senior management, especially its Chief Executive Officer and other officers. TRII's operations may be adversely affected if one or more members of its senior management cease to be active in TRII.

POTENTIAL CHANGES IN DISTRIBUTIONS TO NIRT SHAREHOLDERS

         The effect of the Merger on distributions to NIRT Shareholders will depend upon the extent to which TRII is ultimately able to realize cash flow from its investments, the amount (if any) of economic and operating efficiencies resulting from the Merger and the general or local economic conditions of the real estate markets in which TRII then owns the properties. If the Merger achieves the desired results, shareholders could, over time, receive a greater return on their investment than under the present historical NIRT distributions. However, the success of the Merger is dependent, in part, on factors beyond management's control and there can be no assurance that the Merger will achieve the desired result. Shareholders should recognize that a combination of expected increased costs to renovate and improve properties, additional operating expenses for operating TRII for a potentially longer period of time and the potentially slower rate of sales of NIRT assets may reduce the amount of cash available in the short term for distribution to shareholders. The minimum amount of distributions will continue to be determined by the amount required to qualify for taxation as a real estate investment trust under the Code, which requires distribution of at least 95% of TRII's taxable income (excluding any net capital gain).

EFFECT OF CERTAIN SUPER MAJORITY VOTING PROVISIONS OF TRII

         Shareholders should note that affiliates of Tarragon will effectively have veto power over a limited number of corporate actions requiring the vote of stockholders under the super-majority provisions (i.e., provisions requiring more than a simple majority vote) presently contained in the Articles of Incorporation of TRII.

ELIMINATION OF LIMITATION ON OPERATING EXPENSES

         Under certain provisions of the NIRT Declaration of Trust, Operating Expenses of the Trust for any fiscal year must not exceed the lesser of (a) 1.5% of the average of the Book Values of Invested Assets (as defined in the Declaration of Trust) of NIRT at the end of each calendar month of such fiscal year, or (b) the greater of 1.5% of the average of the Net Asset Value (as defined in the NIRT Declaration of Trust) of NIRT at the end of each calendar month of such fiscal year or 25% of NIRT's Taxable Income (as defined in the NIRT Declaration of Trust). The NIRT Declaration of Trust also provides that any advisory agreement must specifically provide for a refund to NIRT of the amount, if any, by which the operating expenses exceed the applicable amount, provided that the maximum amount of such refund shall not exceed the amount of the advisory fees paid to the advisor with respect to such fiscal year. In accordance with such provisions, the current Advisory Agreement with Tarragon specifically provides for a refund to NIRT of the amount by which the Operating Expenses of NIRT for any fiscal year exceed the limitations set forth in the aforementioned provisions of the NIRT Declaration of Trust "or any similar limitation (if contained) in a successor Declaration of Trust or Articles of Incorporation . . ." Although the Articles of Incorporation of TRII place no such limit on TRII's operating expenses, the aforementioned limitation on operating expenses, assuming shareholders approve the Merger, could continue to be included contractually in any advisory agreement of TRII, but assuming approval of the Merger and the acquisition by TRII of Tarragon, TRII will terminate the Advisory Agreement and such concept will be inapplicable. The NIRT Declaration of Trust provides that any contract with an advisor must provide for annual renewal or extension after an initial term of no more than two years, subject to approval by the shareholders of NIRT. The Articles of Incorporation of TRII contain no such requirement. The various fees payable to Tarragon under the Advisory Agreement and the means by which such fees are calculated are discussed under "The Advisor."

CERTAIN ANTI-TAKEOVER EFFECTS

         Shareholders should recognize that certain provisions contained in the Articles of Incorporation could have the effect of rendering more difficult or discouraging a future attempt to acquire control of TRII by a merger, tender offer, proxy contest, or removal of incumbent management without the approval of the Board of Directors, even if certain stockholders of TRII might desire such a change in control in the future and even if such change in control might be deemed beneficial to stockholders generally. As a result, stockholders might be deprived of an opportunity to receive a premium for their shares over prevailing market prices and the Merger, therefore, might be viewed as limiting NIRT's shareholder rights. The safeguards against acquisition of TRII include:
(i) the requirement of an 80% vote to make, adopt, alter, amend, change or repeal (a) TRII's Bylaws or (b) certain key provisions of TRII's Articles of Incorporation that embody, among other things, the aforementioned acquisition-related safeguards, (ii) the requirement of a two-thirds super-majority vote for (a) the removal of a director from the Board of Directors and (b) certain extraordinary corporate transactions, and (iii) the inability generally of stockholders to call a meeting of stockholders. These acquisition-related safeguards and the collective beneficial ownership of approximately 34% of TRII shares (after giving effect to the Merger) by members of the Board of Directors and executive officers and entities with which they are affiliated, could help entrench the Board of Directors and may effectively give TRII management the power to block certain extraordinary corporate transactions.

AUTHORIZATION TO ISSUE SPECIAL STOCK

         The Articles of Incorporation of TRII authorize the issuance of up to 10,000,000 shares of special stock by action of the Board of Directors without stockholder approval, which special stock may be issued in one or more series with such preferences, limitations and rights as shall be determined by the Board of Directors of TRII. Although no special stock has been issued or is being designated as a part of the Merger, and the Board of Directors has no present intention of issuing any special stock, such stock could be issued as a safeguard against the acquisition of TRII to dilute the stock ownership and voting power of a person or entity seeking to acquire control of TRII by (i) privately placing such special stock with purchasers not hostile to the TRII Board of Directors to oppose an unsolicited takeover bid or (ii) authorizing holders of a series of special stock to vote as a class, either separately or with holders of the TRII Common Stock, on any merger, sale or exchange of assets or any other extraordinary corporate transaction involving TRII.

         Following the Merger, TRII's more flexible articles of incorporation will govern related party transactions, although certain limitations on such transactions could continue to the extent that TRII as the surviving corporation of the Merger becomes subject to the settlement agreement entered into in connection with the Olive litigation.

MARKET COMPETITION

         The real estate business is highly competitive and TRII competes, and will continue after the Merger to compete, with numerous entities engaged in real estate activities which are larger, have greater financial resources and are better known than TRII. Other entities with which TRII competes and will compete may have investment objectives similar to those of TRII and may compete with TRII in acquiring, leasing, selling and financing real estate. Assuming the approval of the Merger and the acquisition by TRII of Tarragon, Tarragon will not serve as a contractual advisor to any entity other than TRII.

CERTAIN RISK FACTORS ASSOCIATED WITH REAL ESTATE

         TRII is, and after the Merger will be, subject to all the risks incident to ownership of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to: (i) changes in general or local economic conditions; (ii) changes in interest rates and availability of permanent mortgage financing that may render the sale or refinancing and the acquisition of a property difficult or unattractive and that may make debt service more burdensome; (iii) changes in real estate and zoning laws; (iv) increases in real estate taxes; (v) federal or local economic or rent controls, and (vi) floods, earthquakes and other similar acts. The illiquidity of real estate investments generally may impair the ability of TRII to respond promptly to changing circumstances. TRII's management believes that such risks are partially mitigated by the diversification by geographical region and property type of TRII's real estate portfolio. TRII has acquired properties subject to or assumed existing debt and has mortgaged, pledged or otherwise obtained financing for its properties. Such borrowings increase TRII's risk of loss because they represent a prior claim on TRII's assets and require fixed payments regardless of profitability. If TRII defaults on secured indebtedness, the lender may foreclose and TRII could lose its investment in the property. In the opinion of TRII's management, the real property owned by TRII and NIRT is adequately covered by insurance; however, certain types of losses (generally of a catastrophic nature) may be uninsurable or not economically insurable. Such excluded risks generally include war, earthquakes, floods, environmental liabilities and punitive damage judgments. If such losses occur and are not covered by insurance, TRII might suffer a loss of capital invested in, and any profits that might be anticipated from, the property.

POTENTIAL INCREASE IN OPERATING EXPENSES

         The current Advisory Agreements for NIRT and TRII provide for fees based in part on successful investment and management of assets. To the extent overhead assumed by TRII upon the acquisition of Tarragon, including salaries, rent and other general and administrative expenses, exceeds the advisory fees that would have been paid under the current arrangement, TRII's operating expenses may be higher after the Merger. In addition, operating expenses may increase due to the elimination of the limitation on operating expenses presently contained in NIRT's Declaration of Trust as described above.

TRANSACTIONS WITH RELATED PARTIES

         TRII has engaged, and may continue to engage, in transactions with certain related parties, as discussed more fully below under "Certain Relationships and Related Transactions -- TRII." TRII's Articles of Incorporation generally permit related party transactions if approved by a majority of the independent directors, whereas the existing NIRT Declaration of Trust absolutely prohibits certain transactions between NIRT and certain related parties, regardless of the fairness of the terms of such transactions and whether such transactions are authorized by a majority of unaffiliated
Trustees or approved by the Shareholders.   TRII's more flexible articles of
incorporation will govern related party transactions, although certain limitations on such transactions could continue to the extent that TRII, as the surviving corporation of the Merger, becomes subject to the settlement agreement entered into in connection with the Olive case. The Board of Directors of TRII believes that the restrictions in TRII's Articles of Incorporation and those under Chapter 78 of the Nevada Revised Statutes offer adequate protection to ensure the fairness and propriety of transactions between TRII and related parties.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following tables set forth certain condensed financial information for TRII and NIRT on an unaudited pro forma combined basis giving effect to the Merger as if the Merger had become effective (i) as of March 31, 1998 in the case of the balance sheet information presented and (ii) as of January 1, 1998 and 1997 in the case of the income statement information presented. These tables should be read in conjunction with and are qualified in their entirety by the historical financial statements, including the notes thereto, of TRII and its predecessor and NIRT incorporated by reference herein. See "Incorporation of Certain Documents by Reference." The pro forma financial information set forth in the following tables does not reflect merger expenses and/or any restructuring charges anticipated to be incurred by TRII, as the case may be, or any expected cost savings and revenue enhancement opportunities that could result from the Merger. The unaudited pro forma combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or the results of operations that would have occurred if the Merger had been consummated on January 1, 1997, January 1, 1998, or March 31, 1998 or which may be achieved in the future.

                        TARRAGON REALTY INVESTORS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 March 31, 1998
                                  (unaudited)

                                                      HISTORICAL                               PRO FORMA
                                                ---------------------   -------------------------------------------------------
                                                                         COMBINING                      ADJ-ACQ      MERGER/ACQ
                ASSETS                            TRII         NIRT     ADJUSTMENTS     COMBINED      OF TARRAGON   OF TARRAGON
                                               ---------    ---------   -----------     ---------     -----------   -----------
                                                              (DOLLARS IN THOUSANDS)
Real estate held for sale (net of
   accumulated depreciation) ................  $   4,319    $   5,129    $     535(a)   $   9,983                   $   9,983

Less - allowance for estimated losses .......       (241)      (1,194)         241(a)      (1,194)                     (1,194)
                                               ---------    ---------    ---------      ---------     ---------     ---------
                                                   4,078        3,935          776          8,789                       8,789

Real estate held for investment (net
   of accumulated depreciation) .............     27,777      230,528        3,340(a)     261,645                     261,645
Investments in and advances
   to partnerships ..........................      2,796       19,941                      22,737                      22,737
Cash and cash equivalents ...................        272        1,421                       1,693           104(b)      1,797
Restricted cash .............................        607        4,958                       5,565                       5,565
Other assets, net ...........................      1,741        9,240                      10,981         2,984(b)     13,965
                                               ---------    ---------    ---------      ---------     ---------     ---------
                                               $  37,271    $ 270,023    $   4,116      $ 311,410     $   3,088     $ 314,498
                                               =========    =========    =========      =========     =========     =========

     Liabilities and Shareholders' Equity

Liabilities
Notes, debentures and interest payable ......  $  26,316    $ 189,938                   $ 216,254     $   1,000(b)  $ 217,254
Other liabilities ...........................      1,268       10,175                      11,443            36(b)     11,479
                                               ---------    ---------                   ---------     ---------     ---------
                                                  27,584      200,113                     227,697         1,036       228,733
Commitments and contingencies ...............

Shareholders' Equity
NIRT shares of beneficial interest, no
   par value, unlimited shares
   authorized 3,814,670 shares
   outstanding ..............................         --       11,453      (11,453)(a)         --

NIRT paid-in capital ........................         --      281,670     (281,670)            --
NIRT accumulated distributions in
   excess of accumulated earnings ...........         --     (223,196)                   (223,196)                   (223,196)
TRII Common stock, $0.01 par value
   20,000,000 shares authorized,
   1,284,897 shares issued and
   outstanding ..............................         13           --           75(a)          88          1(b)            89
TRII Paid-in capital ........................     45,361           --      261,477(a)     306,838         2,051(b)    308,889
TRII Accumulated distributions  in
   excess of  accumulated earnings ..........    (35,687)          --       35,687(a)          --
Accumulated other
   Comprehensive  income ....................         --          (17)                        (17)                        (17)
                                               ---------    ---------    ---------      ---------     ---------       -------
                                                   9,687       69,910        4,116         83,713         2,052        85,765
                                               ---------    ---------    ---------      ---------     ---------     ---------
                                               $  37,271    $ 270,023    $   4,116      $ 311,410     $   3,088     $ 314,498
                                               =========    =========    =========      =========     =========     =========



                  See Notes to Pro Forma Financial Information

                        TARRAGON REALTY INVESTORS, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       Three Months Ended March 31, 1998
                                  (unaudited)


                                                   HISTORICAL                                  PRO FORMA
                                          --------------------------   -----------------------------------------------------------
                                                                        COMBINING                        ADJ-ACQ       MERGER/ACQ
                                             TRII           NIRT       ADJUSTMENTS      COMBINED       OF TARRAGON     OF TARRAGON
                                          -----------    -----------   -----------     -----------     -----------     -----------
                                          (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
 Revenue
    Rentals ............................  $     2,482    $    13,861                   $    16,343                          16,343
    Interest ...........................           14            215                           229                             229
    Equity in income (loss)
       of partnerships .................          (32)           180                           148                             148
    Other income .......................                                                                     172(b)            172
                                          -----------    -----------   -----------     -----------     -----------     -----------
                                                2,464         14,256                        16,720           172            16,892


 Expenses
    Property operations ................        1,441          7,406                         8,847            (611)(c)       8,236
    Interest ...........................          616          3,732                         4,348              19 (d)       4,367
    Depreciation and
       amortization ....................          218          2,100            30(a)        2,348              68 (e)       2,416
    Advisory fee to affiliate ..........           53            432                           485            (485)(f)
    General and administrative .........          148            572                           720           1,292 (g)       2,012
                                          -----------    -----------   -----------     -----------     -----------     -----------
                                                2,476         14,242            30          16,748             283          17,031
                                          -----------    -----------   -----------     -----------     -----------     -----------

 Income (loss) before gain on sale
    of  investments and extraordinary
    loss ...............................          (12)            14           (30)            (28)           (111)           (139)
 Gain on sale of investments ...........          264            117                           381                             381
                                          -----------    -----------   -----------     -----------     -----------     -----------
 Income (loss) from continuing
    operations .........................  $       252    $       131   $       (30)    $       353     $      (111)    $       242
                                          ===========    ===========   ===========     ===========     ===========     ===========

 Earnings per share - basic and
    diluted-Income (loss) from
    continuing operations ..............  $      0.19    $      0.03   $     (0.18)    $      0.04     $     (0.01)    $      0.03


 Weighted average shares ...............    1,304,430      3,820,556     3,640,171       8,765,157         100,000       8,865,157

 Weighted average shares -
    assuming dilution ..................    1,319,206      3,876,723     3,584,004       8,779,933         100,000       8,879,933

                  See Notes to Pro Forma Financial Information

                        TARRAGON REALTY INVESTORS, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1997
                                  (unaudited)

                                                 HISTORICAL                                   PRO FORMA
                                         --------------------------   -------------------------------------------------------------
                                                                       COMBINING                       ADJ-ACQ          MERGER/ACQ
                                            TRII           NIRT       ADJUSTMENTS       COMBINED      OF TARRAGON      OF TARRAGON
                                         -----------    -----------   -----------      -----------    -----------      -----------
                                         (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
 Revenue
    Rentals ...........................  $     9,525    $    50,745                    $    60,270                    $     60,270
    Interest ..........................          147            629                            776                             776
    Equity in income (loss)
       of partnerships ................           39            643                            682                             682
    Other income ......................                                                                       344(b)           344
                                         -----------    -----------   -----------      -----------    -----------      -----------
                                               9,711         52,017                         61,728            344           62,072


 Expenses
    Property operations ...............        5,747         28,596                         34,343         (1,954)(c)       32,389
    Interest ..........................        2,135         12,602                         14,737             77(d)        14,814
    Depreciation and amortization .....          816          7,022           120(a)         7,958            273(e)         8,231
    Advisory fee to affiliate .........          232          1,438                          1,670         (1,670)(f)
    General and administrative ........          485          2,091                          2,576          4,220(g)         6,796
                                         -----------    -----------   -----------      -----------    -----------      -----------
                                               9,415         51,749           120           61,284            946           62,230
                                         -----------    -----------   -----------      -----------    -----------      -----------

 Income (loss) before gain on sale
   of real estate and investments
    and extraordinary items ...........          296            268          (120)             444           (602)            (158)
 Gain on sale of real estate ..........                       4,350                          4,350                           4,350
 Gain on sale of investments ..........                         913                            913                             913
                                         -----------    -----------   -----------      -----------    -----------      -----------
 Income (loss) from continuing
    operations ........................  $       296    $     5,531   $      (120)     $     5,707    $      (602)     $     5,105
                                         ===========    ===========   ===========      ===========    ===========      ===========

 Earnings per share
 Income (loss) from continuing
    operations ........................  $      0.22    $      1.44   $     (1.01)     $      0.65    $     (0.08)     $      0.57

 Weighted average shares ..............    1,331,314      3,832,535     3,628,192        8,792,041        100,000        8,892,041

 Earnings per share-assuming
   dilution-Income (loss) from
    continuing operations .............  $      0.22    $      1.43   $     (1.00)     $      0.65    $     (0.08)     $      0.57
 Weighted average shares -
    assuming dilution .................    1,343,583      3,871,248     3,589,479        8,804,310        100,000        8,904,310



                 See Notes to Pro Forma Financial Information.

NOTE 1 BASIS OF PRESENTATION. On June 5, 1998, TRII and NIRT executed the Merger Agreement. The Merger will be accounted for as a reverse acquisition of TRII by NIRT using the purchase method of accounting. Each share of beneficial interest of NIRT will be converted into 1.97 shares of TRII Common Stock.

On June 5, 1998, TRII, the Advisor, William S. Friedman and Lucy N. Friedman executed the Stock Purchase Agreement pursuant to which TRII will acquire the Advisor for 100,000 shares of its common stock, options to purchase 150,000 shares for ten years at an exercise price of $13 per share, options to purchase 100,000 shares for ten years at an exercise price of $15 per share, options to purchase 100,000 shares for ten years at an exercise price of $16 per share, and the assumption of indebtedness of $1,000,000. The acquisition of the Advisor will be accounted for using the purchase method of accounting.

NOTE 2 PRO FORMA ADJUSTMENTS - AS OF MARCH 31, 1998. The accompanying unaudited pro forma consolidated balance sheet as of March 31, 1998 has been prepared as if the Merger and the acquisition of the Advisor had occurred on March 31, 1998 and reflects the following adjustments:

         (a) Merger Pro Forma Adjustment
         To allocate the purchase price to the assets of TRII based on relative fair values. The purchase price is determined as follows (dollars in thousands):

                   Estimated fair value (at $21.375 per share) of
                   645,777 shares of beneficial interest of NIRT
                   issued at the exchange ratio of 1.97 shares of
                   TRII Common Stock for each share of beneficial
                   interest of NIRT.                                                             $13,803

         Although the purchase price is determined as if NIRT shares are issued in exchange for TRII shares because the Merger will be accounted for as a reverse acquisition, there will actually be 7,460,727 shares of TRII Common Stock issued in exchange for 3,787,171 shares of beneficial interest of NIRT outstanding.

         The preliminary allocation of the purchase price included in the unaudited pro forma consolidated balance sheet is summarized as follows (dollars in thousands):

                 Real estate held for sale                                                                     $ 4,854
                 Real estate held for investment                                                                31,117
                 Investments in and advances to partnerships                                                     2,796
                 Cash and cash equivalents                                                                         272
                 Restricted cash                                                                                   607
                 Other assets                                                                                    1,741
                 Notes, debentures, and interest payable                                                       (26,316)
                 Other liabilities                                                                              (1,268)
                                                                                                               -------
                                                                                                               $13,803
                                                                                                               =======

         (b) Acquisition of Advisor Pro Forma Adjustment
         To allocate the purchase price to the assets of the Advisor based on relative fair values. The purchase price is determined as follows (dollars in thousands):

                 Fair value (at $10.50 per share) of 100,000 shares of TRII Common Stock                       $ 1,050
                 Estimated fair value of stock options                                                           1,002
                 Debt assumed                                                                                    1,000
                 Other liabilities assumed                                                                          36
                                                                                                               -------
                                                                                                               $ 3,088
                                                                                                               =======

         The preliminary allocation of the purchase price included in the unaudited pro forma consolidated balance sheet is summarized as follows (dollars in thousands):

                 Cash and cash equivalents                                                                     $   104
                 Accounts receivable, prepaid expenses and other assets                                            254
                 Goodwill                                                                                        2,730
                                                                                                               -------
                                                                                                               $ 3,088
                                                                                                               =======

NOTE 3 PRO FORMA ADJUSTMENTS-THREE MONTHS ENDED MARCH 31, 1998. The accompanying unaudited pro forma consolidated statement of operations for the three months ended March 31, 1998 has been prepared as if the Merger and the acquisition of the Advisor had occurred on January 1, 1998 and reflects the following adjustments:

         (a) Merger Pro Forma Adjustment
         To record the estimated adjustment to depreciation expense attributable to the allocation of the purchase price using the straight-line method and the remaining depreciable lives of TRII's properties, which range from 28 to 39 years.

         (b) Acquisition of Advisor Pro Forma Adjustment
         To record management fee and acquisition fee income from unconsolidated partnerships.

         (c) Acquisition of Advisor Pro Forma Adjustment
         To reduce management fee expense by the amount paid to the Advisor and its affiliates.

         (d) Acquisition of Advisor Pro Forma Adjustment
         To record interest expense associated with the $1,000,000 debt assumed.

         (e) Acquisition of Advisor Pro Forma Adjustment
         To record the estimated adjustment to amortization expense attributable to the portion of the purchase price allocated to goodwill using a life of ten years.

         (f) Acquisition of Advisor Pro Forma Adjustment
         To eliminate advisory fees paid to the Advisor.

         (g) Acquisition of Advisor Pro forma Adjustment
         To record the additional general and administrative expenses, including salaries and other overhead, borne by the Advisor.

NOTE 4 PRO FORMA ADJUSTMENTS - YEAR ENDED DECEMBER 31, 1997. The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 has been prepared as if the Merger and the acquisition of the Advisor had occurred on January 1, 1997 and reflects the following adjustments:

         (a) Merger Pro forma Adjustment
         To record the estimated adjustment to depreciation expense attributable to the allocation of the purchase price using the straight-line method and the remaining depreciable lives of TRII's properties, which range from 28 to 39 years.

         (b) Acquisition of Advisor Pro Forma Adjustment
         To record management fee and acquisition fee income from unconsolidated partnerships.

         (c) Acquisition of Advisor Pro Forma Adjustment
         To reduce management fee expense by the amount paid to the Advisor and its affiliates.

         (d) Acquisition of Advisor Pro Forma Adjustment
         To record interest expense associated with the $1,000,000 debt assumed.

         (e) Acquisition of Advisor Pro Forma Adjustment
         To record the estimated adjustment to amortization expense attributable to the portion of the purchase price allocated to goodwill using a life of ten years.

         (f) Acquisition of Advisor Pro Forma Adjustment
         To eliminate advisory fees paid to the Advisor.

         (g) Acquisition of Advisor Pro Forma Adjustment
         To record the additional general and administrative expenses, including salaries and other overhead, borne by the Advisor.

                         SELECTED FINANCIAL DATA OF TRII

         The following table summarizes selected historical consolidated financial information of TRII (and its predecessor VPT) for the last five years ended November 30, 1996 and the one-month period ended December 31, 1996 and the year ended December 31, 1997 and the three- month periods ended March 31, 1998 and February 28, 1997. TRII, by operation of law, succeeded to all the rights and properties, and became subject to all the obligations and liabilities, of VPT. Thus, for accounting purposes, the assets, liabilities and stockholder's equity of TRII are accounted for, on a carry-over basis, as the continuing entity which is the successor to VPT. The historical consolidated financial information is not necessarily indicative of TRII's future results of operations or financial condition. The information set forth below should be read in conjunction with the TRII Consolidated Financial Statements and notes thereto appearing under "Index to Financial Statements." Dollar amounts are in thousands, except per share amounts.

                                                              FOR THE THREE          FOR THE YEAR    FOR THE MONTH
                                                              MONTHS ENDED           ENDED DEC 31,   ENDED DEC 31,
                                                      ---------------------------    -------------   -------------
                                                        MAR. 31         FEB. 28
                                                      -----------     -----------
                                                         1998            1997            1997           1996
                                                      -----------     -----------     -----------    -----------
                                                      (UNAUDITED)     (UNAUDITED)
OPERATING DATA
  Income .........................................    $     2,464     $     2,173     $     9,711    $       697
  Expenses .......................................          2,476           2,224           9,415            716
                                                      -----------     -----------     -----------    -----------
  Income (loss) before net gain on sale
  of real estate, gain on sale of
  investments, and extraordinary
  gain ...........................................            (12)            (51)            296            (19)
  Net gain on sale of real estate ................             --              --              --             --
  Gain on sale of investments ....................            264              --              --             --
                                                      -----------     -----------     -----------    -----------
  Income (loss) from continuing
   operations ....................................            252             (51)            296            (19)
  Extraordinary Gain .............................             --              --              --             --
                                                      -----------     -----------     -----------    -----------
  Net income (loss) ..............................    $       252     $       (51)    $       296    $       (19)
                                                      ===========     ===========     ===========    ===========
PER SHARE DATA(1)
  Earnings per share - basic and diluted
   Income (loss) from continuing
   operations ....................................    $      0.19     $     (0.04)    $      0.22    $     (0.01)
  Extraordinary gain .............................             --              --              --             --
                                                      -----------     -----------     -----------    -----------
  Net income (loss) ..............................    $      0.19     $     (0.04)    $      0.22    $     (0.01)
                                                      ===========     ===========     ===========    ===========

  Weighted average shares(2) .....................      1,304,430       1,343,867       1,331,314      1,344,576

  Weighted average shares assuming dilution(3) ...      1,319,206       1,351,149       1,343,583      1,350,122

  Cash dividends(4) ..............................    $      0.10     $        --     $        --    $        --



                                                                FOR THE FISCAL YEAR ENDED NOVEMBER 30,
                                                      ----------------------------------------------------------
                                                         1996            1995           1994             1993
                                                      -----------     -----------    -----------     -----------
OPERATING DATA
  Income .........................................    $     9,464     $     8,437    $     6,846     $     6,042
  Expenses .......................................          9,537           8,410          7,275           6,649
                                                      -----------     -----------    -----------     -----------
  Income (loss) before net gain on sale
  of real estate, gain on sale of
  investments, and extraordinary
  gain ...........................................            (73)             27           (429)           (607)
  Net gain on sale of real estate ................            673              --             --              --
  Gain on sale of investments ....................             --              --             --              --
                                                      -----------     -----------    -----------     -----------
  Income (loss) from continuing
   operations ....................................            600              27           (429)           (607)
  Extraordinary Gain .............................            253              --             --              --
                                                      -----------     -----------    -----------     -----------
  Net income (loss) ..............................    $       853     $        27    $      (429)    $      (607)
                                                      ===========     ===========     ===========    ===========
PER SHARE DATA(1)
  Earnings per share - basic and diluted
   Income (loss) from continuing
   operations ....................................    $      0.44     $      0.02    $     (0.31)    $     (0.51)
  Extraordinary gain .............................           0.19              --             --              --
                                                      -----------     -----------    -----------     -----------
  Net income (loss) ..............................    $      0.63     $      0.02    $     (0.31)    $     (0.51)
                                                      ===========     ===========    ===========     ===========

  Weighted average shares(2) .....................      1,354,415       1,392,006      1,368,527       1,193,572

  Weighted average shares assuming dilution(3) ...      1,356,520       1,392,006      1,368,527       1,193,572

  Cash dividends(4) ..............................    $        --     $        --    $        --     $      1.25

                                                                                          NOVEMBER 30,
                                                  MAR. 31     DEC. 31     -------------------------------------------
BALANCE SHEET DATA                                  1998        1997        1996       1995        1994         1993
                                                  -------     -------     -------     -------     -------     -------
                                                (UNAUDITED)
  Real estate ...............................     $31,855     $31,873     $22,248     $31,686     $20,362     $20,438
  Total assets ..............................      37,271      37,477      28,757      36,978      22,738      23,478
  Notes, debentures, and interest payable ...      26,316      26,416      17,516      26,491      12,442      13,058
  Stockholders' equity ......................       9,687       9,770       9,869       9,256       9,229       8,932
  Book value per share(1) ...................     $  7.54     $  7.41     $  7.34     $  6.65     $  6.63     $  7.42

----------

(1) All share and per share data for the year ended November 30, 1995 and earlier periods and as of November 30, 1995, 1994, and 1993 have been restated to give effect to the one-for-five reverse split effected December 1, 1995.
(2) Represents the weighted average shares of common stock used in the computation of earnings per share.
(3) Represents the weighted average shares of common stock used in the computation of earnings per share - assuming dilution.
(4) The 1997 dividend was declared subsequent to the end of the Company's 1997 tax year and, therefore, had no tax effect to stockholders in fiscal 1997. The 1993 dividend was taxable to stockholders.

                                            FOR THE THREE     FOR THE YEAR   FOR THE MONTH
                                             MONTHS ENDED     ENDED DEC 31,  ENDED DEC 31,  FOR THE FISCAL YEAR ENDED NOVEMBER 30,
                                         -------------------  -------------  ------------- ---------------------------------------
                                         MAR. 31     FEB. 28
                                         -------     -------
                                          1998         1997      1997           1996        1996       1995       1994       1993
                                         -------     -------   -------        -------      -------    -------    -------   -------
                                       (UNAUDITED) (UNAUDITED)
 OTHER DATA
 Cash flows provided by (used in):
     Operating activities .............  $   260     $   (24)  $   696        $   (20)     $ 1,366    $   811    $   575   $  (384)
     Investing activities .............     (775)       (606)   (5,022)           549         (979)      (807)      (333)   (1,107)
     Financing activities .............     (224)       (206)    2,175            (51)        (550)     2,634       (167)    1,499

 Calculation of funds from
    operations (unaudited) (5)

     Net income (loss) ................  $   252     $   (51)  $   296        $   (19)     $   853    $    27    $  (429)  $  (607)
     Extraordinary gain ...............       --          --        --             --         (253)        --         --        --
     Net gain on sale of real estate ..       --          --        --             --         (673)        --         --        --
     Gain on sale of investments ......     (264)         --        --             --           --         --         --        --
     Depreciation and amortization of
     real estate assets ...............      227         270       908             83          914        991        898       841
     Depreciation and amortization
        of real estate assets of
        partnerships ..................       62          62        16             10          108         --         --        --
                                         -------     -------   -------        -------      -------    -------    -------   -------

 FUNDS FROM OPERATIONS(2) .............  $   277     $   281   $ 1,220        $    74      $   949    $ 1,018    $   469   $   234
                                         =======     =======   =======        =======      =======    =======    =======   =======


----------

(5) Funds from operations ("FFO"), as defined by the National Association of Real Estate Investment Trusts, ("NAREIT") equals net income (loss), computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The amortization of deferred financing costs is not added back to net income (loss) in TRII's calculation. This treatment is consistent with TRII and its predecessor's historical calculation of FFO. TRII believes that FFO is useful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, investing activities, and financing activities, it provides investors an understanding of the ability of TRII to incur and service debt and to make capital expenditures. TRII believes that in order to facilitate a clear understanding of operating results, FFO should be examined in conjunction with net income (loss) as presented in the financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indication of operating performance or to cash flow as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs and dividends. Management's calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such REITs. Effective December 1, 1996 TRII modified its calculation of FFO to include the add back of amortization of leasing commissions associated with its commercial properties. TRII believes that this treatment is consistent with a majority of other REITs. If TRII had calculated FFO in the same manner for each of the years ended November 30, 1996, 1995, 1994 and 1993, FFO would have been higher by $46,000, $95,000, $31,000 and $28,000, respectively. Net income for the fiscal year ended November 30, 1995 included a provision for losses credit of $190,000. See NOTE 3:
         "ALLOWANCE FOR ESTIMATED LOSSES AND PROVISIONS FOR LOSSES" in the Notes to TRII's Consolidated Financial Statements as of and for the year ended December 31, 1997, for a description of the provision for losses.

                        SELECTED FINANCIAL DATA OF NIRT

   The following table summarizes selected historical consolidated financial information of NIRT for the last five years ended December 31, 1997 and the three-month periods ended March 31, 1998 and 1997. The historical consolidated financial information is not necessarily indicative of NIRT's future results of operations or financial condition. The information set forth below should be read in conjunction with the NIRT Consolidated Financial Statements and notes thereto appearing under "Index to Financial Statements." Dollar amounts are in thousands, except per share amounts.

                                               FOR THE THREE
                                                MONTHS ENDED
                                                 MARCH 31,                FOR THE YEAR ENDED DECEMBER 31,
                                         ----------------------------     -------------------------------
                                            1998             1997            1997            1996
                                         -----------      -----------     -----------     -----------
                                         (UNAUDITED)     (UNAUDITED)
 OPERATING DATA
   Income ..........................     $    14,256      $    12,180     $    52,017     $    49,962
   Expenses ........................          14,242           11,839          51,749          49,176
                                         -----------      -----------     -----------     -----------
   Income (loss) before  gains on
     sales of real  estate and
     investments and insurance
     settlement and extraordinary
     gain (loss) ...................              14              341             268             786
   Gain on sale of real estate .....              --               --           4,350           3,700
   Gain on sale of investments .....             117               --             913              --
   Gain on insurance settlement ....              --               --              --             451
                                         -----------      -----------     -----------     -----------
   Income (loss) from continuing
     operations ....................             131              341           5,531           4,937
   Extraordinary gain (loss) .......            (262)              --              61              --
                                         -----------      -----------     -----------     -----------
   Net income (loss) ...............     $      (131)     $       341     $     5,592     $     4,937
                                         ===========      ===========     ===========     ===========

  PER SHARE DATA(1)
   Earnings Per Share
   Income (loss) from continuing
     operations ....................     $      0.03      $      0.09     $      1.44     $      1.21
   Extraordinary gain (loss) .......           (0.06)              --            0.02              --
                                         -----------      -----------     -----------     -----------
   Net income (loss) ...............     $     (0.03)     $      0.09     $      1.46     $      1.21
                                         ===========      ===========     ===========     ===========

   Weighted average shares(2) ......       3,820,556        3,868,328       3,832,535       4,070,183

 Earnings per Share -
  Assuming Dilution
    Income (loss) from continuing
       operations ..................     $      0.03      $      0.09     $      1.43     $      1.21
    Extraordinary gain (loss) ......           (0.06)              --            0.01              --
                                         -----------      -----------     -----------     -----------
    Net income (loss) ..............     $      0.03)     $      0.09     $      1.44     $      1.21
                                         ===========      ===========     ===========     ===========

    Weighted average shares -
     assuming dilution(3) ..........       3,876,723        3,906,728       3,871,248       4,088,382

   Distributions(4) ................     $      0.20      $      0.18     $      0.74     $      0.69

                                               FOR THE YEAR ENDED DECEMBER 31,
                                        ---------------------------------------------
                                           1995              1994             1993
                                        -----------      -----------      -----------

 OPERATING DATA
   Income ..........................    $    45,240      $    40,135      $    36,357
   Expenses ........................         46,214           40,915           40,370
                                        -----------      -----------      -----------
   Income (loss) before  gains on
     sales of real  estate and
     investments and insurance
     settlement and extraordinary
     gain (loss) ...................           (974)            (780)          (4,013)
   Gain on sale of real estate .....            533              385              945
   Gain on sale of investments .....            412              141               --
   Gain on insurance settlement ....             --               --               --
                                        -----------      -----------      -----------
   Income (loss) from continuing
     operations ....................            (29)            (254)          (3,068)
   Extraordinary gain (loss) .......            737               --            8,888
                                        -----------      -----------      -----------
   Net income (loss) ...............    $       708      $      (254)     $     5,820
                                        ===========      ===========      ===========

  PER SHARE DATA(1)
   Earnings Per Share
   Income (loss) from continuing
     operations ....................    $     (0.01)     $     (0.06)     $     (0.69)
   Extraordinary gain (loss) .......           0.18               --             1.99
                                        -----------      -----------      -----------
   Net income (loss) ...............    $      0.17      $     (0.06)     $      1.30
                                        ===========      ===========      ===========

   Weighted average shares(2) ......      4,101,453        4,262,073        4,469,426

 Earnings per Share -
  Assuming Dilution
    Income (loss) from continuing
       operations ..................    $     (0.01)     $     (0.06)     $     (0.69)
    Extraordinary gain (loss) ......            .18               --             1.99
                                        -----------      -----------      -----------
    Net income (loss) ..............    $       .17      $     (0.06)     $      1.30
                                        ===========      ===========      ===========

    Weighted average shares -
     assuming dilution(3) ..........      4,101,961        4,262,073        4,469,426

   Distributions(4) ................    $      0.62      $      0.47      $      0.14


                                                 MARCH 31,                                   DECEMBER 31,
                                                 ---------    ------------------------------------------------------------
BALANCE SHEET DATA                                 1998         1997         1996         1995         1994         1993
                                                 --------     --------     --------     --------     --------     --------
                                               (UNAUDITED)
  Real estate ..............................     $234,463     $233,936     $193,722     $195,675     $184,658     $168,013
  Notes and interest receivable(5) .........           --           --           --        6,388        9,997       12,909
  Investments in partnerships ..............       19,941       13,839        4,739       10,780       11,026       11,804
  Total assets .............................      270,023      265,640      211,341      222,038      217,040      199,486
  Notes, debentures and interest payable ...      189,938      184,126      134,270      144,497      138,316      114,351
  Shareholders' equity .....................       69,910       71,091       69,063       69,627       73,360       78,174
  Book value per share .....................     $  18.33     $  18.65     $  19.60     $  20.53     $  22.81     $  22.94

----------
(1) Share and per share data have been restated to give effect to 10% share distributions paid in September 1997, September 1996, September 1995 and September 1994.
(2) Represents the weighted average shares of beneficial interest used in the computation of earnings per share.
(3) Represents the weighted average shares of beneficial interest used in the computation of earnings per share-assuming dilution.
(4) Distributions in 1996, 1995 and 1994 represented return of capital. 1997 and 1993 distributions were taxable to shareholders as ordinary income.
(5) Notes and interest receivable at December 31, 1997 and 1996 are classified with other assets.

                                                 FOR THE THREE
                                                 MONTHS ENDED
                                                   MARCH 31,                      FOR THE YEAR ENDED DECEMBER 31,
                                             -------------------    ----------------------------------------------------------
                                               1998       1997        1997          1996        1995        1994        1993
                                             --------   --------    --------      --------    --------    --------    --------
                                           (UNAUDITED) (UNAUDITED)
 OTHER DATA
 Cash flows provided by (used in):
     Operating  activities ...............   $    914   $   (603)   $  3,261      $  3,795    $  2,030    $  1,852    $  3,620
     Investing activities ................     (8,455)    (6,328)    (43,813)         (436)     (5,436)     (1,409)      1,272
     Financing activities ................      4,700      7,761      40,952        (1,171)      1,596       1,981      (5,582)


 Calculation of funds from operations
    (unaudited):(5)
     Net income (loss) ...................   $   (131)  $    341    $  5,592      $  4,937    $    708    $   (254)   $  5,820
     Extraordinary (gain)  loss ..........        262         --         (61)           --        (737)         --      (8,888)
     Gain on insurance settlement(6) .....         --         --          --          (451)         --          --          --
     Gain on sale of real estate .........         --         --      (4,350)       (3,700)       (533)       (385)       (945)
     Gain on sale of investments .........         --         --        (215)           --          --          --          --
     Depreciation and amortization of real
      estate assets ......................      2,159      1,544       7,225         5,374       5,959       4,992       4,639
     Depreciation and amortization of
       real estate assets of partnerships         158         86         356           305         882       1,086         918
     Distributions from partnerships in
        excess of the Trust's investments
        in the partnerships ..............         --         --         (41)         (899)         --          --          --
                                             --------   --------    --------      --------    --------    --------    --------

 FUNDS FROM OPERATIONS ...................   $  2,448   $  1,971    $  8,506      $  5,566    $  6,279    $  5,439    $  1,544
                                             ========   ========    ========      ========    ========    ========    ========

(5) FFO, as defined by NAREIT, equals net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO in the same manner. The amortization of deferred financing costs is not added to net income (loss) in the Trust's calculation of FFO, which is consistent with the Trust's historical calculation of FFO. NIRT generally considers FFO to be an appropriate measure of the performance of an equity REIT. NIRT believes that FFO is useful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, investing activities and financing activities, it provides investors an understanding of the ability of NIRT to incur and service debt and to make capital expenditures. NIRT believes that in order to facilitate a clear understanding of its operating results, FFO should be examined in conjunction with net income (loss) as presented in the financial statements included elsewhere in this report. FFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indication of NIRT's operating performance or to cash flow as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs and cash distributions. NIRT's calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. Effective January 1, 1997, NIRT modified its calculation of FFO to include the add-back of amortization of leasing commissions associated with its commercial properties. NIRT believes that this treatment is consistent with a majority of other REITs. If NIRT had calculated FFO in the same manner for each of the years ended December 31, 1996, 1995, 1994 and 1993, FFO would have been higher by $262,000, $272,000, $235,000 and
         $244,000, respectively. Included in FFO for the years ended December 31, 1997, 1995 and 1994, are gains totaling $698,000, $412,000 and
         $141,000, respectively, resulting from NIRT's sale of investments in marketable equity securities. Included in FFO for the three months ended March 31, 1998, are gains totaling $117,000 resulting from the sale of investments in marketable equity securities. Included in FFO for the years ended December 31, 1993 and 1996 are provisions for losses of $1.4 million and $300,000, respectively. Included in FFO for the year ended December 31, 1995 is a provision for losses credit of $425,000. See NOTE 2. "ALLOWANCE FOR ESTIMATED LOSSES AND PROVISIONS FOR LOSSES" in the Notes to Consolidated Financial Statements as of and for the year ended December 31, 1997, for descriptions of the 1996 and 1995 provisions for losses. The 1993 provision for losses was recorded to provide allowances for estimated losses against one property held for sale and one mortgage note receivable.

(6) The gain on insurance settlement represents the Trust's share of the gain realized by Indcon, L.P., in which the Trust held a 40% interest until November 1997. One of Indcon's warehouses was destroyed by fire in September 1995. An insurance settlement totaling $2.2 million was reached by the partnership in March 1996. As the partnership did not rebuild the property, upon receipt of the insurance proceeds the property was written off. This resulted in a gain of $1.1 million, of which the Trust's share was $451,000.

                              THE SPECIAL MEETINGS

GENERAL

         TRII

         This Joint Proxy Statement/Prospectus is being furnished to holders of TRII Common Stock in connection with the solicitation of proxies by the TRII Board for use at the TRII Special Meeting, to be held on September 29, 1998 and any adjournments or postponements thereof to consider and vote upon the approval and adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the issuance of shares of TRII Common Stock pursuant to the Merger Agreement, and to transact such other business as may properly come before the TRII Special Meeting or any adjournments thereof.
TRII does not currently intend to seek an adjournment of the TRII Special
Meeting.

THE TRII BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS (WILLIAM S. FRIEDMAN ABSTAINING) THAT THE HOLDERS OF TRII COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE ISSUANCE OF SHARES OF TRII COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

         NIRT

         This Joint Proxy Statement/Prospectus is also being furnished to holders of NIRT Shares in connection with the solicitation of proxies by the NIRT Board for use at the NIRT Special Meeting, to be held on September 29, 1998 and any adjournments or postponements thereof to consider and vote upon the approval of a proposal to incorporate NIRT as a California corporation through the "Incorporation Procedure," the approval and adoption of the Merger Agreement and approval of the transactions contemplated thereby (including any amendments to NIRT's Declaration of Trust necessary to allow NIRT to consummate the Merger) and to transact such other business as may properly come before the NIRT Special Meeting or any adjournments thereof. NIRT does not currently intend to seek an adjournment of the NIRT Special Meeting.

THE NIRT BOARD HAS UNANIMOUSLY APPROVED THE INCORPORATION PROCEDURE AND THE MERGER AGREEMENT AND RECOMMENDS (WILLIAM S. FRIEDMAN ABSTAINING) THAT NIRT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE INCORPORATION PROCEDURE AND MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING THE APPROVAL OF ANY AMENDMENTS TO NIRT'S DECLARATION OF TRUST DEEMED NECESSARY TO CONSUMMATE THE MERGER).

         This Joint Proxy Statement/Prospectus is furnished to NIRT shareholders as a prospectus in connection with the issuance by TRII of shares of TRII Common Stock in connection with the Merger.

         Each copy of this Joint Proxy Statement/Prospectus mailed to holders of TRII Common Stock is accompanied by a form of proxy for use at the TRII Special Meeting and each copy of this Joint Proxy Statement/Prospectus mailed to holders of NIRT Shares is accompanied by a form of proxy for use at the NIRT Special Meeting.

DATE, PLACE AND TIME

         The TRII Special Meeting will be held at 280 Park Avenue, East Building, 20th Floor, New York, New York on September 29, 1998 at 2:00 p.m. local New York City time.

         The NIRT Special Meeting will be held at 280 Park Avenue, East Building, 20th Floor, New York, New York on September 29, 1998 at 1:00 p.m. local New York City time.

RECORD DATES

         TRII

         The TRII Board has fixed the close of business on August 21, 1998 as the TRII Record Date for the determination of holders of TRII Common Stock entitled to receive notice of and to vote at the TRII Special Meeting and at any adjournments or postponements thereof.

         NIRT

         The NIRT Board has fixed the close of business on August 21, 1998 as the NIRT Record Date for the determination of holders of NIRT Shares entitled to receive notice of and to vote at the NIRT Special Meeting and at any adjournments or postponements thereof. VOTES REQUIRED FOR APPROVAL

         TRII

         As of August 21, 1998, there were 1,272,180 shares of TRII Common Stock issued and outstanding. Each share of TRII Common Stock outstanding on the TRII Record Date is entitled to one vote upon each matter properly submitted at the TRII Special Meeting. The affirmative vote of a majority of votes cast at the TRII Special Meeting is necessary for the approval and adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the issuance of the shares of TRII Common Stock pursuant to the Merger Agreement.

         The presence by person or by proxy at the TRII Special Meeting of the holders entitled to vote a majority of the outstanding shares of TRII Common Stock is necessary to constitute a quorum for the transaction of business. Abstentions will be counted as present for the purposes of determining whether a quorum is present. Any abstention or broker non-vote will have the same effect as a negative vote. Brokers who hold shares in street name for customers will not have the authority to vote on the Merger unless they receive specific instructions from beneficial owners.

         As of August 21, 1998, directors and executive officers of TRII and their affiliates beneficially owned an aggregate of 390,303 shares of TRII Common Stock (including shares which may be acquired within 60 days upon exercise of stock options) or approximately 31% of the shares of TRII Common Stock outstanding on such date. The directors and executive officers of TRII have indicated their intention to vote all their shares of TRII Common Stock in favor of approval and adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the issuance of shares of TRII Common Stock pursuant to the Merger Agreement. As of August 21, 1998, the Trustees and executive officers of NIRT (other than William S. Friedman) owned an additional 1,000 shares of TRII Common Stock. See "The Merger-Interests of Certain Persons in the Merger."

         NIRT

         As of August 21, 1998, there were 3,787,171 NIRT Shares issued and outstanding. Each holder is entitled to one vote for each NIRT Share held on the NIRT Record Date upon each matter properly submitted at the NIRT Special Meeting. Section 3.5 of the NIRT Declaration of Trust provides that upon a vote of two-thirds of the Trustees with the approval of the holders of a majority of the NIRT Shares, the Trustees shall have the power to cause conversion of NIRT to a corporation. Pursuant to the Modification of the Stipulation of Settlement entered into in the Olive case, a merger with an affiliated party must be approved by a unanimous vote of the Trustees of NIRT.
Section 200.5 of the California General Corporation Law requires an affirmative vote of the holders of a majority of the outstanding NIRT shares to approve the Incorporation Procedure, which will also be deemed to be an approval of the Merger Agreement and transactions contemplated thereby. Section 8.3 of the NIRT Declaration of Trust provides that the Declaration of Trust may be amended by the vote of a majority of the outstanding NIRT Shares entitled to vote thereon, and a vote in favor will also be deemed to be an approval of any necessary amendments to the NIRT Declaration of Trust to consummate the Merger.

         Section 6.7 of the NIRT Declaration of Trust provides that the presence in person or by proxy of the holders of NIRT Shares entitled to vote a majority of the outstanding NIRT Shares is necessary to constitute a quorum for the transaction of business at such meeting. Abstentions will be counted as present for the purposes of determining whether a quorum is present. Any abstention will have the same effect as a negative vote. Broker non-votes, if any, will not be included in the vote totals and as such, will have no effect on any proposal. Brokers who hold shares in street name for customers will not have the authority to vote on the Incorporation Procedure and Merger unless they receive specific instructions from beneficial owners.

         As of August 21, 1998, Trustees and executive officers of NIRT and their affiliates beneficially owned an aggregate of 1,312,879 NIRT Shares (including NIRT Shares which may be acquired within 60 days upon the exercise of stock options) or approximately 34.7% of the NIRT Shares outstanding on such date. The Trustees and executive officers of NIRT have indicated their intention to vote all their NIRT Shares in favor of approval and adoption of the Incorporation Procedure and Merger Agreement and approval of the transactions contemplated thereby. As of August 21, 1998, directors and executive officers of TRII (other than William S. Friedman) owned an additional 2,288 NIRT Shares. See "The Merger-Interests of Certain Persons in the Merger."

VOTING AND REVOCATION OF PROXIES

         NIRT Shares and shares of TRII Common Stock represented by proxy properly signed and received at or prior to the appropriate Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF TRII COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND TO APPROVE THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE ISSUANCE OF SHARES OF TRII COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND NIRT SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE INCORPORATION PROCEDURE AND THE MERGER AGREEMENT AND TO APPROVE THE TRANSACTIONS CONTEMPLATED THEREBY. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing a duly executed revocation or a duly executed proxy bearing a later date with American Stock Transfer and Trust Company, 40 Wall Street, 46th floor, New York, New York 10005, for holders of TRII Common Stock or for holders of NIRT Shares, prior to or at the appropriate Special Meeting or, with respect to a proxy given by a shareholder of TRII, by voting in person at the TRII Special Meeting, although attendance at the TRII Special Meeting will not in and of itself constitute a revocation of a proxy.

         The TRII Board and the NIRT Board are not currently aware of any business to be acted upon at their respective Special Meeting, of their respective share owners, other than as described herein. If, however, other matters are properly brought before either Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment. Such adjournment may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against, in the case of TRII, approval and adoption of the Merger Agreement and approval of the transactions contemplated thereby, including issuance of shares of TRII Common Stock pursuant to the Merger Agreement and, in the case of NIRT, approval and adoption of the Incorporation Procedure and the Merger Agreement and the transactions contemplated thereby (including any necessary amendments to NIRT's Declaration of Trust), will be voted against a proposal to adjourn the respective Special Meeting for the purpose of soliciting additional proxies. Neither TRII nor NIRT currently intends to seek an adjournment of its respective Special Meeting.

         Although Section 3.5 of the NIRT Declaration of Trust provides a procedure for incorporation of NIRT, subpart (p) of Section 5.3 and Section 7.6 of the NIRT Declaration of Trust, when read together, may suggest that TRII could be an "Affiliate" of Tarragon and that the "Incorporation Procedure" as coupled with the Merger and acquisition of Tarragon should be viewed as some type of sale of Real Properties to an Affiliate of Tarragon. In addition,
Section 7.6 of the Declaration of Trust has a general prohibition on certain transactions with Affiliates, and no exception is provided for a merger with an Affiliate. In order to address these issues and by virtue of the Modification in the Olive case, a vote "FOR" the Incorporation Procedure and Merger will also be deemed a vote FOR the approval of any amendments to subpart (p) of
Section 5.3 and Section 7.6 of NIRT's Declaration of Trust to the extent necessary to remove any question that such transaction is not a type of sale of Real Properties to an Affiliate of Tarragon and to remove the prohibitions set forth therein so that the Merger with TRII is otherwise permissible. Under
Section 8.3 of NIRT's Declaration of Trust such Declaration of Trust may be amended by the affirmative vote of a majority of the outstanding NIRT Shares entitled to vote thereon.

         Share owners of TRII and NIRT will not be entitled to present any matter for consideration at either of the Special Meetings.

SOLICITATION OF PROXIES

         In addition to solicitation by mail, directors, trustees, officers and employees of TRII and NIRT, none of whom will be specifically compensated for such services, may solicit proxies from the stockholders of TRII and shareholders of NIRT, respectively, personally or by telephone, telecopy or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for the reasonable expenses incurred in sending proxy materials to beneficial owners.

         In addition, TRII and NIRT have retained American Stock Transfer and Trust Company to assist in the solicitation of proxies from their respective share owners. The fees to be paid to such firm for such services by each of TRII and NIRT are not expected to exceed $2,000 plus reasonable out-of-pocket costs and expenses. TRII and NIRT have not retained any firm to act as information agent for the Merger. TRII and NIRT will each bear its own respective expenses in connection with the solicitation of proxies for its respective Special Meeting, except that NIRT will pay all printing, filing and mailing costs and expenses incurred in connection with the Registration Statement and this Joint Proxy Statement/Prospectus.

              HOLDERS OF NIRT SHARES SHOULD NOT SEND CERTIFICATES
                REPRESENTING NIRT SHARES WITH THEIR PROXY CARDS

APPRAISAL RIGHTS

         Holders of TRII Common Stock will not be entitled to any dissenter's or appraisal rights under Section 92A.390 of the NRS in connection with the Merger. Holders of NIRT Shares will also not be entitled to any dissenter's or appraisal rights under Sections 1300 and 1301 of the California Corporation Code as a result of the matters to be voted upon at the NIRT Special Meeting.

                                   THE MERGER

         This section of the Joint Proxy Statement/Prospectus describes certain aspects of the Merger Agreement among TRII and NIRT. To the extent that the discussion relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. All shareholders are urged to read the Merger Agreement in its entirety.

GENERAL

         The Merger Agreement provides for a business combination between TRII and NIRT in which, subject to the satisfaction of the conditions therein, NIRT will be consolidated with and into TRII and the holders of NIRT Shares will be issued TRII Common Stock in a transaction intended to qualify as a reorganization within the meaning of Section 368(a) of the Code for federal income tax purposes. In the Merger, each outstanding NIRT Share will be converted into the right to receive, and become exchangeable for, 1.97 shares of TRII Common Stock (such ratio of 1 for 1.97 is herein called the "Exchange Ratio"). The terms of the Merger Agreement do not contemplate any increase or decrease in the Exchange Ratio. Each outstanding share of TRII Common Stock will remain outstanding and be unaffected by the Merger. As a result of the Merger, holders of TRII Common Stock immediately prior to Merger will own approximately 34% of the TRII Common Stock after the Merger (based on the number of shares of TRII Common Stock and NIRT Shares outstanding as of August 21, 1998 and based on the Exchange Ratio of one share of NIRT to 1.97 shares of TRII Common Stock).

BACKGROUND OF THE MERGER

         The actions of the TRII Board of Directors and the NIRT Board of Trustees to approve the Merger Agreement was the ultimate outcome of a process that began during late July 1997, with a review by the TRII Board of Directors with Duff & Phelps, LLC, in consideration of the medium and longer-term outlook for REITs in general and TRII specifically, including comparable entities, historical performance and prospects as well as the means by which TRII could best be positioned to meet anticipated challenges in the future. TRII's management presented the view that TRII would need to substantially increase the scale and scope of its operations in order to reduce the proportion of its income devoted to overhead and to compete successfully against very large REITs and private investors that are or will be competing with TRII. TRII's management believes that TRII's competitiveness would depend on such factors as ability to continue to improve the quality of its properties through consistent capital improvements and to the extent surplus funds and attractive investments were available, to acquire additional multi-family and commercial properties, primarily in locations where TRII presently operates. TRII management believes that ownership of the type of properties in which TRII invests is highly fragmented in the areas of the country where TRII invests among individuals, partnerships, public and private corporations and other real estate investment trusts, and that no dominant entities exist for such properties in the markets in which TRII invests. TRII competes with numerous entities engaged in real estate activities (including NIRT), many of which have greater financial resources than TRII. During such review, it became apparent that TRII, with less than $40 million in book value of real estate located in six different states, is too small and too diverse to be able to grow internally within an acceptable time frame. Although TRII has been very successful in the past eight years in increasing the market price of its Common Stock, the market seems to be aware of the size challenge of TRII. Following that review, it became apparent to the TRII Board that a combination with a larger entity with similar management philosophies and structure would rapidly move TRII to a greater size, spread combined overhead over a greater number of assets and permit TRII to become self-managed. It also became apparent that NIRT has a similar management philosophy and business objectives, has the same management as TRII, shares an advisor and officers with TRII, and would be ideally situated to be a Merger partner if self-management is a primary objective.

         During the summer of 1997, TRII engaged Duff & Phelps, LLC to review the possibility of a combination of TRII with NIRT and to ultimately provide an opinion as to whether a proposed combination of

TRII and NIRT (and the acquisition of the Advisor by the surviving entity) would be fair from a financial point of view to the TRII shareholders. Thereafter, a meeting occurred among members of the TRII Board of Directors on September 19, 1997, and a letter dated September 26, 1997 was presented to the NIRT Board proposing discussions of the structure and terms of a transaction in which TRII, NIRT and the Advisor would combine through a tax-free transaction. Such letter advised that in the opinion of the TRII Board of Directors, such a transaction would be more beneficial to the NIRT shareholders as well as the TRII shareholders than any other combination either entity could do together or separately. That belief was based on a number of considerations.
Institutional investors and REIT analysts are near unanimous in the belief that an internally-managed real estate investment trust with full capabilities to act as a real estate company is the preferred model for a REIT. Without support from institutional investors and REIT analysts, the share price for TRII and/or NIRT may not realize full potential. The Advisor has performed well as evidenced by the industry- leading growth in funds from operations ("FFO"); and, accordingly, TRII should continue the Advisor's services, thereby avoiding the additional costs and potential risks from attempting to create a new management team for either entity. TRII's structure as a modern Nevada corporation offers legal and operational advantages over the older and cumbersome California business trust structure of NIRT. With a market capitalization of less than $85 million dollars on its own, NIRT may be too small to attract substantial institutional interest. TRII with less than $15 million in market capitalization is less likely to attract such capital. However, together the two entities have a larger market capitalization which may attract institutional investors. Annual savings are possible in consolidating the entities. All of TRII's properties are stabilized and several of its significant assets are unencumbered. A combination of TRII and NIRT would be financially stronger, have greater liquidity and a higher ratio of "FFO" to interest expense than NIRT has on its own. TRII shares with NIRT the goal of minimizing the appearance of conflicts of interest without a change in current management. Only a combination of NIRT, TRII and the Advisor could achieve that goal. Were either TRII or NIRT to acquire the Advisor, the potential for conflicts of interest could be heightened rather than lessened for the other entity. Therefore, a comprehensive and simultaneous transaction seems most appropriate to the Boards of each entity. The TRII Board of Directors also advised NIRT that, with a view toward this proposal, TRII had retained Duff & Phelps, LLC to advise TRII and to render an opinion as to the fairness to TRII's stockholders of any transaction which might be agreed upon and that TRII had discussed the proposal with the Advisor and received its concurrence and support. TRII also advised the NIRT Board of Trustees that it was TRII's desire to fashion a transaction cooperatively with the independent trustees of NIRT that is not only fair to the shareholders of both entities, but will be received as such by the public and the real estate investment community.

         During October 1997, the NIRT Board of Trustees reviewed the suggestions of the TRII Board and employed Gilford Securities, Incorporated ("Gilford") to advise NIRT relating to a combination of TRII and NIRT and the acquisition by the resulting entity of Tarragon and possibly to render a fairness opinion. Gilford's opinion would relate only to the consideration to be paid to the NIRT shareholders through the Exchange Ratio and would not constitute a recommendation to any shareholder as to how the shareholders should vote. The NIRT Board of Trustees reviewed analyses of net equity ratios based on market price per share, analyses of book value per share ratios, analyses of funds from operations and earnings per share, analyses of net asset value based on estimated market value of properties, combined relative value ratios, effect on the combination of the ultimate acquisition of Tarragon and its subsidiary, Tarragon Management, Inc. ("TMI") and the ultimate fairness from a financial point of view to the NIRT shareholders. The Board of Trustees also considered the same factors discussed above as having been considered by the Board of Directors of TRII. Meetings of the combined TRII Board of Directors and the NIRT Board of Trustees occurred on November 21-22, 1997 in New York, and again on December 15, 1997 in New York. A number of conversations occurred among individual NIRT Trustees and the Tarragon directors during the months of November and December, 1997 and the participants seemed to be in agreement as to the reasons for the combination and that in concept, the combination of the entities was desirable. For that reason only the Exchange Ratio was the subject of significant discussion and negotiation. During the period from December 1997 through early February 1998, a number of discussions continued and analyses by the independent trustees of NIRT and the independent members of the TRII Board of Directors continued as well as analysis by both financial advisors. On February 18, 1998, the Board of Directors of TRII met to further review all analysis and the reasons for the combination from the view of TRII. The TRII Board approved a transaction of a combination of TRII and NIRT into a single entity utilizing TRII for convenience as a surviving entity to be submitted to the shareholders of each entity for approval at special meetings to be held as soon as practicable. The TRII Board also approved, subject to the consummation of such transaction, TRII's acquisition of Tarragon for up to 100,000 shares of TRII Common Stock with a value (on the date ten days following the public announcement of the intended transaction) not to exceed $1 million and options to acquire additional shares of TRII Common Stock at prices ranging between $13 and $16 per share, together with the assumption by TRII of present indebtedness of the Advisor approximating $1 million, all on the bases set forth in a specific
schedule which is summarized under "Acquisition of Advisor."   On May 21, 1998,
the TRII Board met again to consider and approve the execution and delivery of the definitive Merger Agreement and Advisor Acquisition Agreement which set forth the terms agreed to in February.

         On February 6, 1998, the NIRT Board of Trustees met again to consider the transaction and, at such meeting, after considering the issues raised, the terms of the combination and the oral opinion of Gilford to the effect that the Exchange Ratio is fair to NIRT from a financial point of view, and the other factors set forth below under "Reasons for the Merger; Recommendations of the Boards-NIRT," the NIRT Board of Trustees determined by vote of all independent Trustees voting that the combination transaction and transactions contemplated thereby are fair to and in the best interests of the NIRT shareholders. On May 21, 1998, the NIRT Board met again to consider and approve the execution and delivery of the definitive Merger Agreement which sets forth the terms agreed to in February.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS

         TRII

         The TRII Board has determined the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of the holders of TRII Common Stock. In reaching this determination, the TRII Board of Directors concluded that the combination transaction was likely to increase the value of each shareholder's investment in TRII over what that value would have been had TRII not agreed to the combination transaction and the opportunities created by the combination transaction to increase shareholder value more than offset the risk inherent in the combination transaction. In reaching this conclusion, the TRII Board of Directors considered that the combination transaction would:

                 (a) create a self-administered REIT with the same management team responsible for the performance to date continuing to operate the entity after the consolidation with future prospects for growth, income and asset values;

                 (b) create a larger combined enterprise with total assets with book value in excess of $300,000,000 with complimentary geographic real estate assets;

                 (c) permit the realization of administrative and capital expense efficiencies in connection with the joint development of TRII's and NIRT's assets in the future to generate cash available for distribution reflective of the true value of the properties spreading the combined overhead over a greater number of assets;

                 (d) create an opportunity for the next several years for the combined entities' stockholders to achieve a substantial market premium without disrupting the operation of the properties of either entity; and

                 (e) provide for the continued management expertise of William S. Friedman and the other senior managers of the Advisor through exclusive arrangements containing noncompetitive under-takings.

         The TRII Board weighed the advantages and opportunities against the following risks associated with the Merger:

                 (a) The challenges inherent in the combination of two business enterprises the size of TRII and NIRT and the possible resulting diversion of management attention for an extended period of time (which risk is lessened by the fact of the common management of both entities);

                 (b) The possibility that the competitive environment in the geographic areas where TRII and NIRT compete for business will worsen due to the entrance of additional competitors, strategic initiatives by existing competitors or regulatory changes that impose an economic disadvantage upon the combined entity relative to its competitors; and

                 (c) The risk associated with a greater concentration of assets in real estate and the risk incident to ownership and financing of that real estate and interests therein, including the general illiquidity of real estate investments.

         In reaching the determination that the terms of the Merger were fair to and in the best interests of the TRII Stockholders, the TRII Board also considered a number of additional factors, including its knowledge of TRII's business and discussions with TRII's management concerning the results of TRII's due diligence investigation of NIRT, the economic and regulatory environment for real estate, the strategic, operational and financial opportunities and risks associated with the Merger and the terms of the Merger Agreement, the historical and current market prices of NIRT Shares and the oral opinion of TRII's financial advisor, Duff & Phelps, (which opinion was confirmed in writing on May 21, 1998 and as of the date hereof), to the effect that as of that date the terms of the Merger including the Exchange Ratio is fair to TRII and its stockholders from a financial point of view.

         The foregoing discussion of the information and factors which were given weight by the TRII Board is not intended to be exhaustive but is believed to include all material factors considered by the TRII Board. The TRII Board did not assign specific weights to the foregoing factors and individual Directors may have given different weights to different factors. The TRII Board, however, unanimously approved the Merger Agreement and all of the independent Directors recommend (Mr. Friedman having abstained from making any recommendations) to the stockholders that they approve and adopt the Merger Agreement and approve the transactions contemplated thereby, including the issuance of shares of TRII Common Stock in the Merger.

         ALL OF THE INDEPENDENT DIRECTORS OF TRII RECOMMEND THAT TRII STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE ISSUANCE OF SHARES OF TRII COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

NIRT

         The NIRT Board has determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, NIRT and its shareholders. In reaching this determination, the NIRT Board gave significant consideration to a number of factors including, without limitation, the factors referred to below. In view of the wide variety of factors bearing on its decision, the NIRT Board did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weight to the factors it considered in reaching its decision. The Board of Trustees of NIRT received the advice of independent counsel throughout its consideration of the Merger Agreement.

         Such factors considered by the NIRT Board included the following:

                 (a) Ability to be Self-Administered. In evaluating the Merger, the NIRT Board considered of primary importance that only by combining with TRII (which intends to simultaneously acquire Tarragon) could NIRT become a self-administered REIT with the management team responsible for NIRT's performance to date continuing to operate the entity after the consolidation. Although NIRT considered combining with Tarragon without combining with TRII, this alternative would have continued the apparent conflicts of interest due to the fact that Tarragon would continue to serve as, the advisor to TRII. Because the market is viewed as placing a higher premium on self-administered REITs, a combination which would allow NIRT to be self- administered by proven management was viewed extremely positively.

                 (b) Opportunity for Market Premium. The Board considered that the Merger and the simultaneous acquisition of Tarragon would create an opportunity for the shareholders of the combined entity to achieve a substantial market premium without disrupting the operation of either entity. The Board also believed that the combined entity would be able to attract greater attention from the financial markets that could, over time, increase investor interest in the combined entity's stock.

                 (c) Focusing of Management's Attention. The NIRT Board also considered the advantage of combining NIRT and TRII so that all of senior management's attention would be focused on one entity which would continue to be managed by William Friedman through exclusive arrangements containing non-competitive undertakings and by the other senior managers of Tarragon.

                 (d) Opinion of Gilford; Market Premium. The NIRT Board viewed as favorable to its decision the opinion of Gilford to the effect that as of May 21, 1998 the Exchange Ratio was fair to holders of NIRT Shares from a financial point of view. The NIRT Board also considered the oral and written presentations made to it by Gilford. A copy of Gilford's written opinion to the NIRT Board dated as of May 21, 1998, is attached as Appendix "D" to this Joint Proxy Statement/Prospectus.

                 The NIRT Board reviewed the historical market prices and recent trading activities of NIRT Shares and TRII Common Stock. The NIRT Board considered as favorable to its decision that the per share value consideration to be received by the NIRT shareholders in the NIRT merger represented a premium of approximately 20% over the closing sale price of NIRT Shares on February 5, 1998, the day preceding the date on which the Board approved the Merger.

                 (e) Management's View. The NIRT Board considered management's view that NIRT's best strategic alternative is to combine with another REIT to create an enterprise with the scale and scope of operations necessary to compete effectively in the industry. The NIRT Board considered management's conclusion that such combined company would have an improved cost structure which would allow it to better meet competitive challenges in an industry that is likely to experience further consolidation and substantially increased competition. In making its determination, the NIRT Board also considered the view expressed by management that entities with significant scale and scope will be likely to attract the most desirable investment and financing opportunities as the real estate industry continues to evolve. The NIRT Board also considered the conclusion of management that a significant alignment existed between the strategic prospective of TRII and NIRT which share the same management and similar business philosophies including mutual emphasis on real properties located in six different states.

                 (f) NIRT's Business, Financial Condition and Prospects. In evaluating the Merger, the NIRT Board also considered information with respect to the business, financial condition and results of operation of NIRT, as well as NIRT's prospects for growth in view of industry and market conditions. The NIRT Board considered the constraints on NIRT's ability to raise additional capital to take advantage of attractive opportunities due to its Trust structure.

                 (g) TRII's Business, Financial Condition and Prospects. The NIRT Board considered, among other things, information provided by management and Gilford with respect to the business, financial condition and results of operation of TRII. Such consideration included, among other things, TRII's historically increasing earnings growth and prospects for continued growth, TRII's relatively strong borrowing capacity and lower capital costs, the strength and experience of the senior management team which would remain in place following the Merger, TRII's interests in real property operations and the markets in which it competes. The NIRT Board also considered risks associated with the proposed Merger including, among other things, the possibility that the Merger will not be consummated, diversion of management attention from operational matters as a result of the proposed Merger, the impact of limitations in the Merger Agreement on NIRT's ability to undertake significant new initiatives prior to the Effective Time, the effect of rising levels of competition on NIRT's existing properties and the possibility that expected operating benefits from the Merger would be more difficult to achieve than expected.

                 (h) Alternative Transactions. The NIRT Board considered strategic alternatives other than a combination with TRII, such as possible joint ventures or acquisitions, and concurred with management's view that none of the alternatives considered would offer as much value to the holders of NIRT Shares as a combination with TRII. The NIRT Board also determined that, taking into account, among other things, the Olive case continuation, preliminary inquiries of other possible combination candidates, the desire to continue the successful services of the Advisor and other legal considerations, that it was unlikely that NIRT would be able to negotiate a combination with another entity on terms as attractive to the proposed Merger with TRII.

                 (i) Terms of the Merger Agreement. The NIRT Board reviewed presentations from, and discussed the terms and conditions of the Merger Agreement with, management and representatives of its financial and legal advisors. Among other things, the NIRT Board considered the fact that the Merger Agreement provides a fixed value of the consideration to be received by the holders of NIRT Shares and the potential advantages and disadvantages associated therewith, and the fact that the Merger Agreement contains no adjustment mechanism which could result in reduction in the Exchange Ratio based on costs incurred in connection with any matter. The NIRT Board also gave consideration to the fact that the Merger would be a tax-free transaction to the holders of NIRT Shares (except with respect to any cash received for fractional shares) and the fact that the Merger Agreement would permit continued payment of dividends to the holders of NIRT Shares prior to the Effective Time of the Merger. The NIRT Board also considered the possible effect of interim operating covenants and restrictions which would apply to the operations of NIRT and TRII during the period from the signing of the Merger Agreement to the Effective Time. The NIRT Board also considered and found reasonable the views of its management and advisors that the various provisions were not preclusive of any opportunities NIRT might encounter prior to the Effective Time. The NIRT Board also gave consideration to the terms of the Merger Agreement relating to the treatment of NIRT Options and to the fact that the Merger would not negatively impact the entitlements of certain officers and employees of NIRT under various arrangements and benefit plans.

         ALL OF THE INDEPENDENT TRUSTEES OF NIRT RECOMMEND THAT NIRT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE INCORPORATION PROCEDURE AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         OPINIONS OF FINANCIAL ADVISORS

         TRII

         TRII has retained Duff & Phelps to act as its independent financial advisor with respect to the Merger. Duff & Phelps delivered its written opinion to the TRII Board to the effect that as of May 21, 1998 the Exchange Ratio is fair to TRII and the holders of TRII Common Stock, from a financial point of view. Duff & Phelps has confirmed its opinion as of the date of this Joint Proxy Statement/Prospectus with its subsequent written opinion dated as of the date hereof.


         A copy of the full text of the opinion of Duff & Phelps, dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered, and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix C and is incorporated herein by reference. This summary discussion of the opinion of Duff & Phelps is qualified in its entirety by reference to the full text of the opinion. For the purposes of the Duff & Phelps' opinion, the terms "shareholders" or "stockholders" does not include any person who will become a stockholder of TRII solely by virtue of the Merger and "TRII" means TRII prior to giving effect to the Merger. The engagement of Duff & Phelps and its opinion are for the benefit of the TRII Board and its opinion was rendered to the TRII Board in connection with its consideration of the Merger. Duff & Phelps' opinion is directed only to the fairness of the Exchange Ratio from a financial point of view to TRII and the holders of TRII Common Stock and does not address any other aspect of the Merger. The opinion is not intended to, and does not constitute, a recommendation to any holder of TRII Common Stock as to whether such stockholder should vote for the Merger at the TRII Special Meeting. HOLDERS OF TRII COMMON STOCK ARE URGED TO READ THE OPINION OF DUFF & PHELPS' IN ITS ENTIRETY.

         Duff & Phelps was authorized to undertake studies to enable it to render its opinion, regardless of their effect on the outcome of the opinion. No limitations were imposed by TRII with respect to the scope of the investigation made or procedures followed by Duff & Phelps in rendering its opinion. In performing its evaluation and rendering its opinion, Duff & Phelps relied upon the accuracy and completeness of all information provided to it, whether obtained from public or private sources, and did not attempt to independently verify such information. Duff & Phelps also took into account its assessment of general economic, market and financial conditions as they existed and could be evaluated as of the date of its opinion, as well as its experience in similar transactions and securities valuation generally. Duff & Phelps did not make any independent appraisals of the assets or liabilities of TRII or NIRT. The analysis was prepared with information available as of the date of the opinion. In general, historical financial information was analyzed for the periods ending no later than March 31, 1998.

         Duff & Phelps presented its preliminary findings to the TRII Board (excluding William S. Friedman) on November 21, 1997. At that time, Duff & Phelps provided its oral opinion regarding a range of exchange ratios which would render the Merger fair to TRII and its stockholders from a financial point of view. Duff & Phelps supported its oral opinion by written analyses which was based on the information provided as of that date, and subject to any subsequent changes in the terms of the Merger and assuming no material changes in the financial condition and outlook for TRII and the businesses of NIRT prior to consummation of the Merger. On December 15, 1997, Duff & Phelps, in its role as financial advisor to the TRII Board, participated in the meeting between the TRII and NIRT Boards to negotiate the exchange ratio. On February 18, 1998, Duff & Phelps made an oral presentation of its analysis and report to the TRII Board and subsequently delivered the opinion dated May 21, 1998 to the TRII Board to the effect that, as of the date of such opinion, and based on and subject to certain matters as stated therein, the Merger is fair to TRII and the holders of TRII Common Stock from a financial point of view.

         Analyses Conducted by Duff & Phelps. In conducting its analyses and in preparing the opinion that the Exchange Ratio is fair from a financial point of view to TRII and the holders of TRII Common Stock, Duff & Phelps, among other things, (i) reviewed and analyzed the terms of the Merger Agreement and descriptions thereof, (ii) analyzed certain historical, business and financial information relating to TRII (including its predecessor VPT) and NIRT including, but not limited to, TRII's Annual Reports to Shareholders and Forms 10-K filed with the Commission for the years ended November 30, 1991 through 1996, and the fiscal year ended December 31, 1997; NIRT's Annual Reports to Shareholders and on Forms 10-K filed with the Commission for the fiscal years ended December 31, 1991 through 1997; and TRII's and NIRT's 10-Qs for the quarter ended March 31, 1998 (unaudited), (iii) reviewed certain internal financial analyses and forecasts for TRII and NIRT on a stand-alone basis, (iv) reviewed certain internal financial analyses and forecasts for TRII and NIRT on a combined basis based upon the terms of the Merger Agreement, (v) reviewed the contractual advisory agreements among TRII and NIRT and Tarragon and their respective affiliates, (vi) reviewed internal operational and financial information relating to Tarragon; (vii) considered the pro forma effect of the Merger Agreement on TRII's capitalization, earnings, cash flow, funds from operations, book value and financial prospects;
(viii) reviewed current conditions and trends with respect to the real estate industry and REITs in general, including interest rates and general business and economic conditions in the markets where TRII and NIRT operate; (ix) reviewed the reported market prices and trading volumes of TRII Common Stock and NIRT Shares for recent periods; (x) reviewed publicly available information concerning other entities deemed comparable, in whole or in part, to TRII and NIRT, (xi) reviewed certain merger or change of control transactions that have occurred within the industry; and (xii) conducted such other financial studies, analyses and investigations as Duff & Phelps deemed appropriate. As background for its analyses, Duff & Phelps held extensive discussions with members of the TRII Board and members of the senior management of Tarragon regarding the history, current business operations, financial condition, future prospects and strategic objectives of TRII, both in its present form and on the combined entity basis. Duff & Phelps and also visited certain properties owned by TRII for which Tarragon (and/or TMI) has a responsibility for leasing and management.

         Description of Analyses. The following is a summary of certain financial and comparative analyses performed by Duff & Phelps in support of its opinion. Duff & Phelps analyzed the fairness of the Merger by evaluating the reasonableness of the Exchange Ratio in examining the financial impact of the Merger Agreement on TRII (with respect to, among other things, its projected funds from operations and its ability to generate free cash flows) on a stand-along basis and as a combined entity on a pro forma basis after giving effect to the Merger. These analyses employed standard valuation and other analytical methodologies described below which are generally accepted by the professional financial community. The summary set forth below does not purport to be a complete description of the analysis conducted by Duff & Phelps in connection with the preparation of its opinion. The preparation of a fairness opinion is a complex process and does not necessarily lend itself to partial analyses or summary descriptions. Duff & Phelps incorporated into its analyses numerous assumptions regarding the future performance of the national real estate industry in general, as well as assumptions regarding interest rates and general business and economic conditions and other matters, many of which are beyond TRII's control. Such estimates are inherently subject to uncertainty, and neither Duff & Phelps, TRII nor any other entity or individual assumes responsibility for their accuracy. With respect to the pro forma merger analysis, it was assumed that the transaction will be completed with an Exchange Ratio of not more than 1.97 Shares of TRII Common Stock for each NIRT Share and will otherwise be effected on terms substantially in accordance with those contemplated by the Merger Agreement.

         Reasonableness of Exchange Ratio. In assessing the reasonableness of the Exchange Ratio, Duff & Phelps considered the historical market price of TRII and NIRT (the "Market Price Analysis"); compared the implied valuation multiples for NIRT with TRII's multiples and the selected publicly-traded comparable company multiples (the "Comparable Company Analysis"); and examined selected control transaction multiples (the "Control Transaction Analysis").

         -- Market Price Analysis. Duff & Phelps examined the historical price and trading volume for both TRII and NIRT. TRII's and NIRT's market prices per share one day prior to the merger announcement was $10.06 and $16.06, respectively, while their respective one-year average share price daily and trading volume was approximately $9.63 and $14.86 based upon 831 and 2,182 shares, respectively. TRII and NIRT also do not have any active analyst coverage. The low trading volume and absence of analyst coverage for both TRII and NIRT reduces the reliability of the market price as being representative of the fair market value of the two entities.

         -- Comparative Company Analysis. Duff & Phelps compared the valuation multiples implied by the Exchange Ratio for NIRT's latest 12 months' ("LTM") performance with those of five publicly traded REITs similar in character and categorization. NIRT's implied Price/LTM Funds From Operations ("FFO") and Enterprise Value/LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples of 8.4x and 12.9x were at the low end of the comparable group and appear consistent with NIRT's historical performance relative to the comparative group.

         -- Control Transaction Analysis. Duff & Phelps reviewed and compared the consideration paid and selected mergers and acquisitions in the REIT industry since March 1995. Duff & Phelps noted that none of the selected transactions reviewed was identical to the Merger and that, accordingly, the analysis of comparable transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of NIRT and other factors that would affect the acquisition value of comparable transactions. Duff & Phelps compared Enterprise Value/LTM EBITDA, and equity value to LTM FFO and most recent net asset value ("NAV"), median EBITDA, FFO and NAV multiples paid in the control transactions were 14.3x, 12.8x and 1.1x, respectively. As described under Comparative Company Analysis, the Merger values NIRT at 12.9x LTM EBITDA, 8.4x LTM FFO, and 0.4x latest NAV. Duff & Phelps used NIRT management's estimate of NAV as of December 31, 1997.

         Pro Forma Merger Analysis. Based on the qualitative and quantitative information described above, Duff & Phelps evaluated the impact on TRII's projected operating performance including, but not limited to, FFO, book value, and EBITDA on a per share basis, both as a stand-alone entity and as a combined entity. Projected performance numbers were based on information prepared by management concerning net operating income, debt obligations and interest expense, depreciation and amortization, estimated capital expenditures, and other capital requirements. In the process of conducting the Pro Forma Merger Analysis, Duff & Phelps considered various factors that would influence TRII's operating characteristics and its prospects following the Merger including, but not limited to, (a) significantly increased market capitalization of TRII and its stronger financial condition, (b) TRII's status as a self-administered and self-managed REIT through the acquisition of Tarragon immediately following the effectiveness of the Merger, (c) the quality and experience of management, in addition to management's significant equity interest in TRII, (d) the additional business opportunities available to TRII as a result of its larger size, and (e) the state of the capital markets and the availability of equity capital to REITs such as TRII.

         Based upon these analyses, Duff & Phelps concluded, among other things, that TRII could reasonably be expected, on a pro forma basis, after giving effect to the Merger, to have an improvement in TRII per share operating performance numbers by virtue of the Merger.

         The TRII Board retained Duff & Phelps to serve as its independent financial advisor in July 1997, specifically to advise the TRII Board during negotiations with the NIRT Board regarding the amount of shares of TRII Common Stock to be offered for each NIRT Share as the Exchange Ratio and to provide an opinion as to the fairness of such Exchange Ratio to TRII and to the holders of TRII Common Stock from a financial point of view. In connection with Duff & Phelps' services as a financial advisor to TRII, including its rendering of the opinions summarized above, TRII agreed to pay a fee of $75,000 to Duff & Phelps. No portion of Duff & Phelps' fee was contingent upon consummation of the Merger or on the conclusions reached by Duff & Phelps in its opinion. If the terms of the Merger were materially modified so that substantial analysis was required by Duff & Phelps, TRII agreed to negotiate in good faith the terms of additional compensation to Duff & Phelps. TRII is also obligated to reimburse Duff & Phelps for its out-of-pocket expenses and to indemnify Duff & Phelps against certain liabilities relating to services performed by Duff & Phelps.

         Duff & Phelps, as a part of its business, is regularly engaged in evaluation of businesses and their securities in connection with mergers and acquisitions, leveraged buy-outs, restructurings, private placements, employee benefit plans, and valuations for estate, corporate and other purposes. The TRII Board selected Duff & Phelps as its financial advisor based upon Duff & Phelps' knowledge of the real estate industry in which TRII and NIRT operate, in addition to Duff & Phelps' experience, ability and reputation for providing fairness opinions for a wide variety of corporate transactions. Duff & Phelps has not previously provided advisory or similar services to NIRT, TRII or Tarragon or any of their respective affiliates.

         NIRT

         At the meeting of the NIRT Board on May 21, 1998, at which meeting the NIRT Board approved the Merger Agreement, Gilford delivered its written opinion to the effect that, as of such date, the Exchange Ratio is fair to the holders of NIRT Shares from a financial point of view. No limitations were imposed by the NIRT Board upon Gilford with respect to the investigations made or the procedures followed by Gilford in rendering its opinion. Gilford has confirmed its opinion as of the date of this Joint Proxy Statement/Prospectus with its written opinion dated as of such date.

         The full text of the written opinion of Gilford, dated as of May 21, 1998, is set forth as Appendix D to this Joint Proxy Statement/Prospectus and sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaking. NIRT Shareholders are urged to read the opinion in its entirety. Gilford's opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio and does not constitute a recommendation concerning how holders of NIRT Shares should vote with respect to the Incorporation Procedure and the Merger Agreement. The summary of the opinion of Gilford set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

         In connection with rendering its opinion, dated as of May 21, 1998. Gilford reviewed and analyzed, among other things, the following: the Merger Agreement; a draft of this Joint Proxy Statement/Prospectus; certain publicly available information concerning TRII and NIRT, including the annual reports on Form 10-K of NIRT and TRII (and its predecessor VPT) for each of the years in the three-year period ended December 31, 1997; certain other financial information, including financial forecasts prepared by NIRT and TRII and other financial and market data information; and certain publicly available information with respect to certain other entities that Gilford believed to be comparable in certain respects to NIRT and TRII and the trading markets for such other entities' securities. Gilford also met with certain officers and employees of NIRT and TRII to discuss the foregoing, past and current business operations, the historical and current financial condition, results of operations and prospects of NIRT and TRII, as well as other matters Gilford believes relevant to its inquiry, including the historical and current market for equity securities of NIRT, TRII and certain other entities that Gilford believed to be comparable in certain respects to NIRT or TRII, and management's prepared projections. Gilford also took into its account its assessment of general economic, market and financial conditions and its knowledge of the real estate industry and related industries, as well as its experience in connection with similar transactions and securities valuation generally. Gilford's opinion necessarily was based upon conditions as they existed and could be evaluated on the date of its opinion, and Gilford assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after the date hereof. Gilford's opinion did not imply any conclusion as to the likely trading range for TRII Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Gilford's opinion did not address NIRT's underlying business decision to effectuate the Incorporation Procedure and the Merger. The analysis conducted by Gilford in arriving at its opinion involved numerous macro economics, operating and financial assumptions involving the application of complex methodologies and educated judgment. Such analysis involved complex considerations and judgments concerning differences in financial operating characteristics of comparable entities and transactions and other factors that could affect the valuations of the entities to which a comparison was being made. In preparing its opinion, Gilford relied on the accuracy and completeness of all information supplied or otherwise made available to it by TRII and NIRT and assumed without independent verification that financial projections had been reasonably prepared and reflected the best currently available estimates and judgments. Gilford also made numerous assumptions regarding industry performance, general business and economic conditions and other matters, many of which are beyond the control of TRII and NIRT. Gilford expressed no opinion with respect to such forecasts or assumptions on which they were based and did not make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties) or liabilities of NIRT or TRII.

         In rendering Gilford's opinion, Gilford assumed that in the ordinary course no restrictions would be imposed that would have a material adverse effect on the contemplated benefits of the Merger to TRII following the Merger.

         In assessing the reasonableness of the Exchange Ratio, Gilford examined the consideration paid in selected recent transactions involving mergers and acquisitions of companies deemed reasonably comparable to NIRT and TRII. Gilford also analyzed various valuation ratios of the two REITs, including the net asset values of the entities, funds from operations, relative market values, earnings per share and book value per share.

         The preparation of a fairness opinion is not susceptible to partial analysis or summary descriptions. Gilford believes that its analysis must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying the analysis set forth in its opinion. Gilford has not indicated that any of the analyses which it performed had a greater significance than any other. The ranges of valuations resulting from any particular analysis should not be taken to be the view of Gilford or the actual value of NIRT and TRII. Gilford broadly considered all of the analyses and did not assign any specific weights to any portion of any analysis. Based upon the total analyses and other factors including historical market and trading volume, past and current business prospects and management's prepared projections, Gilford concluded that the consideration to be received by the holders of Shares of NIRT pursuant to the Merger Agreement and the Exchange Ratio were within the fair values indicated by the analyses considered in the aggregate. The analyses which Gilford performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Gilford's analysis of the fairness, from a financial point of view, of the consideration which the holders of Shares of NIRT would receive in the Merger. The analyses do not purport to be appraisals or to reflect prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

         Gilford is not affiliated with NIRT or TRII. Gilford is an investment banking firm engaged on a regular basis to provide a range of investment banking and financial advisory services, including the valuation of businesses and their securities in connection with mergers and acquisitions. NIRT selected Gilford on the basis of its background, experience and reputation. Pursuant to an engagement letter dated October 15, 1997, NIRT agreed to pay Gilford for its services in connection with the Merger a cash fee of $60,000 which has been paid to Gilford. NIRT also agreed to reimburse Gilford for certain out-of-pocket expenses incurred by Gilford in connection with the Merger. NIRT also agreed to indemnify Gilford and certain related persons against certain liabilities, including liabilities under the federal securities law, relating to or arising out of its engagement.

                              THE MERGER AGREEMENT

         The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Merger Agreement attached as Appendix A to this Joint Proxy
Statement/Prospectus, which is incorporated herein by reference. All shareholders are strongly encouraged to read the Merger Agreement in its entirety.

TERMS OF THE MERGER

         Incorporation Procedure. Because no explicit statutory authority permits a California business trust to merge directly with and into a Nevada corporation, in order to effectuate the combination of TRII and NIRT pursuant to and in accordance with the Merger Agreement, NIRT will first be incorporated in California (the "California Corporation") pursuant to Section 200.5 of the California Corporations Code and the California Corporation (as the immediate successor to NIRT) will then be merged with and into TRII.

         The Merger. At the Effective Time, the California Corporation and TRII will consummate the Merger in which the California Corporation will be merged with and into TRII and the separate corporate existence of the California Corporation (as the immediate successor in interest to NIRT) will thereupon cease. TRII will be the Surviving Corporation in the Merger and will continue to be governed by the laws of the State of Nevada.

         The Effective Time. The Merger will become effective at the time (the "Effective Time") and on the date (the "Effective Date") that (i) Articles of Merger are filed with the Secretary of State of the State of Nevada in accordance with Section 92A.200 of the Nevada Revised Statutes and (ii) a copy of Articles of Merger or a certificate of merger are filed with the Secretary of State of California in accordance with Section 1103 of the California Corporations Code. The Effective Time shall be the time of filing of the Articles of Merger with the Secretary of State of Nevada.

         Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of TRII will be the Articles of Incorporation and Bylaws of the Surviving Corporation. However, pursuant to Article III, Section 3.1 of the Bylaws of TRII, the number of members of the TRII Board of Directors shall be increased by 5 to at least 9 in total number by appropriate resolution adopted by the TRII Board of Directors.

         Directors and Officers. The directors of TRII will be the existing four directors of TRII and, at the Effective Time the directors of TRII shall cause an increase in the size of the Board of Directors of TRII from 4 to at least 9 and shall cause 5 of the existing members of the Board of Trustees of NIRT to be appointed to the 5 new positions on the TRII Board of Directors as of the Effective Time to serve with the existing 4 members of the TRII Board of Directors. William S. Friedman is already a director of TRII and current NIRT Trustees Messrs. Irving E. Cohen and Dan L. Johnston will not be elected. The officers of TRII at the Effective Time shall be the officers of the surviving corporation.

         Effect on Capital Stock of TRII. At the Effective Time, each existing holder of record of TRII Common Stock issued and outstanding immediately prior to the Effective Time will be unaffected. At the Effective Time, each holder of record of Shares of NIRT will receive a number of shares of TRII Common Stock equal to the product of the number of Shares of NIRT held of record by such holder immediately prior to the Effective Time multiplied by 1.97. If between the date of the Merger Agreement and the Effective Time the outstanding shares of TRII Common Stock are changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, the Exchange Ratio should be adjusted accordingly.

         Effect of Merger on NIRT Options. At the Effective Time, TRII will assume each outstanding NIRT Option. After the Effective Time, each NIRT Option will entitle its holder to receive upon exercise (if and when vested) the number of shares of TRII Common Stock equal to the product of the number of Shares of NIRT issuable upon exercise of the option immediately prior to the Effective Time (without regard to vesting) multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of TRII Common Stock. Each NIRT Option will otherwise continue to have the same terms and conditions as before the Effective Time.

         Effect on NIRT Option Plans. At the Effective Time, TRII will assume and combine the NIRT Option Plans with the similar TRII Option Plans which will result in a continuation of the existing arrangements since the plans are similar in nature except for the securities covered thereby. TRII will then have available such number of shares of TRII Common Stock under its two option plans (the TRII Share Option and Incentive Plan (the "TRII Option Plan") and the TRII Independent Directors' Share Option Plan (the "Tarragon Directors' Plan") together the "TRII Plans") so that the number of available shares under such plans for future grants in total will be the same as would have been available under all of the separate plans had such Merger not occurred. TRII will also use its reasonable best efforts so that following the Effective Time no holder of an option under any of the TRII Plans or the NIRT Plans will be adversely affected by the Merger with respect to such options.

         No Fractional Shares. TRII will not issue fractional shares of TRII Common Stock in connection with the Merger. Instead, TRII will pay to each holder otherwise entitled to a fractional share of TRII Common Stock an amount in cash (rounded to the nearest whole cent) equal to the product of (i) the fraction and (ii) the closing price of a Share of TRII Common Stock on the last trading day immediately prior to the Effective Time as reported by published financial sources.

         Exchange of NIRT Share Certificates. TRII has appointed an exchange agent (the "Exchange Agent") in connection with the Merger to facilitate the surrender of certificates representing outstanding Shares of NIRT and the issuance of certificates representing shares of TRII Common Stock to be issued in the Merger. At the Closing, the holders will surrender to the Exchange Agent the certificates representing all of the outstanding Shares of NIRT, all of which will ultimately be canceled. The Exchange Agent will deliver to each holder certificates representing the shares of TRII Common Stock issuable to the holder and any cash in lieu of fractional shares.

         NIRT SHAREHOLDERS SHOULD RETAIN THEIR SHARE CERTIFICATES AND SHOULD NOT RETURN ANY OF THEIR SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.

         Tax Treatment. The parties intend that the Incorporation Procedure constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code and that the Merger qualify as the reorganization within the meaning of
Section 368(a)(1)(A) of the Code.

REPRESENTATIONS AND WARRANTIES OF NIRT

         In the Merger Agreement, NIRT made various customary representations and warranties to TRII regarding certain factual information about NIRT including, among other things, the following matters: (i) organization, standing, qualification, approvals and similar matters; (ii) force and effect of declaration of trust and trustee's regulations and completeness of records;
(iii) capital structure of NIRT; (iv) the authorization, execution, delivery and enforceability of the Merger Agreement; (v) the absence of any material violation of governing documents, agreements or laws as a result of the execution, delivery and performance of the Merger Agreement; (vi) compliance with applicable laws; (vii) NIRT's investments in or ownership of other persons or entities and other business relationships established outside the ordinary course of business; (viii) reports and other documents filed with the Commission and the fair presentation of the financial statements in accordance with generally accepted accounting principles and the absence of undisclosed liabilities; (ix) the absence of certain events and undisclosed liabilities;
(x) absence of undisclosed litigation; (xi) ownership and leasing of real property; (xii) disclosure of, and absence of breaches and defaults under, certain material agreements; (xiii) payment of taxes and certain other tax matters; (xiv) absence of certain changes or events; (xv) potential conflicts of interest; (xvi) absence of any obligation to pay finders' fees; (xvii) environmental matters; (xvii) insurance policies and coverage; (xviii) ownership, rights to use and absence of violations or claims or restrictions with respect to intellectual property; and (xix) absence of agreements or obligations restricting the business activities of NIRT.

REPRESENTATIONS AND WARRANTIES OF TRII

         TRII made various customary representations and warranties to NIRT regarding certain factual information about TRII including, among other things, the following matters: (i) corporate organization, standing, qualification, approvals and similar matters; (ii) force and effect of articles of incorporation and bylaws and completeness of corporate records; (iii) the capital structure of TRII; (iv) the authorization, execution, delivery and enforceability of the Merger Agreement; (v) reports and other documents filed with the Commission and the fair presentation of the financial statements contained therein in accordance with generally accepted accounting principles;
(vi) the absence of certain events and undisclosed liabilities; (vii) the absence of pending or threatened litigation; (viii) compliance with applicable law; (ix) payment of taxes and certain other tax matters; (x) ownership, rights to use and absence of violations or claims or restrictions with respect to intellectual property; (xi) the absence of conflict with, default under or violation of agreements and laws, and the holding of permits material to the conduct of business; (xii) ownership and leasing of real property; (xiii) potential conflicts of interest; (xiv) absence of any obligation to pay finders' fees; (xv) environmental matters; (xvi) insurance policies and coverage; and (xviii) absence of agreements or obligations restricting the business activities of TRII.

CONDUCT OF BUSINESS PENDING THE MERGER

         In the Merger Agreement, each of TRII and NIRT agreed that except as otherwise provided for in the Merger Agreement or unless TRII and NIRT shall otherwise agree, the businesses of each party will be conducted only in a manner consistent with past practice and that each party shall use its best lawful efforts to preserve intact its business organization (except for the conversion of NIRT into the California Corporation), to keep available the services of their respective current officers, Advisor and consultants and to preserve the current relationship of each party with their respective customers, distributors, suppliers, licensors, licensees, contractors and other persons with which each respective party has significant business relations. Each of TRII and NIRT have agreed that, until the closing of the Merger Agreement, neither would:

                 (a) amend or otherwise change their respective Declaration of Trust, Articles of Incorporation or Bylaws or equivalent governing documents; or

                 (b) except in connection with an agreement for TRII to acquire the Advisor contingent upon the consummation of the transactions under the Merger Agreement, or pursuant to the exercise of existing outstanding options, issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrances of (i) any shares of capital stock of any class of any such party or any options, warrants, convertible securities or other rights of any kind to acquire any such shares of capital stock or other ownership interest of such party, or (ii) any assets of such party except for real estate transactions and financings conducted at arm's length and for fair value; or

                 (c) set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of its capital stock except that NIRT is entitled to pay distributions on a quarterly basis in an amount per share NIRT paid during the quarter preceding the date of the Merger Agreement; or

                 (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock; or

                 (e) make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

                 (f) take any action that would or is reasonably likely to result in any of the covenants or agreements set forth in the Merger Agreement not being satisfied on the Closing Date; or

                 (g) knowingly take any action that could be reasonably expected to prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code.

ADDITIONAL MATTERS

         Proxy Statement/Prospectus. TRII agreed to prepare and file this Proxy Statement/Prospectus with the Commission as soon as reasonably practicable after execution of the Merger Agreement.

         Stockholders' Meetings. Each of NIRT and TRII agree to take all necessary action in accordance with the requirements of law and their respective governing documents to convene the Special Meetings to be held as soon as reasonably practicable after the execution of the Merger Agreement and the clearance by the Commission of the Joint Proxy Statement/Prospectus.

         Access to Information. TRII and NIRT each agree to afford each other, and to cause their independent accountants to afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours to all of the other party's properties, books, contracts, commitments and records until the Closing. Each party agreed to use reasonable efforts to furnish properly to the other party any information concerning its business, properties and personnel that the other party may reasonably request.

         Stock Exchange Listing. TRII agreed to prepare and submit to the New York Stock Exchange, Inc. ("NYSE") a listing application covering its outstanding TRII Common Stock and the shares of TRII Common Stock to be issued in connection with the Merger Agreement and the Advisor Agreement and to use reasonable efforts to cause such shares to be approved for listing on the NYSE prior to the Effective Time, however such listing application becoming effective is not a condition of the Closing.

         Public Announcements. The parties agreed that each would consult with each other before issuing any press release or otherwise make any public statements with respect to the Merger Agreement or any transactions contemplated thereby and no party would issue any such press release or make any such public statement without the prior consent of the other except as may be required by law, the NASD, NASDAQ or any national securities exchange.

         Indemnification of NIRT Trustees and Officers. TRII as the Surviving Corporation has agreed to provide exculpation and indemnification for each person who is or has been at any time prior to the date of the Merger Agreement or becomes prior to the Effective Time an officer or trustee of NIRT to the same extent as the exculpation and indemnification is presently provided by NIRT to such parties prior to the Effective Time.

CONDITIONS TO THE MERGER

         Conditions to Each Party's Obligations. In order for each party of the Merger Agreement to be obligated to complete the Merger and the other transactions contemplated by the Merger Agreement, the following conditions must be satisfied on or before the Closing Date or waived by that party:

                 (a) Shareholder Approval. The Merger Agreement shall have been approved and adopted by the shareholders of NIRT and the stockholders of TRII.

                 (b) Statutes. No statute, rule or regulation shall have been enacted by any governmental entity that makes the consummation of the transactions contemplated by the Merger Agreement illegal or prohibits consummation of the Merger Agreement or renders NIRT or TRII unable to consummate the transactions contemplated by the Merger Agreement.

                 (c) Registration Statement Effectiveness. TRII's S-4 Registration Statement shall have been declared effective and no stop order suspending the effectiveness thereof shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission.

                 (d) State Statutes. TRII shall have received all state securities and "blue sky" permits and approvals necessary to consummate the Merger Agreement.

                 (e) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by the Merger Agreement shall have been issued by any court and remain in effect. No litigation brought by any governmental entity seeking the issuance of an order or injunction of this kind shall be pending which, in the good faith judgment of NIRT's trustees or TRII's Board of Directors, has a reasonable probability of resulting in an order or injunction or damages. If any order or injunction is issued, each party has agreed to use its reasonable efforts to have the injunction lifted.

                 (f) Acquisition of Advisor. All conditions precedent set forth in the Advisor Acquisition Agreement with the exception of the consummation of the Incorporation Procedure shall have been satisfied.

                 (g) Approvals. All of the necessary and material governmental and regulatory clearances, consents or approvals shall have been received.

         Conditions to the Obligations of TRII. In order for TRII to be obligated to complete the Merger and the other transactions contemplated by the Merger Agreement, the following conditions must be satisfied on or before the Closing Date or waived by TRII.

                 (a) Representations, Warranties and Performance of NIRT. With certain limited exceptions, the representations and warranties of NIRT in the Merger Agreement shall be true and correct on the date of the Merger Agreement and on the Closing Date and TRII shall have received a certificate signed by an executive officer of NIRT confirming these matters.

                 (b) No Material Adverse Change. Since the date of the Merger Agreement, there shall not have been any NIRT Material Adverse Change and TRII shall have received a certificate of the chief executive officer or chief financial officer of NIRT certifying to such matters.

                 (c) Opinion of Counsel to TRII. TRII shall have received an opinion dated as of the closing date from its counsel in the form specified in the Merger Agreement to the effect that the NIRT Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

                 (d) Consents and Waivers. All consents and waivers from third parties necessary in connection with the confirmation of the transactions contemplated by the Merger Agreement shall have been obtained.

         Conditions to the Obligations of NIRT. In order for NIRT to be obligated to complete the Merger and other transactions contemplated by the Merger Agreement, the following conditions must be satisfied on or before the Closing Date or waived by NIRT.

                 (a) Representations, Warranties and Performance of TRII. With certain limited exceptions, the representations and warranties of TRII in the Merger Agreement shall be true and correct on the date of the Merger Agreement and on the Closing Date and NIRT shall have received a certificate signed by an executive officer of TRII confirming these matters.

                 (b) No Material Adverse Change. Since the date of the Merger Agreement, there shall not have been any TRII Material Adverse Change and NIRT shall have received a certificate of the chief executive officer or chief financial officer of TRII certifying to such matters.

                 (c) Opinion of Counsel to NIRT. NIRT shall have received an opinion dated as of the closing date from its counsel in the form specified in the Merger Agreement to the effect that the TRII Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

                 (d) Consents and Waivers. All consents and waivers from third parties necessary in connection with the confirmation of the transactions contemplated by the Merger Agreement shall have been obtained.

TERMINATION

         Basis for Termination. The Merger Agreement may be terminated prior to closing:

                 (a)      by mutual written consent of NIRT and TRII.

                 (b) by either TRII or NIRT if (i) any court of competent jurisdiction shall have issued an order, decree or ruling or take any other action restraining or enjoining or otherwise prohibiting the NIRT Merger or the consummation of the acquisition of the Advisor by TRII, or (ii) the Effective Time shall not have occurred on or before December 31, 1998.

                 (c) by either TRII or NIRT, if the stockholders' meeting shall have been held and the holders of either the outstanding shares of TRII Common Stock or NIRT Shares shall have failed to approve and adopt the Merger Agreement at such meeting.

                 (d) by TRII if there has been a material breach of any representation, warranty, covenant or agreement in the Merger Agreement on the part of NIRT and if the breach is curable, the breach has not been cured within 30 days after written notice of the breach.

                 (e) by NIRT if there has been a material breach of any representation, warranty, covenant or agreement in the Merger Agreement on the part of TRII and if the breach is curable, the breach has not been cured within 30 days after written notice of the breach.

         Effect of Termination. If the Merger Agreement is terminated in accordance with its terms, it will become void and there will be no liability or obligation on the part of TRII or NIRT or their respective officers, directors or trustees and all rights and obligations of any party shall cease.

INTEREST OF CERTAIN PERSONS IN THE MERGER

         General. Considering the approval of the Merger Agreement and the transactions contemplated thereby, as well as the recommendations of the TRII Board and the NIRT Board, share owners should be aware that certain persons, including members of TRII management, members of the NIRT Board and management, and employees of Tarragon have interests in the Merger Agreement and the transactions contemplated thereby that are in addition to those of the holders of TRII Common Stock or Shares of NIRT generally including certain arrangements with respect to the composition of the TRII Board following the Merger, certain post-Merger employment arrangements, continued controlling positions as stockholders, certain provisions relating to the indemnification of the members of the NIRT Board and officers, and options to acquire shares of TRII Common Stock. The TRII Board and NIRT Board were each aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         Principal Share Ownership.  As of August 21, 1998, William S. and Lucy
N. Friedman own approximately 30% of the outstanding shares of TRII Common Stock and approximately 32% of the NIRT Shares. After giving effect to the Merger and the subsequent acquisition of Tarragon (which is presently owned by William S. and Lucy N. Friedman), the Friedman family is estimated to own approximately 33.4% of the resulting outstanding shares of TRII Common Stock and will hold options covering an additional 1,000,000 shares of TRII Common Stock. Such percentage ownership in the surviving corporation will represent a 1.4% increase in favor of the Friedman family. By virtue of such 33.4% estimated ownership of the TRII Common Stock following completion of such transactions, the Friedman family will continue to maintain its position as the controlling stockholder of TRII. William S. Friedman and Lucy N. Friedman have each advised the TRII Board and the NIRT Board that they respectively presently intend to vote all shares held by either of them of TRII Common Stock or NIRT Shares in favor of the approval of the Merger Agreement at the TRII Special Meeting and in favor of the Incorporation Procedure and Merger Agreement at the NIRT Special Meeting.

         Board Composition and Related Matters Post-Merger. Pursuant to the Merger Agreement, TRII has agreed to increase the size of the TRII Board at the Effective Time in order to add five out of the seven NIRT independent Trustees to the TRII Board. The persons to be added to the TRII Board are Sally Hernandez-Pinero, Lance Liebman, Lawrence G. Schafran, Raymond V. J. Schrag, and Carl B. Weisbrod. William S. Friedman is already a director of TRII and current NIRT Trustees, Messrs. Irving E. Cohen and Dan L. Johnston, will not join the TRII Board. The officers of TRII at the Effective Time shall be the officers of the surviving corporation; however, the officers of TRII hold the same positions as officers with NIRT.

         Indemnification of NIRT Trustees and Officers. TRII as the Surviving Corporation has agreed to provide exculpation and indemnification for each person who is or has been at any time prior to the date of the Merger Agreement or becomes prior to the Effective Time an officer or trustee of NIRT to the same extent as the exculpation and indemnification is presently provided by NIRT to such parties prior to the Effective Time. The result is that pursuant to the Merger Agreement, from and after the Effective Time, TRII will cause the indemnification and holding harmless each present and former trustee and officer of NIRT (determined as of the Effective Time) against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, to the fullest extent that NIRT would have been permitted under its amended Declaration of Trust or California law in effect on the date of the Merger Agreement to indemnify such person.

         New Employment Arrangement with William S. Friedman. Pursuant to the Advisor Acquisition Agreement (the closing of which is subject to the prior completion of all matters involving the Merger Agreement except the filing of Articles of Merger in the State of Nevada which will be accomplished simultaneously with the closing of the Advisor Acquisition Agreement), William
S. Friedman is to enter into an employment agreement with Tarragon and TRII on terms mutually agreeable to TRII and Mr. Friedman for a term of four years at a salary of $300,000 per year with a broad covenant by Mr. Friedman not to compete with TRII and Tarragon and a right of first refusal in favor of TRII and Tarragon with regard to any real estate investment opportunity which might come to Mr. Friedman's attention. Also, pursuant to such employment agreement, at the closing of the Advisor Acquisition Agreement, TRII is to grant to Mr. Friedman options to purchase 650,000 shares of TRII Common Stock pursuant to a Stock Option Agreement between TRII and Mr. Friedman which will be in a form mutually acceptable to TRII and Mr. Friedman for a term of ten years covering
(i) 250,000 shares of TRII Common Stock at an exercise price of $12 per share,
(ii) 200,000 shares of TRII Common Stock at an exercise price of $15 per share, and (iii) 200,000 shares of TRII Common Stock at an exercise price of $18 per share.

         Outstanding NIRT Options. Pursuant to the Merger Agreement, at the Effective Time each of the NIRT Options which is outstanding and unexercised at the Effective Time shall be assumed by TRII and will entitle the holder thereof to receive upon exercise (if and when vested) the number of shares of TRII Common Stock equal to the product of the number of Shares of NIRT issuable upon exercise of such option immediately prior to the Effective Time (without regard to vesting) multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of TRII Common Stock. This arrangement includes options covering Shares of NIRT issuable upon exercise of any NIRT Option including the NIRT Independent Trustees' Share Option Plan. TRII has also covenanted in the Merger Agreement to use its reasonable best efforts so that following the Effective Time no holder of an option under any of the TRII Plans or the NIRT Plans will be adversely affected by the Merger with respect to such options.

ACCOUNTING TREATMENT

         The merger of NIRT and TRII will be accounted for as a reverse acquisition of TRII by NIRT using the purchase method of accounting. For purposes of reporting TRII's consolidated financial statements, a new accounting basis will be determined for TRII's assets by allocating the purchase price to its assets using their relative fair values. The purchase price is equal to the fair value of TRII's current outstanding stock plus its liabilities. The historical balances of the combined entity will be those of NIRT.

                           ACQUISITION OF THE ADVISOR

GENERAL

         At the time of the execution of the Merger Agreement, TRII also entered into a Stock Purchase Agreement dated June 5, 1998 (the "Advisor Acquisition Agreement") among TRII, the Advisor and William S. Friedman and Lucy Friedman. Mr. and Mrs. Friedman are the only stockholders of the Advisor holding 200 shares of Common Stock no par value per share. Pursuant to the Advisor Acquisition Agreement (the closing of which is subject to the prior completion of all matters involving the Merger Agreement except the filing of Articles of Merger in the State of Nevada which will be accomplished simultaneously with the closing of the Advisor Acquisition Agreement) TRII will acquire all of the issued and outstanding shares of common stock of the Advisor from Mr. and Mrs. Friedman in exchange for the issuance to Mr. and Mrs. Friedman of an aggregate of 100,000 shares of TRII Common Stock (which TRII and Mr. and Mrs. Friedman have agreed have a value not exceeding $1,000,000 or $10 per share) and options to purchase 350,000 shares of TRII Common Stock pursuant to Stock Option Agreements to be dated as of the Closing Date which shall cover and provide for (i) 150,000 shares for ten years at an exercise price of $13 per share, (ii) 100,000 shares for ten years at an exercise price of $15 per share, and (iii) 100,000 shares for ten years at an exercise price of $16 per share, which Stock Option Agreements are to be in a form mutually acceptable to TRII and Mr. and Mrs. Friedman. After giving effect to the consummation of the Advisor Acquisition Agreement, the Advisor will become a wholly-owned subsidiary of TRII and TRII will assume indebtedness of up to $1,000,000 of the Advisor.

EMPLOYMENT AGREEMENT

         As a requirement of the Advisor Acquisition Agreement, William S. Friedman is to enter into an employment agreement with the Advisor on terms mutually agreeable to TRII and Mr. Friedman for a term of four years at a salary of $300,000 per year with a broad covenant by Mr. Friedman not to compete with TRII and the Advisor and a right of first refusal in favor of TRII and the Advisor with regard to any real estate investment opportunity which might come to Mr. Friedman's attention. The Employment Agreement is to provide that Mr. Friedman will work substantially full time for TRII and during the period of employment under the Employment Agreement, Mr. Friedman is to use his best efforts to transfer to TRII the management of the real estate assets controlled by him or his family. Pursuant to the Employment Agreement, at the closing of the Advisor Acquisition Agreement TRII is to grant to Mr. Friedman options to purchase 650,000 shares of TRII Common Stock pursuant to a Stock Option Agreement between TRII and Mr. Friedman which will be in a form mutually acceptable to TRII and Mr. Friedman for a term of ten years covering (i) 250,000 shares of TRII Common Stock at an exercise price of $12 per share, (ii) 200,000 shares of TRII Common Stock at an exercise price of $15 per share, and
(iii) 200,000 shares of TRII Common Stock at an exercise price of $18 per share.

ADDITIONAL PROVISIONS

         In the Advisor Acquisition Agreement, William S. Friedman and Lucy Friedman and the Advisor made various customary representations and warranties to TRII regarding certain factual information about the Advisor including the ownership of and title to the shares of Common Stock of the Advisor; the authorization and enforceability of the Advisor Acquisition Agreement; the investment intent of Mr. and Mrs. Friedman with respect to the acquisition of the shares of TRII Common Stock; compliance with applicable laws; absences of litigation; employee benefits; real and personal property; and a pro forma consolidated balance sheet of the Advisor and its wholly-owned subsidiary TMI as of the Closing Date. TRII made various customary representations and warranties to William S. Friedman and Lucy N. Friedman in their capacity as stockholders of the Advisor including corporate organization, standing, qualification and similar matters; authorization, execution, delivery and enforceability of the Advisor Acquisition Agreement; investment intent with respect to the shares of Common Stock of the Advisor being acquired; capitalization of TRII; and the due authorization, valid issuance and non-assessability of TRII Common Stock to be issued to the stockholders of the Advisor.

TERMINATION AND CONDITIONS PRECEDENT

         The Advisor Acquisition Agreement and its closing is conditioned upon all conditions precedent set forth in the Merger Agreement having been satisfied and Articles of Merger being filed with the Secretary of State of Nevada simultaneously with the Closing of the Advisor Acquisition Agreement. The Advisor Acquisition Agreement may only be terminated by TRII and the stockholders (i) by mutual agreement, or (ii) by either the stockholders or TRII if (a) an order has been issued by a board of competent jurisdiction or some other action has been taken to restrain, enjoin or otherwise prohibit the Merger Agreement from being consummated, or (b) the closing has not occurred on or before December 31, 1998.

REASONS FOR STRUCTURE OF TRANSACTION

         The acquisition of the Advisor by TRII, while a part of the overall transaction involving the consolidation of TRII and NIRT into a single entity, is covered by a separate agreement from the Merger Agreement and is subject to the consummation of the Merger Agreement to avoid complications that might arise if it were handled in any other manner. If TRII were to acquire the Advisor in advance, it is likely that the Advisor's relationship with NIRT would no longer be available due to potential conflict of interest matters involving NIRT. Therefore, in order to acquire the Advisor, it is necessary for TRII to first acquire the Advisor's primary customer, NIRT, through a consolidation. TRII concluded that it needs to acquire the Advisor and effectively be a self-managed REIT. Institutional investors and REIT analysts generally have the belief that an internally managed real estate investment trust with full capabilities to act as a real estate company is the preferred model for the future. However, by virtue of the requirements of the Olive case, the potential for the appearance of a conflict of interest could arise if the Advisor, as a wholly-owned subsidiary of TRII, also maintained its contractual advisory arrangement with NIRT. Accordingly, if for any reason the Merger Agreement is not consummated, the Advisor Acquisition Agreement will also not be consummated.

         The approval of the Advisor Acquisition Agreement is not presented to the TRII stockholders for approval as a separate matter because the consummation of the Advisor Acquisition Agreement is contingent upon the consummation of the Merger Agreement. Therefore, a vote in favor of approval and adoption of the Merger Agreement, which contemplates the consummation of the Advisor Acquisition Agreement, will be deemed to be approval of the Advisor Acquisition Agreement by each TRII stockholder voting in favor of the Merger Agreement. Normally, the issuance of shares of TRII Common Stock, granting of options and stock appreciation rights in a transaction such as the Advisor Acquisition Agreement (absent any condition of consummation of the Merger Agreement) would be a matter reserved to and capable of approval by the Board of Directors of TRII without stockholder approval.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary discusses the material federal income tax consequences of the Incorporation Procedure and the Merger. The summary is based upon the Code, applicable Treasury regulations thereunder, and administrative rulings and judicial authority as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of the discussion. The discussion assumes that holders of NIRT Shares hold such shares as a capital asset. Further, the discussion does not address the tax consequences that may be relevant to a particular share owner subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax exempt organizations, non-United States persons, share owners who acquire NIRT shares through exercise of options or otherwise as compensation or through a tax-qualified retirement plan, or holders of options and performance share units granted under NIRT's Share Option and Incentive Plan or NIRT's Independent Trustees Share Option Plan. This discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction.

         Neither TRII nor NIRT has requested a ruling from the IRS with regard to any of the federal income tax consequences of the Incorporation Procedure and the Merger and the opinions of counsel as to such federal income tax consequences set forth below will not be binding on the IRS.

GENERAL-INCORPORATION PROCEDURE

         TRII has received an opinion from Prager, Metzger & Kroemer PLLC, securities and tax counsel, to the effect that (i) the Incorporation Procedure of NIRT by itself will constitute a reorganization within the meaning of
Section 368(a)(1)(F) of the Code; (ii) upon consummation of the Incorporation Procedure, the California Corporation will be treated as the same taxpayer as NIRT for federal income tax purposes; (iii) thus, the incorporation of NIRT into the California Corporation essentially will be irrelevant for federal income tax purposes and the operations of NIRT and the California Corporation will be combined for purposes of determining whether the California Corporation qualifies as a real estate investment trust for the taxable year in which the Incorporation Procedure is consummated; (iv) the Incorporation Procedure will not, in and of itself, adversely affect the ability of NIRT or the California Corporation to qualify as a real estate investment trust for federal income tax purposes; and (v) the information in this Joint Proxy Statement/Prospectus under the caption "Certain Federal Tax Consequences" to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

         Pursuant to the Incorporation Procedure (i) each NIRT shareholder is entitled to receive one share of California Corporation Common Stock for each share of beneficial interest in NIRT that it owns, and (ii) the NIRT Shares are deemed cancelled. Certificates representing NIRT Shares will continue to represent shares of common stock of the California Corporation and no gain or loss will be recognized by NIRT Shareholders in respect of these transactions and the tax basis to a NIRT Shareholder of the shares of Common Stock of the California Corporation it is entitled to receive will equal the tax basis to the NIRT Shareholder of its NIRT Shares. In addition, the holding period of the California Corporation Common Stock to which a NIRT Shareholder is entitled to receive would include the period during which the NIRT Shareholder held its NIRT Shares, provided that the NIRT Shares were held by the NIRT Shareholders at the time the Incorporation Procedure was effected. Pursuant to the Incorporation Procedure, NIRT will be incorporated in California into the California Corporation. No gain or loss will be recognized by NIRT or the California Corporation as a result of this transaction. The tax basis of the assets received by the California Corporation in the Incorporation Procedure will equal the tax basis of those assets to NIRT immediately prior to the time the Incorporation Procedure is effected. The holding period of the assets received by the California Corporation in the Incorporate Procedure would include the period during which such assets were held by NIRT.

ASSUMPTIONS-MERGER

         The opinion of counsel described above will assume the accuracy of the facts and statements concerning the Merger set forth in this Joint Proxy Statement/Prospectus and will receive and rely upon representations of fact contained in certificates of TRII and NIRT including that (i) neither TRII nor NIRT is aware of any plan, intention or obligation or commitment on the part of any holder of 5% or more of NIRT Shares to sell, exchange or otherwise dispose of (or reduce the risk of loss by short sale or otherwise, to enter into any contract or arrangement with respect to, or consent to the sale, exchange or other disposition of) TRII Common Stock received in the Merger by such holder in exchange for such NIRT shares, (ii) TRII intends to cause the continuation of NIRT's historic business and use a significant portion of NIRT's historic business assets in the business of TRII, and (iii) after the Merger, TRII will hold at least 90% of the fair market value of the NIRT Assets and at least 70% of the fair market value of NIRT's gross assets held immediately prior to the Merger.

TAX CONSEQUENCES TO NIRT SHAREHOLDERS

         Under the reorganization provisions of the Code, no gain or loss will be recognized by holders of NIRT Shares with respect thereto as a result of the surrender of their NIRT Shares in exchange for shares of TRII Common Stock pursuant to the Merger (except as discussed below with respect to any cash received in lieu of fractional shares). The aggregate tax basis of the TRII Common Stock received in the Merger (including any fractional shares of TRII Common Stock deemed received) will be the same as the aggregate tax basis of the NIRT Shares surrendered in exchange therefor in the Merger. The holding period for the shares of TRII Common Stock received (including the holding period of fractional shares of TRII Common Stock deemed received) will include the holding period of the NIRT Shares surrendered in exchange therefor.

FRACTIONAL SHARES

         If a holder of NIRT Shares receives cash in lieu of a fractional share interest in TRII Common Stock in the Merger, such fractional share interest will be treated as having been distributed to the holder, and such cash amount will be treated as received in redemption of the fractional share interest. Under Section 302 of the Code, if such redemption is "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the holder will generally recognize capital gain or loss equal to the cash amount received for the fractional share of TRII Common Stock reduced by the portion of the holder's tax basis in NIRT Shares surrendered that is allocable to the fractional share interest in TRII Common Stock. Under these rules, a share owner of NIRT Shares should recognize capital gain or loss on the receipt of cash in lieu of a fractional share interest in TRII Common Stock. The capital gain or loss will be long-term capital gain or loss if the holder's holding period in the fractional share interest is able to qualify for that treatment.

CONSEQUENCES TO NIRT, TRII AND HOLDERS OF TRII COMMON STOCK

         None of NIRT, TRII or the holders of TRII Common Stock before the Merger will recognize gain or loss as a result of the Merger.

THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX EFFECTS RELATIVE TO THE INCORPORATION PROCEDURE OR THE MERGER. THUS, NIRT SHARE OWNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE INCORPORATION PROCEDURE AND THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

         MARKET PRICES; DISTRIBUTIONS AND RELATED SHAREHOLDERS MATTERS

         The TRII Common Stock is listed on the NASDAQ SmallCap Market under the symbol "VIPT" and the NIRT Shares are listed on the NASDAQ National Market under the symbol "NIRTS." The following table sets forth, for the periods indicated, the high and low bid quotations of the TRII Common Stock (including its predecessor VPT) and the NIRT Shares as reported by the NASDAQ system for the periods indicated, which consist of the last three fiscal years and the quarters ending in the current year. Over-the-market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.


                                                     TRII COMMON STOCK(a)                     NIRT SHARES
                                              -----------------------------------   -----------------------------------
                                                                    DISTRIBUTIONS                           DISTRIBUTIONS
                                                HIGH       LOW           PAID          HIGH         LOW        PAID(b)
 1995
    First Quarter ended February 28, 1995     $ 5       $ 4 3/8           -
    First Quarter ended March 31, 1995                                              $    8 7/8   $  8 3/4    $   0.14
    Second Quarter ended May 31, 1995           5 5/8     5               -
    Second Quarter ended June 30, 1995                                                   8 7/8      8 5/8        0.15
    Third Quarter ended August 31, 1995         5 5/8     5               -
    Third Quarter ended September 30, 1995                                               8 7/8      7 1/4        0.15
    Fourth Quarter ended November 30, 1995      5 5/8     5               -
    Fourth Quarter ended December 31, 1995                                               9 1/8      8 7/8        0.17

 1996

    First Quarter ended February 28, 1996     $ 6 1/2   $ 5               -
    First Quarter ended March 31, 1996                                              $   11        $  9 1/8   $   0.17
    Second Quarter ended May 31, 1996           6 1/2     5               -
    Second Quarter ended June 30, 1996                                                  11 5/8      11           0.17
    Third Quarter ended August 31, 1996         7 7/8     5               -
    Third Quarter ended September 30, 1996                                              11 5/8      11 1/8       0.17
    Fourth Quarter ended November 30, 1996      7 1/2     7               -
    Fourth Quarter ended December 31, 1996                                              11 1/4      10 7/8       0.18

 1997
    First Quarter ended February 28, 1997     $ 7       $ 7               -
    First Quarter ended March 31, 1997                                              $   13 7/8   $  11 1/8   $   0.18
    Second Quarter ended May 31, 1997           9         8               -
    Second Quarter ended June 30, 1997                                                  14 1/2      13 7/8       0.18
    Third Quarter ended September 30, 1997                                -
      (4 months)                               10 3/4     9
    Third Quarter ended September 30, 1997                                -             15 5/8      14 1/8       0.18
    Fourth Quarter ended December 31, 1997     10        10               -             17          15 1/4       0.20

 1998

    First Quarter ended March 31, 1998        $10 3/8   $ 9 1/2         $0.10       $   18         $15 3/4     $ 0.20
    Second Quarter ended June 30, 1998         10 3/8    10               -             21 7/8      18           0.20
    Third Quarter ended September 30, 1998     10 3/4    10 1/2           -             22          21 3/8        -
      (through July 29, 1998)


----------
(a) Retroactive effect has been given to the merger effective July 25, 1997 which resulted in the conversion of VPT into TRII and a December 1, 1995 reverse share split on the basis of one-for-five shares of VPT.

(b) NIRT cash distributions have been restated to give retroactive effect to 10% share distributions in September 1995, September 1996 and September 1997.

         On February 18, 1998, the last trading day prior to the announcement by TRII and NIRT that they had reached an agreement concerning the Merger, the closing bid prices of TRII Common Stock as reported on the NASDAQ SmallCap Market and NIRT Shares as reported on the NASDAQ National Market were $10 1/16 and $16 3/8 per share, respectively. Applying the Exchange Ratio to TRII's closing bid price of $10 1/16, each NIRT Share would be valued at $19.83.

         On July 29, 1998, the closing bid price of the NIRT Shares on the NASDAQ National Market was $21 3/8 per share and such NIRT Shares were held by approximately 6,100 holders of record and approximately 10,100 beneficial owners including those Shares held in street name.

         On July 29, 1998, the closing bid price of the TRII Common Stock on the NASDAQ SmallCap Market was $10 1/2 per share and such shares were held by approximately 3,000 holders of record and approximately 4,500 beneficial owners including those shares held in street name.

         Following the Merger, TRII Common Stock will continue to be traded on the NASDAQ Stock Market, NIRT Shares will cease to be traded and there will be no further market for the NIRT Shares.

TRII COMMON STOCK HISTORY

         TRII is the ultimate successor-in-interest to VPT which was incorporated in California under the name Vinland Property Corporation on July 22, 1997 which was merged with and into TRII on July 25, 1997 with TRII being the survivor to such merger. The VPT Board of Trustees approved a one-for-five reverse share split of all of VPT's shares of beneficial interest which was effective at the close of business on December 1, 1995, on the basis of one new share (i.e., a "Post-Split Share") for each five shares then outstanding (each an "Old VPT Share"). It was not intended that any material differences exist between an Old VPT Share and a Post-Split Share except that fewer Post-Split Shares were outstanding.

         Following the one-for-five reverse share split, on December 1, 1995 VPT offered to purchase all shares of its beneficial interest no par value of each shareholder holding 99 or fewer Post-Split Shares (or less than 500 Old VPT Shares) either of record or beneficially on December 1, 1995. Under such offer, as extended on January 22, 1996, VPT purchased all Post-Split Shares duly tendered prior to 5:00 p.m. New York City time on February 29, 1996 (the "Extended Expiration Date") at a price equal to the next closing price of the VPT Post-Split Shares as reported by the NASDAQ Inter-Dealer Quotation System on the day VPT, through its Transfer Agent Registrar, received the Letter of Transmittal properly completed, signed and validly tendered, with certificates for Old VPT Shares attached, at the address listed in the Letter of Transmittal. VPT paid all expenses in connection with the sales pursuant to such offer and a tendering shareholder was not required to pay any brokerage commissions or similar charges. A total of 43,696 Post-Split Shares were validly tendered to and purchased by VPT through such offer.

         No cash distributions were paid on Old VPT Shares in 1994 or 1995. No cash distributions were paid on Post- Split Shares of VPT in 1996 or 1997 and no distributions have been paid on the TRII Common Stock since July 25, 1997, the effective date of the merger which created TRII as the ultimate successor-in-interest to VPT through December 31, 1997. A cash dividend of $0.10 per share was declared on the TRII Common Stock in December 1997 and paid in January 1998 to stockholders of record on December 26, 1997.

         In 1993, VPT paid a taxable distribution of $1.25 per Post-Split Share, totaling $1.5 million and equal to VPT's 1992 taxable income in the form of either VPT's 9% Series A Convertible Subordinated Debentures (the "Debentures") or Uncertificated Convertible Subordinated Obligations (the "Obligations"). The Debentures and Obligations were convertible until January 13, 1994 at a price of $0.80 per share. VPT received $470,000 in new equity from the conversion of the Debentures and the Obligations, which resulted in issuance of 589,361 Old VPT Shares (117,872 Post- Split Shares). In December 1994, VPT redeemed all outstanding Obligations. The principal balance of the Debentures at June 30, 1998 totaled $928,000, which was automatically assumed by TRII pursuant to the merger effective July 25, 1997. Debenture interest is payable on June 30 and December 31 of each year. The Debentures are scheduled to mature on June 30, 2003 and are redeemable at any time at 100% of the principal amount together with accrued but unpaid interest.

         At the same time as VPT's 1993 distribution to shareholders, VPT also issued share purchase rights to shareholders of record on September 15, 1993. One share purchase right was issued for each Old VPT Share held by holders of 400 Old VPT Shares. Four share purchase rights entitled the holder to purchase one additional Old VPT Share at a purchase price of $0.73 until January 13, 1994. Holders of fewer than 400 Old VPT Shares received $0.01 per share cash payment in lieu of the share purchase rights. VPT received $296,100 in cash and new equity from the exercise of share purchase rights which resulted in the issuance of 404,885 additional Old VPT Shares (80,977 Post-Split Shares).

         Future distributions to stockholders will be dependent upon TRII's income, financial condition, capital requirements, cash flow and other factors deemed relevant by the TRII Board. Prior to the consolidation, the TRII Board's policy was to make cash distributions to shareholders only to the extent required to maintain TRII's qualification as a REIT. Following the consolidation, the TRII Board intends to make quarterly cash distributions at a rate of between one-third and one-half of funds from operations.

                       DESCRIPTION OF TRII CAPITAL STOCK

         The authorized capital stock of TRII currently consists of 20,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Special Stock, par value $0.01 per share, issuable in series (the "Special Stock"). The Board of Directors of TRII has the authority to fix or establish by resolution the voting power, dividend rate, liquidation preference and rights and qualifications, limitations or restrictions of any class or series of Special Stock. As of August 21, 1998, no shares of Special Stock were issued and outstanding and no shares of such Special Stock have been designated. As of August 21, 1998, there were outstanding 1,272,180 shares of TRII Common Stock. The CUSIP number of the TRII Common Stock is 876287-10-3.

GENERAL

         The TRII Common Stock has no conversion, redemption, preemptive or subscription rights. The holders of TRII Common Stock are entitled to share, pro rata, in accordance with the number of shares held by them, such dividends as may be declared, from time to time, by the Board of Directors out of funds legally available therefor. Any such dividends are payable after all dividends, current and accrued, shall have been paid or declared and set apart for payment of any then outstanding shares of various series of Special Stock, to the extent that the Board of Directors shall have directed the dividends on any such Special Stock shall be paid or declared and set apart for payment before payment or setting apart for payment of dividends on the Common Stock. All shares of TRII Common Stock presently issued and outstanding are fully paid and nonassessable.

RIGHTS ON LIQUIDATION

         Upon liquidation, dissolution or winding up of TRII, the holders of TRII Common Stock are entitled to receive out of the assets of TRII, after payment of all debts and liabilities and the amounts or preference, if any, for each outstanding share of Special Stock, all remaining assets of TRII, pro rata, in proportion to the number of shares of TRII Common Stock held by them.

VOTING RIGHTS

         Each share of TRII Common Stock is entitled to one vote for all purposes in all matters submitted to the stockholders. Cumulative voting in the election of directors is not authorized by the Articles of Incorporation of TRII. Similarly, there are no redemption rights, sinking fund provisions or rights of conversion with respect to the TRII Common Stock and the holders of TRII Common Stock do not have any preemptive rights to acquire additional shares of TRII Common Stock.

TRANSFER AGENT

         The transfer agent and registrar for TRII Common Stock is American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005.

                        COMPARISON OF CERTAIN RIGHTS OF
                 STOCKHOLDERS OF TRII AND SHAREHOLDERS OF NIRT

GENERAL

         As a result of the Merger, holders of Shares of NIRT will become holders of TRII Common Stock and the rights of all such former holders of Shares of NIRT will thereafter be governed by the Articles of Incorporation and Bylaws of TRII and the NRS. The rights of the holders of Shares of NIRT are presently governed by the Declaration of Trust, as amended, the Trustees' Regulations of NIRT and the California Corporation Code. The following summary, which does not purport to be a complete statement of the general differences among the rights of shareholders of NIRT and stockholders of TRII sets forth certain differences between TRII's Articles of Incorporation and Bylaws, on the one hand, and NIRT's Declaration of Trust and Trustees' Regulations, on the other hand, and is qualified in its entirety by reference to the complete text of those documents. For information as to how such documents may be obtained, see "Available Information."

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS; DIRECTOR DESIGNEES

         TRII

         The Articles of Incorporation of TRII set the initial number of directors at four. The exact number of directors may be fixed or changed by the affirmative vote of a majority of the entire Board of Directors, from time to time, within the limits set by the Articles of Incorporation which are that the TRII Board of Directors shall consist of not fewer than three nor more than 15 directors. Any vacancy on the TRII Board of Directors may be filled by a vote of the majority of the directors then in office or by a sole remaining director. Directors are to be elected annually by a plurality of the votes at a meeting called for that purpose. The TRII Board is not presently "classified" (i.e., does not have classes of directors elected for staggered multi-year terms). Under Article Eleventh of the Articles of Incorporation of TRII, each director of the Board may be removed only by the affirmative vote of the holders of not less than two-thirds of the outstanding stock then entitled to vote for the election of such director. Pursuant to the Merger Agreement, at the Effective Time, the number of directors comprising the full TRII Board of Directors will be increased by five to a total of nine in order to add five of the independent NIRT Trustees to the TRII Board of Directors.

         NIRT

         The NIRT Declaration of Trust provides that the number of Trustees shall be no less than five nor more than 15 as determined by the vote of the Shareholders of NIRT or the Trustees. The NIRT Declaration of Trust also requires that a majority of the Trustees be persons who are not affiliates of the original sponsor of NIRT and one of NIRT's former advisors, or any of the original sponsors, affiliates or successor entities. Under the NIRT Declaration of Trust, "Affiliate" is defined "as to any person, any other person who owns beneficially, directly or indirectly, one percent or more of the outstanding capital stock, shares or equity interests of such person or of any other person which controls, is controlled by or is under common control with such person or is an officer, retired officer, director, employee, partner or trustee of such person or of any other person which controls, is controlled by or is under common control with, such person." Under the NIRT Declaration of Trust, "Person" is defined to include "individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof." Under the NIRT Declaration of Trust, Trustees may be removed by vote or consent of the holders of a majority of the outstanding Shares entitled to vote thereon, or by a majority of the remaining Trustees.

MANAGEMENT LIABILITY

         TRII

         TRII has defined the liability of corporate officers and directors with great precision. Under the Management Liability Provision (Article NINTH of the Articles of Incorporation), the directors do not have personal liability to TRII or its stockholders for monetary damages for any breach of their fiduciary duties as directors (including, without limitation, any liability for gross negligence in the performance of their duties), except (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) for the payment of dividends in violation of NRS 78.300. By precluding personal liability for certain breaches of fiduciary duty, including grossly negligent business decisions in evaluating takeover proposals to acquire TRII, the Management Liability Provision supplements indemnification rights afforded under TRII's

Articles of Incorporation and Bylaws which provide, in substance, that TRII shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the NRS and other applicable laws.

         The Articles of Incorporation provide that TRII "shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) . . . to any person made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director, officer, employee or agent of TRII . . ." Further, the Bylaws provide that "[e]ach officer, director or employee . . . shall be indemnified . . . to the full extent permitted under Chapter 78 of the Nevada Revised Statutes . . . and other applicable law." Pursuant to the NRS, a corporation may indemnify persons for expenses related to an action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The expenses indemnified against in this provision include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred connection with the action, suit or proceeding. The NRS further provides that a corporation may indemnify persons for attorneys' fees related to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may also indemnify directors for amounts paid for judgments and settlements in such a suit, but only if ordered by a court after determining that the person is "fairly and reasonably" entitled to indemnity.

         The Management Liability Provision contained in the Articles of Incorporation is analogous to Article VII of the Declaration of Trust of NIRT.
Article VII, however, explicitly exculpates Trustees, officers, employees and agents of the Trust while the Management Liability Provision explicitly exculpates only directors. Further, under the Declaration of Trust of NIRT, a Trustee would not be indemnified for liability arising from gross negligence or reckless disregard of duty, whereas a director of TRII may be indemnified for such liability under the Articles of Incorporation.

         The NRS and Nevada common law provide that a corporation's board of directors owes certain fiduciary duties to the corporation and its stockholders, including a duty of loyalty and a duty of care. The duty of care generally considered to require directors to be sufficiently diligent and careful in informing themselves regarding, and in deciding whether to take or not to take, corporate action. The duty of care to which directors are bound is that which ordinarily prudent and diligent men would exercise under similar circumstances. The duty of loyalty is generally considered to require directors to act in what they determine is good faith, at appropriate consideration, to be in the best interest of the corporation and not to engage in self-dealing. With respect to limitations on the personal liability of directors to TRII or its stockholders, the Management Liability Provision is more expansive than the provision in the Declaration of Trust that addresses the limitations on the personal liability of Trustees to the Trust or its shareholders. Consequently, the Management Liability Provision expands the current limitation on personal liability of members of management to cover, in addition, certain violations of their fiduciary duty of care rising to the level of gross negligence or reckless disregard of duty. The Management Liability Provision would not, however, insulate directors of TRII from liability to TRII or its stockholders for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of NRS 78.300. The limitation of liability applies only to claims by TRII or its stockholders and does not preclude or limit recovery of damages by others, such as creditors.

         The Management Liability Provision further provides that any repeal or modification of Article NINTH would not increase the personal liability of any director of TRII for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of TRII existing at the time of such repeal or modification.
Moreover, the Management Liability Provision provides that if Nevada law is, in the future, amended to further eliminate or limit the liability of directors, the liability of a director shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended.

         By protecting directors from assessments of monetary damages for breaches of the duty of care, Management Liability Provision limits the remedies available to a stockholder seeking to challenge a Board of Directors decision protected by the Management Liability Provision, including, for example, decisions relating to acquisition proposals or similar transactions. However, it does not eliminate or change the duty of care. Accordingly, the Management Liability Provision does not limit the availability of equitable remedies, such as an injunction or rescission based on a director's breach of the duty of care, although, as a practical matter, particular equitable remedies may not be available (e.g., after a transaction has already been effected).





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
Additionally, the Bylaws of TRII provide indemnification to each officer, director and employee of TRII to the fullest extent permitted by Chapter 78 of the NRS and other applicable law.

         The Management Liability Provision also provides that TRII shall indemnify to the fullest extent permitted by law any person who is a party or is made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director, officer, employee or agent of TRII, or is or was serving at the request of TRII, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. The Management Liability Provision also provides that TRII shall advance expenses to the fullest extent permitted by law to such indemnitee. The Management Liability Provision further states that any amendment to or repeal of Article NINTH would not diminish such indemnification with respect to any acts or omissions occurring prior to such amendment or repeal. The indemnity provisions of the Management Liability Provision and Section 78.751 of the NRS are comparable except that Section 78.751 of the NRS provides that a corporation shall make no indemnification in respect of any claim as to which a final adjudication establishes that the director is liable to TRII or for amounts paid in settlement to TRII unless and only to the extent that the court in which the action was brought determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses.

         As herein described, directors and officers of TRII are indemnified against certain liabilities under provisions of the Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, TRII has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         In addition, the Management Liability Provision provides, as permitted by the NRS, that TRII may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of TRII or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against such expense, liability or loss, whether or not TRII would have the power to indemnify such person against any such expense, liability or loss under the NRS. Section 7.4 of the Trust's Declaration of Trust is analogous to this portion of the Management Liability Provision. Although the Trust has had the power to purchase such insurance, to date the Trust has not done so.

         NIRT

         The Trustees and officers of the Trust are indemnified under the Declaration of Trust of NIRT against judgments, fines, amounts paid on account of and reasonable expenses (including attorneys' fees) incurred in connection with the defense of suits or proceedings in which a claim or liability against a person is asserted by reason of the fact that he is a Trustee or officer of the Trust, as the case may be. Currently, each of the Trustees of the Trust has been offered contractual indemnification to the fullest extent permitted by the Declaration of Trust or to the fullest extent not prohibited under applicable law.

         The Declaration of Trust of NIRT provides that the Trust shall indemnify and reimburse any person made a party to any action, suit or proceeding or against whom any claim or liability is asserted because he was or is a Trustee, officer, employee or agent of the Trust for any judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in defending against such claim, action, suit or proceeding, or alleged liability or in connection with any appeal therein, except where the claim, obligation or liability arose out of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

SHAREHOLDER LIABILITY

         Limitations on the potential personal liability of stockholders for the acts and obligations applicable to TRII under Nevada law are comparable to the limitations under California law and the Declaration of Trust of NIRT applicable to Shareholders of NIRT with respect to the Trust's acts and obligations. Though the TRII Articles of Incorporation do not expressly limit stockholder liability, pursuant to Article 8, Section 3, of the Nevada constitution and Section 78.225 of the NRS, stockholders are not personally liable for the payment of a corporation's debts, except to the extent a stockholder has not paid the consideration for which that stockholder's shares were authorized to be issued or which was specified in a written subscription agreement between the corporation and the stockholder. Similarly, the Declaration of Trust of NIRT provides that Shareholders shall not be subject to any personal liability for the acts or obligations of NIRT and that every written undertaking made by NIRT shall contain a provision that such undertaking is not binding on any Shareholder personally. Under Section 23001 of the California Corporations Code, no shareholder of a real





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
estate investment trust like NIRT shall be personally liable for any liabilities, debts or obligations of, or claims against, such real estate investment trust. Section 23002 of the Corporations Code further provides that
Section 23001 applies to any real estate investment trust under the laws of California with respect to liabilities, debts, obligations and claims wherever arising. Under Section 23000 of the California Corporations Code, NIRT is classified as a "real estate investment trust" for purposes of the foregoing provisions of California law. Thus, the Incorporation Procedure and Merger will not materially alter Shareholder liability in California. It should be noted that the law regarding other states where NIRT does business might treat Shareholders' liability in a different manner (i.e., impose liability) if a court in such state were not to apply California law to such issue.

THE RESTRICTIONS ON RELATED-PARTY TRANSACTIONS PROVISION

         TRII

         Article FOURTEENTH of the Articles of Incorporation provides that TRII shall not, directly or indirectly, contract or engage in any transaction with
(i) any director, officer or employee of TRII, (ii) any director, officer or employee of the advisor, (iii) the advisor or (iv) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act, as amended) of TRII or any person identified in the foregoing clauses (i) through (iii) unless
(a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by the Board of Directors or the appropriate committee thereof and (b) the Board of Directors or committee thereof determines that such contract or transaction is fair to TRII and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of the independent directors of TRII entitled to vote thereon. Article FOURTEENTH defines an "independent director" as one who is neither an officer or employee of TRII nor a director, officer or employee of TRII's advisor.

         Article FOURTEENTH does not supplant Nevada law regarding related-party transactions; rather, Article FOURTEENTH provides additional protection against the possibility of related-party transactions unfavorable to TRII. Under the NRS, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is not void or voidable solely for this reason, or solely because the director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, because the vote or votes of common or interested directors are counted for that purpose, provided that one of the four requirements below is met:

                 (i) The fact of the common directorship, office or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

                 (ii) The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

                 (iii) The fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

                 (iv) The contract or transaction is fair as to the corporation at the time it is authorized or approved.

         NIRT

         The basic restriction on transactions between NIRT and related parties contained in the Declaration of Trust of NIRT is similar to restrictions contained in TRII's Articles of Incorporation and the NRS. Section 7.6 of the Declaration of Trust provides that, absent fraud and except as otherwise prohibited by the Declaration of Trust of NIRT, a contract, act or other transaction between NIRT and any other person, or in which NIRT is interested, shall be valid even though one or more of the Trustees or officers of NIRT (i) are directly or indirectly interested in, or connected with, or are trustees, partners, directors, officers or related officers of such other person or (ii) individually or jointly with others, are parties to or directly or indirectly interested in, or connected with, such contract, act or transaction. Further, no Trustee or officer shall be under any disability from or have any liability as a result of entering into any such contract, act or transaction provided that (a) such interest or connection is disclosed or known to the Trustees and thereafter the non-interested Trustee vote to authorize such contract, act or other transaction: (b) such interest or connection is disclosed or known to the Shareholders and thereafter such contract, act or transaction is approved by the Shareholders; and (c) such contract, act or transaction is fair and reasonable to NIRT at the time it is authorized by the Trustees or by the Shareholders.

         The Declaration of Trust of NIRT also contains specific restrictions on certain transactions between NIRT and certain other persons. Although the standards and procedures by which such transactions are permissible under TRII's Articles of Incorporation and Nevada law, on the one hand, and the Declaration of Trust of NIRT, on the other, are not dissimilar in the opinion of the Board of Trustees, the Declaration of Trust of NIRT absolutely prohibits certain transactions between the Trust and certain related parties, as discussed below, regardless of the fairness of the terms of such transactions and whether such transactions are authorized by a majority of unaffiliated Trustees or approved by the Shareholders. Because TRII's Articles of Incorporation contains no analogous prohibition, TRII may be permitted greater flexibility to engage in a larger class of transactions with related parties than the more limited class of transactions between NIRT and certain related parties than is currently permitted by the Declaration of Trust of NIRT. Nevertheless, the Board of Trustees believes that the restrictions in TRII Nevada's Articles of Incorporation and the restrictions mandated by the NRS offer adequate protection to ensure the fairness and propriety of transactions between TRII and related parties.

         Section 7.6 of the Declaration of Trust of NIRT states that NIRT "shall not purchase or lease, directly or indirectly, any real property or purchase any mortgage from the [a]dvisor or any affiliated person or from any partnership in which any of the foregoing may also be a general partner. . ." Further, NIRT shall not "sell or lease, directly or indirectly, any of its real property or sell any mortgage to any of the foregoing persons." The original sponsor or NIRT's advisor may make mortgage loans, purchase real property and assume loans in connection therewith in its own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such real property or mortgage loans or the borrowing of money or obtaining of financing for NIRT, or for any other purpose related to NIRT's business, as long as the price for which NIRT purchases such asset is no greater than the cost to the original sponsor or NIRT's advisor and there is no difference in the interest rates of the loans related thereto at the time acquired by the original sponsor or NIRT's advisor and the time acquired by NIRT, nor any other benefit to the original sponsor or NIRT's advisor arising out of such transaction apart from compensation otherwise permitted by the prospectus pursuant to which NIRT offered its Shares to the public.

         The Declaration of Trust of NIRT further provides in Section 7.6 that:

         "the Trust shall not, directly or indirectly, engage in any transaction with any Trustee, officer, or employee of the Trust or any director, officer, or employee of the [a]dvisor. . ., or of any company or other organization of which any of the foregoing is an affiliate, except for. . . (c) transactions with . . .the [a]dvisor or Affiliates thereof involving loans, real estate brokerage services, mortgage brokerage services, real property management services, the servicing of mortgages, the leasing of real or personal property, or other services, provided such transactions are on terms not less favorable to the Trust than the terms on which unaffiliated parties are then making similar loans or performing similar services for comparable entities in the same area and are not entered into on an exclusive basis.

         The Declaration of Trust defines "Affiliate" as follows:

         "[A]s to any person, any other person who owns beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares, or equity interests of such person or of any other person which controls, is controlled by, or is under common control with, such person or is an officer, retired officer, director, employee, partner, or trustee of such person or of any other person which controls, is controlled by, or is under common control with such person."

         A vote by a NIRT shareholder FOR the Incorporation Procedure and the Merger will also be deemed a vote FOR the approval of any amendments to NIRT's Declaration of Trust to the extent necessary to remove any question that such transaction is not a type of sale of Real Properties to an Affiliate of Tarragon and to remove the prohibitions set forth therein so that the Merger with TRII is otherwise permissible.

STOCKHOLDER MANAGEMENT RELATIONS

         THE CONSENT PROVISION. The Consent Provision (Article EIGHTH of the TRII Articles of Incorporation) provides that stockholders of TRII may act without a duly called annual or special meeting by written consent setting forth the action to be taken and signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voting. Under the NRS, unless otherwise provided in a corporation's articles of incorporation, any action which is required or permitted to be taken at an annual or special meeting of stockholders may instead be taken without a meeting if a written consent setting forth the action to be taken is signed by stockholders holding at least a majority of the voting power, or of such greater proportion as is required for such action. Like the TRII Articles of Incorporation, the Declaration of Trust of NIRT permits Shareholders of the Trust to approve certain acts by written consent without a meeting if such consent sets forth the action so taken and is signed by holders of the majority of the Trust's outstanding Shares.

         THE STOCKHOLDER MEETING PROVISION. The Stockholder Meeting Provision (also set forth in Article EIGHTH of the TRII Articles of Incorporation) provides that subject to the rights of the holders of any series of preferred stock, special meetings of stockholders may be called only by the TRII Board, the Chairman of the Board or the President of TRII. Stockholders of TRII may not by themselves call a special meeting of stockholders. In contrast to the Stockholder Meeting Provision, the Declaration of Trust of NIRT permits Shareholders to call special meetings upon the written request of Shareholders holding not less than 10% of the outstanding Shares of the Trust entitled to vote in the manner provided in the Trustees' Regulations. The Trustees' Regulations further provide that special meetings of Shareholders may be called at any time by the President or the Trustees or by any two or more Trustees, or by one or more Shareholders holding not less than two-thirds of the outstanding Shares of the Trust.

         The Stockholder Meeting Provision could have the effect of inhibiting stockholder actions that require a meeting of stockholders unless the TRII Board, the Chairman thereof or the President of TRII calls such a meeting.
Such meetings can impose considerable expenses upon TRII. The management of TRII believes that the TRII Board will be in the best position to determine those issues which are properly the subject of a special meeting of stockholders. Stockholders have a full opportunity to make proper proposals at duly convened stockholder meetings and to request that any such proposal be presented for consideration to other stockholders in TRII's annual proxy statement.

         OTHER PROVISIONS REGARDING STOCKHOLDER-MANAGEMENT RELATIONS. TRII's Bylaws provide, among other things, that any stockholder entitled to vote in the election of directors of the TRII Board generally may nominate one or more persons for election as directors at a meeting only if such stockholder gives not fewer than 35, nor more than 60, days' prior written notice of intent to make such nomination or nominations to the Secretary of TRII (or, if fewer than 45 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than 10 days following such notice or disclosure). Each such notice must set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (vi) the consent of each nominee to serve as a director of TRII if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure, which is referred to herein as the "Nomination Provision." Neither the NIRT Declaration of Trust nor the Trustees' Regulations contains any provisions analogous to the Nomination Provision.

         Although the Nomination Provision does not give the TRII Board any power to approve or disapprove of stockholder nominations for the election of directors, the Nomination Procedure may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of TRII, even if such attempt might be deemed by some stockholders to be beneficial to TRII and its stockholders. The TRII Board is currently unaware of any controlling judicial precedent addressing the validity of the Nomination Provision and, therefore, the matter is not entirely free from doubt. The TRII Board nevertheless believes that this provision is appropriate because it requires stockholders to give adequate notice to allow orderly and considered evaluation of nominees and fair elections.

         TRII's Bylaws also provide that, in addition to any other applicable requirements, for business not specified in the notice of meeting or brought by or at the direction of the Board of Directors of TRII to be properly introduced by a stockholder, the stockholder must give not fewer than 35, nor more 60, days' prior notice to the Secretary of TRII (or if fewer than 45 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than 10 days following such event). This provision (the "Stockholder Proposal Provision") does not preclude discussion by any stockholder of business properly brought before any meeting. Each such notice must set forth (i) a description of each item of business proposed to be brought before the meeting; (ii) the name and address of the stockholder proposing to bring such item of business before the meeting; (iii) the class and number of shares of stock held of record or owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such stockholder meeting notice; and (iv) all other information that would be required to be included in a proxy statement filed with the Commission. Neither the NIRT Declaration of Trust nor the Trustees' Regulations contains any provisions analogous to the Stockholder Proposal Provision.

         Although the Stockholder Proposal Provision does not give TRII Board of Directors or the Chairman of the meeting any powers to approve or disapprove such matters, the Stockholder Proposal Provision may have the effect of precluding the consideration of matters at a particular meeting if the proper procedures are not followed, even if approval of such matters may be deemed by some stockholders to be beneficial to TRII and its stockholders. TRII is presently unaware of any controlling judicial precedent addressing the validity of the Stockholder Proposal Provision and, therefore, the matter is not entirely free from doubt. As with the Nomination Provision, the TRII Board believes that the Stockholder Proposal Provision is appropriate because it requires stockholders to give both management and other stockholders adequate notice of such proposals and time to consider and respond to such proposals.

         TRII's Bylaws also provide that annual meetings of stockholders shall be held within the first eight months of the calendar year, or as soon as practicable thereafter. Written or printed notice of annual and special meetings of stockholders shall be given to stockholders entitled to vote not less than 10, nor more than 60, days before the date of such meeting, unless stockholders are to vote upon a proposed merger, consolidation or disposition of substantially all of TRII's assets, in which case notice shall be given no later than 20, nor more than 60, days before the date of such meeting. The NIRT Declaration of Trust contains similar provisions except that pursuant to the Declaration of Trust annual meetings of stockholders are to be held within the first six months after the end of the preceding fixed year.

         A full and correct statement of the affairs of TRII is to be prepared annually and submitted at the annual meeting. Such annual reports will include a balance sheet and a financial statement of operations for the preceding fiscal year. TRII is subject to the information requirements of the Exchange Act and the balance sheet and financial statements will be required by such Act to be certified by independent certified public accountants, although the TRII Bylaws do not impose such a requirement. The NIRT Declaration of Trust provides that the Trustees must mail an annual report not later than 120 days after the close of each fiscal year. The NIRT annual report must include a statement of assets and liabilities and a statement of income and expenses of the Trust, accompanied by the report of an independent certified public accountant. The NIRT Board is also required to send shareholders interim reports at least quarterly.

         THE BUSINESS COMBINATION PROVISION. The Business Combination Provision (Article TENTH of the TRII Articles of Incorporation) is designed to encourage companies interested in acquiring TRII to negotiate with the TRII Board and to give greater assurance to the stockholders of TRII that they will receive fair and equitable treatment in the event of a "Business Combination (as defined below) involving TRII or a subsidiary thereof with, or proposed by or on behalf of "Interested Stockholder" (as defined below) or certain related parties.

         Under Article TENTH of the TRII Articles of Incorporation, a Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any affiliate or associate (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) of any Interested Stockholder or any Person who thereafter would be an affiliate or associate of any Interested Stockholder would require approval by the affirmative vote of not less than 66 2/3% of the votes entitled to be cast on such transaction by the holders of all shares of voting stock of TRII then outstanding (the "Voting Stock"), voting together as a single class, excluding shares Beneficially Owned by such Interested Stockholders. However, the two-thirds affirmative vote of stockholders is not required if a majority of the members of the TRII Board or, in the case of such Business Combination involving any affiliate of TRII, a majority of the TRII Board including a majority of the members of the TRII Board who at the time are neither officers or employees of TRII nor directors, officers or employees of TRII's advisor, approves the Business Combination prior to the date on which the Interested Stockholder became the beneficial owner of 20% or more of TRII's shares (the "Acquisition Date"). If such prior TRII Board's approval is obtained, the Business Combination will be subject to the applicable voting requirement under the NRS.

Presently, for most types of Business Combination transactions on which a stockholder vote would be required, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the matter (including shares beneficially owned by the Interested Stockholder) is required. If the two-thirds vote required by the Business Combination Provision is obtained in connection with a particular proposed Business Combination, approval of a majority of the TRII Board will not be necessary. Under certain circumstances a Business Combination will be presumed to be proposed by or on behalf of an Interested Stockholder unless a majority of the members of the TRII Board determines otherwise.

         The NIRT Shares are presently listed on the NASDAQ National Market and, if as expected, the TRII Common Stock is listed on the NASDAQ National Market as a successor to the NIRT Shares after the effectiveness of the Merger, then, in addition, certain rules of the NASDAQ National Market would apply to TRII. These rules require prior stockholder approval as a prerequisite to the NASDAQ National Market approval of applications to list additional shares where such shares are to be issued in any transaction or series of related transactions (i) as sole or partial consideration for an acquisition of the stock or assets of another company (a) if any individual director, officer or substantial stockholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 5% of more; or (b) where the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 20% or more; (ii) in connection with (a) the sale or issuance of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the company equal 20% or more of presently outstanding common stock or (b) the sale or issuance by the company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock; or (iii) the net effect of which is that a listed company is acquired by an unlisted company even though the listed company is the nominal survivor.

         TRII presently contemplates seeking to list the TRII Common Stock (including the shares to be issued in connection with the Merger and the acquisition of Tarragon) on the NYSE. In the Merger Agreement, TRII has agreed to prepare and submit to the NYSE a listing application covering the TRII Common Stock including the shares of TRII Common Stock to be issued in connection with the Merger Agreement and the acquisition of Tarragon. If such application is approved, then following the consummation of the Merger, TRII's Common Stock will be de-listed from the NASDAQ SmallCap Market. In any event, NIRT's shares will be de-listed from the NASDAQ National Market.

         An "Interested Stockholder" is defined in the Business Combination Provision to include any Person who (i) is or has announced or publicly disclosed a plan or intention to become the Beneficial Owner of 20% or more of the Voting Stock or (ii) is an affiliate or associate of TRII and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of 20% or more of the Voting Stock. A person is the "Beneficial Owner" of Voting Stock that such person and certain related parties, directly or indirectly, own or have the right to acquire, hold, vote or dispose of. TRII, any of its subsidiaries and certain profit-sharing and employee-benefit plans are among the entities specifically excepted from the definition of "Interested Stockholder." Currently TRII is not aware of any Shareholder or group of Shareholders that would be an "Interested Stockholder" subsequent to the Merger, except William S. Friedman and Lucy N. Friedman (see "Principal Shareholders and Management").

         A "Business Combination" includes the following transactions with, or proposed by or on behalf of, any Interested Stockholder or certain related parties: (i) a merger or consolidation of TRII or any subsidiary with an Interested Stockholder or certain related parties; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition by TRII or a subsidiary of any assets or securities to an Interested Stockholder or certain related parties, or any other arrangement with or for the benefit of an Interested Stockholder or any such related party (including investments, loans, advances, guarantees, extensions of credit, security interests and joint venture participation) that (except in certain circumstances), together with all other such arrangements (including all contemplated future events), involve assets or securities having a value (or involving aggregate commitments) of $5 million or more or constitute more than 5% of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5% of the stockholders' equity (in the case of transactions in capital stock) of the entity in question, as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of TRII would be required to approve or authorize such transaction; (iii) the adoption of any plan or proposal for the liquidation or dissolution of TRII; (iv) any reclassification of securities recapitalization, merger with a subsidiary or other transaction which has the effect, directly or indirectly, of increasing an Interested Stockholder's proportionate share of the outstanding capital stock of TRII or a subsidiary; or (v) any agreement or arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (iv).

         By providing that the two-thirds vote requirement would not be invoked if a majority of the TRII Board approves a Business Combination prior to the Acquisition Date, the Business Combination Provision is intended to encourage companies interested in acquiring TRII to negotiate in advance with the TRII Board. The Business Combination Provision may discourage attempts to take over TRII by a principal stockholder. By requiring a two-thirds vote of stockholders other than the relevant Interested Stockholder to approve a Business Combination not approved by the TRII Board, the Business Combination Provision may enable a minority of TRII's stockholders to prevent consummation of a Business Combination. To the extent that the Business Combination Provision discourages tender offers or the accumulation of TRII Common Stock by a third party, stockholders may be deprived of higher market prices for their stock which may result from such events.

         Article TENTH effectively allows the TRII Board to waive the requirement that any Business Combination with, or proposed by or on behalf of, any Interested Stockholder requires the approval of not less than two-thirds of the votes cast by the holders of all shares of Voting Stock (excluding Voting Stock owned by such Interested Stockholder). If a majority of the members of the TRII Board or, in the case of Business Combination involving any affiliate or TRII, a majority of the TRII Board including a majority of the members of the Board of Directors who at the time are neither officers or employees of TRII nor directors, officers or employees of TRII's advisor, approves such Business Combination prior to the Acquisition date, such Business Combination requires only such affirmative vote, if any, as is required by applicable law or by any other provision of the Articles of Incorporation or Bylaws or by any agreement with any national securities exchange.

         The NRS imposes generally similar restrictions upon certain business combinations with interested stockholders of a Nevada corporation, but, among other differences, the NRS defines the terms "business combination" and "interested stockholder" differently and, unlike Article TENTH of the Articles of Incorporation, Nevada law subjects certain business combinations with interested stockholders to a three-year moratorium unless specified conditions are met. The NRS prohibits a Nevada corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an "interested stockholder." With certain exceptions, an "interested stockholder" is a person or group that owns 10% or more (compared to more than 20% under Article TENTH of the TRII Articles of Incorporation) of such corporation's outstanding voting stock, or is an affiliate or associate of the corporation and was the beneficial owner of 10% or more of such voting stock at any time within the previous three years.

         However, a Nevada corporation may elect not to be governed by the Business Combination provisions of Nevada law by expressly electing not to be governed by such statutes in the original Articles of Incorporation or an amendment thereto. Because the TRII Board believes that the Business Combination Provision offers sufficient protection, Article TENTH of the TRII Articles of Incorporation contains a provision expressly electing not to be governed by NRS statutes governing business combinations with interested stockholders (NRS Sections 78.411 through 78.444, inclusive) and acquisitions of a controlling interest (NRS Sections 78.378 through 78.3793, inclusive).

         California has adopted legislation that has certain anti-takeover implications. Although the California Corporations Code does not specifically apply to business trusts, certain of its provisions could be applied to business trusts by analogy. If the proposed Incorporation Procedure and Merger is adopted, such legislation will not apply to NIRT.

         Sections 1101 and 407 of the California General Corporation Law require that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless either (i) all of the holders of such common stock consent to the transaction or (ii) the terms and conditions of the transaction and the fairness of such terms and conditions have been approved by the appropriate state regulatory agency. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Nevada law has no comparable provision. California law also requires that shareholders be provided with a fairness opinion under certain circumstances when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party. Again, Nevada law has no provision comparable to such provision.

         THE EVALUATION PROVISION. Article TWELFTH of the TRII Articles of Incorporation (the "Evaluation Provision") permits the TRII Board to take into account all factors it deems relevant in evaluating, among other things, tender offers, proposals of business sales or combinations and proposals for corporate liquidation or reorganizations involving TRII, including the potential impact of any such transaction on TRII's creditors, partners, joint venturers, other constituents or TRII and the communities in which its' offices, other establishments or investments are located (collectively, "Non-Stockholder Constituencies") and on TRII's continuing status as a qualified REIT under the Code.

         The Evaluation Provision does not specify the relative weight that the TRII Board should give to the various factors. Under the Evaluation Provision, the TRII Board might, for example, take into account whether a potential acquiror proposed to use TRII's assets to finance an acquisition of TRII and the effect that such use of TRII's assets might have on its Non-Stockholder Constituencies, if any, and its REIT status. The TRII Board believes that consideration of the effect of a business combination proposal on TRII's Non-Stockholder Constituencies and REIT status may help to maintain or improve the financial condition of TRII and, as a result, confer related benefits upon its stockholders. However, because the Evaluation Provision allows the TRII Board to consider numerous judgmental or subjective factors affecting such a proposal, including certain non-financial matters, their consideration may lead the TRII Board to oppose a transaction that, as an exclusively financial matter, may be attractive to stockholders.

         The NIRT Declaration of Trust does not contain any provision similar to the Evaluation Provision. Courts construing California law have held that the decisions of California corporate directors in evaluating takeover bids generally are protected by the "business judgment rule," under which a court will not question the directors' business judgment so long as they act in accordance with their fiduciary duties to the corporation and to all of the stockholders. The NIRT Board is currently unaware of any judicial precedent construing California law that addresses the question of whether corporate directors (and, by analogy, trustees of unincorporated business trusts) may consider the interests of Non-Stockholder Constituencies or whether such consideration of such interests would be protected by the "business judgment rule."

         The NRS expressly provides that directors in evaluating acquisition proposals may consider certain interests of Non-Stockholder Constituencies including (i) the interests of the corporation's employees, suppliers, creditors and customers; (ii) the economy of the state and nation; (iii) the interests of the community and of society; and (iv) the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

ESTABLISHMENT OF SUBSIDIARIES

         Under Section 3.5 of the NIRT Declaration of Trust, a vote of two-thirds of the Trustees and holders of a majority of the Shares voting at a meeting called for such purpose is required for the formation of a subsidiary to hold all or part of the Trust's assets. Shareholders, by approving the Incorporation Procedure, will be ratifying the actions of the Trustees in forming the California Corporation. There exists no comparable provision in the TRII Articles of Incorporation.

AMENDMENT PROVISIONS

         The Bylaw Amendment Provision and the Articles of Incorporation Amendment Provision (each as defined below) generally require a super-majority vote for changes in the governing documents of TRII submitted to stockholders. Although those provisions may by themselves have a deterrent effect on some potential acquisitions of TRII, they are designed primarily to ensure that an acquiror cannot circumvent the acquisition safeguards contained in the governing documents. The TRII Board recognizes that the amendment provisions may serve to entrench current management; however, for the same reasons the Trustees deem acquisition safeguards to be in the best interest of TRII and its stockholders, the amendment provisions are required to buttress those safeguards.

         THE BYLAW AMENDMENT PROVISION. Article SEVENTEENTH of the Articles of Incorporation (the "Bylaw Amendment Provision") expressly authorizes TRII's Board to make, adopt, alter, amend, change or repeal TRII's Bylaws. The Bylaw Amendment Provision further states that the stockholders of TRII may not make, adopt, alter, amend, change or repeal TRII's Bylaws except upon the affirmative vote of holders of not less than 75% of the outstanding stock of TRII entitled to vote thereon. The TRII Board is currently unaware of any controlling judicial precedent under the NRS addressing the validity of this aspect of the Bylaw Amendment Provision and, therefore, the matter is not entirely free from doubt. This super-majority voting provision could enable holders of only 26% of the Nevada Common Stock to prevent holders of a substantial majority of the TRII Common Stock who do not approve of certain provisions of the TRII Bylaws from amending or repealing such provisions. In this regard, it should be noted that certain directors, executive officers of TRII and persons and entities with which they are affiliated have collective beneficial ownership of 31% of the Shares (as of August 21, 1998). Nevertheless, the TRII Board believes that the Bylaw Amendment Provision helps to ensure continuity with respect to the management of the day-to-day operations of TRII. The provision may also prevent a purchaser who acquires a majority of the shares of the TRII Common Stock from adopting Bylaws that are not in the best interest of the minority stockholders or repealing Bylaws that are in such stockholders' interest.

6003 Section 3.3 of the NIRT Declaration of Trust vests the power to make, adopt, amend or repeal Trustees' Regulations in the NIRT Board. Nevertheless, the Trustees' Regulations (at Article VII thereof) provide that they may be amended or repealed either by a two-thirds vote of Shareholders or by the NIRT Board.

         THE ARTICLES OF INCORPORATION AMENDMENT PROVISION. Article SEVENTEENTH of the TRII Articles of Incorporation (the "Articles of Incorporation Amendment Provision") requires the affirmative vote of at least 75% of all of the Voting Stock to alter, amend or repeal the Bylaw Amendment Provision, Consent Provision, Stockholder Meeting Provision, Business Combination Provision, Director Removal Provision, Evaluation Provision and Articles of Incorporation Amendment Provision, unless a majority of the TRII Board approves such alteration, amendment or repeal.

         In contrast, the NIRT Declaration of Trust generally may be amended
(i) by Shareholders holding a majority of the outstanding Shares entitled to vote thereon or (ii) by the Trustees without the vote or consent of Shareholders to the extent they deem it necessary to cure any ambiguity or inconsistency therein or to conform the NIRT Declaration of Trust to REIT requirements or other applicable law, unless, in either case, the proposed amendment would change certain rights with respect to any outstanding securities of NIRT, in which case the NIRT Declaration of Trust requires the vote or consent of the holders of two-thirds of the outstanding Shares entitled to vote thereon.

         Although the NIRT Declaration of Trust requires a super-majority vote for certain proposed amendments, the TRII Articles of Incorporation Amendment Provision makes it more difficult for stockholders to make changes in the TRII Articles of Incorporation, including changes designed to enable holders of a majority of the TRII Common Stock to obtain control over TRII. However, the Articles of Incorporation Amendment Provision may help protect minority stockholders from disadvantageous changes supported by less than a substantial majority of other stockholders.

         THE FOREGOING IS ONLY A SUMMARY OF THE SIMILARITIES AND DIFFERENCES BETWEEN TRII'S ARTICLES OF INCORPORATION AND BYLAWS, ON THE ONE HAND, AND NIRT'S DECLARATION OF TRUST AND TRUSTEES' REGULATIONS, ON THE OTHER, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXTS OF THOSE DOCUMENTS.

               OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         As of August 21, 1998, according to the Common Stock transfer records of TRII and the Share transfer records of NIRT and other information available to each of TRII and NIRT, (i) the following persons were known to be beneficial owners of more than 5% of the TRII Common Stock and the NIRT Shares, respectively, and (ii) the executive officers and current directors or Trustees and all officers and directors or Trustees as a group beneficially owned the following TRII Common Stock and/or NIRT Shares:


                                                  TRII COMMON STOCK                            NIRT SHARES
                                    ------------------------------------------  ------------------------------------------
              Name of               Amount and Nature of      Approximate       Amount and Nature of      Approximate
         Beneficial Owner           Beneficial Ownership   Percent of Class(a)  Beneficial Ownership   Percent of Class(2)
 Lucy N. Friedman                         380,603                  30%                1,255,232              33.1%
                                      (b)(c)(d)(e)(f)                              (2)(3)(4)(5)(6)

 William S. Friedman                      380,603                  30%                1,255,232              33.1%
                                      (b)(c)(d)(e)(f)                               (3)(4)(5)(6)(7)

 Chester Beck                            3,500 (h)                  *                 2,288 (14)               *

 Irving E. Cohen                            -0-                                       6,940 (9)                *

 Willie K. Davis                         2,700 (g)                  *                    -0-

 Dan L. Johnston                            -0-                                       7,055 (10)               *

 Lance Liebman                              -0-                                       7,545 (12)               *

 Sally Hernandez-Pinero                     -0-                                       6,940 (13)               *

 Lawrence G. Schafran                       -0-                                       6,940 (13)               *

 Raymond V. J. Schrag                       -0-                                       14,726 (8)               *

 Michael E. Smith                        2,500 (i)                  *                    -0-

 Carl B. Weisbrod                        1,000                      *                 7,501 (11)               *

 All TRII directors and
 Executive Officers as a group            390,303
 (7 individuals)                    (b)(c)(d)(e)(f)(g)(h)(i)      30.7%

 All NIRT Trustees and Executive                                                      1,312,879              34.7%
 Officers as a group (9                                                         (2)(3)(4)(5)(6)(7)(8)
 individuals)                                                                    (9)(10)(11)(12)(13)

----------------

 *       Less than 1%

(a) Percentages are based upon 1,272,180 shares of TRII Common Stock outstanding at August 21, 1998.

(b) Includes 1,300 shares of TRII Common Stock owned by William S. Friedman personally. Also includes 272,007 shares of TRII Common Stock owned by William S. Friedman's wife, Lucy N. Friedman. Mrs. Friedman has complete control over the Shares of TRII Common Stock owned by her and Mr. Friedman disclaims beneficial ownership of such shares. 147,000 of such shares have been pledged as collateral for bank loans.

(c) Includes 29,750 shares of TRII Common Stock owned by Tarragon Capital Corporation, of which Lucy N. Friedman and William S. Friedman are executive officers and directors and Lucy N. Friedman is a shareholder. 25,000 of such shares have been pledged as collateral for bank loans.

(d) Includes 54,546 shares of TRII Common Stock owned by Tarragon Partners, Ltd., of which Lucy N. Friedman and William S. Friedman are limited partners and Tarragon Capital Corporation is the general partner.

(e) Includes 21,000 shares of TRII Common Stock owned by Beachwold Partners, L.P., a Texas limited partnership, of which William S. and Lucy N. Friedman are the general partners and their four children are the limited partners.

(f) Does not include 7,750 shares of TRII Common Stock owned by Tanya Friedman, or 1,000 shares of TRII Common Stock owned by Ezra Friedman, Mr. Friedman's adult children, as to which shares Mr. Friedman disclaims any beneficial ownership; does include 2,000 shares of TRII Common Stock owned by Mr. Friedman's minor sons, Gideon and Samuel.

(g) Includes 1,200 shares of TRII Common Stock owned by Mr. Davis personally and 1,500 shares covered by four separate presently exercisable options.

(h) Includes 2,000 shares of TRII Common Stock owned by Mr. Beck personally and 1,500 shares covered by four separate presently exercisable options.

(i) Includes 1,000 shares of TRII Common Stock owned by Mr. Smith personally and 1,500 shares covered by four separate presently exercisable options held by Mr. Smith.


(1)      Percentages are based upon 3,787,171 NIRT Shares outstanding at August
         21, 1998.     .

(2) Includes 18,465 NIRT Shares owned by Lucy N. Friedman's husband, William S. Friedman.

(3) Includes 797,493 NIRT Shares owned by Lucy N. Friedman, of which 44,000 NIRT Shares serve as collateral for loans from a bank. In addition, includes 18,272 NIRT Shares and 18,428 NIRT Shares owned by Lucy N. Friedman's minor sons, Gideon and Samuel Friedman; Lucy Friedman has control of such Shares. Also includes 263,760 NIRT Shares owned by Beachwold Partners, L.P. in which William S. Friedman is the general partner and his wife Lucy N. Friedman and their four children are the limited partners.

(4) Does not include 45,434 NIRT Shares owned by Lucy N. Friedman's adult son Ezra Friedman, and 29,743 NIRT Shares owned by Lucy N. Friedman's adult daughter, Tanya Friedman. Mrs. Friedman disclaims beneficial ownership of such NIRT Shares.

(5) Includes 35,052 NIRT Shares owned by a trust for the benefit of the children and grandchildren of Samuel Friedman, deceased, William S. Friedman's father, for which Robert A. Friedman and Gerald C. Friedman (siblings of William S. Friedman), are the trustees; such shares are distributable per stirpes to two of Mr. Friedman's siblings and his four children; Lucy N. Friedman disclaims beneficial ownership of such NIRT Shares. Also includes 17,322 NIRT Shares held by William S. Friedman Grantor Trust (of which Mrs. Friedman is the Trustee) for the benefit of Lucy N. Friedman and her children.

(6) Includes 47,456 NIRT Shares owned by Tarragon Capital Corporation, of which William S. Friedman is an executive officer and Lucy N. Friedman is an executive officer and director and 38,984 NIRT Shares owned by Tarragon Partners, Ltd., of which Lucy N. Friedman and William S. Friedman are limited partners.

(7)      Mr. Friedman personally owns 18,465 NIRT Shares.

(8) Includes 7,786 NIRT Shares owned by Raymond V.J. Schrag directly and 6,940 NIRT Shares covered by four separate presently exercisable options; does not include 1,330 NIRT Shares owned by Mr. Schrag's wife as custodian for his two children as to which Mr. Schrag disclaims any beneficial ownership.

(9) Includes 3,630 NIRT Shares owned by Irving E. Cohen directly and 3,310 NIRT Shares covered by three separate presently exercisable options.

(10) Includes 115 NIRT Shares owned by Dan L. Johnston directly and 6,940 NIRT Shares covered by four separate presently exercisable options.

(11) Includes 561 NIRT Shares owned by Carl B. Weisbrod directly and 6,940 NIRT Shares covered by four separate presently exercisable options; Mr. Weisbrod also owns 1,000 shares of TRII Common Stock.

(12) Includes 605 NIRT Shares owned by Lance Liebman directly and 6,940 NIRT Shares covered by four separate presently exercisable options.

(13) Includes 6,940 NIRT Shares covered by four separate presently exercisable options.

(14)     Mr. Beck personally owns 2,288 NIRT Shares.

                                   MANAGEMENT

TRII DIRECTORS

         The affairs of TRII are managed and controlled by a Board of Directors presently consisting of four members who all have been named initially as directors in the TRII Articles of Incorporation and elected at the Annual Meeting of Shareholders of VPT held on July 10, 1997. Directors are elected at each Annual Meeting of Stockholders or appointed by the incumbent Board of Directors and serve until the next Annual Meeting or until their respective successor has been duly elected.

         Set forth below is certain information about the directors of TRII including their ages, terms of service, all positions and offices with TRII, NIRT or Tarragon Realty Advisors, Inc. ("Tarragon"), other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated" when used below with respect to a director means that the director is an officer, director or employee of Tarragon or an officer of TRII. The designation "Independent" when used below with respect to a director means the director is neither an officer or employee of TRII nor a director, officer or employee of Tarragon, although TRII may have certain business or professional relationships with such director as discussed below under "Certain Business Relationships and Related Transactions - TRII."

                          NAME, PRINCIPAL OCCUPATIONS,
                      BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                         AGE
CHESTER BECK:  director since April 1997; Trustee of VPT May 1995 to July 1997            68
(Independent)

         President (since March 1995) of Highland Funding Corp., a mortgage brokerage firm; National Sales Manager (January 1994 to March 1995) of
         Columbia Equities Limited, a real estate financing entity; Senior Vice
         President (April 1992 to January 1994) of Peregine Mortgage Company,
         Inc., an FHA approved mortgagee specializing in multifamily and health care project financing; Senior Vice President (1988 to March 1992) of
         Related Mortgage Corporation, an FHA Co-Insurer and Approved
         Mortgagee.

WILLIE K. DAVIS: director since April 1997; Trustee of VPT October 1988 to July
1997 (Independent)                                                                        66

         President (1971 to 1985) and Chairman and 50% shareholder (since 1985) of Mid-South Financial Corporation, holding company for Mid-South
         Mortgage Company and Gibbs Mortgage Company; President (1978 to 1995) and Chairman and sole shareholder (since December 1995) of FMS, Inc., a property management and real estate development firm; President
         (1983 to February 1990) of BVT Management Services, Inc., a real estate advisory and tax service firm; Director (since 1987) of Southtrust Bank of Middle Tennessee; Trustee and Treasurer (since
         1986) of Baptist Hospital, Inc., a Tennessee general welfare not-for-profit corporation; and Trustee or Director (October 1988 to March 7, 1995) of Continental Mortgage and Equity Trust ("CMET");
         Income Opportunity Trust ("IORT"); Transcontinental Realty Investors,
         Inc. ("TCI"); and Trustee (October 1988 to March 31, 1995) of NIRT.

WILLIAM S. FRIEDMAN: director since April 1997; Trustee of VPT March 1988 to              54
July 1997 (Affiliated)

         Chief Executive Officer (since December 1993), President (since
         December 1988), Acting Chief Financial Officer (May 1990 to February
         1991), Treasurer (August to September 1989) and Acting Principal
         Financial and Accounting Officer (December 1988 to August 1989) of
         TRII (and its predecessor) and NIRT; Trustee or Director (March 1988 to February 1994), Chief Executive Officer (December 1993 to February
         1994), President (December 1988 to February 1994), Acting Chief
         Financial Officer (May 1990 to February 1991), Treasurer (August to
         September 1989) and Acting Principal Accounting Officer (December 1988 to August 1989) of CMET, IORT and TCI; Director and Chief Executive
         Officer (since December 1990) of Tarragon; President (February 1989 to
         March 1993) and Director (February to December 1989) of Basic Capital
         Management, Inc. ("BCM"), the Advisor to VPT and NIRT (March 1989 to
         March 1994); General Partner (1987 to March 1994) of Syntek Asset
         Management, L.P. ("SAMLP"), which is the General Partner of National
         Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"); Director and President (March 1989 to February 1994) and Secretary (March 1989 to December 1990) of Syntek Asset Management, Inc. ("SAMI"), the
         Managing General Partner of SAMLP and a corporation owned by BCM;
         President (1982 to October 1990) of Syntek Investment Properties, Inc.
         ("SIPI"), which has invested in, developed and syndicated real estate through its subsidiaries and other related entities since 1973;
         Director and President (1982 to October 1990) of Syntek West, Inc.
         ("SWI"); Vice President (1984 to October 1990) of Syntek Finance
         Corporation; Director (1981 to December 1992), President (July 1991 to
         December 1992), Vice President and Treasurer (January 1987 to July
         1991) and Acting Chief Financial Officer (May 1990 to February 1991) of American Realty Trust, Inc. ("ART"); practicing Attorney (since
         1971) with the Law Offices of William S. Friedman; Director and
         Treasurer (November 1989 to February 1991) of Carmel Realty Services,
         Inc. ("CRSI"); Limited Partner (January 1991 to December 1992) of
         Carmel Realty Services, Ltd. ("Carmel, Ltd."). Also see "Litigation and Claims Involving Mr. Friedman Related to Southmark Corporation" below.

MICHAEL E. SMITH:  director  since  April  1997; Trustee of VPT from  October             55
1988 to August 1991 and from May 1995 to July 1997 (Independent)

         Lawyer and Assistant Professor of Law (since August 1995), University of Wisconsin, Madison, Wisconsin; Research Director of the Remington
         Center at the University of Wisconsin Law School (since 1997);
         President (1988 to 1995) and Director (1978 to 1995) of the Vera
         Institute of Justice, a New York not- for-profit corporation concerned with the administration of justice; Trustee of Prosecuting Attorney's
         Research Council, Inc. (1987 to 1995), New York Lawyers for the Public
         Interest (1986 to 1990), Housing and Services, Inc. (1986 to 1993),
         Manhattan Bowery Corporation, Inc. (1978 to 1995), Center for
         Alternative Sentencing and Employment Services, Inc., formerly the
         Court Employment Project, Inc. (1978 to 1995), and New York City
         Criminal Justice Agency, Inc. (since 1978); Trustee or Director
         (October 1988 to March 1992) of IORT, CMET and TCI; and Attorney at
         Law (since 1971).

TRUSTEES OF NIRT

         On May 4, 1994, NIRT, together with CMET, IORT, the predecessor of Income Opportunity Realty Investors, Inc., a Nevada corporation ("IORI"), and TCI, entered into a Modification of Stipulation of Settlement dated April 27, 1994 (the "Modification"), which settled subsequent claims of breaches of the settlement which were asserted by plaintiffs and modified certain provisions of a 1990 settlement of the action styled Olive, et al v. National Income Realty Trust, et al (the "Olive Case"). The original settlement, approved April 23, 1990 by the Court, related to the operation and management of each of the entities. The Modification was approved by the Court on December 12, 1994 and became effective January 11, 1995.

         The Modification, among other things, provided for the resignation of certain trustees, the addition of at least three new, unaffiliated members to be appointed to the NIRT Board, and set forth new requirements for approval of any transactions with affiliates over the next five years. Under the Modification, NIRT, the other entities, and their shareholders released the defendants from any claims relating to the plaintiffs' allegations. NIRT and other entities also agreed to waive any demand requirement for plaintiffs to pursue claims on behalf of each of them against certain persons or entities. The Modification also requires that any shares of NIRT held by Mr. Friedman or his affiliates shall be voted (i) in favor of the re-election of all current Board members that stand for re-election during the two calendar years following January 11, 1995, the effective date of the Modification, and (ii) in favor of all new Board members appointed pursuant to the terms of the Modification that stand for re-election during the three calendar years following January 11, 1995. The Modification also terminated a number of provisions of the original Stipulation of Settlement, including the requirement that NIRT or the other entities maintain a Related Party Transaction Committee and a Litigation Committee of the Board.

         Pursuant to the requirements (and in anticipation of the effectiveness) of the Modification, NIRT did not hold an Annual Meeting of Shareholders in 1994, John A. Doyle (a Trustee elected in February 1994) resigned as a Trustee on April 22, 1994, Ted P. Stokely (a Trustee elected in April 1990) resigned as a Trustee in August 1994, A. Bob Jordan (a Trustee elected in October 1992) resigned as a Trustee in June 1994, Bennett B. Sims (a Trustee elected in April 1990) resigned as a Trustee in August 1994, Geoffrey
C. Etnire (a Trustee elected in January 1993) ceased to be a Trustee on March 9, 1995, and Willie K. Davis (a Trustee elected in October 1988) retired as a Trustee effective March 31, 1995. Carl B. Weisbrod (a Trustee since February
1994) was elected Chairman of the Board on March 9, 1995, to replace William S. Friedman, who remained as President, Chief Executive Officer and Trustee of NIRT. During the period from May 1994 to March 9, 1995, the NIRT Board appointed four new, independent Trustees to replace a number of those who resigned and the number of members of the Board was reduced from ten at December 31, 1993 to eight at March 31, 1995. Independent Trustees appointed were Irving E. Cohen (June 2, 1994), Sally Hernandez-Pinero (May 19, 1994), Lance Liebman (March 9, 1995), and Lawrence G. Schafran (March 9, 1995). Messrs. Williams S. Friedman, Dan L. Johnston, Raymond V.J. Schrag and Carl B. Weisbrod continued as Trustees.

         The affairs of NIRT are managed and controlled by the NIRT Board presently consisting of eight members who have all been elected as Trustees at the last Annual Meeting of Shareholders on March 20, 1997 to serve as Trustees until the next Annual Meeting of Shareholders. The Trustees are elected at the Annual meeting of Shareholders or appointed by the incumbent Board of Trustees and serve until the next Annual Meeting of Shareholders or until their respective successor has been duly elected.

         The eight Trustees of NIRT are listed below, together with their ages, terms of service, all positions and offices with NIRT or Tarragon, other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Trustee, means that Trustee is an officer, director or employee of Tarragon or an officer of NIRT. The designation "Independent", when used below with respect to a Trustee, means Trustee is neither an officer or employee of NIRT nor a director, officer or employee of Tarragon, although NIRT may have certain business or professional relationships with such Trustee as discussed below under "Certain Business Relationships and Related Transactions - NIRT".

                          NAME, PRINCIPAL OCCUPATIONS,
                      BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                         AGE
IRVING E. COHEN: Trustee since June 1994 (Independent)                                    51

         Vice President and Regional Director (since 1997) Cherokee
         Environmental Realty Advisors, LLC, a real estate investor; Managing
         Director and Chief Acquisition Officer (1996-1997) Dames &
         Moore/Brookhill, LLC, a real estate development company; Managing
         Director (1994-1996) CPR Group, a real estate consulting company;
         Managing Partner (from 1990 to 1994) Fuller Corporate Realty Partners, a real estate asset management entity; Director of Real Estate
         Consulting Services for Price Waterhouse (1989- 1990); Special Adviser
         (1988-1989) and Trustee (1985-1989) Mellon Participating Mortgage
         Trust, a mortgage real estate investment trust (a "REIT"); and Executive Vice President, E. F. Hutton Properties, Inc. (from 1983 to
         1987).

WILLIAM S. FRIEDMAN: President since December 1988 and Trustee since March 1988           54
         (Affiliated)

         Trustee (since March 1988), Chief Executive Officer (since December
         1993), President (since December 1988), Acting Chief Financial Officer
         (May 1990 to February 1991), Treasurer (August to September 1989) and
         Acting Principal Financial and Accounting Officer (December 1988 to
         August 1989) of NIRT. See description under "Directors of TRII" for his experience and other offices and directorships. Also see
         "Litigation and Claims Involving Mr. Friedman Related to Southmark
         Corporation" below.

SALLY HERNANDEZ-PINERO: Trustee since May 1994 (Independent)                              45

         Managing Director (since July 1998) Fannie Mae American Communities
         Fund; Of Counsel (October 1994 to June 1998) Kalkines, Arky, Zall and
         Bernstein, New York City; Chairwoman (February 1992 to April 1994) New
         York City Housing Authority; Deputy Mayor (January 1990 to February
         1992) for Finance and Economic Development, City of New York;
         Commissioner/Chairwoman of the Board of Directors (February 1988 to
         December 1989) Financial Services Corporation of New York City;
         Director (since July 1994) of Consolidated Edison; Director (since
         April 1994) of Dime Savings Bank; Attorney at Law (since 1978).

DAN L. JOHNSTON: Trustee April 1990 to June 1990 and since February 1991                  60
         (Independent)

         Attorney in solo practice in New York, New York (1991 to 1994 and since August 1995); Partner in the law firm of Johnston, Kaplan and Lombardi (January to July 1995), New York City; Director (1992) of the
         Complex Drug Investigation and Prosecution Project for the Jefferson
         Institute for Justice Studies; Chief Counsel, Subcommittee on Criminal
         Justice, U.S. House of Representatives (June 1990 to January 1991);
         Executive Director (1986 to 1990) of Prosecuting Attorney's Research
         Council, a nationwide organization of metropolitan prosecutors to further research to improve the prosecutorial function; Consultant
         (February 1985 to June 1990) to the Edna McConnell Clark Foundation;
         Member (October 1987 to June 1990) of the Civilian Complaint Review
         Board of the New York City Police Department; Project Director (March
         1985 to February 1986) and Consultant (January 1984 to March 1985) of the Vera Institute of Justice; County Attorney (March 1977 to March
         1985) of Polk County, Des Moines, Iowa; Assistant Iowa Attorney
         General in charge of consumer fraud division (1965); Trustee (December
         1992 to May 1995) of VPT; and Director or Trustee (April 1990 to June
         1990 and from February 1991 to January 1995) of CMET, IORT and TCI.


LANCE LIEBMAN:  Trustee since March 1995 (Independent)                                    56

         William S. Beinecke, Professor of Law Columbia School of Law, New York
         City (since 1991); Director, Parker School of Foreign and Comparative
         Law; Director Designate, American Law Institute; Dean (1991- 1995)
         Columbia School of Law, New York City; Professor of Law (1976 to 1991) and Associate Dean (1981 to 1984) Harvard Law School; past teaching at
         Tokyo University, Fulbright Center, Ho Chi Minh City, Vietnam, and
         Hebrew University, Jerusalem; Lecturer on Law; Director (since 1991) of Greater New York Insurance Co. (both mutual and stock companies);
         Director (since 1995) of M&F Worldwide; Director (since 1996) of World
         Financial Properties, Inc.; author of numerous articles published in a number of legal periodicals and seven books; member of the bars of the District of Columbia, Massachusetts and New York; Attorney at Law
         (since 1967).

LAWRENCE G. SCHAFRAN:  Trustee since March 1995 (Independent)                             59

         Managing General Partner (since 1984) L. G. Schafran & Associates, a real estate investment and development firm in New York City;
         Director, Publicker Industries (since 1986), an Old Greenwich,
         Connecticut NYSE listed holding company that operates through subsidiaries in manufacturing services; Director, Capsure Holdings
         Corp. (1986 to December 1997), a Chicago, Illinois NYSE listed property and casualty insurer; Director, Oxigene, Inc. (1993 to 1996), a U.S. and Swedish pharmaceutical developer; Director, Glasstech, Inc.* (January 1995 to July 1997), a Perrysberg, Ohio manufacturer of glass bending and tempering equipment; and Director (December 1993 to October 1997) and Member (September 1994 to October 1997) and Chairman
         (from December 1994 to October 1997) of the Executive Committee of The
         Dart Group Corporation, a Landover, Maryland NASDAQ listed company engaged with other publicly traded subsidiaries in discount automotive parts and accessories (Trak Auto Corporation), discount bookstores
         (Crown Books Corporation), discount supermarkets, beverages and real estate; Chairman (since January 1996) Delta-Omega Technologies, Inc., a Broussard, Louisiana manufacturer and distributor of environmentally safe fire foams, industrial cleaners and de-greasers; Director, Discovery Zone, Inc. (since 1997); Director, Kaspar A.S.L. Ltd.
         (since 1997); and Director, Consat Corporation (since 1997).

RAYMOND V.J. SCHRAG: Trustee since October 1988 (Independent)                             52

         Attorney, Law Offices of Raymond V. J. Schrag in New York, New York
         (since January 1995); attorney, Law Offices of Paul J. Schrag, in New
         York, New York (since 1975); Trustee (1986 to December 1989) of Hidden
         Strength Mutual Funds; and Trustee or Director (October 1988 to August
         1994) of TCI, IORT and CMET; Trustee (October 1988 to May 1995) of
         VPT.

CARL B. WEISBROD: Chairman of the Board since March 1995 and Trustee since                53
         February 1994 (Independent)

         Trustee (since 1996) Ford Foundation; President (since 1994) Alliance for Downtown New York, Inc.; Trustee (February 1994 to May 1995) of
         VPT; President and Chief Executive Officer (April 1990 to 1994) of New
         York City Economic Development Corporation; President (May 1987 to
         April 1990) of 42nd Street Development Project, Inc. of New York State
         Urban Development Corporation; Executive Director (March 1986 to May
         1987) of Department of City Planning of the City of New York; and
         Executive Director (July 1984 to March 1986) of City Volunteer Corps of the City of New York.

EXECUTIVE COMPENSATION

         Each of TRII and NIRT has no employees, payroll or benefit plans and pays no compensation to the executive officers. Officers of each of TRII and NIRT who are also officers or employees of Tarragon are





----------
     * On May 24, 1993, Glasstech, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. An Order confirming a plan of reorganization became effective January 3, 1995 which is the same day Mr. Schafran became a director of Glasstech, Inc.

compensated by Tarragon. Such officers perform a variety of services for the Advisor and the amount of their compensation is determined solely by Tarragon. Compensation for certain officers who are responsible for legal and accounting services are allocated among the various entities for which Tarragon serves as advisor.

         The only direct remuneration paid by either TRII or NIRT is to the TRII directors and/or NIRT Trustees who are not officers or directors of Tarragon or their affiliated companies. The Independent TRII directors and/or NIRT Trustees (i) review the business plan of the respective entity to determine that it is in the best interest of the shareholders, (ii) review the contract with the advisor, (iii) supervise the performance of the advisor and review the reasonableness of the compensation which is paid to its advisor in terms of the nature and quality of services performed, (iv) review the reasonableness of the total fees and expenses of the respective entity and (v) select, when necessary, a qualified independent real estate appraiser to appraise properties acquired by the respective entity. The Independent TRII directors each receive compensation in the amount of $6,000 per year, plus reimbursement for expenses. In addition, each Independent TRII director receives $3,000 per year for each committee of the Board on which he serves,
 $2,500 per year for each committee chairmanship and $1,000 per day for any special services rendered by him to the entity outside of his ordinary duties as a Director, plus reimbursement for expenses, provided such services are specifically requested by the Board. The Independent NIRT Trustees each receive compensation in the amount of $15,000 per year, plus reimbursement for expenses. In addition, each Trustee receives $2,000 per year for each committee of the Board on which he serves, $1,000 per year for each committee chairmanship, and $1,000 per day for any special services rendered by him to NIRT outside of his ordinary duties as a Trustee, plus reimbursement for expenses, provided such services are specifically requested by the Board.

LITIGATION AND CLAIMS INVOLVING MR. FRIEDMAN RELATED TO SOUTHMARK CORPORATION

         Until January 1989, William S. Friedman, the President and a director of TRII and President and a Trustee of NIRT, was an executive officer and director of Southmark Corporation ("Southmark"), serving as Vice Chairman of the Board (since 1982), Director (since 1980) and Secretary (since 1984) of Southmark. As a result of a deadlock on Southmark's Board of Directors, Mr. Friedman and Gene E. Phillips, (who served as Trustee of each of VPT and NIRT until December 31, 1992) reached a series of related agreements (later modified) with Southmark on January 17, 1989 whereby Messrs. Friedman and Phillips resigned their position with Southmark and certain of Southmark's subsidiaries and affiliates. Southmark filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code on July 14, 1989. Subsequent to the filing of the Southmark bankruptcy, several lawsuits were filed against Southmark, its former officers and directors (including Mr. Friedman) and others, alleging, among other things, that such persons and entities misrepresented the financial condition of Southmark. Mr. Friedman denies all of such allegations. Those lawsuits in which Mr. Friedman was also a defendant involved two securities class actions (settled in 1993 for nominal payments), actions by investors in limited partnerships involving real estate syndication (four voluntarily dismissed by the plaintiffs, two settled in 1993 for nominal payments and one where all claims were dismissed by the court and sanctions awarded against plaintiffs' counsel), an action by the California Insurance Commissioner (Mr. Friedman discharged from further liability in January 1998) and an action by the Resolution Trust Corporation ("RTC") and Office of Thrift Supervision ("OTS") (Mr. Friedman's liability terminated in September 1996). NEITHER TRII NOR NIRT WAS A DEFENDANT IN ANY OF THESE LAWSUITS, ALL OF WHICH HAVE BEEN SETTLED OR DISMISSED.

EXECUTIVE OFFICERS OF TRII AND NIRT

         The only person currently serving as an executive officer of TRII and NIRT is William S. Friedman, President and Chief Executive Officer of TRII and NIRT. Mr. Friedman's positions with TRII and NIRT are not subject to a vote of the stockholders of TRII or the shareholders of NIRT. The age, terms of service, all positions and offices with TRII, NIRT or Tarragon, other principal occupations, business experience and directorships with other companies during the last five years or more of Mr. Friedman is set forth above under the "Directors of TRII."

OFFICERS

         Although not executive officers of TRII or NIRT, the persons currently listed below serve as officers of TRII and NIRT, each holding the same office and position with each of TRII and NIRT. Their positions with each of TRII and NIRT are not subject to a vote of shareholders. Their ages, terms of service, all positions and offices with the each of TRII or NIRT, or Tarragon, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

BRUCE A. SCHNITZ:  Age 48, Chief Operating Officer (since January 1996).

         Chief Operating Officer (since January 1996) of TRII (and predecessor
         VPT), NIRT and Tarragon; President and Chief Executive Officer (1993-1994) of McNeil Acquisition Corporation; President, Chief Operating Officer, and Director (1991-1993), McNeil Real Estate Management, Inc.

ROBERT C. IRVINE: Age 49, Executive Vice President and Chief Financial Officer
         (since September 1996).

         Executive Vice President and Chief Financial Officer (since September
         1996) of TRII (and predecessor VPT), NIRT and Tarragon; Executive Vice President and Chief Financial Officer of FYI, Inc. (February 1996 to July 1996); Executive Vice President, Secretary, Treasurer, Chief Financial Officer and a director of McNeil Real Estate Management, Inc. and a Vice President of McNeil Investors, an affiliated entity (1991-1995) and Certified Public Accountant (since 1977).

CHRIS W. CLINTON: Age 51, Senior Vice President - Asset Management (since May
         1995) and Senior President - Commercial Asset Management (March 1994 to April 1995).

         Senior Vice President - Asset Management (since May 1995) and Senior Vice President -Commercial Asset Management (March 1994 to April 1995) of TRII (and predecessor VPT) and NIRT; Senior Vice President (since March 1994) of Tarragon; Vice President (October 1988 to March 1994) of ART, CMET, IORT, NIRT, TCI, VPT and BCM.

WILLIAM L. GRIGSBY: Age 49, Senior Vice President - Construction (since
         September 1996).

         Senior Vice President - Construction (since September 1996) of TRII and NIRT; Senior Vice President (since September 1996) of Tarragon; Director of Construction (December 1994 to August 1996) of TRII and NIRT; Area Vice President of Property Management, Grapat Group Real Estate Management (1993 - 1994); and Registered Landscape Architect since 1979.

PETER LARSEN:  Age 56, Senior Vice President - Acquisitions (since July 1997).

         Senior Vice President - Acquisitions (since July 1997) of TRII and NIRT; Senior Vice President (since July 1997) of Tarragon; Vice President - Acquisitions (April 1996 to June 1997) of TRII and NIRT; Vice President (April 1996 to June 1997) of Tarragon; Independent Consultant (January 1995 to June 1996); and Vice President (May 1992 to December 1994) of BCM and CRSI.

NEIL SWINGRUBER: Age 39, Senior Vice President - Director of Property
         Management (since June 1997).

         Senior Vice President - Director of Property Management (since June
         1997) of TRII and NIRT; Executive Vice President (since February 1996) of TMI; Vice President of Property Management (1994 to 1995) of Binings; and Vice President of Property Management (1986 to 1993) of McNeil Real Estate Management, Inc.

ERIN D. DAVIS: Age 36, Vice President and Chief Accounting Officer (since
         September 1996).

         Vice President and Chief Accounting Officer (since September 1996) of TRII (and predecessor VPT), NIRT and Tarragon; Accounting Manager of VPT, NIRT and Tarragon (June 1995 to August 1996); Senior Associate, BDO Seidman (January 1993 to June 1995); and Certified Public Accountant (since 1990).

TODD C. MINOR:  Age 39, Treasurer (since December 1996).

         Senior Vice President - Mortgage Servicing and Financing (May 1995 to November 1996) and Senior Vice President - Finance (March 1994 to April 1995 and from July 1993 to January 1994) of TRII (and predecessor VPT) and NIRT; Senior Vice President (since March 1994) of Tarragon; Senior Vice President -Finance (from July 1993 to March
         1994) of BCM, ART, CMET, IORT and TCI; Vice President (from January 1989 to July 1993) of BCM and (from April 1991 to July 1993) of ART, CMET, IORT, NIRT, TCI and VPT.

KATHRYN MANSFIELD:  Age 38, Vice President and Secretary (since May 1998).

         Vice President and Secretary of TRII and NIRT (since May 1998); Vice President and Senior Counsel of CB Richard Ellis, Inc., formerly CB Commercial Real Estate Group, Inc. (October 1994 to May 1998); Litigation Counsel for BCM (March 1990 to October 1994); and Attorney at Law (since 1984).

         In addition to the foregoing officers, each of TRII and NIRT has other officers who are not listed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - TRII

         CERTAIN BUSINESS RELATIONSHIPS. On February 10, 1994, the VPT Board selected Tarragon to replace BCM as VPT's advisor effective March 1, 1994 under an advisory agreement. Mr. Friedman serves as director and Chief Executive Officer of Tarragon. Tarragon is owned by William S. and Lucy N. Friedman. As of August 21, 1998, the Friedman family owns approximately 30% of the outstanding shares of TRII, the successor to VPT.

         Also on February 10, 1994, the NIRT Board selected Tarragon to replace BCM as NIRT's advisor commencing April 1, 1994. William S. Friedman, a Trustee and President and Chief Executive Officer of TRII also serves as a trustee and officer of NIRT. NIRT has the same relationship with Tarragon as TRII. Mr. Friedman owes fiduciary duties to such other entities as well as TRII under applicable law.

         Tarragon occupied office space at TRII's One Turtle Creek Office/Retail Complex from March 1994 to October 1996, which also served as VPT's executive offices until October 11, 1996. During the period of occupancy of such space by Tarragon, Tarragon and its affiliates paid the Trust annual rental of $12 per square foot which was at least equal to the rent paid to VPT by unaffiliated tenants for similar space.

         RELATED PARTY TRANSACTIONS. Historically, VPT (and subsequently TRII) has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. All related party transactions entered into by TRII must be approved by a majority of the TRII Board, including a majority of the Independent Trustees. TRII management believes that all of the related party transactions were at least as advantageous to TRII and to its predecessor VPT, as could have been obtained from unrelated third parties.

         In May 1995, VPT purchased three apartment complexes (Collegewood, Florida Towers, and Jefferson Towers) located in Tallahassee, Florida, for $2.5 million, subject to an existing nonrecourse wrap mortgage of $2.4 million. VPT assumed the existing mortgage loan and paid the remaining purchase price, along with closing costs, of $118,000 in cash from the general working capital of VPT. Concurrently with the execution of the loan assumption, on June 5, 1995, VPT paid the lender $300,000 in cash reducing the principal balance by the same amount. The mortgage loan calls for monthly interest payments calculated at 10% per annum and matured June 1997. VPT purchased such properties from Investors Florida Capitol Fund II, Ltd., a Florida limited partnership (the "Seller"). Investors General, Inc. ("IGI"), which owns a 1% general partnership interest in the Seller, is owned by Investors General Acquisition Corporation ("IGAC"). John A. Doyle, (a Trustee and officer of VPT from January 1994 to August 1996), is a 62.5% stockholder of IGAC. The purchase price of the properties was based on their fair market values, and the entire transaction was approved by a majority of the limited partners of the Seller as well as the Independent Trustees of VPT. IGI and Messrs. Friedman and Doyle abstained in the voting.

         On June 30, 1989, VPT purchased from First City, Texas - Houston ("First City"), a $1.2 million first lien mortgage note (the "Cochonour Note") with respect to which an individual is the borrower, secured in part by a lien on a thoroughbred horse breeding farm located in Carroll County, Missouri, and a personal guarantee from a third party who, at the time, was an officer of First City. Until November 30, 1992, F.C. MacArthur, Inc., a wholly-owned subsidiary of Collecting Bank, N.A., owned approximately 16% of the outstanding shares of beneficial interest of IORT and 4% of the outstanding shares of common stock of TCI. First City performed substantial management and investment functions for Collecting Bank, N.A. At the time, Trustees of VPT also served as trustees or directors to IORT and TCI and at that time IORT and TCI were deemed to be "related parties." At present, none of the current directors of TRII also serve as a director of IORI (the successor to IORT) or TCI. The note matured on December 7, 1990. In September 1991, the guarantor provided additional collateral in the form of first lien mortgages and assignments of mortgages on condominium units located in Cook County, Illinois. In return, VPT extended the maturity date of the note to December 7, 1995 and all accrued but unpaid interest was added to principal and the outstanding principal balance of the note was increased to $1.4 million. During 1993 and 1994, eighteen of the twenty condominium units securing the Cochonour Note receivable were sold, and in accordance with the terms of the note, the proceeds of such sales were applied to reduce the principal balance of the note. In connection with the sale of three units, VPT accepted five-year notes in the principal amounts of $69,900, $73,000 and $66,400, secured by each respective unit. Terms of the condominium notes provide for monthly payments of principal and interest, based upon a 25-year amortization, with the unpaid principal balance due at the notes' maturity. The notes bore interest from 6% to 7% per annum for the first two years and from 8% to 9% per annum thereafter. In September 1994, VPT and the borrower agreed to a settlement of the Cochonour Note. Under the agreed-upon terms, a portion of the collateral property, a farm and luxury residence in Carroll County, Missouri, was conveyed to VPT. In April 1995, the two remaining condominium units securing the note were sold and the net proceeds of sale were remitted to VPT for application against and payment in full of the principal balance of the Cochonour Note of $110,000. Also in April 1995, one of the condominium notes in the amount of $66,000 was paid in full.

         In fiscal 1995, VPT paid to Tarragon $146,000 in advisory fees, $53,000 in equity refinancing fees, $83,000 in property management fees and cost reimbursements of $165,000.

         In fiscal 1996, VPT incurred fees and expenses paid to Tarragon and TMI of $181,000 in advisory fees, $43,000 in acquisition fees, $194,000 in brokerage commissions, $235,000 in property management fees, and expense reimbursements of $232,000.

         For the one month ended December 31, 1996, VPT incurred fees and expenses paid to Tarragon and TMI of $13,000 in advisory fees, $22,000 in acquisition fees, no brokerage commissions or equity refinancing fees, $26,000 in property management fees, and expense reimbursements of $32,000.

         In fiscal 1997, TRII incurred fees and expenses paid to Tarragon and TMI of $232,000 in advisory fees, $56,000 in acquisition fees, no brokerage commissions, $80,000 in equity refinancing fees, $339,000 in property management fees, and expense reimbursements of $236,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - NIRT

         CERTAIN BUSINESS RELATIONSHIPS. On February 10, 1994, the NIRT Board selected Tarragon to replace BCM as NIRT's advisor effective April 1, 1994 under an advisory agreement. Mr. Friedman serves as director and Chief Executive Officer of Tarragon. Tarragon is owned by William S. and Lucy N. Friedman. The Friedman family owns approximately 32% of the outstanding shares of NIRT.

         Also on February 10, 1994, the VPT Board selected Tarragon to replace BCM as VPT's advisor commencing March 1, 1994. Messrs. Johnston, Schrag and Weisbrod, each a Trustee of NIRT, resigned from the VPT Board on May 17, 1995. William S. Friedman also presently serves as President and a director of TRII, the successor to VPT. Mr. Friedman owes fiduciary duties to TRII as well as to NIRT under applicable law. TRII has the same relationship with Tarragon as NIRT.

         Since January 1, 1993, FMS, a company of which Mr. Davis (a current Director of TRII and a former Trustee of NIRT from October 1988 to March 31,
1995) is Chairman, President and sole shareholder, has been providing property-level management services, as a subcontractor for up to three properties owned by NIRT. In 1995, 1996 and 1997, FMS earned fees of $66,940, $82,292 and $80,920, respectively, for performing such services. The management of NIRT believes that such fees were at least as favorable to NIRT as those that would be paid to unaffiliated third parties for the performance of similar services.

         In February 1998, National Omni Associates, L.P., in which NIRT holds a 46% interest and TRI holds a 25% interest, paid a brokerage commission of $100,000 to Highland Funding Corp., for which Chester Beck, who serves as Director for TRII, serves as President, for consulting services provided in connection with the acquisition of 5600 Collins.

         RELATED PARTY TRANSACTIONS. Historically, NIRT has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. Prior to January 11, 1995, all related party transactions entered into by NIRT were to be approved by a majority of the NIRT Board, including a majority of the Independent Trustees. In addition, the Related Party Transaction Committee of the NIRT Board was to review all such transactions prior to their submission to the NIRT Board for consideration. NIRT's management believes that all of the related party transactions were at least as advantageous to NIRT as could have been obtained from unrelated third parties.

         NIRT is a partner with CMET in Sacramento Nine ("SAC 9"). NIRT holds a 70% non-controlling, undivided interest in SAC 9, which currently owns two office buildings in the Sacramento, California area. The SAC 9 joint tenancy agreement requires unanimous consent of both NIRT and CMET for any material changes in the operations of SAC 9's properties, including sales, refinancings and property management changes. Until March 9, 1995, Geoffrey C. Etnire, a Trustee of CMET, was also a Trustee of NIRT and until August 1994, Messrs. Stokley and Sims, Trustees of CMET, also served as Trustees of NIRT. Since March 9, 1995, NIRT and CMET have had no Trustee who serves on both boards.

         On December 10, 1990, the NIRT Board, based on the recommendation of its Related Party Transaction Committee, authorized the purchase of up to $1 million of the shares of beneficial interest of CMET through negotiated or open market transactions. At December 31, 1994, NIRT owned 39,500 shares of beneficial interest of CMET which it purchased in 1990 and 1991 through open market transactions, at a total cost to NIRT of $180,500. During the first three months of 1995, NIRT sold the shares for $592,500 and, as a result, recorded a $412,000 gain on sale of investments.

         In December 1993, the NIRT Board approved the issuance of a $1 million convertible subordinated debenture to Mr. Doyle (Chief Financial Officer of NIRT and TRII from February 1994 until August 1996) in exchange for his 10% participation in the profits of the Consolidated Capital Properties II ("CCP II") assets, which NIRT had acquired in November 1992. This participation was granted as consideration for Mr. Doyle's services to NIRT in connection with the CCP II portfolio. The debenture bore interest at a rate of 6% per annum and was scheduled to mature in 1999. In February 1996, Mr. Doyle converted the debenture into 93,076 NIRT Shares. NIRT repurchased 50,000 of these Shares from Mr. Doyle in September 1996 for $700,000.

         In 1995, NIRT paid Tarragon $1 million in advisory fees, $445,000 in real estate and mortgage brokerage commissions, $330,000 in property management fees and $960,000 in cost reimbursements.

         In 1996, NIRT paid Tarragon and affiliates $1,117,000 in advisory fees, $293,000 in real estate and mortgage brokerage commissions, and $1,014,000 in property management fees and $1,176,000 in expense reimbursements.

         In 1997, NIRT paid Tarragon and TMI $1,438,000 in advisory fees, $234,000 in real estate acquisition fees, $773,000 in equity refinancing fees, $39,000 in commercial lease commissions, $1,610,000 in property management fees, and $1,411,000 in expense reimbursements.

         RESTRICTIONS ON RELATED PARTY TRANSACTIONS. NIRT's Declaration of Trust provides that:

         "[t]he Trustees shall not . . . purchase, sell or lease any Real Properties or Mortgages to or from . . . the Advisor or any of [its] Affiliates," and that "[t]he Trustees shall not . . . make any loan to . . . the Advisor or any of [its] Affiliates."

Moreover, the NIRT Declaration of Trust further provides that:

         "[t]he Trust shall not purchase or lease, directly or indirectly, any Real Property or purchase any Mortgage from the Advisor or any affiliated Person, or any partnership in which any of the foregoing may also be a general partner, and NIRT will not sell or lease, directly or indirectly, any of its Real Property or sell any Mortgage to any of the foregoing Persons."

The NIRT Declaration of Trust further provides that:

         "[t]he Trust shall not directly or indirectly, engage in any transaction with any Trustee, officer or employee of NIRT or any director, officer or employee of the Advisor . . . or of any company or other organization of which any of the foregoing is an Affiliate, except for . . . [among other things] transactions with . . . the Advisor or Affiliates thereof involving loans, real estate brokerage services, real property management services, the servicing of Mortgages, the leasing of real or personal property, or other services, provided such transactions are on terms not less favorable to NIRT than the terms on which nonaffiliated parties are then making similar loans or performing similar services for comparable entities in the same area and are not entered into on an exclusive basis."

The NIRT Declaration of Trust defines "Affiliate" as follows:

         "[A]s to any Person, any other Person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares, or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding independent trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person."

         Prior to January 11, 1995, all related party transactions that NIRT contemplated were to be reviewed by the Related Party Transaction Committee of the NIRT Board to determine whether such transactions were (i) fair to NIRT and
(ii) permitted by NIRT's governing documents. Each of the members of the Related Party Transaction Committee was a Trustee who is not an officer, director or employee of NIRT's advisor, Tarragon, and is not an officer or employee of NIRT. Such committee was disbanded in February 1995 and its responsibilities assumed by the Independent Trustees.

         Pursuant to the terms of the Modification in the Olive case, which became effective January 11, 1995, any related-party transaction which NIRT may enter into prior to April 27, 1999, with two categories of exceptions, will require the unanimous approval of the NIRT Board. In addition, except for the categories noted below, certain defined related-party transactions may only be entered into in exceptional circumstances and after determination by the NIRT Board that the transaction is in the best interests of NIRT and that no other opportunity exists that is as good as the opportunity presented by such transaction. Two categories of exception are:

                 (i) direct contractual agreements for services between NIRT and the Advisor or one of its affiliates (i.e., the Advisory Agreement, property management contracts, etc.) which require prior approval by two-thirds of Trustees of NIRT and, if required, approval by a majority of the Shareholders;

                 (ii) joint ventures among NIRT and another party to the Modification in the Olive case or any of their affiliates or subsidiaries and a third party having no prior or intended future business or financial relationship with specified persons, or any affiliate of such persons, may be entered into on the affirmative vote of a majority of Trustees of NIRT.

         Under the terms of the Modification in the Olive case, approval of the Merger Agreement by the Board of Trustees of NIRT required the unanimous approval of the NIRT Board.

THE ADVISOR

             Although each of the TRII Board and NIRT Board, respectively, is directly responsible for managing the respective affairs of TRII and NIRT and for setting the respective policies which guide each entity, the day-to-day operations of each of TRII and NIRT are performed by a contractual advisory firm under the supervision of the TRII Board and the NIRT Board. In each case, the stated duties of the Advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources for each of TRII and NIRT. The Advisor also serves as a consultant in connection with the business plan and investment policy decisions made by the TRII Board and the NIRT Board.

             Consolidated Capital Equities Corporation ("CCEC") was the sponsor of and original advisor to each of VPT and NIRT. CCEC was replaced as advisor on August 1, 1988, by Consolidated Advisors, Inc. ("CAI"), the parent of CCEC. On December 2, 1988, CCEC filed a petition seeking reorganization under Chapter 11 of the United States Bankruptcy Code in the United States District Court for the Northern District of Texas. Mr. Friedman was director of CCEC and CAI from March 1988 through January 1989. Southmark was a controlling shareholder of The Consolidated Companies, the parent of CAI, from March 1988 through February 1989.

             BCM served as the advisor to each of VPT and NIRT from March 1989 to February 28, 1994 (VPT) and March 31, 1994 (NIRT). Mr. Friedman served as President of BCM until May 1, 1993. BCM is beneficially owned by a trust for the benefit of the children of Mr. Phillips, who served as a Trustee of each of VPT and NIRT until December 7, 1992. At the annual meetings of shareholders of each of VPT and NIRT held on April 26, 1993, the shareholders of each of VPT and NIRT approved the renewal of the Advisory Agreement with BCM. BCM resigned as advisor to VPT effective February 28, 1994 and NIRT effective March 31, 1994. BCM also serves as advisor to CMET, IORI, the successor to IORT, and TCI. One director of TRII, Willie K. Davis, was also a trustee of CMET and IORT (the predecessor of IORI) and a director of TCI until March 7, 1995. Messrs. Friedman and Phillips served as executive officers and directors of ART until November 6, 1992 and December 31, 1992, respectively. Mr. Friedman resigned from his positions with CMET, IORT and TCI in February 1994 and from his position with NRLP in March 1994 to concentrate his attention on VPT, NIRT and Tarragon.

             On February 10, 1994, each of the VPT and NIRT Boards selected Tarragon to replace BCM as advisor to each of VPT and NIRT. Since March 1, 1994, Tarragon has provided advisory services to NIRT and VPT (and its successor TRII) under an advisory agreement. Mr. Friedman serves as a director and Chief Executive Officer of Tarragon. Tarragon is owned by William S. and Lucy N. Friedman. The Friedman family owns approximately 30% and 33%, respectively, of the outstanding TRII Common Stock and NIRT Shares.

             Under the current Tarragon Advisory Agreement with each of TRII and NIRT, the Advisor is required to formulate and submit annually for approval by the TRII Board and/or NIRT Board (as the case may be) a budget and business plan for each entity containing a twelve-month forecast of operations and cash flow, a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, and other investments, and the Advisor is required to report quarterly to the Board on the entity's performance against the business plan. In addition, all transactions or investments by the respective entity require prior approval by the respective Board unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to the Advisor by the respective Board.

             The Tarragon Advisory Agreement also requires prior approval of the respective Board for retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that the Advisor shall be deemed to be in a fiduciary relationship to the respective shareholders; contains guidelines for the Advisor's allocation of investment opportunities as among itself, TRII, NIRT and other entities it advises; and contains a broad standard governing the Advisor's liability for losses by each of TRII and NIRT. Under the Advisory Agreement, neither the Advisor nor any of its shareholders, directors, officers or employees shall be liable to TRII, NIRT, the TRII directors, the NIRT Trustees, or the holders of securities of TRII or NIRT for any losses from the operations if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the respective entity and the loss or liability was not the result of negligence or misconduct by the Advisor. In no event will the directors, officers or employees of the Advisor be personally liable for any action or inaction unless it was the result of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

             Also, if either of TRII or NIRT were to request that the Advisor render services other than those required by the advisory agreement, the Advisor or an affiliate of the Advisor would be separately compensated for such additional services on terms to be agreed upon from time to time. In the past, each of VPT and NIRT had hired Carmel, Ltd., an affiliate of BCM, to provide property management services for properties. Since April 1, 1994, Tarragon has provided property management services for properties. Beginning April 1, 1996, Tarragon Management, Inc., a wholly- owned subsidiary of Tarragon, assumed the property-level management of the multifamily properties. Each of VPT and NIRT also engaged, on a non-exclusive basis, Carmel Realty, Inc. ("Carmel Realty"), also an affiliate of BCM, to perform brokerage services until March 31, 1994.

             Approval, and any renewal, of the Tarragon Advisory Agreement is required by NIRT's shareholders.

             The Advisory Agreement may only be assigned by Tarragon with the prior consent of the other party (i.e., either TRII or NIRT).

             The following table sets forth the compensation payable to Tarragon under the Tarragon Advisory Agreement of each TRII and NIRT:

                                                        TRII AND                        NIRT AND
                                                   TARRAGON ADVISORY               TARRAGON ADVISORY
                                                  AGREEMENT AS AMENDED            AGREEMENT AS AMENDED
                                                  DATED APRIL 1, 1995             DATED APRIL 1, 1995
              Base fixed annual fee          None                            None

              Net Income fee                 None                            None

              Incentive advisory fee for     16% per annum of TRII           16% per annum of NIRT
              successful investment and      "Adjusted Funds from            "Adjusted Funds from
              management of Trust's          Operations" (as defined)        Operations" (as defined)
              assets

              For supervision of the         1% of the cost, but no fee on   1% of the cost, but no fee on
              acquisition, purchase or       acquisitions from affiliates    acquisitions from affiliates
              long-term lease of real
              property of the Trust

              Mortgage brokerage and         the lesser of (i) 1% of the     the lesser of (i) 1% of the
              refinancing fees               amount of loan or amount        amount of loan or amount
                                             refinanced or (ii) a fee        refinanced or (ii) a fee
                                             which is reasonable and fair    which is reasonable and fair
                                             under the circumstances         under the circumstances

              Mortgage or loan               None                            None
              acquisition fees

              Real estate brokerage          Subject to approval by TRII     Subject to approval by NIRT
              commissions                    Board, may pay if the Advisor   Board, may pay if the Advisor
                                                    ---                             ---
                                             or affiliate acts as the        or affiliate acts as the
                                             broker in such amounts not to   broker in such amounts not to
                                             exceed customary fees charged   exceed customary fees charged
                                             by nationally recognized real   by nationally recognized real
                                             estate brokers for normal,      estate brokers for normal,
                                             similar transactions on a       similar transactions on a
                                             non-exclusive basis             non-exclusive basis

              Incentive sales                None                            None
              compensation

              Third-party mortgage           Advisor shall pay to TRII all   Advisor shall pay to NIRT all
              placement fees                 compensation received from      compensation received from
                                             third parties for               third parties for
                                             origination, placement or       origination, placement or
                                             brokerage of any loan made by   brokerage of any loan made by
                                             TRII                            NIRT

              Additional services            If and to the extent            If and to the extent
                                             requested by TRII, separately   requested by NIRT, separately
                                             on terms to be agreed upon      on terms to be agreed upon
                                             between TRII and such party     between NIRT and such party

             Assuming the consummation of the Merger and the acquisition of Tarragon by TRII, Tarragon will continue to provide advisory services to TRII, except that no separate fee shall be paid by TRII for those services. Instead, TRII will pay all overhead expenses of Tarragon, including all employee compensation and benefits.

             The directors and principal officers of Tarragon are set forth below:

                            WILLIAM S. FRIEDMAN:
                            Director and Chief Executive Officer

                            BRUCE A. SCHNITZ:
                            Chief Operating Officer

                            ROBERT C. IRVINE:
                            Executive Vice President and Chief Financial Officer

                            CHRIS W. CLINTON:
                            Senior Vice President - Commercial Portfolio

                            WILLIAM GRIGSBY:
                            Senior Vice President - Construction

                            PETER LARSEN:
                            Senior Vice President - Acquisition

                            NEIL SWINGRUBER:
                            Senior Vice President - Director of Property
                              Management

                            ERIN D. DAVIS:
                            Vice President and Chief Accounting Officer

                            KATHRYN MANSFIELD:
                            Vice President, Corporate Counsel and Secretary

                            TODD C. MINOR:
                            Treasurer

PROPERTY MANAGEMENT

         Since March 1, 1994, Tarragon has provided property management services to each of TRII (and its predecessor VPT) and NIRT for a fee of 4.5% of the monthly gross rents collected on apartment properties and not in excess of 5% of the monthly gross rents collected on commercial properties. Until April 1996, Tarragon subcontracted with other entities for the provision of the property-level management services to each of TRII (and its predecessor VPT) and NIRT. TMI, a wholly-owned subsidiary of Tarragon, currently provides property-level management services to the multifamily properties for a fee of 4.5% of the monthly gross rents collected, while the property-level Management services are provided by subcontractors for the commercial properties.
Assuming the consummation of the Merger and the acquisition by TRII of Tarragon, these services will continue to be provided by TMI as an indirect wholly-owned subsidiary of TRII, except that no separate fee shall be paid by TRII for these services. In lieu of such fees, TRII will pay substantially all overhead expenses of TMI, including all employee compensation and benefits. Following the Merger, TMI will continue to manage four multifamily projects and two shopping centers owned by entities affiliated with the Friedman family.
Mr. Friedman has agreed to use his best efforts to continue these existing management arrangements and fee structures as long as TMI renders customary management services in a commercially reasonable manner.

REAL ESTATE BROKERAGE

         Since March 1, 1994, each of TRII (and its predecessor VPT) and NIRT has also engaged Tarragon to perform acquisition services for each. Tarragon is available to and may act as a broker in both purchases and sales of property with commissions payable in amounts customarily charged in arms-length transactions by others rendering similar property acquisition services in the same geographical location and for comparable property.

                             INFORMATION ABOUT TRII

         TRII is the Nevada corporation incorporated April 2, 1997 and the ultimate successor-in-interest to VPT, a California business trust originally established July 18, 1973 which commenced operations April 2, 1974. On July 10, 1997, the shareholders of VPT approved the conversion of VPT into a Nevada corporation which was accomplished by incorporating VPT as a California corporation and merging it into TRII, then a wholly-owned subsidiary of VPT, with TRII being the surviving entity. The effective date of such merger was July 25, 1997. TRII (and its predecessor VPT) has elected to be treated as a REIT and in the opinion of management of TRII, TRII and its predecessor have continuously qualified for federal taxation as a REIT. TRII's primary business and only industry segment is investing in equity interests in real estate and financing real estate and real estate related activities through mortgage loans, including first, wrap-around and junior mortgage loans. TRII's real estate investments are located primarily in Texas, Oklahoma, California and Florida.

BUSINESS DESCRIPTION AND INVESTMENT OBJECTIVES

         TRII's principal objectives are to increase FFO and maximize the value of its existing real estate through aggressive management and consistent capital improvements. TRII intends to use the proceeds from property sales and mortgage refinancings to expand its portfolio through opportunistic purchases of income-producing properties predominantly in the markets where TRII presently operates. Future investments will be focused on older, mismanaged, or under-performing properties, both multifamily and commercial, and will be selected based on initial rates of return and the potential for appreciation through revenue-enhancing capital improvements and proper management. Investments may take the form of joint ventures, new construction, mortgage participation, investments and partnerships, as well as outright purchases.

EMPLOYEES

         TRII has no employees. Employees of Tarragon provide executive and administrative services to TRII. The officers of TRII are also officers of Tarragon.

COMPETITION

         TRII's plan of operation is to continue to improve the quality of its properties through consistent capital improvements and, to the extent surplus funds and attractive investments are available, to acquire additional multifamily and commercial properties, primarily in locations where TRII presently operates. Management believes that ownership of the type of properties in which TRII invests is highly fragmented among individuals, partnerships, public and private corporations, and other REITs and that no dominant entities exist in the market for such properties. TRII competes with numerous entities and individuals engaged in real estate activities, many of which have greater financial resources than TRII.

         Management of TRII believes that success in real estate investment is primarily dependent upon general market conditions determined by such factors as job formation and income growth; geographic location; and the performance of asset and property managers in marketing, collections, tenant services, capital improvements, control of operating expenses, and the maintenance and appearance of the property more than on the activities of competitors. Additional competitive factors with respect to commercial properties are the ease of access to the property, the adequacy of related facilities (such as parking), and sensitivity in setting rental rates. With respect to multifamily properties, management believes that there is and will continue to be a strong demand for well maintained, affordable housing in markets in which TRII operates. However, since the success of any real estate investment is impacted by other factors outside the control of TRII including general demand for apartment housing, interest rates, operating costs, and the ability to attract and retain qualified property managers, there can be no assurances that TRII will continue to be successful.

PROPERTIES

         Details of TRII's real estate portfolio at December 31, 1997 and at March 31, 1998 are set forth in the Consolidated Financial Statements and the Notes to Consolidated Financial Statements (see specifically Notes 2 and 3). At March 31, 1998, TRII's real estate portfolio, concentrated in Texas, Oklahoma, California and Florida, consisted of nine multifamily properties, a shopping center, a combination office building and shopping center, a combination office/retail/medical facility, an office park, and a farm and luxury residence.

         To continue to qualify for federal taxation as a REIT under the Code, TRII is required, among other things, to hold at least 75% of the value of its assets in real estate assets, government securities, and cash and cash equivalents at the close of each quarter of each taxable year. At December 31, 1997, 74% of TRII's assets consisted of real estate held for investment, 11% consisted of real estate held for sale, 5% consisted of investments in and advances to partnerships which owned real estate or mortgage loans secured by real estate, and 3% consisted of cash and cash equivalents. The remaining 7% of TRII's assets consisted of restricted cash and other assets. The percentage of TRII's assets invested in any one category at any particular time is subject to change, and no assurance can be given that the composition of TRII's assets in the future will approximate the percentages stated above.

MANAGEMENT AND ADDITIONAL INFORMATION

         Certain information relating to summaries of real estate, principal stockholders, certain relationships and related transactions, voting securities and principal holders thereof, and other related matters as to TRII is incorporated by reference or set forth in TRII's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference and in TRII's Form 10-Q Quarterly Report for the quarter ended March 31, 1998. Stockholders of TRII and Shareholders of NIRT desiring copies of such documents may contact TRII at its address or telephone number indicated under "Incorporation of Certain Documents by Reference."

               RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

         It is expected that representatives of Arthur Andersen LLP will be present at the TRII Special Meeting and at the NIRT Special Meeting to respond to appropriate questions of holders of TRII Common Stock and holders of NIRT Shares and to make a statement if they so desire.

                                 LEGAL MATTERS

         The validity of the shares of TRII Common Stock to be issued by TRII pursuant to the Merger and the federal income tax consequences of the "Incorporation Procedure" and Merger have been passed upon by Prager, Metzger & Kroemer PLLC, Dallas, Texas. Prager, Metzger & Kroemer PLLC will rely as to all matters of Nevada law on Kummer Kaempher Bonner & Renshaw, Las Vegas, Nevada.

                                    EXPERTS

         TRII's consolidated financial statements as of December 31, 1997 and November 30, 1996 and for the year ended December 31, 1997, the month ended December 31, 1996, and for each of the two years in the period ended November 30, 1996, incorporated by reference in this Joint Proxy Statement/Prospectus and the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

         NIRT's consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Joint Proxy Statement/Prospectus and the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

                                 OTHER MATTERS

         As of the date of this Joint Proxy Statement/Prospectus, the TRII Board and its officers and the NIRT Board and its officers do not know of any other matters that may properly be, or that are likely to be, brought before the respective Special Meetings. However, if any other matters are properly brought before either or both of the Special Meetings, the persons named in the enclosed respective proxies or their substitutes will vote in accordance with their best judgment on such matters.

                        FUTURE PROPOSALS OF SHAREHOLDERS

         Any proposals of holders of TRII Common Stock intended to be presented at the next Annual Meeting of Stockholders of TRII to be held in 1998 must be received by TRII, addressed at its principal executive offices, 3100 Monticello Avenue, Suite 200, Dallas, Texas 75205 no later than October 16, 1998, to be considered for inclusion in the proxy statement and form of proxy related to that meeting.

         If the Incorporation Procedure and the Merger are not consummated, any proposals of holders of record of NIRT Shares intended to be presented at the Annual Meeting of Shareholders of NIRT to be held in 1998 must be received by NIRT, addressed to the Secretary at 280 Park Avenue, East Building, 20th Floor, New York, New York 10017, no later than October 16, 1998, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.




BY ORDER OF THE BOARD OF DIRECTORS         BY ORDER OF THE BOARD OF  TRUSTEES
OF TARRAGON REALTY INVESTORS, INC.         OF NATIONAL INCOME REALTY TRUST





William S. Friedman, President             William S. Friedman, President

                             INDEX OF DEFINED TERMS

Acquisition Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Advisor Acquisition Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Affiliated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
ART . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Articles of Incorporation Amendment Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
BCM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Beneficial Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Business Combination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Bylaw Amendment Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
CAI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
California Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
Carmel Realty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Carmel, Ltd.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
CCEC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
CCP II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
CMET  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
Comparable Company Analysis . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Control Transaction Analysis  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
CRSI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Director Designees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Duff & Phelps . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
EBITDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Evaluation Provision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Extended Expiration Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
FFO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20, 32
First City  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Gilford . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
IGAC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
IGI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Incorporation Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Independent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Interested Stockholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
IORI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
IORT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
LTM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Market Price Analysis . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
NAREIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
NAV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
NIRT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
NIRT Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
NIRT Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
NIRT Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
NIRT Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
NIRTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
NOLP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Nomination Provision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Non-Stockholder Constituencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
NRLP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
NRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Old VPT Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Olive Case  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Post-Split Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
REIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SAC 9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SAMI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SAMLP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
SIPI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Southmark . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
Special Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Stockholder Proposal Provision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
SWI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Tarragon  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Tarragon Directors' Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
TCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
TMI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
TRII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
TRII Articles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
TRII Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
TRII Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
TRII Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
TRII Option Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
TRII Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
TRII Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
TRII Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
VIPT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Voting Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
VPT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                                     APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated June 5, 1998 (this "Agreement") between TARRAGON REALTY INVESTORS, INC., a Nevada corporation ("Tarragon") and NATIONAL INCOME REALTY TRUST, a California business trust ("NIRT").

      WHEREAS, the Board of Directors of Tarragon and the Board of Trustees of NIRT desire to consolidate the two entities into a single entity utilizing Tarragon for convenience as the surviving entity to create a combined real estate investment trust (as a corporation) and, subject to consummation thereof, for the resulting entity to acquire Tarragon Realty Advisors, Inc., the advisor to both Tarragon and NIRT (the "Advisor");

      WHEREAS, because no explicit statutory authority permits a California business trust to merge directly with and into a Nevada corporation, in order to effectuate such consolidation pursuant to and in accordance with this Agreement, subject to the approval of the holders of shares of Beneficial Interest of NIRT and of the holders of shares of common stock of Tarragon, the Board of Trustees of NIRT shall cause NIRT to be incorporated in the State of California pursuant to and in accordance with Section 200.5 of the California Corporation Code under the name National Income Realty Corporation (the "California Corporation"), which California Corporation will then consolidate by merger with and into Tarragon (the "NIRT Merger");

      WHEREAS, the Board of Directors of Tarragon has (i) determined that the NIRT Merger is fair to the holders of shares of Tarragon's common stock and is in the best interests of such stockholders and (ii) unanimously approved this Agreement and the transactions contemplated hereby, recommended unanimously (with the exception of William Friedman, who has abstained from such recommendation) that the holders of shares of Tarragon's Common Stock approve and adopt this Agreement and issued a joint press release with NIRT on February 19, 1998 disclosing such agreement;

      WHEREAS, the Board of Trustees of NIRT has (i) determined that the NIRT Merger is fair to the holders of shares of beneficial interest of NIRT and is in the best interests of such stockholders and (ii) unanimously approved this Agreement and the transactions contemplated hereby, recommended unanimously (with the exception of William Friedman, who has abstained from such recommendation) that the holders of shares of beneficial interest of NIRT approve and adopt this Agreement and issued a joint press release with Tarragon on February 19, 1998 disclosing such agreement; and

      WHEREAS, for federal income tax purposes, it is intended that the NIRT Merger shall qualify as a reorganization under the provisions of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, Tarragon and NIRT hereby agree as follows:

                                   ARTICLE I

                                THE NIRT MERGER

      SECTION 1.01. The NIRT Merger. Upon the terms and subject to the conditions set forth in this Agreement, following the approval of the shareholders of NIRT, NIRT shall be incorporated in California pursuant to
Section 200.5 of the California Corporation Code under the name "National Income Realty Corporation" as the California Corporation and the California Corporation (as the immediate successor to NIRT) shall then, in accordance with the General Corporation Law of Nevada (the "Nevada Law") and the General Corporation Law of California (the "California Law") be merged with and into Tarragon. As a result of the NIRT Merger, the separate corporate existence of the California Corporation (as the immediate successor to NIRT) shall cease and Tarragon shall be the surviving corporation of the NIRT Merger (the "Surviving Corporation") and shall continue to be governed by Nevada Law and the separate corporate existence of Tarragon with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the NIRT Merger.

      SECTION 1.02. Effective Time: Closing. As promptly as practicable, and in no event later than five business days after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that can only be satisfied on the Closing Date (as defined below)), the parties hereto shall cause the NIRT Merger to be consummated by filing (i) articles of merger (the "Nevada Articles of Merger") with the Secretary of State of the State of Nevada, in such form as is required by, and executed in accordance with, Section 92A.200 of Nevada Law, and (ii) articles of merger (the "California Articles of Merger") with the Secretary of State of California, in such form as is required by, and executed in accordance with,
Section 1103 of California Law. The term "Effective Time" means the date and time of the filing of the Articles of Merger with the Secretaries of State of the States of Nevada and California (or such later time as may be agreed by the parties hereto and specified in the Articles of Merger). Immediately prior to the filing of the Articles of Merger, a closing will be held at the offices of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, 200 Park Avenue, New York, New York 10166 (or such other place as the parties may agree) (the date on which such closing takes place being the "Closing Date").

      SECTION 1.03. Effect of the NIRT Merger. At the Effective Time, the effect of the NIRT Merger shall be as provided in the applicable provisions of California Law and Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of NIRT and Tarragon shall vest in the Surviving Corporation.

      SECTION 1.04. Articles of Incorporation: Bylaws.

      (a) Subject to the terms of Section 7.06, at the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Tarragon in effect immediately prior to the Effective Time until duly amended as provided therein or by applicable law.

      (b) Subject to the terms of Section 7.06, at the Effective Time, the Bylaws of the Surviving Corporation shall be the Bylaws of Tarragon in effect immediately prior to the Effective Time until duly amended as provided therein or by applicable law.

      SECTION 1.05. Directors and Officers.

      (a) The directors of Tarragon at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their sooner death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws. At the Effective Time, the Board of Directors of Tarragon shall cause an increase in the size of the Board of Directors from four to nine and shall cause certain existing members of the Board of Trustees of NIRT (except William S. Friedman who is already a director of Tarragon) to be appointed to the new positions on the Tarragon Board of Directors as of the Effective Time to serve with the existing members of the Board of Directors of Tarragon.

      (b) The officers of Tarragon at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      SECTION 2.01. Conversion of NIRT Common Stock. (a) As of the Effective Time, by virtue of the NIRT Merger and without any action on the part of the holder of any shares of common stock, par value $0.01 per share of NIRT (the NIRT Common Stock") or any shares of capital stock of Tarragon, except as otherwise provided in this Section 2.01 and subject to Section 2.05(f), each share of NIRT Common Stock issued and outstanding immediately prior to the Effective Time (other than NIRT Common Stock to be cancelled in accordance with Section 2.02) shall be converted into the right to receive 1.97 (the "Exchange Ratio") shares of common stock, par value $0.01 per share, of Tarragon ("Tarragon Common Stock"). The shares of NIRT Common Stock which are being converted in the NIRT Merger will have been deemed to have been previously issued to holders of beneficial interest of NIRT ("Beneficial Interests"), upon the conversion of NIRT into the California Corporation although no physical certificates will have been issued. As of the Effective Time, all such shares of NIRT Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of NIRT Common Stock shall cease to have any rights with respect thereto, except the right to receive Tarragon Common Stock.

      SECTION 2.02. Cancellation of Treasury Stock. As of the Effective Time, by virtue of the NIRT Merger and without any action on the part of the holder of any shares of NIRT Common Stock or any shares of capital stock of Tarragon, each share of NIRT Common Stock issued and held immediately prior to the Effective Time in NIRT's treasury and each share of NIRT Common Stock that is owned by Tarragon or any wholly-owned subsidiary of Tarragon shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

      SECTION 2.03. Stock Transfer Books. At the Effective Time, the share transfer books of NIRT and the California Corporation shall be closed and there shall be no further registration of transfers of shares of Beneficial Interests or NIRT Common Stock thereafter on the records of NIRT and the California Corporation. From and after the Effective Time, the holders of certificates representing NIRT Common Stock shall cease to have any rights with respect to such shares of NIRT Common Stock except as otherwise provided herein or by law. On or after the Effective Time, any certificates representing NIRT Common Stock presented to the Exchange Agent (as defined in Section 2.05) or the Surviving Corporation for any reason shall be converted into the applicable shares of Tarragon Common Stock and Additional Payments (as defined in Section 2.05), if any.

      SECTION 2.04. Options. At the Effective Time, each holder of an option granted by NIRT (a "NIRT Option") to purchase shares of Beneficial Interest which is outstanding and unexercised immediately prior thereto and which was granted under NIRT's Share Option and Incentive Plan (the "1995 Incentive Plan") or the NIRT Independent Trustee's Share Option Plan (the "1995 Trustee's Option Plan") (the 1995 Incentive Plan and the 1995 Trustee's Option Plan are collectively called the NIRT Option Plans") shall be converted automatically into the right to receive such number of shares (rounded to the nearest whole share) of Tarragon Common Stock as is equal to a number of shares of Tarragon Common Stock by which the product of (A) the number of NIRT shares of Beneficial Interest subject to such option, and (B) the Exchange Ratio, it being intended that all outstanding options under the NIRT Option Plans and agreements relating thereto shall be assumed by and converted into options to purchase shares of Tarragon Common Stock, in an amount equivalent to the Exchange Ratio, provided that any fractional shares resulting from such calculations shall be rounded to the nearest share and that after the Effective Time the holder of such options shall be entitled, upon exercise of such option under the NIRT Option Plans (if and when vested) to receive the number of shares of Tarragon Common Stock that would have been received had such holder of such option been a holder of shares of NIRT Beneficial Interest at the Effective Time. Following the Effective Time, each such assumed option under the NIRT Option Plans shall continue to have, and be subject to, the same terms and conditions as provided in the Option Agreement governing such option immediately prior to the Effective Time, except as set forth herein. At the Effective Time, Tarragon shall assume the NIRT Option Plans and the 1995 Incentive Plan shall be combined with Tarragon's Share Option

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
and Incentive Plan (the "Tarragon Option Plan") and the 1995 Trustee's Option Plan shall be combined with the Tarragon Independent Directors' Share Option Plan (the "Tarragon Directors' Plan"), with the shares of Tarragon Common Stock available under each of the Tarragon Option Plan and the Tarragon Directors' Plan being increased by the number of NIRT shares of Beneficial Interest under the 1995 Incentive Plan and the 1995 Trustee's Option Plan, respectively, multiplied by the Exchange Ratio with the result in each case being rounded to the nearest whole number. It being the intention of Tarragon and NIRT to provide for a combination and consolidation of their respective plans into the Tarragon Option Plan and the Tarragon Directors' Plan so that Tarragon, as the surviving entity shall have available such number of shares of Tarragon Common Stock under the Tarragon Option Plan and Tarragon Directors' Plan for future grants in total as would have been available under each of the separate plans of NIRT, multiplied by the Exchange Ratio, and of Tarragon had such Merger not occurred. Tarragon shall use its reasonable best efforts so that following the Effective Time no holder of an option under the 1995 Incentive Plan, the 1995 Trustee's Option Plan, the Tarragon Option Plan, or the Tarragon Directors' Plan shall be adversely affected by the Merger with respect to such option.

     Notwithstanding the above provisions of this Section 2.04, the conversion of a NIRT Option which is an "Incentive Stock Option" (within the meaning of Section 422 of the Code into an Incentive Stock Option to acquire shares of Tarragon Common Stock shall be accomplished in a manner consistent with the rules and regulations set forth under Treas. Reg. Section 1.425-1(a) so that the conversion will not constitute a modification, extension or renewal that would be considered to be the granting of a new option. Thus, upon the conversion of an Incentive Stock Option:

          (a) the excess of the fair market value of the shares subject to the Option immediately after the conversion over the aggregate exercise price is not greater than excess of the fair market value of such shares subject to the Option immediately prior to the conversion over the aggregate exercise price immediately prior to such conversion, and

          (b) the conversion does not give the employee "additional benefit" that he did not have under the Option prior to the conversion. For these purposes, on a share-by-share comparison the ratio of the exercise price to the fair market value of the stock subject to the option immediately after the conversion is no more favorable to the employee than such ratio determined immediately prior to the conversion.

     SECTION 2.05. Exchange of Certificates. (a) Exchange Agent. From and after the Effective Time, (i) Tarragon shall make available to a bank or trust company or transfer agent designated by Tarragon and reasonably satisfactory to NIRT (the "Exchange Agent"), for the benefit of the holders of shares of NIRT Common Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates evidencing such number of shares of Tarragon Common Stock as are issuable to holders of NIRT Common Stock in the NIRT Merger pursuant to
Section 2.01 hereof. The Exchange Agent shall, pursuant to written instructions jointly furnished by Tarragon and NIRT deliver the Tarragon Common Stock contemplated to be issued pursuant to Section 2.01 hereof. Except as contemplated by Section 2.05(g) hereof, the Exchange Fund (as defined below) shall not be used for any other purpose.

     (b) Exchange Procedures. As promptly as practicable after the Effective Time, Tarragon shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding NIRT Common Stock (the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Tarragon Common Stock.

     (c) Exchange of Certificates. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of Tarragon Common Stock, if any, to which such holder is entitled pursuant to this Article II and (B) a check in the amount equal to the cash, if any, to which such holder is entitled pursuant to the provisions of this Article II (including any cash in lieu of any fractional shares of Tarragon Common Stock to which such holder is entitled pursuant to
Section 2.05(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.05(d) (together, all such items of cash are called the "Additional Payments")), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of NIRT Common Stock which is not registered in the transfer records of NIRT, the applicable Tarragon Common Stock and Additional Payments, if any, may be issued to a transferee if the Certificate representing such shares of NIRT Common
Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.05, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable shares of Tarragon Common Stock with respect to the shares NIRT Common Stock formerly represented thereby and Additional Payments, if any.

      (d) Distributions with Respect to Un-surrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Tarragon Common Stock with a record date after the Effective Time shall be paid to the holder of any un-surrendered Certificate with respect to the shares of Tarragon Common Stock the holder thereof is entitled to receive upon surrender thereof, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.05(f), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Tarragon Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Tarragon Common Stock to which such holder is entitled pursuant to Section 2.05(f) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Tarragon Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Tarragon Common Stock. After the Effective Time, each outstanding Certificate which theretofore represented shares of Beneficial Interests shall, until surrendered for exchange in accordance with this Section 2.05, be deemed for all purposes to evidence ownership of the number of whole shares of Tarragon Common Stock into which the shares of Beneficial Interests (which, prior to the Effective Time, were represented thereby) shall have been so converted.

      (e) No Further Rights in NIRT Common Stock. All shares of Tarragon Common Stock issued or cash paid upon conversion of shares of Beneficial Interests in accordance with the terms hereof (including any cash paid pursuant to Section 2.05(d) or (f) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of NIRT Common Stock.

      (f) No Fractional Shares. No certificates or scrip representing fractional shares of Tarragon Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Tarragon. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the closing price of a share of Tarragon Common Stock on the last trading day immediately prior to the Effective Time, as reported by published financial sources. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Surviving Corporation, and the Surviving Corporation shall either deposit such amount with the Exchange Agent or make funds available from time to time to the Exchange Agent sufficient to enable the Exchange Agent to forward payments within two (2) Business Days, and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Sections 2.05(b), (c) and (d).

      (g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any shares of Tarragon Common Stock) which remains undistributed to the holders of shares of NIRT Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of shares of NIRT Common Stock who have not theretofore complied with this Article II shall thereafter look only to Tarragon for the applicable Tarragon Common Stock and any Additional Payments to which they are entitled. Any portion of the Exchange Fund remaining unclaimed by holders of shares NIRT Common Stock or Tarragon Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

      (h) No Liability. Neither the Exchange Agent nor the Surviving Corporation shall be liable to any holder of Certificates for any shares of Tarragon Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

      (i) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made by the Surviving Corporation.

      (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Tarragon, the posting by such person of a bond, in the form customarily required by Tarragon and in such reasonable amount as Tarragon may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Tarragon Common Stock and Additional Payments, if any.

      (k) Dissenters' Rights. In accordance with Section 92A.390 of the Nevada Law, no appraisal rights shall be available to holders of Tarragon Common Stock in connection with the NIRT Merger. In accordance with Section 1300, et seq., of the California Law, no appraisal rights shall be available to holders of NIRT Common Stock in connection with the NIRT Merger.

      (l) Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of shares of Tarragon Common Stock or securities convertible or exchangeable into or exercisable for Tarragon Common Stock issued and outstanding as a direct result of a distribution, reclassification, stock split (including a reverse split), stock dividend or distribution, or other similar transaction, the Exchange Ratio specified in Section 2.01 shall be equitably adjusted to eliminate the effects of such event.

      (m) Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Tarragon or NIRT, as applicable, acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the NIRT Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Tarragon and NIRT, or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF TARRAGON

      Tarragon hereby represents and warrants to NIRT that:

      SECTION 3.01. Organization and Qualification. Tarragon (as of the date of this Agreement and as of the Closing Date) is a corporation incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate, and all necessary governmental approvals to own, lease and operate the Tarragon Properties (as defined in Section 3.10) and to carry on its business as it is now being conducted, except where the lack of such power, authority and approval would not, individually or in the aggregate, have a Tarragon Material Adverse Effect (as defined below). Tarragon is duly qualified or licensed as a foreign corporation, to do business, and is in good standing, in each jurisdiction where the character of the Tarragon Properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Tarragon Material Adverse Effect. The term "Tarragon Material Adverse Effect" means any circumstances, change in, or effect on, Tarragon when taken as a consolidated whole, which is, or could reasonably be expected in the future to be, materially adverse to the operations, assets or liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, financial projections or forecasts, or the business prospects and condition (financial or otherwise) of Tarragon and its subsidiaries, if any.

      SECTION 3.02. Articles of Incorporation and Bylaws. Tarragon has heretofore furnished to NIRT complete and correct copies of the Articles of Incorporation and the Bylaws, each as amended to date, of Tarragon. Such Articles of Incorporation and Bylaws are in full force and effect. Tarragon is not in violation of any provision of its Articles of Incorporation or Bylaws.

      SECTION 3.03. Capitalization. The authorized capital stock of Tarragon consists of (i) 20,000,000 shares of Tarragon Common Stock and (ii) 10,000,000 shares of special stock, par value $.01 per share, issuable in such series and with such rights and designations as the Board of Directors of Tarragon may from time to time determine (the "Tarragon Special Stock"). As of March 9, 1998, (a) 1,286,897 shares of Tarragon Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable,
(b) 160,000 shares of Tarragon Common Stock were reserved for future issuance pursuant to Tarragon's Share Option Plans, and (c) no shares of Tarragon Special Stock were issued and outstanding. All publicly traded shares of Tarragon Common Stock have been approved for trading on the National Association of Securities Dealers, Inc. Automated Quotation/Small Cap Market ("NASDAQ"). Set forth in the Tarragon SEC Reports is a summary setting forth the number of outstanding options, stock incentive rights or any other rights to acquire shares of Tarragon Common Stock pursuant to Tarragon's Share Option Plans and the exercise price therefor as of December 31, 1997. From December 31, 1997 through the date of this Agreement, Tarragon has not issued, sold, pledged, disposed of, granted to employees of the Advisor, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any shares of capital stock of any class or other equity interests of Tarragon or any rights to acquire such shares or other equity interests in Tarragon, except pursuant to the exercise of options that were outstanding as of December 31, 1997 and those additional options granted since December 31, 1997 that are set forth in the Tarragon SEC Reports. Except as set forth in this Section 3.03 or in the Tarragon Form 10-K for the fiscal year ended December 31, 1997 (the "Tarragon 1997 Form 10-K"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other equity interests of Tarragon or obligating Tarragon to issue or sell any shares of capital stock of, or other equity interests in, Tarragon. All shares of Tarragon Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in the Tarragon 1997 Form 10-K, there are no outstanding contractual obligations of Tarragon to repurchase, redeem or otherwise acquire any shares of Tarragon Common Stock.

      SECTION 3.04. Authority Relative to this Agreement. Tarragon has all necessary corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the NIRT Merger. The execution and delivery of this Agreement by Tarragon and the consummation by Tarragon of the NIRT Merger have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Tarragon are necessary to authorize this Agreement or to consummate the NIRT Merger (other than, with respect to the NIRT Merger, as to Tarragon, the approval and adoption of this Agreement by the holders of at least a majority of the shares of Tarragon Common Stock and the filing and recordation of appropriate merger documents as required by Nevada Law and California Law). This Agreement has been duly and validly executed and delivered by Tarragon and, assuming the due authorization, execution and delivery by NIRT constitutes a legal, valid and binding obligation of Tarragon, enforceable against Tarragon in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      SECTION 3.05. No Conflict; Required Filings and Consents.

      (a) The execution and delivery of this Agreement by Tarragon does not, and the performance of this Agreement by Tarragon will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Tarragon (ii) conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Tarragon or by which any Tarragon Property or asset of Tarragon is bound or affected, except for such conflicts or violations that, individually or in the aggregate, are not reasonably likely to have a Tarragon Material Adverse Effect, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any Tarragon Property or asset of Tarragon pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Tarragon is a party or by which Tarragon or any Tarragon Property or asset of Tarragon is bound or affected, except (x) for any such breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Tarragon Material Adverse Effect and will not prevent or delay the consummation of the transactions contemplated by this Agreement and (y) for consents required pursuant to loan documents and mortgages relating to certain Tarragon Properties which will be obtained prior to the Effective Time or which if not obtained are not reasonably likely, individually or in the aggregate, to have a Tarragon Material Adverse Effect.

      (b) The execution and delivery of this Agreement by Tarragon does not, and the performance of this Agreement by Tarragon will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except
(i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), state takeover laws, and filing and recordation of appropriate merger documents as required by Nevada Law and California Law and the rules of the National Association of Securities Dealers ("NASD") (ii) for consents required pursuant to loan documents and mortgages relating to certain Tarragon Properties, and
(iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, is not reasonably likely to have a Tarragon Material Adverse Effect.

      SECTION 3.06. Compliance with Laws; Permits. Tarragon is not in conflict with, or in default or violation of any Laws applicable to Tarragon or by which any Tarragon Property or asset of Tarragon is bound or affected, except for any such conflicts, defaults or violations that do not, individually or in the aggregate, have a Tarragon Material Adverse Effect.

      SECTION 3.07. SEC Filings; Financial Statements.

      (a) Tarragon has filed all forms, reports and documents required to be filed by it (and/or its predecessor in interest) with the Securities and Exchange Commission (the "SEC") since January 1, 1995 and has made available to NIRT all registration statements filed by Tarragon with the SEC, including all exhibits filed in connection therewith (on all forms applicable to the registration of securities) since January 1, 1995 and prior to the date of this Agreement (collectively, the "Tarragon SEC Reports"), and has heretofore made available to NIRT complete (i.e., un-redacted) copies of each exhibit (which is in effect as of the date hereof) to the Tarragon SEC Reports filed with the SEC. The Tarragon SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Tarragon SEC Reports substantially complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented the consolidated financial position, results of operations and cash flows of Tarragon as at the respective dates thereof and for the respective periods indicated therein in accordance with United States generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Tarragon Material Adverse Effect).

      (c) Except as and to the extent set forth on the consolidated balance sheet of Tarragon as of December 31, 1997, including the notes thereto (the "Tarragon 1997 Balance Sheet"), Tarragon has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with United States generally accepted accounting principles, except for liabilities and obligations (i) disclosed in any Tarragon SEC Report filed since December 31, 1997 and prior to the date of this Agreement, (ii) incurred since December 31, 1997 in the ordinary course of business which, individually or in the aggregate, do not have a Tarragon Material Adverse Effect, or (iii) incurred pursuant to or as contemplated by this Agreement.

      SECTION 3.08. Absence of Certain Changes or Events. Since December 31, 1997, except as contemplated by this Agreement or disclosed in any Tarragon SEC Report filed since December 31, 1997, Tarragon has conducted its business only in the ordinary course and in a manner consistent with past practice and, since December 31, 1997, there has not been (a) any event or events having, individually or in the aggregate, a Tarragon Material Adverse Effect, (b) any revaluation by Tarragon of any material asset (including, without limitation, any writing down or writing up of the value of any Tarragon Properties, writing off of notes or accounts receivable or reversing of any accruals or reserves), other than in the ordinary course of business consistent with past practice,
(c) any entry by Tarragon into any commitment or transaction material to Tarragon (with the exception of any real estate transactions, including related financings, conducted at arms' length and for fair value), or (d) other than regular dividends, of which none were paid in 1997 and $0.10 per share of Tarragon Common Stock was paid in January 1998 to holders of record on December 26, 1997, any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Tarragon or any redemption, purchase or other acquisition of any of its securities. The results of operations for the most recently completed fiscal quarter are not materially lower than the results of operations for the immediately preceding fiscal quarter, and there is no reason to believe that the results of operations for the current fiscal quarter will be materially lower than the results of operations for Tarragon's most recently completed fiscal quarter.

      SECTION 3.09. Absence of Litigation.

      (a) Except as disclosed in the Tarragon SEC Reports, there is no claim, action, proceeding or investigation pending or, to Tarragon's Knowledge, threatened against Tarragon, or any Tarragon Property or asset of Tarragon, before any court, arbitrator or Governmental Authority (as defined in Article V), which, individually or when aggregated with other claims, actions, proceedings or investigations or product liability claims, actions, proceedings or investigations which are reasonably likely to result from facts and circumstances that have given rise to such a claim, action, proceeding or investigation, would have a Tarragon Material Adverse Effect. As of the date hereof, neither Tarragon nor any Tarragon Property or asset of Tarragon is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Tarragon Material Adverse Effect.

      (b) Tarragon has not received notice from any source that Tarragon may be liable with respect to product liability or worker's compensation claims, except for such claims that, if determined adversely to Tarragon, would not, individually or in the aggregate, have a Tarragon Material Adverse Effect.

      SECTION 3.10. Title to and Sufficiency of Assets. As of the date hereof Tarragon either directly or through a subsidiary or other entity owns, and as of the Effective Time Tarragon will own, good title to all of its assets constituting real property, including raw land and properties under construction (the "Tarragon Properties"), and personal property which is material to its businesses, taken as a whole (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions (collectively, "Liens"), except as set forth in the Tarragon SEC Reports or such encumbrances or restrictions as do not materially interfere with the current use of such property. Such assets, together with all assets held by Tarragon under leases, include all tangible and intangible real or personal property, contracts and rights necessary or required for the operation of the business of Tarragon.

      SECTION 3.11. Intellectual Property. "Tarragon Intellectual Property" means all trademarks, trademark registrations, trademark rights, trade names, trade name rights, patents, patent rights, patent applications, industrial models, inventions, invention disclosures, copyrights, copyright registrations, service marks, service mark registrations, service mark rights, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights, data and information of any nature or form used or held for use in connection with the business of Tarragon as currently conducted or as currently contemplated by Tarragon, together with all applications currently pending for any of the foregoing. Except as disclosed in the Tarragon SEC Reports, Tarragon owns or possess adequate licenses or other valid rights to use all of the Tarragon Intellectual Property that is necessary or appropriate for the conduct or contemplated conduct of Tarragon's business.

      SECTION 3.12. Tax Matters. (a) Tarragon has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) and has paid (or Tarragon has paid on its behalf) all Taxes (as defined below) shown on such returns and reports as required to be paid by it except (i) as set forth in Tarragon SEC Reports or (ii) Taxes that are being contested in good faith by appropriate proceedings and for which Tarragon has set aside on its books adequate reserves. The most recent audited financial statements contained in the Tarragon SEC Reports reflect an adequate reserve for all material Taxes payable by Tarragon for all taxable periods and portions thereof through the date of such financial statements. Since December 31, 1997, Tarragon has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and Tarragon has not incurred any liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstances exists which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Tarragon. To the Knowledge of Tarragon, no deficiencies for any Taxes have been proposed, asserted or assessed against Tarragon, and no requests for waivers of the time to assess any such Taxes are pending, except that Tarragon has executed waivers regarding the application of the statute of limitations with respect to federal Taxes for 1994 and all subsequent years. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

      (b) Tarragon and/or its predecessor (i) for all taxable years commencing with the tax year which began December 1, 1990 through the period ended December 31, 1997 has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since January 1, 1998 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending November 30, 1998 or the Closing Date, whichever is earlier, and (iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by the tenants of the Tarragon Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2)(c) of the Code (except for certain rents derived from the rental of apartments to winter visitors and corporate clients, which, if not treated as "rents from real property, will not result in the disqualification of Tarragon as a REIT under Section 856 or the Code) or (B) otherwise result in a challenge to its status as a REIT, and to Tarragon's Knowledge, no such challenge is pending or threatened.

      SECTION 3.13. Environmental Matters.

      (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) "Environmental Law" means any law, past, present or future and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

      (b) Except as disclosed in the Tarragon SEC Reports, Tarragon is and has been in compliance with all applicable Environmental Laws, has obtained all Environmental Permits and is in compliance with their requirements, and has resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except in each case for the notices set forth in the Tarragon SEC Reports or where such non-compliance would not, individually or in the aggregate, have a Tarragon Material Adverse Effect.

      (c) Except as disclosed in the Tarragon SEC Reports, no Environmental Law imposes any material obligation upon Tarragon arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Authority, the placement of any notice, acknowledgement or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree. Except as disclosed in the Tarragon SEC Reports, no Lien has been placed upon any of the Tarragon Properties under any Environmental Law.

      SECTION 3.14. Material Contracts. Tarragon has not received a written notice that Tarragon is in violation of or in default under (nor to the Knowledge of Tarragon does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of the Tarragon Properties or assets is bound, except as set forth in the Tarragon SEC Reports, nor to the Knowledge of Tarragon does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not have a Tarragon Material Adverse Effect.

      SECTION 3.15. Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Tarragon are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the businesses of Tarragon and the Tarragon Properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not have a Tarragon Material Adverse Effect. Tarragon has made any and all payments required to maintain such policies in full force and effect. Except as set forth in the Tarragon SEC Reports, Tarragon has not received notice of default under any such policy, nor has either received written notice or, to the Knowledge of Tarragon, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

      SECTION 3.16. Accuracy of Information. Neither this Agreement nor any other document required to be provided by Tarragon or any of its employees or agents to NIRT in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

      SECTION 3.17. Transactions with Affiliates.(a) For purposes of this
Section 3.17, the term "Tarragon Affiliated Person" means (i) any holder of 2% or more of the Tarragon Common Stock, (ii) any director, officer or senior executive of Tarragon, (iii) any person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with, Tarragon or (iv) any member of the immediate family of any of such persons; but "Tarragon Affiliated Person" does not include NIRT or Advisor or Tarragon Management, Inc. ("TMI").

      (b) Except as set forth in the Tarragon SEC Reports, since December 31, 1997, Tarragon has not, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (ii) sold, leased or otherwise disposed of any material Tarragon Property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of Tarragon), (iii) entered into or modified in any manner any contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Tarragon Affiliated Person.

      (c) Except as set forth in the Tarragon SEC Reports, (i) the contracts of Tarragon do not include any material obligation or commitment between Tarragon or any Tarragon Affiliated Person, (ii) the assets of Tarragon not include any receivable or other obligation or commitment from a Tarragon Affiliated Person to Tarragon and (iii) the liabilities of Tarragon do not include any payable or other obligation or commitment from Tarragon to any Tarragon Affiliated Person.

      (d) To the Knowledge of Tarragon and except as set forth in the Tarragon SEC Reports, no Tarragon Affiliated Person of Tarragon is a party to any contract with any customer or supplier of Tarragon that affects in any material manner the business, financial condition or results of operation of Tarragon.

      SECTION 3.18. Opinion of Financial Advisor. Tarragon has received the opinion of Duff & Phelps (the "Tarragon Financial Advisor"), to the effect that, as of the date on which the Board of Directors of

Tarragon approved the NIRT Merger, the NIRT Merger is fair to the Tarragon stockholders from a financial point of view.

      SECTION 3.19. Brokers. No broker, finder or investment banker (other than the Tarragon Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the NIRT Merger based upon arrangements made by or on behalf of Tarragon. Tarragon has heretofore furnished to NIRT a complete and correct copy of all agreements between Tarragon and the Tarragon Financial Advisor pursuant to which such firm would be entitled to any payment relating to the NIRT Merger.

      SECTION 3.20. Tarragon Common Stock to Be Issued in the NIRT Merger. The shares of Tarragon Common Stock to be issued pursuant to the NIRT Merger will when issued pursuant to this Agreement, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Tarragon's Articles of Incorporation or Bylaws or any agreement to which Tarragon is a party or by which Tarragon is bound and will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

      SECTION 3.21. Definition of Knowledge of Tarragon. As used in this Agreement, the phrase "Knowledge of Tarragon" (or words of similar import) means the knowledge of the following individuals: William Friedman, Bruce Schnitz and Robert Irvine.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF NIRT

      NIRT hereby represents and warrants to Tarragon that:

      SECTION 4.01. Organization and Qualification: Subsidiaries. As of the date of execution of this Agreement, NIRT is a California business trust validly existing under the laws of the State of California and has the requisite power and authority and all necessary governmental approvals to own, lease and operate the NIRT Properties (as defined in Section 4.10) and to carry on its business as it is now being conducted, except where the lack of such power, authority and approval would not have a NIRT Material Adverse Effect (as defined below). NIRT (as of the Closing Date) is a corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate the NIRT Properties as defined in Section 4.10 and to carry on its business as it is now being conducted, except where the lack of such power, authority and approval would not, individually or in the aggregate, have a NIRT Material Adverse Effect. NIRT (as of the Closing Date) is duly qualified or licensed as a foreign corporation, to do business, and is in good standing, in each jurisdiction where the character of the NIRT Properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a NIRT Material Adverse Effect. The term "NIRT Material Adverse Effect" means any circumstances, change in, or effect on, NIRT when taken as a consolidated whole, which is, or could reasonably be expected in the future to be, materially adverse to the operations, assets or liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, financial projections or forecasts, or the business prospects and condition (financial or otherwise) of NIRT and its subsidiaries if any.

      SECTION 4.02. Articles of Incorporation and Bylaws. NIRT has heretofore furnished to Tarragon complete and correct copies of the Declaration of Trust and Trustees' Regulations, each as amended to date, of NIRT and Articles of Incorporation and Bylaws of the California Corporation. Such Declaration of Trust and Trustees' Regulations (as of the date of this Agreement) are, and such Articles of Incorporation and Bylaws (as of the Closing Date) will be, in full force and effect. NIRT is not in violation of any provision of its Declaration of Trust or Trustees' Regulations (as of the date of this Agreement) or its Articles of Incorporation or Bylaws (as of the Closing Date).

      SECTION 4.03. Capitalization. As of the date of this Agreement, there is no limit on the number of shares of Beneficial Interests which can be issued by NIRT. As of the Closing Date, NIRT will be a California corporation, the authorized capital stock of which will consist of 10,000,000 shares of NIRT Common Stock. As of the Closing Date (a) no more than 3,800,000 shares of NIRT Common Stock will be issued and outstanding, all of which will be validly issued, fully paid and nonassessable and (b) no more than 100,000 shares of NIRT Common Stock will be deemed to be reserved for future issuance pursuant to the NIRT Share Option Plans. All publicly traded Beneficial Interests of NIRT have been approved for trading on the National Association of Securities Dealers, Inc. Automated Quotation/National Market System ("NASDAQ/NMS"). Set forth in the NIRT SEC Reports is a summary setting forth the number of outstanding NIRT options, stock incentive rights or any other rights to acquire shares of NIRT Beneficial Interests pursuant to the NIRT Share Option Plans and the exercise price therefor as of December 31, 1997. From December 31, 1997 through the date of this Agreement, NIRT has not issued, sold, pledged, disposed of, granted to employees of the Advisor, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any shares of Beneficial Interests of NIRT or any rights to acquire such Beneficial Interests or other equity interests in NIRT, except pursuant to the exercise of NIRT options that were outstanding as of December 31, 1997 and those additional NIRT options granted since December 31, 1997 that are set forth the NIRT SEC Reports. Except as set forth in this Section 4.03 or in the NIRT Form 10-K for the fiscal year ended December 31, 1997 (the NIRT 1997 Form 10-K") there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued Beneficial Interests or other equity interests of NIRT or obligating NIRT to issue or sell any shares of Beneficial Interests of, or other equity interests in, NIRT. All shares of Beneficial Interests subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in the NIRT 1997 Form 10-K, there are no outstanding contractual obligations of NIRT to repurchase, redeem or otherwise acquire any shares of Beneficial Interests.

      SECTION 4.04. Authority Relative to this Agreement. NIRT has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the NIRT Merger. The execution and delivery of this Agreement by NIRT and the consummation by NIRT of the NIRT Merger has been duly and validly authorized by all necessary action and no other proceedings on the part of NIRT are necessary to authorize this Agreement or to consummate the NIRT Merger (other than, with respect to the NIRT Merger, as to NIRT, the approval and adoption of this Agreement and the transactions contemplated hereby by the holders of at least a majority of the shares of Beneficial Interests, including the provisions relating to the conversion of NIRT from a California business trust into the California Corporation as required pursuant to Section 7.02 hereof, and the subsequent filing and recordation of appropriate merger documents as required by Nevada Law and California Law. This Agreement has been duly and validly executed and delivered by NIRT and, assuming the due authorization, execution and delivery by Tarragon, constitutes a legal, valid and binding obligation of NIRT, enforceable against NIRT in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      SECTION 4.05. No Conflict: Required Filings and Consents.

      (a) The execution and delivery of this Agreement by NIRT does not, and the performance of this Agreement by NIRT will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of NIRT, (ii) conflict with or violate any Laws applicable to NIRT or by which any NIRT Property or asset of NIRT is bound or affected, except for such conflicts or violations that, individually or in the aggregate, are not reasonably likely to have a NIRT Material Adverse Effect, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any NIRT Property or asset of NIRT pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NIRT is a party or by which NIRT or any NIRT Property or asset of NIRT is bound or affected, except (x) for any such breaches, defaults or other occurrences that, individually or in the aggregate, would not have a NIRT Material Adverse Effect and will not prevent or delay the consummation of the transactions contemplated by this Agreement and (y) for consents required pursuant to loan documents and mortgages relating to certain NIRT Properties and/or NIRT's agreements with GMAC Commercial Mortgage which will be obtained prior to the Effective Time or which if not obtained are not reasonably likely, individually or in the aggregate, to have a NIRT Material Adverse Effect.

      (b) The execution and delivery of this Agreement by NIRT does not, and the performance of this Agreement by NIRT will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws, state takeover laws and filing and recordation of appropriate merger documents as required by Nevada Law and California Law and the rules of the NASD (ii) for consents required pursuant to loan documents and mortgages relating to certain NIRT Properties and/or NIRT's agreements with GMAC Commercial Mortgage and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, is not reasonably likely to have a NIRT Material Adverse Effect.

      SECTION 4.06. Compliance with Laws; Permits. NIRT is not in conflict with, or in default or violation of any Laws applicable to NIRT or by which any NIRT Property or asset of NIRT is bound or affected, except for any such conflicts, defaults or violations that do not, individually or in the aggregate, have a NIRT Material Adverse Effect.

      SECTION 4.07. SEC Filings; Financial Statements.

      (a) NIRT has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1995 and has made available to Tarragon all registration statements filed by NIRT with the SEC, including all exhibits filed in connection therewith (on all forms applicable to the registration of securities) since January 1, 1995 and prior to the date of this Agreement (collectively, the NIRT SEC Reports"), and has heretofore made available to Tarragon complete (i.e., un-redacted) copies of each exhibit (which is in effect as of the date hereof) to the NIRT SEC Reports filed with the SEC. The NIRT SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the NIRT SEC Reports substantially complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented the consolidated financial position, results of operations and cash flows of NIRT as at the respective dates thereof and for the respective periods indicated therein in accordance with United States generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a NIRT Material Adverse Effect).

      (c) Except as and to the extent set forth on the consolidated balance sheet of NIRT as of December 31, 1997, including the notes thereto (the "NIRT 1997 Balance Sheet"), NIRT has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with United States generally accepted accounting principles, except for liabilities and obligations (i) disclosed in any NIRT SEC Report filed since December 31, 1997 and prior to the date of this Agreement, (ii) incurred since December 31, 1997 in the ordinary course of business which, individually or in the aggregate, do not have a NIRT Material Adverse Effect, or (iii) incurred pursuant to this Agreement.

      SECTION 4.08. Absence of Certain Changes or Events. Since December 31, 1997, except as contemplated by this Agreement, or disclosed in any NIRT SEC Report filed since December 31, 1997, NIRT has conducted its business only in the ordinary course and in a manner consistent with past practice and, since December 31, 1997, there has not been (a) any event or events having, individually or in the aggregate, a NIRT Material Adverse Effect, (b) any revaluation by NIRT of any material asset (including, without limitation, any writing down or writing up of the value of any properties, writing off of notes or accounts receivable or reversing of any accruals or reserves), other than in the ordinary course of business consistent with past practice, (c) any entry by NIRT into any commitment or transaction material to NIRT (with the exception of any real estate transactions, including related financings, conducted at arm's length and for fair value), or (d) other than regular distributions, of which $0.74 cash per Beneficial Interest and a 10% share distribution was paid in calendar 1997 and $0.20 cash per Beneficial Interest was paid in April 1998, any declaration, setting aside or payment of any dividend or distribution in respect of any Beneficial Interests of NIRT or any redemption, purchase or other acquisition of any of its securities. The results of operations for the most recently completed fiscal quarter are not materially lower than the results of operations for the immediately preceding fiscal quarter, and there is no reason to believe that the results of operations for the current fiscal quarter will be materially lower than the results of operations for NIRT's most recently completed fiscal quarter.

      SECTION 4.09. Absence of Litigation

      (a) Except as disclosed in the NIRT SEC Reports, there is no claim, action, proceeding or investigation pending or, to NIRT's Knowledge, threatened against NIRT, or any NIRT Property or asset of NIRT, before any court, arbitrator or Governmental Authority, which, individually or when aggregated with other claims, actions, proceedings or investigations or product liability claims, actions, proceedings or investigations which are reasonably likely to result from facts and circumstances that have given rise to such a claim, action, proceeding or investigation, would have a NIRT Material Adverse Effect. As of the date hereof, neither NIRT nor any NIRT Property or asset of NIRT is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a NIRT Material Adverse Effect.

      (b) NIRT has not received notice from any source that NIRT may be liable with respect to product liability or worker's compensation claims, except for such claims that, if determined adversely to NIRT, would not, individually or in the aggregate, have a NIRT Material Adverse Effect.

      SECTION 4.10. Title to and Sufficiency of Assets. As of the date hereof NIRT, either directly or through a subsidiary or other entity, owns, and as of the Effective Time NIRT will own, good title to all of its assets constituting real property, including raw land and properties under construction (the "NIRT Properties") and personal property which is material to its businesses, taken as a whole (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all Liens, except as set forth in the NIRT SEC Reports or such encumbrances or restrictions as do not materially interfere with the current use of such property. Such assets, together with all assets held by NIRT leases, include all tangible and intangible real or personal property, contracts and rights necessary or required for the operation of the business of NIRT.

      SECTION 4.11. Intellectual Property. NIRT Intellectual Property" means all trademarks, trademark registrations, trademark rights, trade names, trade name rights, patents, patent rights, patent applications, industrial models, inventions, invention disclosures, copyrights, copyright registrations, service marks, service mark registrations, service mark rights, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights, data and information of any nature or form used or held for use in connection with the businesses of NIRT as currently conducted or as currently contemplated by NIRT, together with all applications currently pending for any of the foregoing. Except as disclosed in the NIRT SEC Reports, NIRT owns or possesses adequate licenses or other valid rights to use all of the NIRT Intellectual Property that is necessary or appropriate for the conduct or contemplated conduct of NIRT's business.

      SECTION 4.12. Tax Matters. (a) NIRT has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) and has paid (or NIRT has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it except (i) as set forth in the NIRT SEC Reports or (ii) taxes that are being contested in good faith by appropriate proceedings and for which NIRT shall have set aside on its books adequate reserves. The most recent audited financial statements contained in the NIRT SEC Reports reflect an adequate reserve for all material Taxes payable by NIRT for all taxable periods and portions thereof through the date of such financial statements. Since December 31, 1997, NIRT has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and NIRT has not incurred any liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon NIRT. To the Knowledge of NIRT, no deficiencies for any Taxes have been proposed, asserted or assessed against NIRT, and no requests for waivers of the time to assess any such Taxes are pending, except that NIRT has executed waivers regarding the application of the statute of limitations with respect to federal Taxes for 1994 and all subsequent years.

      (b) NIRT (i) for all taxable years commencing with the tax year which began January 1, 1990 through the tax year ended December 31, 1997 has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since January 1, 1998 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending December 31, 1998 or the Closing Date, whichever is earlier, and (iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by the tenants of the NIRT Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2)(C) of the Code (except for certain rents derived from the rental of apartments to winter visitors and corporate clients, which, if not treated as "rents from real property", will not result in the disqualification of NIRT as a REIT under Section 856 of the Code) or (B) otherwise result in a challenge to its status as a REIT and to the Knowledge of NIRT, no such challenge is pending or threatened.

      SECTION 4.13. Environmental Matters.

      (a) Except as disclosed in the NIRT SEC Reports, NIRT is and has been in compliance with all applicable Environmental Laws, has obtained all Environmental Permits and is in compliance with their requirements, and has resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except in each case for the notices set forth in the NIRT SEC Reports or where such non-compliance would not, individually or in the aggregate, have a NIRT Material Adverse Effect.

      (b) Except as disclosed in the NIRT SEC Reports, no Environmental Law imposes any material obligation upon NIRT arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Authority, the placement of any notice, acknowledgement or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree. Except as disclosed in the NIRT SEC Reports, no Lien has been placed upon any of Properties under any Environmental Law.

      SECTION 4.14. Material Contracts. NIRT has not received a written notice that NIRT is in violation of or in default under (nor to the knowledge of NIRT does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of the NIRT Properties or assets is bound, except as set forth in the NIRT SEC Reports, nor to the Knowledge of NIRT does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not have a NIRT Material Adverse Effect.

      SECTION 4.15. Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by NIRT are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of NIRT and the NIRT Properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not have a NIRT Material Adverse Effect. NIRT has made any and all payments required to maintain such policies in full force and effect. Except as set forth in the NIRT SEC Reports, NIRT has not received notice of default under any such policy, nor has either received written notice or, to the Knowledge of NIRT, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

      SECTION 4.16. Accuracy of Information. Neither this Agreement nor any other document required to be provided by NIRT or any of its employees or agents to Tarragon in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

      SECTION 4.17. Transactions with Affiliates. (a) For purposes of this
Section 4.17, the term "NIRT Affiliated Person" means (i) any holder of 2% or more of the NIRT Beneficial Interests, (ii) any director, trustee, officer or senior executive of NIRT, (iii) any person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with NIRT, or (iv) any member of the immediate family of any of such persons; but "NIRT Affiliated Person" does not include Tarragon or Advisor or TMI.

      (b) Except as set forth in the NIRT SEC Reports, since December 31, 1997, NIRT has not, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any material NIRT Property or assets or obtained any material services from, (ii) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, trustee, officer or employee of NIRT), (iii) entered into or modified in any manner any contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

      (c) Except as set forth in the NIRT SEC Reports, (i) the contracts of NIRT do not include any material obligation or commitment between NIRT and any NIRT Affiliated Person, (ii) the assets of NIRT do not include any receivable or other obligation or commitment from a NIRT Affiliated Person to NIRT and
(iii) the liabilities of NIRT do not include any payable or other obligation or commitment from NIRT to any NIRT Affiliated Person.

      (d) To the Knowledge of NIRT and except as set forth in the NIRT SEC Reports, no NIRT Affiliated Person of any of NIRT is a party to any contract with any customer or supplier of NIRT that affects in any material manner the business, financial condition or results of operation of NIRT.

      SECTION 4.18. Opinion of Financial Advisor. NIRT has received the opinion of Gilford Securities (the "NIRT Financial Advisor"), to the effect that, as of the date on which the Board of Directors approved the NIRT Merger the consideration is fair to the NIRT stockholders from a financial point of view.

      SECTION 4.19. Brokers. No broker, finder or investment banker (other than the NIRT Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the NIRT Merger based upon arrangements made by or on behalf of NIRT. NIRT has heretofore furnished to Tarragon a complete and correct copy of all agreements between NIRT and the NIRT Financial Advisor pursuant to which such firm would be entitled to any payment relating to the NIRT Merger.

      SECTION 4.20. Definition of Knowledge of NIRT. As used in this Agreement, the phrase "Knowledge of NIRT" (or words of similar import) means the knowledge of the following individuals: William Friedman, Bruce Schnitz and Robert Irvine.

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



                                   ARTICLE V

                              CERTAIN DEFINITIONS

      For purposes of this Agreement, the term:

      (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

      (b) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly,
(ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares;

      (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York, New York;

      (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

      (e) "Governmental Authority" means any United States (federal, state or local), foreign or supra-national Government, or governmental, regulatory or administrative authority, agency or commission;

      (f) "person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

      (g) "Real Estate" means, with respect to Tarragon or NIRT, as applicable, all of the fee or leasehold ownership right, title and interest of such person, in and to all real estate and improvements owned or leased by any such person and which is used by any such person in connection with the operation of its business; and

      (h) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, limited partnership, joint venture, limited liability company or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                                   ARTICLE VI

                  CONDUCT OF BUSINESS PENDING THE NIRT MERGER

      SECTION 6.01. Conduct of Business by Tarragon and NIRT Pending the NIRT Merger. Each of the parties hereto covenants and agrees that, between the date of this Agreement and the Effective Time, except as otherwise expressly provided for in this Agreement, unless Tarragon and NIRT shall otherwise agree (which agreement shall not be unreasonably withheld or delayed) in writing, the businesses of each party shall be conducted only in, and such party and its respective subsidiaries shall not take any action except in a manner consistent with past practice; and each such party shall use its best efforts to preserve intact its business organization (except that NIRT may convert to a California corporation), to keep available the services of the current officers, employees and consultants of such party and its respective subsidiaries and to preserve the current relationships of such party and its respective subsidiaries with persons with which such party or any of its respective subsidiaries has significant business relations. By way of limitation, except as contemplated by this Agreement, none of the parties to this Agreement nor any of their respective subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Tarragon and NIRT which consent shall not be unreasonably withheld or delayed:

            (a) amend or otherwise change its respective Declaration of Trust, Articles of Incorporation or Bylaws or equivalent organizational documents;

            (b) except in connection with an agreement for Tarragon to acquire Advisor simultaneously with the filing of the Nevada Articles of Merger with the Secretary of State of the State of Nevada (the "Nevada Filing"), or pursuant to the exercise of existing options, issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of such party or any subsidiary of such party, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of such party or any subsidiary of such party (except that options may be granted to employees of NIRT, Tarragon or the Advisor pursuant to the terms of the NIRT or Tarragon Option Plans) or (ii) any assets of such party or any subsidiary of such party, except for real estate transactions and financings conducted at arm's length and for fair value;

            (c) set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that NIRT shall be entitled to pay distributions on a quarterly basis in the amount per share NIRT paid on the Beneficial Interests in the quarter preceding the date hereof;

            (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (e) (i) incur any corporate or unsecured indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person in an amount in excess of $5,000,000; or (ii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

            (f) make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

            (g) take any action that would or is reasonably likely to result in any of the covenants and agreements set forth in this Article VI or in
      Article VII or any of the conditions set forth in Article VIII not being satisfied as of the Closing Date; or

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



            (h) knowingly take any action that could reasonably be expected to prevent the NIRT Merger from constituting a transaction qualifying under
      Section 368(a) of the Code.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

      SECTION 7.01. Registration Statement.

      (a) Tarragon shall cause the preparation and filing with the SEC of a Registration Statement on Form S-4 in connection with the issuance of the shares of Tarragon Common Stock in the NIRT Merger (including a joint proxy statement and prospectus for use by both Tarragon and NIRT at meetings of their respective security holders (the "Proxy Statement/Prospectus") constituting a part thereof (the "S-4 Registration Statement") as promptly as practicable. Each of Tarragon and NIRT shall promptly provide all necessary information for inclusion in the Proxy Statement/Prospectus and the S-4 Registration Statement. Tarragon shall also use all reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the NIRT Merger and consummate the other transactions contemplated by this Agreement and will cause the payment of all expenses incident thereto. Tarragon will use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and promptly thereafter the Proxy Statement/Prospectus shall be available for mailing to the respective holders of Tarragon Common Stock and NIRT Beneficial Interests. As promptly as practicable after the S-4 Registration Statement shall have become effective, NIRT and Tarragon shall mail the Proxy Statement/Prospectus to their respective holders of Tarragon Common Stock and NIRT Beneficial Interests. The Proxy Statement/Prospectus, shall include the unanimous recommendation of the Board of Directors of Tarragon and the Board of Trustees of NIRT in favor of the NIRT Merger (with the exception of William Friedman, who has voted in favor of the NIRT Merger, but has agreed to abstain from such recommendation).

      (b) The S-4 Registration Statement and the information supplied by each of NIRT and Tarragon for inclusion in the Proxy Statement/Prospectus shall not, at (i) the time the S-4 Registration Statement is declared effective by the SEC; (ii) the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the holders of Tarragon Common Stock and NIRT Beneficial Interests; (iii) the time of the Stockholders' Meetings (as defined in Section 7.02); and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Tarragon or NIRT or any of their respective subsidiaries, or their respective officers, directors, or trustees is discovered by Tarragon, NIRT or Advisor which should be set forth in an amendment or a supplement to the S-4 Registration Statement or Proxy Statement/Prospectus, such party shall promptly inform Tarragon, and Tarragon shall make appropriate amendments or supplements. The S-4 Registration Statement, including the Proxy Statement/Prospectus, shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

      SECTION 7.02. Stockholders' Meetings.

      (a) Tarragon and NIRT shall, consistent with applicable law, call and hold a meeting of the holders Tarragon Common Stock and NIRT Beneficial Interest, respectively (the "Stockholders' Meetings") as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and each of Tarragon and NIRT shall use its reasonable best efforts to hold its Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Each of Tarragon and NIRT shall solicit proxies in favor of the approval and adoption of this Agreement and the NIRT Merger; NIRT shall solicit from holders of NIRT Beneficial Interest proxies in favor of the NIRT Merger, and the incorporation of NIRT into the California Corporation; and Tarragon shall solicit from holders of shares of its Common Stock proxies in favor of the approval the acquisition by Tarragon of Advisor simultaneously with the Nevada Filing, and each shall take all other action necessary or advisable to secure the vote or consent of such holders required by applicable Law.

      (b) William Friedman and Lucy Friedman shall vote (or consent with respect to) any shares of Tarragon Common Stock and NIRT Beneficial Interest beneficially owned by each of them, or with respect to which each has the power (by agreement, proxy or otherwise) or cause to be voted (or to provide a consent), in favor of the approval and adoption of this Agreement at any meeting of the holders of Tarragon Common Stock, NIRT Beneficial Interest or Advisor at which this Agreement or the acquisition by Tarragon of Advisor simultaneously with the Nevada Filing, shall be submitted for approval and adoption and at all adjournments or postponements thereof (or, if applicable, by any action of the holders of Tarragon Common Stock or NIRT Beneficial Interest by consent in lieu of a meeting).

      SECTION 7.03. Appropriate Action: Consents, Filings.

      (a) Tarragon and NIRT shall use their respective reasonable efforts to
(i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the NIRT Merger, and Tarragon shall do the same in respect of the acquisition by Tarragon of Advisor simultaneously with the Nevada Filing, as promptly as practicable, (ii) obtain expeditiously from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Tarragon or NIRT or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement, the contract agreeing to the acquisition by Tarragon of Advisor simultaneously with the Nevada Filing (the "Advisor Agreement"), as applicable, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Advisor Agreement, and the NIRT Merger as applicable, required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, and (B) any other applicable Law; provided that Tarragon and NIRT shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested by the other party in connection therewith. From the date of this Agreement until the Effective Time, each party shall promptly notify the other party in writing of any pending or, to the knowledge of the first party, threatened action, proceeding or investigation by any Governmental Authority or any other person (i) challenging or seeking material damages in connection with the NIRT Merger or the Advisor Agreement, or (ii) seeking to restrain or prohibit the consummation of the NIRT Merger or the Advisor Agreement.

      (b) Tarragon and NIRT shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement/Prospectus and the S-4 Registration Statement) in connection with the transactions contemplated by this Agreement.

      (c) Each of Tarragon and NIRT shall give (or shall cause its respective subsidiaries to give) any notices to third parties and use, and cause its respective subsidiaries to use, their reasonable efforts to obtain any third party consents necessary, proper or advisable to consummate the transactions contemplated in this Agreement.

      SECTION 7.04. Access to Information.

      (a) From the date hereof to the Effective Time, each party hereto will provide to any other party hereto (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access to all information and documents which such party may reasonably request regarding the business, assets, liabilities, employees and other aspects of such other party.

      (b) From the date hereof to the Effective Time, each party hereto shall:
(i) provide to any other party hereto and its Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such other party and its Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its Subsidiaries as such other party may reasonably request.

      (d) No investigation by any party hereto, whether prior to the execution of this Agreement or pursuant to this Section 7.04, shall affect any representation or warranty in this Agreement of any party hereto or any party's reliance thereon or any condition to the obligations of the parties hereto.

      SECTION 7.05. Intentionally Omitted.

      SECTION 7.06. Notification of Certain Matters. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto of (a) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause any condition to the obligations of any party to effect the NIRT
Merger not to be satisfied, and (b) the failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be reasonably likely to result in any condition to the obligations of any party to effect the NIRT Merger not to be satisfied, provided, however that the mere delivery of any notice pursuant to this Section 7.06 shall not by itself be deemed to be an amendment of this Agreement and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement. No delivery of any notice pursuant to this Section 7.06 shall limit or affect the remedies available hereunder to the party receiving such notice, in the event that a representation or warranty made by any party herein shall not be true and correct (giving effect to any standards of materiality set forth in such Sections) as of the date hereof or as of the date when made (if a different date) and as of the Effective Time.

      SECTION 7.07. Stock Exchange Listing. Tarragon shall as promptly as reasonably practicable prepare and submit to the NYSE a listing application covering its outstanding Common Stock and the shares of Tarragon Common Stock to be issued in the NIRT Merger and in connection with the Advisor Agreement and shall use its reasonable efforts to cause such shares to be approved for listing on the NYSE prior to the Effective Time; provided, however, such listing application becoming effective shall not be a condition of Closing.

      SECTION 7.08. Public Announcements. Each party shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated hereby. No party hereto shall issue any such press release or make any such public statement without the prior consent of the others (which consent shall not be unreasonably withheld), except as may be required by Law, the NASD, NASDAQ or any national securities exchange.

      SECTION 7.09 Indemnification.

      (a) From and after the Effective Time, the Surviving Corporation shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or trustee of NIRT (the "Indemnified Parties") to the same extent as the exculpation and indemnification now provided to the Indemnified Parties by NIRT immediately prior to the Effective Time in its Declaration of Trust and regulations, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement. In no event shall the Surviving Corporation be obligated to provide directors' and officers' liability insurance except that the Surviving Corporation shall obtain, at its expense, so-called "tail insurance" providing for the extension of the directors and officers liability insurance maintained by NIRT for a period of six years after the Closing Date if available at commercially reasonable rates.

      (b) The provisions of this Section 7.09 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Tarragon and NIRT.

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



      (c) In the event that the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 7.09, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each trustee and officer covered hereby.

                                  ARTICLE VIII

                         CONDITIONS TO THE NIRT MERGER

      SECTION 8.01. Conditions to the Obligations of Each Party. The obligations of the parties hereto to consummate the NIRT Merger is subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

      (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Tarragon Common Stock and NIRT Beneficial Interests, respectively, in accordance with applicable Law and such party's other organizational documents;

      (b) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority or a court of competent jurisdiction which has the effect of making the NIRT Merger illegal or otherwise prohibiting consummation of the NIRT Merger;

      (c) the S-4 Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the S-4 Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

      (d) Tarragon shall have received all state securities and "blue sky" permits and approvals necessary to consummate the NIRT Merger;

      (e) no court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the NIRT Merger or the other transactions contemplated by this Agreement (including the Advisor Agreement) or that is, individually or in the aggregate with all other such Laws, reasonably likely to have a Tarragon Material Adverse Effect or a NIRT Material Adverse Effect (collectively, an "Order") and no governmental entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order;

      (f) all conditions precedent set forth in the Advisor Agreement have been satisfied; and

      (g) all other necessary and material governmental and regulatory clearances, consents, or approvals shall have been received.

      SECTION 8.02. Conditions to the Obligations of Tarragon. The obligation of Tarragon to consummate the NIRT Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

      (a) (i) NIRT shall have performed in all material respects all of its respective obligations hereunder required to be performed by such party at or prior to the Effective Time; (ii) each of the representations and warranties of NIRT contained in this Agreement shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Closing Date as if made at and as of such time, it being understood and agreed by Tarragon that this Section 8.02(a) shall be deemed to have been satisfied unless any failure of performance or failure to be so true and correct, individually or in the aggregate, would have a NIRT Material Adverse Effect; and (iii) Tarragon shall have received a certificate signed by an executive officer of NIRT to the foregoing effect;

      (b) Since the date of this Agreement, there shall have been no NIRT Material Adverse Change and Tarragon shall have received a certificate of the chief executive officer or chief financial officer of NIRT, in such capacity, certifying such effect;

      (c) Tarragon shall have received an opinion dated the Closing Date from counsel to Tarragon, based upon certificates and letters, which letters and certificates are in the form agreed upon by the parties and dated the Closing Date, to the effect that the NIRT Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code; and

      (d) All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Tarragon Material Adverse Effect or a NIRT Material Adverse Effect.

      SECTION 8.03. Conditions to the Obligations of NIRT. The obligations of NIRT to consummate the NIRT Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

      (a) (i) Tarragon shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (ii) each of the representations and warranties of Tarragon contained in this Agreement shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Closing Date as if made at and as of such time; it being understood and agreed by NIRT that this
Section 8.03(a) shall be deemed to have been satisfied unless any failure of performance or failure to be so true and correct, individually or in the aggregate, would have a Tarragon Material Adverse Effect; and (iii) NIRT shall have received a certificate signed by an executive officer of Tarragon to the foregoing effect;

      (b) Since the date of this Agreement, there shall have been no Tarragon Material Adverse Change and NIRT shall have received a certificate of the chief executive officer or chief financial officer of Tarragon, in such capacity, certifying to such effect;

      (c) NIRT shall have received an opinion dated the Closing Date from counsel to NIRT based upon certificates and letters, which letters and certificates are in the form agreed upon by the parties and dated the Closing Date, to the effect that the NIRT Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code; and

      (d) All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such contents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Tarragon Material Adverse Effect or a NIRT Material Adverse Effect.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

      SECTION 9.01. Termination. This Agreement may be terminated and the NIRT Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of each of Tarragon and
NIRT:

            (a) by written consent duly authorized by the Boards of Directors or Trustees, respectively, of each of Tarragon and NIRT;

            (b) by either Tarragon or NIRT if (i) any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order (other than a temporary restraining order), decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the NIRT Merger or the consummation of the Advisor Agreement (provided, however, that neither party may terminate this Agreement pursuant to this Section 9.01(b)(i) prior to six months from the date of such issuance if the party subject to such order, decree or ruling is using its reasonable best efforts to have such order, decree or ruling removed, unless such order, decree or ruling shall have become final and non-appealable), or (ii) the Effective Time shall not have occurred on or before December 31, 1998; provide that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose willful, deliberate or knowing failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

            (c) by either Tarragon or NIRT, if the Stockholders' Meetings shall have been held and the holders of either the outstanding shares of Tarragon Common Stock or NIRT Beneficial Interest shall have failed to approve and adopt this Agreement at such meeting (including any adjournment or postponement thereof);

            (d) by Tarragon, upon a breach of any representation, warranty, or agreement set forth in this Agreement such that the condition set forth in Section 8.02(a) would not be satisfied (a Terminating NIRT Breach"); provided however, that, if such Terminating NIRT Breach is curable by NIRT through the exercise of its best efforts and NIRT continues to exercise such best efforts, Tarragon may not terminate this Agreement under this Section 9.01(d) for a period of 30 days from the date on which Tarragon delivers to NIRT written notice setting forth in reasonable detail the circumstances giving rise to such Terminating NIRT Breach; or

            (e) by NIRT, upon a breach of any representation, warranty, or agreement set forth in this Agreement such that the condition set forth in Section 7.03(a) would not be satisfied (a "Terminating Tarragon Breach"); provided, however, that, if such Terminating Tarragon Breach is curable by Tarragon through the exercise of its best efforts and Tarragon continues to exercise such best efforts, NIRT may not terminate this Agreement under this Section 9.01(e) for a period of 30 days from the date on which NIRT delivers to Tarragon written notice setting forth in reasonable detail the circumstances giving rise to such Terminating Tarragon Breach.

      SECTION 9.02. Effect of Termination. Except as provided in Section 10.01, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Tarragon or NIRT or any of their respective officers, directors or trustees and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for, or be deemed to waive any rights of specific performance of this Agreement available to a party by reason of, any willful breach by the other party or parties of its or their willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      SECTION 9.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their Boards of Directors or Trustees, as the case may be, at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      SECTION 9.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE X

                               GENERAL PROVISIONS

      SECTION 10.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 9.01, as the case may be. This Section shall not limit any covenant or agreement which by its terms contemplates performance after the Effective Time.

      SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (which may be by telecopy followed by mail or personal delivery) and must be personally delivered or mailed by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight courier service to the respective parties at the following addresses. Subject to the other provisions of this Agreement, any party may change its address (or redesignate the person to whom such notice shall be delivered) for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 10.02. In each instance, with respect to any such notice so given, although not required for effectiveness of such notice, it shall only be effective upon receipt by the party intended to receive same, and the party delivering such notice shall also provide copies as set forth below:

      if to Tarragon:

      Tarragon Realty Investors, Inc.
      3100 Monticello Avenue, Suite 200
      Dallas, Texas 75205
      Facsimile: (214) 599-2220
      Attention: William S. Friedman

      with a copy to:

      Prager, Metzger & Kroemer PLLC
      2626 Cole Avenue, Suite 900
      Dallas, Texas 75204
      Facsimile: (214) 523-3838
      Attention: Steven C. Metzger, Esq.

      if to NIRT:

      National Income Realty Trust
      280 Park Avenue
      East Building, 20th Floor
      New York, New York 10017
      Facsimile: (212) 949-8001
      Attention: William S. Friedman

      with a copy to:

      Greenberg Traurig Hoffman Lipoff Rosen & Quentel
      200 Park Avenue
      New York, NY 10166
      Facsimile: (212) 801-6400
      Attention: Judith D. Fryer, Esq.

      SECTION 10.03. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with United States generally accepted accounting principles.

      SECTION 10.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the NIRT Merger are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the NIRT Merger be consummated as originally contemplated to the fullest extent possible.

      SECTION 10.05. Entire Agreement: Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

      SECTION 10.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement shall be construed to create any rights on behalf of third parties not signatories thereto except for Section 7.09.

      SECTION 10.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

      SECTION 10.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

      SECTION 10.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 10.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, Tarragon and NIRT have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                            TARRAGON REALTY INVESTORS, INC.

                            By:     /s/ William S. Friedman
                                    --------------------------------------------
                                    Name: William S. Friedman
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------


                            NATIONAL INCOME REALTY TRUST

                            By:     /s/ William S. Friedman
                                    --------------------------------------------
                                    Name: William S. Friedman
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------


Agreed and Acknowledged
by the following with respect to
the provisions of Section 7.02(b):

/s/ William S. Friedman
--------------------------
William S. Friedman

/s/ Lucy N. Friedman
--------------------------
Lucy N. Friedman

                                                                      APPENDIX B

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT dated June 5, 1998 (this "Agreement") by and among TARRAGON REALTY INVESTORS, INC., a Nevada corporation (the "Buyer"), TARRAGON REALTY ADVISORS, INC., a New York corporation (the "Company"), WILLIAM S. FRIEDMAN and LUCY FRIEDMAN (each of such individuals being hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders");

                                   WITNESSETH:

     WHEREAS, the Company, is engaged in the business of advising and managing the Buyer (the "Business");

     WHEREAS, the Board of Directors of the Buyer and the Board of Trustees of National Income Realty Trust, a California business trust ("NIRT"), have approved an Agreement and Plan of Merger dated June 5, 1998 (the "Merger Agreement") between the Buyer and NIRT which provides, subject to the satisfaction of the conditions therein, that NIRT will be consolidated with and into the Buyer and the holders of NIRT shares of beneficial interest will be issued the Buyer Common Stock (as defined in Section 1.001) in a transaction intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes and, concurrent with the consummation of the Merger Agreement, the Buyer intends to acquire all of the issued and outstanding capital stock of the Company to the end that the Buyer, as the surviving entity consisting of a combined real estate investment trust (as a corporation) would ultimately be self-administered, which Merger Agreement is to be submitted to the shareholders of each of the Buyer and NIRT for approval at special meetings to be held in the near future;

     WHEREAS, the Stockholders are the record and beneficial owners of all of the issued and outstanding capital stock of the Company (the "Company Common Stock"); and

     WHEREAS, the Buyer desires to purchase from the Stockholders, and the Stockholders desire to sell to the Buyer, all upon the terms and subject to the conditions set forth in this Agreement, all (and not less than all) of the Company Common Stock, and the business of the Company as a going concern.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                    ARTICLE I

                            ACQUISITION OF THE STOCK

     SECTION 1.01 Exchange of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 1.04), the Buyer will purchase and acquire from the Stockholders, and the Stockholders will sell, convey and transfer to the Buyer, all (and not less than all) of the Company Common Stock, solely in exchange for the shares of common stock, $.01 par value per share of the Buyer (the "Buyer Common Stock") provided for in Article II below. In furtherance thereof, the Stockholders are, simultaneously with the execution and delivery of this Agreement, delivering to the Buyer the certificates representing all of the Company Common Stock, duly endorsed for transfer or accompanied by stock powers executed in blank for transfer

     SECTION 1.02 Books and Records. On the Closing Date, in addition to the delivery and transfer of the Company Common Stock to the Buyer, the Stockholders are delivering, and causing the Company to deliver, to the Buyer all of the stock books, records and minute books of the Company, all financial and accounting books and records of the Company, and all referral, client, customer and sales records of the Company.

     SECTION 1.03 Tax-Free Reorganization. The parties intend that the transactions pursuant to this Agreement qualify as a tax-free reorganization under the Code, and the parties shall report these transactions and otherwise conduct their affairs so as to give effect to such intention.

     SECTION 1.04 Closing. The closing for the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, 200 Park Avenue, New York, New York 103 166 (or such other place as the parties may agree) (the date on which such Closing takes place being the "Closing Date").

                                   ARTICLE II

                                  CONSIDERATION

     SECTION 2.01 Buyer Common Stock. As consideration for the Company Common Stock at the Closing, the Buyer will issue and deliver to the Stockholders (i) an aggregate of 100,000 shares of Buyer Common Stock (in proportion to their relative ownership of the Company Common Stock, as set forth in Exhibit A attached hereto) and which the Buyer and the Stockholders agree have a value which does not exceed $1,000,000 ($10 per share, based on the average price of the Buyer Common Stock during a 20 day period following the issuance of the Buyer's February 19, 1998 press release) and (ii) in proportion to their relative ownership of the Company Common Stock, options to purchase 350,000 shares of the Buyer Common Stock, pursuant to Stock Option Agreements dated the Closing Date, between the Buyer and each of the Stockholders. Such Stock Option Agreement shall cover and provide for (x) 150,000 shares for 10 years at an exercise price of $13 per share, (y) 100,000 shares for 10 years at an exercise price of $15 per share, and (z) 100,000 shares for 10 years at an exercise price of $16 per share, and shall be in a form mutually acceptable to Buyer and the Stockholders.

     SECTION 2.02 Employment Agreement.

     (a) At the Closing, the Buyer or, at its designation, the Company shall enter into an employment agreement with William S. Friedman, on terms mutually agreeable to the Buyer, the Company, if applicable, and Mr. Friedman (the "Employment Agreement") for a term of four years at a salary of $300,000 per year. In addition to other terms and conditions customary to such contracts, the Employment Agreement shall include a broad covenant by Mr. Friedman not to compete with the Buyer and the Company and a right of first refusal in favor of the Buyer with regard to any real estate investment opportunity which might come to Mr. Friedman's attention. In addition, the Employment Agreement will provide, among other things, that Mr. Friedman work substantially full time for the Buyer and/or the Company and use his best efforts to transfer to the Buyer and/or the Company the right to manage the real estate assets now or hereafter controlled by him or his family.

     (b) Pursuant to the Employment Agreement, at the Closing, the Buyer shall grant Mr. Friedman stock options to purchase 650,000 shares of Buyer Common Stock, pursuant to a Stock Option Agreement, dated the Closing Date, between the Buyer and Mr. Friedman which will be in a form mutually acceptable to the Buyer and Mr. Friedman for a term of 10 years and cover (x) 250,000 shares at an exercise price of $12 per share, (y) 200,000 shares at an exercise price of $15 per share, and (z) 200,000 shares at an exercise price of $18 per share.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE STOCKHOLDERS

     In connection with the sale and transfer of the Company Common Stock to the Buyer, the Company and the Stockholders hereby jointly and severally represent and warrant to the Buyer as follows:

     SECTION 3.01 Title to the Company Common Stock. The Stockholders are the valid and lawful record and beneficial owners of all of the issued and outstanding Company Common Stock in the amounts and proportions set forth in Exhibit A attached hereto. All of the Company Common Stock has been duly authorized and validly issued and is fully paid and non-assessable, and at Closing will be free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws). At Closing, the Buyer will receive from the Stockholders good, valid and marketable title to all of the Company Common Stock, free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

     SECTION 3.02 Valid and Binding Agreement; No Breach.

     (a) The Stockholders have full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Stockholders; enforceable against the Stockholders in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

     (b) Neither the execution and delivery of this Agreement by the Stockholders, nor compliance with the terms and provisions of this Agreement on the part of the Stockholders, will: (i) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Company or either Stockholder; (ii) require the issuance of any authorization, license, consent or approval of any Governmental Authority (as defined in Article V); or (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Company or either Stockholder is a party, or by which the Company or either Stockholder is bound, or constitute a default thereunder.

     SECTION 3.03 Organization and Qualification. The Company is a corporation incorporated, validly existing and in good standing under the laws of the State of New York and has the requisite corporate, and all necessary governmental approvals to own, lease and operate the Company Properties (as defined in Section 3.13) and to carry on its business as it is now being conducted, except where the lack of such power, authority and approval would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation, to do business, and is in good standing, in each jurisdiction where the character of the Company Properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any circumstances, change in, or effect on, the Company when taken as a consolidated whole, which is, or could reasonably be expected in the future to be, materially adverse to the operations, assets or liabilities of the Company and its subsidiaries, if any.

     SECTION 3.04 Articles of Incorporation and By-laws. The Company has heretofore furnished to the Buyer complete and correct copies of the Certificate of Incorporation and the By-Laws, each as amended, to date of the Company. Such Certificate of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. The Company is not in violation of any provision of its Certificate of Incorporation and By-Laws.

     SECTION 3.05 Capitalization. The authorized capital stock of the Company consists of 200 shares of Company Common Stock, no par value per share. As of the date of this Agreement there were, and on the Closing Date there will be, 200 shares of Company Common Stock issued and outstanding, all of which were validly issued, fully paid and nonassessable. The Company has not issued, sold, pledged, disposed of, granted, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any shares of capital stock of any class of the Company or any rights to acquire such shares or other equity interests in the Company. Except as may be created by this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to repurchase, redeem or otherwise acquire or issue or sell any shares of capital stock of, or other equity interests in, the Company.

     SECTION 3.06 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the Buyer, constitutes a legal, valid and binding obligation of the Company, enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     SECTION 3.07 No Conflict, Required Filings and Consents.

     (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or by which any property or asset of the Company is bound or affected, except for such conflicts or violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except for any such breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Company Material Adverse Effect and will not prevent or delay the consummation of the transactions contemplated by this Agreement.

     (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended ("Securities Act") and state takeover laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

     SECTION 3.08 Compliance with Laws, Permits.

     (a) The Company is not in conflict with, or in default or violation of, (i) any Laws applicable to the Company or by which any property or asset of the Company is bound or affected, or (ii) any of the Company Permits (as defined below), except for any such conflicts, defaults or violations that do not, individually or in the aggregate, have a Company Material Adverse Effect.

     (b) The Company has no pending, ongoing or future obligation, cost or liability in respect of past noncompliance with any Environmental Law or in respect of or relating to any Hazardous Substances. For purposes of this Agreement, the following terms shall have the following meanings (i) "Hazardous Substances" means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; and (ii) "Environmental Law" means any law, past, present or future and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances.

     (c) The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders from all Governmental Authority necessary for the Company, to own, lease and operate the Company Properties or to carry on the Company's businesses ("Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the Company's Knowledge (as defined in Section 3.21), threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, would not have a Company Material Adverse Effect.

     SECTION 3.09 Financial Statements.

     (a) The Company's consolidated financial statements (including, in each case, any notes and schedules thereto) for the year ended December 31, 1997 and for the period ended March 31, 1998, each of which has been delivered to the Buyer, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented the consolidated financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein in accordance with United States generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

     (b) The Company has delivered its undated, pro forma balance sheet to the Buyer entitled "Projected Closing Balance Sheet." As of the Closing Date, neither the Company's liabilities nor its net working capital deficit shall be materially greater than that shown on the Projected Closing Balance Sheet and the shareholders' equity (deficit) shall be substantially as shown thereon. At the Closing Date, the Company shall own all material assets reflected on the Projected Closing Date Balance Sheet.

     SECTION 3.10 Absence of Certain Changes or Events. Except for actions (including sales of assets, dividends and bonuses) which are designed to achieve the financial condition reflected on the Projected Closing Balance Sheet prior to the Closing Date and actions contemplated by this Agreement, since
December 31, 1997, the Company has conducted its business in a manner consistent with past practice and there has not been (a) any event having a Company Material Adverse Effect (b) any entry by the Company into any commitment or transaction which would be material to the Buyer taken as a whole or (c) other than pursuant to the contracts referred to in Section 3.05, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company, except in the ordinary course of business consistent in all material respects with past practice.

     SECTION 3.11 Absence of Litigation.

     (a) There is no claim, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against the Company, or any property or asset of the Company, before any arbitrator or Governmental Authority which, individually or when aggregated with other claims, actions, proceedings or investigations or product liability claims, actions, proceedings or investigations which are reasonably likely to result from facts and circumstances that have given rise to such a claim, action, proceeding or investigation, would have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any property or asset of the Company is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Company Material Adverse Effect.

     (b) The Company has not received notice from any source that the Company may be liable with respect to product liability or worker's compensation claims, except for such claims that, if determined adversely to the Company, would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.12 Employee Benefits; ERISA.

     (a) The Company has provided to the Buyer a list of all "employee pension benefit plans" as defined in Section 3(2) of ERISA (sometimes referred to herein as "Company Pension Plans"), "employee welfare plans" (as defined in Section 3(i) of ERISA) (sometimes referred to herein as "Welfare Plans"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained, or contributed to, (or required to be maintained or contributed to) by the Company or any other person or entity that, together with the Company, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code (each, together with the Company, a "Company Commonly Controlled Entity"), (all of the foregoing being herein called "Company Benefit Plans". The Company has made available to the Buyer true and complete copies of (w) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (x) the most recent annual report on Form 4400 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required) and all schedules thereto, (y) the most recent summary plan description (or similar document) for each Company Benefit Plan for which a summary plan description is required or was otherwise provided to plan participants or beneficiaries and (z) each trust agreement and insurance annuity contract relating to any Company Benefit Plan.

     (b) Except where non-disclosure would not have a Company Material Adverse Effect, all Company Pension Plans and related trusts that are intended to be tax-qualified plans have been, since the effective date of the Tax Reform Act of 1986, the subject of determination letters from the Internal Revenue Service providing that such Company Pension Plans and related trusts are tax-qualified and exempt from federal income taxes under Sections 401(a) and 401(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened. No event has occurred and no circumstances exist that would adversely affect the tax qualification of such Company Pension Plan nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs or require security under Section 302 of ERISA.

     (c) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) each Company Benefit Plan has been administered in accordance with its terms; (ii) the Company Benefit Plans are, and have been administered, in compliance with the applicable provisions of ERISA, the Code, and all other applicable laws; (iii) there are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or asserting any rights to or claims for benefits under any Company Benefit Plan that could give rise to any liability, and there are not any facts that would reasonably be expected to give rise to any liability in the event of any such investigation, claim, suit or proceeding.

     (d) No Company Commonly Controlled Entity is required to contribute to any "multi-employer plan" as defined in Sections 3(3) or 4001(a)(3) of ERISA or, has completely or partially withdrawn from any such multi-employer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201(b)(i) of ERISA) that has not been fully paid. No Company Commonly Controlled Entity would incur any material withdrawal liability if it were to withdraw from a multi-employer plan with respect to which it has a contribution obligation. No Commonly Controlled Entity, nor any officer of any Commonly Controlled Entity, nor any of the Benefit Plans which are subject to ERISA, including, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4974 of the Code) or any other breach of fiduciary responsibility that could subject any Company Commonly Controlled Entity or any officer of any Company Commonly Controlled Entity to any tax or penalty on prohibited transactions imposed by such Section 4974 or to any material liability under Section 402(i) or (1) of ERISA. None of such Company Benefit Plans has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years.


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     (e) The Company is not a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (f) To the Knowledge of the Company, the disallowance of a deduction under
Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company.

     (g) Except as would not have a Company Material Adverse Effect, no liability under Title IV of ERISA has been incurred by any Company Commonly Controlled Entity that has not been satisfied in full, and no condition exists that presents a risk to any Commonly Controlled Entity of incurring a liability under such Title, other than liability for premiums due the PBGC (which premiums have been paid when due). To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each Company Pension Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA in existence during any portion of the five (5) year period ending on the Closing Date. Except as would not have a Company Material Adverse Effect, no Company Pension Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Company Pension Plan ended prior to the Closing Date; and all contributions required to be made with respect thereto (whether pursuant to the terms of any Company Pension Plan or otherwise) on or prior to the Closing Date have been timely made.

     (h) Except as individually or in the aggregate would not have a Company Material Adverse Effect, each Company Commonly Controlled Entity has complied in all material respects with the requirement of Part 6 of Title I of ERISA,
Section 4980B of the Code and each other law or ordinance of any Governmental Authority.

     SECTION 3.13 Title to and Sufficiency of Assets. As of the date hereof the Company owns good title to all of its assets constituting real and personal property which is material to its business (excluding, for purposes of this sentence, assets held under leases), free and clear of all encumbrances, charges, claims, restrictions, pledges, security interests or impositions (collectively, "Liens") except as set forth in the Company 1997 Balance Sheet. Such assets, together with all assets held by the Company under leases, include all tangible and intangible real and personal property, contracts and rights necessary or required for the operation of the Company's business as presently conducted, including raw land and properties under construction, are sometimes referred to herein as the "Company Properties". None of the leases to or of all the Company Properties are material to the Company or its business, and all of such leases are in full force and effect and there is no reasonable expectation of any material default or termination in respect of any such lease.

     SECTION 3.14 Intellectual Property. "Company Intellectual Property" means all trademarks, trademark registrations, trademark rights, trade names, trade name rights, patents, patent rights, patent applications, industrial models, inventions, invention disclosures, copyrights, copyright registrations, service marks, service mark registrations, service mark rights, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights, data and information of any nature or form used or held for use in connection with the business of the Company as currently conducted or as currently contemplated by the Company together with all applications currently pending for any of the foregoing. The Company neither owns or possesses any Company Intellectual Property which is material, individually or in the aggregate, to the Company or its business.

     SECTION 3.15 Tax Matters. All representations and warranties made in
Section 3.15(b) with respect to Taxes are made to the best Knowledge of the Company. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, franchises, employment, excise and other taxes, tariffs or government charges of any nature whatsoever, together with penalties, interest additions to Tax with respect thereto. Subject to the foregoing, and except as set forth in Schedule 3.15 attached hereto, or as would not, individually or in the aggregate, have a Company Material Adverse Effect:


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     (a) Filing of Tax Returns. The Company has filed all tax returns required to be filed by it and such tax returns are in all material respects true, complete and correct and filed on a timely basis.

     (b) Payment of Taxes. The Company has, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken in accordance with general accepted principals consistently applied with the Company's prior periods.

     (c) Tax Liens. There are no tax liens upon the assets of the Company except for statutory liens for current Taxes not yet due.

     (d) Withholding Taxes. The Company has complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other Laws, and has, within the time and in the manner prescribed by Law, withheld and paid over to the proper governmental authorities all amounts required.

     (e) Extensions of Time for Filing. The Company has not requested any extension of time within which to file any tax return, which tax return has not since been filed.

     (f) Waivers of Statute of Limitations. The Company has executed outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to federal Taxes or tax returns for 1994 and all subsequent years.

     (g) No Deficiencies. The statute of limitations for the assessment of any federal income Taxes has expired for all income tax returns of the Company or such income tax returns have been examined by the Internal Revenue Service for all periods through December 31, 1993. No deficiency for any income Taxes has been proposed, asserted or assessed against the Company which has not been resolved and paid in full.

     (h) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or tax returns of the Company.

     (i) Powers of Attorney. No power of attorney currently in force has been granted by the Company concerning any Taxes or tax returns.

     (j) Tax Rulings. The Company has not received a Tax ruling or entered into a closing agreement with any taxing authority that would have a Company Material Adverse Effect.

     SECTION 3.16 Material Contracts. The only material contracts and agreements to which the Company is a party are the Advisory Agreements with the Buyer and NIRT which are referred to herein collectively as "Company Material Contracts".

     SECTION 3.17 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and the Company Properties and assets, and are in character and amount substantially equivalent to that carried by persons engaged in similar business and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company has made any and all payments required to maintain such policies in full force and effect. The Company has not received notice of default under any such policy, and has not received written notice or, to the Knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

     SECTION 3.18 The Company Common Stock. The Stockholders hereby confirm that the Company Common Stock constitutes "restricted securities" under applicable federal and state securities laws, and that the




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Company Common Stock may not be resold in the absence of an effective registration thereof under federal and state securities laws or an available exemption from such registration requirements. The Stockholders also confirm that they have received no assurance whatsoever as to whether or when any of the Company Common Stock will be registered under federal or state securities laws, and that, accordingly, the Stockholders may be required to hold the Company Common Stock indefinitely. The Stockholders confirm that they are financially able to hold such securities indirectly ad are able to risk the loss of their entire investments. The Stockholders further confirm that the Buyer has made available to him and her all information which he or she deemed material to making the decision to sell the Company Common Stock in exchange for the Buyer Common Stock.

     SECTION 3.19 Investments. The Stockholders are acquiring the Buyer Common Stock for their account for investment, and not with a view to the resale or distribution thereof in violation of any applicable securities laws.

     SECTION 3.20 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Company.

     SECTION 3.21 Definition of Knowledge of the Company. As used in this Agreement, the phrase "Knowledge of the Company" (or words of similar import) means the knowledge of William S. Friedman.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     In connection with the Buyer's acquisition of the Company Common Stock, the Buyer hereby represents and warrants to the Stockholders as follows:

     SECTION 4.01 Organization and Qualification. The Buyer (as of the date of this Agreement and as of the Closing Date) is a corporation incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as it is now being conducted except where the lack of such power, authority and approval would not, individually or in the aggregate, have a Buyer Material Adverse Effect (as defined below). The term "Buyer Material Adverse Effect" means any circumstances, change in, or effect on, the Buyer when taken as a consolidated whole, which is, or could reasonably be expected in the future to be, materially adverse to the operations, assets or liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, financial projections or forecasts, or the business prospects and condition (financial or otherwise) of the Buyer and its subsidiaries, if any.

     SECTION 4.02 Articles of Incorporation and By-laws. The Buyer has heretofore furnished to the Company and the Stockholders complete and correct copies of the Articles of Incorporation and the By-laws, each as amended, to date of the Buyer. Such Articles of Incorporation, By-laws and equivalent organizational documents are in full force and effect. The Buyer is not in violation of any provision of its Articles of Incorporation, By-laws.

     SECTION 4.03 Capitalization. The authorized capital stock of the Buyer consists of (i) 20,000,000 shares of Buyer Common Stock and (ii) 10,000,000 shares of special stock, par value $.01 per share, issuable in such series and with such rights and designations as the Board of Directors of the Buyer may from time to time determine (the "Buyer Special Stock"). As of March 9, 1998,
(a) 1,286,897 shares of Buyer Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (b) 160,000 shares of Buyer Common Stock were reserved for future issuance pursuant to the Buyer's Share Option Plans, and (c) no shares of Buyer Special Stock were issued and outstanding. All publicly traded shares of Buyer Common Stock have been approved for trading on the National Association of Securities Dealers, Inc. Automated Quotation/Small Cap Market ("NASDAQ").



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     SECTION 4.04 Authority Relative to this Agreement. The Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the Company and the Stockholders constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     SECTION 4.05 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Buyer does not, and the performance of this Agreement by the Buyer will not, (i) conflict with or violate the Articles of Incorporation or By-laws of the Buyer (ii) conflict with or violate any domestic Laws applicable to the Buyer or by which any property or asset of the Buyer is bound or affected, except for such conflicts or violations that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Buyer is a party or by which the Buyer or any property or asset of the Buyer is bound or affected, except for any such breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Buyer Material Adverse Effect and will not prevent or delay the consummation of the transactions contemplated by this Agreement.

     SECTION 4.06 Compliance with Laws; Permits. The Buyer is not in conflict with, or in default or violation of, (i) any Laws applicable to the Buyer or by which any property or asset of the Buyer is bound or affected, or (ii) any of the franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders from all Governmental Authority necessary for the Buyer to own, lease and operate its properties or carry on the Buyer's business, except for any such conflicts, defaults or violations that do not, individually or in the aggregate, have a Buyer Material Adverse Effect.

     SECTION 4.07 SEC Filings; Financial Statements.

     (a) The Buyer has filed all forms, reports and documents required to be filed by it (and/or its predecessor in interest) with the Securities and Exchange Commission (the "SEC") since January 1, 1995 and has made available to the Company and the Stockholders all registration statements filed by the Buyer with the SEC, including all exhibits filed in connection therewith (on all forms applicable to the registration of securities) since January 1, 1995 and prior to the date of this Agreement (collectively, the "Buyer SEC Reports"), and has heretofore made available to the Company and the Stockholders complete (i.e., un-redacted) copies of each exhibit (which is in effect as of the date hereof) to the Buyer SEC Reports filed with the SEC. The Buyer SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Buyer SEC Reports substantially complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented the consolidated financial position, results of operations and cash flows of the Buyer as at the respective dates thereof and for the respective periods indicated therein in accordance with United States generally accepted accounting principles (subject, in the case of unaudited



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statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Buyer Material Adverse Effect).

     (c) Except as and to the extent set forth on the consolidated balance sheet of the Buyer as of December 31, 1997, including the notes thereto (the "Buyer 1997 Balance Sheet"), the Buyer has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with United States generally accepted accounting principles, except for liabilities and obligations (i) disclosed in any Buyer SEC Report filed since December 31, 1997 and prior to the date of this Agreement, (ii) incurred since December 31, 1997 in the ordinary course of business which, individually or in the aggregate, do not have a Buyer Material Adverse Effect, or (iii) incurred pursuant to or as contemplated by this Agreement.

     (d) The Buyer has heretofore furnished to the Company and the Stockholders complete and correct copies of all material amendments and modifications that have not been filed by the Buyer with the SEC to all agreements, documents and other instruments that previously had been filed by the Buyer with the SEC and are currently in effect.

     SECTION 4.08 Absence of Certain Changes or Events. Since December 31, 1997, except as contemplated by this Agreement or disclosed in any Buyer SEC Report filed since December 31, 1997, there has not been (a) any event or events having, individually or in the aggregate, a Buyer Material Adverse Effect, (b) any change by the Buyer in its accounting methods, principles or practices, or
(c) other than regular dividends, of which none were paid in 1997 and $.10 per share of Buyer Common Stock was paid in January 1998 to holders of record on December 26, 1997, any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Buyer or any redemption, purchase or other acquisition of any of its securities.

     SECTION 4.09 Absence of Litigation. Except as disclosed in the Buyer SEC Reports, there is no claim, action, proceeding or investigation pending or, to the Buyer's Knowledge (as defined in Section 4.18), threatened against the Buyer, or any property or asset of the Buyer, before any arbitrator or Governmental Authority, which, individually or when aggregated with other claims, actions, proceedings or investigations or product liability claims, actions, proceedings or investigations which are reasonably likely to result from facts and circumstances that have given rise to such a claim, action, proceeding or investigation, would have a Buyer Material Adverse Effect. As of the date hereof, neither the Buyer nor any property or asset of the Buyer is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Buyer Material Adverse Effect.

     SECTION 4.10 Material Contracts. The Buyer has not received a written notice that the Buyer is in violation of or in default under (nor to the Knowledge of the Buyer does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of the properties or assets of the Buyer is bound, except as set forth in the Buyer SEC Reports, nor to the Knowledge of the Buyer does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

     SECTION 4.11 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Buyer are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the businesses of the Buyer and the properties and assets of the Buyer, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not have a Buyer Material Adverse Effect. The Buyer has made any and all payments required to maintain such policies in full force and effect. Except as set forth in the Buyer SEC Reports, the Buyer has not received notice of default under any such policy, nor has either received written notice or, to the Knowledge of the Buyer, oral notice of any pending


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



or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

     SECTION 4.12 Accuracy of Information. Neither this Agreement nor any other document required to be provided by the Buyer or any of its respective employees or agents to the Company and the Stockholders in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     SECTION 4.13 Transactions with Affiliates.

     (a) For purposes of this Section 4.13, the term "Buyer Affiliated Person" means (i) any holder of 2% or more of the Buyer Common Stock, (ii) any director, officer or senior executive of the Buyer, (iii) any person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with, Tarragon or (iv) any member of the immediate family of any of such persons; but "Buyer Affiliated Person" does not include the Stockholders or the Company or Tarragon Management, Inc.

     (b) Except as set forth in the Buyer SEC Reports, since December 31, 1997, the Buyer have not, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any material properties or assets or obtained any material services from, (ii) sold, leased or otherwise disposed of any material property or assets of the Buyer or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Buyer), (iii) entered into or modified in any manner any contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Buyer Affiliated Person.

     (c) Except as set forth in the Buyer SEC Reports, (i) the contracts of the Buyer do not include any material obligation or commitment between the Buyer or any Buyer Affiliated Person, (ii) the assets of the Buyer not include any receivable or other obligation or commitment from a Buyer Affiliated Person to the Buyer and (iii) the liabilities of the Buyer do not include any payable or other obligation or commitment from the Buyer to any Buyer Affiliated Person.

     (d) To the Knowledge of the Buyer and except as set forth in the Buyer SEC Reports, no Buyer Affiliated Person of Tarragon is a party to any contract with any customer or supplier of the Buyer that affects in any material manner the business, financial condition or results of operation of the Buyer.

     SECTION 4.14 Access to Books and Records. The Buyer has permitted the Company and the Stockholders to have access to such of the books and records of the Buyer as the Company and the Stockholders have requested in connection with the transactions contemplated by this Agreement.

     SECTION 4.15 Investment. The Buyer is purchasing the Company Common Stock for its own account for investment, and not with a view to the resale or distribution thereof in violation of any applicable securities laws.

     SECTION 4.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer.

     SECTION 4.17 Buyer Common Stock to Be Issued in the Transaction. The shares of Buyer Common Stock to be issued pursuant to the transactions contemplated hereby will when issued pursuant to this Agreement, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Buyer's Articles of Incorporation or By-laws or any agreement to the Buyer is a party or by which the Buyer is bound and will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable state blue sky laws.



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     SECTION 4.18 Definition of Knowledge of the Buyer. As used in this
Agreement, the phrase "Knowledge of the Buyer" (or words of similar import) means the knowledge of William S. Friedman, Bruce Schitz and/or Robert L. Irvine.

                                    ARTICLE V

                               CERTAIN DEFINITIONS

     For purposes of this Agreement, the term:

     (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

     (b) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule l2b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly,
(ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares;

     (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York, New York;

     (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "Governmental Authority" means any United States (federal, state or local), foreign or supra-national Government, or governmental, regulatory or administrative authority, agency or commission or courts;

     (f) "person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

     (g) "Real Estate" means, with respect to the Buyer and the Company, as applicable, all of the fee or leasehold ownership right, title and interest of such person, in and to all real estate and improvements owned or leased by any such person or which is used by any such person in connection with the operation of its business; and

     (h) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, limited partnership, joint venture, limited liability company or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.


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                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     SECTION 6.01 Covenant Regarding Indebtedness. The Company and the Stockholders covenant and agree that as of the Closing Date the Company will have no more than $1,000,000 of indebtedness on its line of credit and that no assets of the Company shall be subject to any Liens, security interests or other encumbrances in respect of any other indebtedness and that the Stockholders will cause any indebtedness in excess of such amount, and any Liens, security interests, or other encumbrances in respect of indebtedness in excess of such amount, to be discharged and satisfied in full as of the Closing Date. At the Closing, the Buyer will assume in full the Company's indebtedness under a line of credit with SouthTrust Bank in an amount of up to $1,000,000.

                                   ARTICLE VII
                              RESTRICTIVE COVENANTS

     SECTION 7.01 Acknowledgements. The Company and the Stockholders acknowledge and agree that: (i) the business contacts, customers, suppliers, know-how, trade secrets, marketing techniques and other aspects of the Business have provided and will hereafter provide the Company with substantial competitive advantage in the operation of the Business, and (ii) by virtue of their previous relationships, the Company and the Stockholders have detailed knowledge and possess confidential information concerning the Business.

     SECTION 7.02 Limitations. Neither of the Company or the Stockholders shall directly or indirectly, for itself, himself or herself, or through or on behalf of any other person or entity at any time, divulge, transmit or otherwise disclose or cause to be divulged, transmitted or otherwise disclosed, any business contacts, client or customer lists, know-how, trade secrets, marketing techniques, contracts or other confidential or proprietary information relating to the Business of whatever nature existing on or prior to the date hereof (provided, however, that for purposes hereof, information shall not be considered to be confidential or proprietary if (i) it is a matter of common knowledge or public record, (ii) it is generally known in the industry, or (iii) the subject Stockholder can demonstrate that such information was already known to the recipient thereof other than by reason of any breach of any obligation under this Agreement or any other confidentiality or non-disclosure agreement).

     SECTION 7.03 Remedies.

     (a) The parties agree to submit any claim, controversy or dispute arising out of or relating to this agreement (and attachments) or the relationship created by this agreement to non-binding mediation prior to bringing such claim, controversy or dispute in a court. The mediation shall be conducted through either an individual mediator or a mediator appointed by a mediation services organization or body, experienced in the mediation of real estate investment trust business disputes, agreed upon by the parties and, failing such agreement with a reasonable period of time after either party has notified the other of its desire to seek mediation of any claim, controversy or dispute (not to exceed fifteen 15 days), by the American Arbitration Association in accordance with its rules governing mediation, at a mutually convenient place in Las Vegas, Nevada. The costs and expenses of mediation, including compensation and expenses of the mediator shall be borne by the parties equally. If the parties are unable to resolve the claim, controversy or dispute within ninety (90) days after the mediator has been appointed, then either party may bring a legal proceeding to resolve such claim, controversy or dispute unless such time period is extended by written agreement of the parties. Notwithstanding the foregoing, any party may bring an action (1) for monies owed, (2) for injunctive or other extraordinary relief, or (3) involving the possession or disposition of, or other relief relating to, real property in a court having jurisdiction in accordance with subsection (b) below without submitting such action to mediation.

     (b) With respect to any claims, controversies or disputes which are not finally resolved through mediation or as otherwise provided above, each of the parties hereby irrevocably submits itself to the nonexclusive jurisdiction of the state courts of Clark County, Nevada, and the federal district court for the Ninth Circuit. Each party hereby irrevocably agrees that service of process may be made upon it in any legal proceeding relating to or arising out of this agreement or the relationship created by this agreement by any

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means allowed by Nevada or federal law. Venue for any legal proceeding relating to or arising out of this agreement shall be Clark County, Nevada; provided, however, with respect to any action (1) for monies owed, (2) for injunctive or other extraordinary relief, or (3) involving possession or disposition of, or other relief relating to, real property, any party may bring such action in any state or federal district court which has jurisdiction. With respect to all claims, controversies, disputes or actions, this Agreement shall be interpreted and construed under Nevada law applicable to contracts entirely made and performed within Nevada (except for Nevada choice of law rules).

     (c) In the event of any dispute under or arising out of this Section 7, the prevailing party or parties in such dispute shall be entitled to recover from the non-prevailing party or parties, in addition to any damages that may be awarded, its or their reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with prosecuting or defending the subject dispute.

     SECTION 7.04 Severability. It is acknowledged, understood and agreed that the restrictions contained in this Section 7.04(a) are made for good, valuable and adequate consideration received and to be received by the Stockholders, and
(b) are reasonable and necessary, in terms of the time, geographic scope and nature of the restrictions, for the protection of the Buyer and the Company and the good will thereof. It is intended that said provisions be fully severable, and in the event that any of the foregoing restrictions, or any portion of the foregoing restrictions, shall be deemed contrary to law, invalid or unenforceable in any respect by any court or other tribunal of competent jurisdiction, then such restrictions shall be deemed to be amended, modified and reduced in scope and effect, as to duration, geographic area or in any other relevant respect, only to that extent necessary to render same valid and enforceable, and any other of the foregoing restrictions shall be unaffected and shall remain in full force and effect.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     SECTION 8.01 General.

     (a) Without prejudice to any rights of contribution as between the Company and the Stockholders, the Company and the Stockholders shall jointly and severally defend, indemnify and hold harmless the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer ("Losses") as a result of any breach of, or failure by the Company and the Stockholders to perform, any of the representations, warranties, covenants or agreements of the Company and the Stockholders contained in this Agreement or in any Exhibit(s) furnished by or on behalf of the Company or the Stockholders under this Agreement.

     (b) The Buyer shall defend, indemnify and hold harmless the Company and the Stockholders from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Company and the Stockholders may incur, sustain or suffer as a result of any breach of, or failure by the Buyer to perform, any of the representations, warranties, covenants or agreements of the Buyer contained in this Agreement.

     SECTION 8.02 Limitations on Certain Indemnity.

     (a) Notwithstanding any other provision of this Agreement to the contrary,
(i) neither of the Company nor the Stockholders shall be liable to the Buyer with respect to Losses unless and until the aggregate amount of all Losses incurred by the Buyer shall exceed the sum of $50,000 (the "Basket"), and (ii) the Company and the Stockholders shall thereafter be jointly and severally liable for all Losses in excess of the Basket, provided that the Company and the Stockholders' maximum aggregate liability in respect of all Losses shall not, in the absence of proven fraud by either of the Company and the Stockholders in respect of any particular Losses, in any event exceed the limitations set forth in Section 8.02(b) below; provided, however, that the Basket and such limitation on liability shall not be available with respect to, and there shall not be counted

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against the Basket or such limitation of liability, any Losses arising by reason of (A) any breach by either of the Stockholders of Section 8.02 above, or (B) any Losses involving proven fraud by either of the Stockholders.

     (b) The Buyer shall be entitled to indemnification by the Company and the Stockholders for all representations and warranties for a period of three calendar months from the Closing Date, however, the Buyer shall be entitled to indemnification by the Company and Stockholders for representations and warranties relating to title to the Company Properties for as long as the Company owns the Company Properties.

     SECTION 8.03 Claims for Indemnity. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party or parties in writing within fifteen (15) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If an indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indmenification hereunder. Failure to deliver written notice to the indemnifying party or parties shall relieve such indemnifying party of any liability only to the extent such failure to notify is prejudicial to its ability to defend such action.

     SECTION 8.04 Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

                                   ARTICLE IX
                               POST-CLOSING EVENTS

     SECTION 9.01 Announcements. No party hereto shall make any disclosure or public announcement of the consummation of the transactions pursuant to this Agreement, or of any of the terms thereof, without the prior review and approval thereof by the Buyer (in the case of any proposed disclosure or public announcement by the Company and the Stockholders) and the Company and the Stockholders in the case of any proposed disclosure or public announcement by the Buyer, such approval not to be unreasonably withheld or delayed.

     SECTION 9.02 Bank Accounts. Upon the consummation of the transactions pursuant to this Agreement, the Company and the Stockholders shall cooperate with the Buyer to promptly modify to the Buyer's satisfaction the signatory and access arrangements for all bank accounts and safe deposit boxes maintained by or in the name of the Company.

     SECTION 9.03 Further Assurances. From time to time from and after the date hereof, the parties will execute and deliver to one another any and all further agreements, instruments, certificates and other documents as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the ownership and operations of the Business.

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                                    ARTICLE X
                                      COSTS

     SECTION 10.01 Finder's or Broker's Fees. Each of the Buyer, the Company and the Stockholders represents and warrants that neither they nor any of their respective affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

     SECTION 10.02 Expenses. The Buyer, the Company and the Stockholders shall each pay all costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

                                   ARTICLE XI

                     CONDUCT OF BUSINESS PENDING THE CLOSING

     SECTION 11.01 Conduct of Business by the Company and the Buyer. Each of the parties hereto covenants and agrees that, between the date of this Agreement and the Closing Date, except as otherwise expressly provided for in this Agreement, unless the Company and the Buyer shall otherwise agree (which agreement shall not be unreasonably withheld or delayed) in writing, the businesses of each party shall be conducted only in, and such party and its respective subsidiaries shall not take any action except in a manner consistent with past practice; and each such party shall use its best efforts to preserve intact its business organization to keep available the services of the current officers, employees and consultants of such party and its respective subsidiaries and to preserve the current relationships of such party and its respective subsidiaries with persons with which such party or any of its respective subsidiaries has significant business relations. Except as contemplated by this Agreement, none of the parties to this Agreement nor any of their respective subsidiaries shall, between the date of this Agreement and the Closing Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company and the Buyer which consent shall not be unreasonably withheld or delayed:

     (a) amend or otherwise change its respective Articles of Incorporation or By-laws;

     (b) except in connection with an agreement for NIRT to merge with and into the Buyer (the "NIRT Merger") pursuant to the Merger Agreement simultaneously with the Closing, or pursuant to the exercise of existing options, issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of such party or any subsidiary of such party, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of such party or any subsidiary of such party (except that options may be granted pursuant to the terms of the Buyer's stock option plans or (ii) any assets of such party or any subsidiary of such party, except for real estate transactions and related financings conducted at arm's length and for fair value;

     (c) with respect to the Company, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

     (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

     (e) with respect to the Company, (i) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent in all material respects with past practice and in an amount not in excess of $100,000; (ii) authorize capital expenditures which are, in the aggregate, in excess of $100,000 for such party and its subsidiaries taken as a whole; or (iii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

     (f) make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability; or

     (g) take any action that would or is reasonably likely to result in any of the covenants and agreements set forth in this Article XI or any of the conditions set forth in Article XI not being satisfied as of the Closing Date.

                                   ARTICLE XII

                       CONDITIONS PRECEDENT; TERMINATION

     SECTION 12.01 Conditions Precedent. All conditions precedent set forth in the NIRT Merger Agreement have been satisfied, NIRT has been incorporated in the State of California under the name National Income Realty Corporation and the Articles of Merger to evidence completion of the NIRT Merger for filing with the Secretary of State of Nevada is the only event to be completed, which shall be completed simultaneously herewith.

     SECTION 12.02 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time by the Stockholders and the Buyer:

     (a) by the mutual agreement of the Stockholders and by the Buyer (by written consent duly authorized by the Board of Directors of the Buyer); or

     (b) by either the Stockholders or the Buyer if (i) any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order (other than a temporary restraining order), decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the NIRT Merger or the consummation of this Agreement (provided, however, that neither party may terminate this Agreement pursuant to this
Section 12.02(b)(i) prior to six months from the date of such issuance if the party subject to such order, decree or ruling is using its reasonable best efforts to have such order, decree or ruling removed, unless such order, decree or ruling shall have become final and non-appealable), or (ii) the Closing shall not have occurred on or before December 31, 1998; provided that the right to terminate this Agreement under this Section 12.02(b) shall not be available to any party whose willful, deliberate or knowing failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     SECTION 12.03. Effect of Termination. Except as provided in Section 12.02, in the event of the termination of this Agreement pursuant to Section 12.02, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Company or the Buyer or any of their respective officers, directors or trustees and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for, or be deemed to waive any rights of specific performance of this Agreement available to a party by reason of, any willful breach by the other party or parties of its or their willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 12.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their Boards of Directors at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 12.05. Waiver. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.



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                                  ARTICLE XIII

                                FORM OF AGREEMENT

     SECTION 13.01 Effect of Headings. The Section headings used in this Agreement and the titles of the Exhibits hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Exhibits.

     SECTION 13.02 Entire Agreement; Waivers. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, the Exhibits hereto, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     SECTION 13.03 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   ARTICLE XIV

                                     PARTIES

     SECTION 14.01 Parties-in-Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

     SECTION 14.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (which may be by telecopy followed by mail or personal delivery) and must be personally delivered or mailed by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight courier service to the respective parties at the following addresses. Subject to the other provisions of this Agreement, any party may change its address (or redesignate the person to whom such notice shall be delivered) for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 14.02. In each instance, with respect to any such notice so given, although not required for effectiveness of such notice, it shall only be effective upon receipt by the party intended to receive same, and the party delivering such notice shall also provide copies as set forth below:



                                      B-19

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         If to the Stockholders and the Company
                  Tarragon Realty Advisors, Inc.
                  280 Park Avenue
                  East Building, 20th Floor
                  New York, New York 10017
                  Facsimile: (212) 949-8001
                  Attention: William S. Friedman

         If to the Buyer:

                  Tarragon Realty Investors, Inc.
                  3100 Monticello Avenue, Suite 200
                  Dallas, Texas 75205
                  Facsimile: (214) 599-2220
                  Attention: William S. Friedman

         with a copy to:

                  Prager, Metzger & Kroemer PLLC
                  2626 Cole Avenue, Suite 900
                  Dallas, Texas 75204
                  Facsimile: (214) 523-3838
                  Attention: Steven C. Metzger, Esq.

or to such other address as any party shall have specified by notice in writing given to the other party.

                                   ARTICLE XV

                                  MISCELLANEOUS

     SECTION 15.01 Amendments and Modifications. No amendment or modification of this Agreement or any Exhibit hereto shall be valid unless made in writing and signed by the party to be charged therewith.

     SECTION 15.02 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.



                                      B-20

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     IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                             TARRAGON REALTY INVESTORS, INC.



                             By: /s/ William S. Friedman
                                 --------------------------------------------
                                 Name: William S. Friedman
                                 Title: President and Chief Executive Officer



                             TARRAGON REALTY ADVISORS, INC.



                             By: /s/ William S. Friedman
                                 --------------------------------------------
                                 Name: William S. Friedman
                                 Title: President and Chief Executive Officer


                             /s/ William S. Friedman
                             ------------------------------------------------
                                            William S. Friedman


                             /s/ Lucy N. Friedman
                             ------------------------------------------------
                                              Lucy N. Friedman

                       [DUFF & PHELPS, LLC LETTERHEAD]


                                                                     APPENDIX C

May 21, 1998

Board of Directors
Tarragon Realty Investors, Inc.
280 Park Avenue
East Building, 20th Floor
New York, NY 10017

Gentlemen:

You have asked Duff & Phelps, LLC ("Duff & Phelps"), as independent financial advisor to the Board of Directors (the "Board") of Tarragon Realty Investors, Inc. ("Tarragon" or the "Company"), to provide an opinion (the "Opinion") as to the fairness, from a financial point of view, of the Merger Proposal, as described below, whereby the Company would, among other things, become a self-administered Real Estate Investment Trust ("REIT"). The Merger Proposal consists of the consolidation of Tarragon and National Income Realty Trust
(NIRT) into a single entity utilizing Tarragon as the surviving entity. As no explicit statutory authority permits a California business trust to merge with and into a Nevada corporation, as a part of the transaction prior to the merger, the Board of Trustees of NIRT shall cause NIRT to be incorporated in the State of California under the name National Income Realty Corporation, which will then consolidate by merger with and into Tarragon (the "Merger"). The Merger is to be consummated pursuant to an Agreement and Plan of Merger to be dated June 5, 1998 between the Company and NIRT (the "Merger Agreement"). Pursuant to the Merger Agreement, upon the effectiveness of the Merger, each issued and outstanding share of beneficial interest of NIRT will be converted into and represent the right to receive 1.97 shares of common stock of the Company (the "Exchange Ratio"). The Merger Proposal also contemplates the acquisition by the Company (simultaneously with the final consummation of the Merger) of Tarragon Realty Advisors, Inc. ("TRA") which is the current contractual advisor to both the Company and NIRT as well as certain employment arrangements and other related transactions. Specifically, Duff & Phelps has been asked to determine whether the Merger Proposal and the Exchange Ratio are fair to the Company and to the stockholders of the Company, from a financial point of view.

Board of Directors
Tarragon Realty Investors, Inc.
May 21, 1998
Page 2





QUALIFICATIONS AND INDEPENDENCE

Duff & Phelps, in the course of its regular business, advises boards of directors, corporate managements, and other fiduciaries on financial and fairness issues in connection with mergers and acquisitions, leveraged buy-outs, restructurings, private placements, and employee benefit plans, among other situations. Previously, Duff & Phelps has not provided any financial advisory or other services to the Company or to NIRT.

Duff & Phelps is receiving a fee for providing the Opinion. Such fee is not contingent upon either the issuance of a favorable opinion or the consummation of the Merger Proposal.

SCOPE OF ANALYSIS

In conducting its analysis and in preparing the Opinion that the Merger Proposal is fair from a financial point of view to Tarragon and to the Public Stockholders, Duff & Phelps, among other things, (1) reviewed and analyzed the terms of the Merger Proposal as described in the form of Merger Agreement and in a draft Joint Proxy Statement/Prospectus of the Company (the "Proxy Statement") to be filed as a part of an S-4 Registration Statement with the Securities and Exchange Commission (the "SEC"); (2) analyzed certain historical, business and financial information relating to Tarragon (including its predecessor company, Vinland Property Trust) and NIRT, including but not limited to Tarragon's Annual Reports to Shareholders and Form 10-Ks filed with the SEC for the fiscal years ended November 30, 1991 through 1996, and fiscal year ended December 31, 1997; NIRT's Annual Reports to Shareholders and Form 10-Ks filed with the SEC for the fiscal years ended December 31, 1991 through 1997; and Tarragon's and NIRT's 10-Qs for the quarter ended March 31, 1998 (unaudited); (3) reviewed certain internal financial analyses and forecasts for Tarragon and NIRT on a stand-alone basis; (4) reviewed certain internal financial analyses and forecasts for Tarragon and NIRT on a combined basis (the "Combined Entity") based upon the terms of the Merger; (5) reviewed the advisory agreements by and among Tarragon, NIRT, TRA and their respective affiliates; (6) reviewed internal operational and financial information relating to TRA; (7) considered the pro forma effect of the Merger on Tarragon's capitalization, earnings, cash flow, funds from operations, book value and financial prospects; (8) reviewed current conditions and trends with respect to the real estate industry and REITs, in general, including interest rates and general business and economic conditions in the markets where the Company operates; (9) reviewed the reported market prices and trading volumes of Tarragon's and NIRT's common stock for recent periods; (10) reviewed publicly available information concerning other companies deemed comparable, in whole or in part, to Tarragon and NIRT, (11) reviewed certain merger or change-of-control transactions that have occurred within the industry; and (12) conducted such other financial studies, analyses and investigations as it deemed appropriate.

Board of Directors
Tarragon Realty Investors, Inc.
May 21, 1998
Page 3





As background for its analysis, Duff & Phelps held extensive discussions with members of Tarragon's Board of Directors, and members of the senior management of Tarragon and NIRT regarding the history, current business operations, financial condition, future prospects and strategic objectives of Tarragon, both in its present form and on a combined entity basis.

ASSUMPTIONS AND RELIANCES

In performing its analysis and rendering its Opinion, Duff & Phelps relied upon the accuracy and completeness of all information provided to it, whether obtained from public or private sources, and has not assumed any responsibility for the independent verification of such information. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates of the management of the Company. Notwithstanding the foregoing, Duff & Phelps used procedures deemed appropriate in order to analyze the reasonableness of the assumptions underlying the Company's financial projections. Duff & Phelps did not make any independent appraisals of the assets or liabilities of the Company nor those of NIRT.

Duff & Phelps has prepared its Opinion effective as of May 21, 1998. Its Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date. Unless Duff & Phelps has withdrawn its Opinion due to subsequent material adverse changes in either such market, economic, financial and other conditions, or in the business of Tarragon or NIRT, this Opinion will remain effective at the closing of the Merger.

We understand that the Company may refer to, summarize and/or publish the Opinion, in whole or in part, in connection with certain filings to be made with the SEC and in certain materials to be distributed to the Company's shareholders and to prospective investors in the Company. Duff & Phelps shall have the right to review and to comment on that portion of any such materials that refer to its Opinion.

Board of Directors
Tarragon Realty Investors, Inc.
May 21, 1998
Page 4






CONCLUSION

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that the Merger Proposal and the Exchange Ratio are fair to the Company and to the holders of Common Stock of the Company from a financial point of view.

Respectfully submitted,

/s/ DUFF & PHELPS, LLC

Duff & Phelps, LLC

                                                                      APPENDIX D

May 21, 1998

Board of Trustees
National Income Realty Trust
280 Park Avenue
East Building, 20th Floor
New York, NY 10017

Gentlemen:

     You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to National Income Realty Trust ("National"), as of the date hereof, of the consideration to be received by National (the "Merger Consideration") pursuant to a proposed Agreement and Plan of Merger (the "Agreement") by and between National and Tarragon Realty Investors ("Tarragon"). As more fully described in the Agreement, each share of Common Stock of National will be exchanged (the "Exchange Ratio") for 1.97 shares of Common Stock, of Tarragon.

     In preparing this opinion, we have relied on and assumed the accuracy and completeness of all the financial and other information provided to us or publicly available and have not assumed any responsibility for independent verification of any such information. We have not conducted a physical inspection of all of the facilities or assets of National, nor have we made or obtained any independent appraisals of any such facilities or assets.

     In connection with rendering our opinion we have reviewed and analyzed, among other things, the following:

(i) A draft of the proposed Agreement and Plan of Merger between National and Tarragon dated May 21, 1998.

(ii) Certain public information concerning National including its Annual Report of Form 10-K for the year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and the Annual Report on Form 10-K of

         Tarragon (formerly Vinland Property Trust) for the Fiscal year ended December 31, 1997 and its Quarterly report on Form 10-Q for the quarter ended March 31, 1998.

(iii) Certain internal information, primarily historical in nature, concerning the business and operations of National, which was furnished to us by National for use in our analysis.

(iv) Certain publicly available information concerning certain other companies and transactions we deemed relevant.

     We have also held discussions and interviewed members of the senior management, of both National and Tarragon, regarding the past and current business operations, financial condition, and future prospects of their respective companies.

     We have assumed that the financial projections prepared by the managements of National and Tarragon represent the best current judgment of these managements as to the future financial condition and result of operations of National and Tarragon, and have assumed that the projections have been reasonably prepared based on such current judgment. Further we have assumed that the managements of National and Tarragon are unaware of any facts that would make such information incomplete or misleading. We have also taken into account our assessment of general economic, market, and financial conditions and our experience in similar transactions.

     Our opinion, necessarily is based upon regulatory, economic, market and other conditions as they exist, and the information made available to us, which we relied upon without independent verification, as of the date of this letter. Subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion.

     As you are aware, Gilford Securities Incorporated ("Gilford"), will receive a fee for its services in connection with rendering this opinion to National. In addition, National has agreed to reimburse Gilford for certain out of pocket expenses, and to indemnify Gilford for certain liabilities which may arise from, among other things, the delivery of this opinion.

     This letter does not constitute a recommendation to any holder of National Common Stock as to whether to vote in favor of the proposed merger contemplated by the Agreement and does not address the underlying business decisions of the Board of Directors of National to proceed with or effect such proposed merger.

     The information contained in this opinion may not be used for any other purpose, or reproduced, disseminated, quoted, referred to, or disclosed, or otherwise made available to, or relied upon by any other party, or for any other purpose, nor reference be made hereto or to Gilford, without the prior written consent of Gilford; provided, however, that although the Opinion is solely for the use of the Board of Trustees of

National, it is acknowledged that such Opinion may be included in filings required by The Securities and Exchange Commission and other regulatory agencies which must approve this merger. When used, this Opinion will be reproduced in such documents in full, and any description of, or reference to, Gilford or summary of the Opinion in such documents will be in a form satisfactory to Gilford and its counsel.

     Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration (including the Exchange Ratio) is fair to National, from a financial point of view.

                                        Very Truly Yours,

                                        Gilford Securities, Incorporated

                                        By:
                                             -------------------------------
                                             Ronald Whitman Weiss
                                             Senior Vice President
                                             President

================================================================================


  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS CONSTITUTES NEITHER AN OFFER TO SELL, NOR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, NOR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION.

                                   ----------
                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
INCORPORATION OF CERTAIN DOCUMENTS
   BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
FORWARD LOOKING STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
UNAUDITED PRO FORMA FINANCIAL
   INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SELECTED FINANCIAL DATA OF TRII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SELECTED FINANCIAL DATA OF NIRT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
THE SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
THE MERGER AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
ACQUISITION OF THE ADVISOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
MARKET PRICES; DISTRIBUTIONS AND
   RELATED SHAREHOLDERS MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
DESCRIPTION OF TRII CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
COMPARISON OF CERTAIN RIGHTS OF
   STOCKHOLDERS OF TRII AND
   SHAREHOLDERS OF NIRT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
OWNERSHIP OF PRINCIPAL SHAREHOLDERS
   AND MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
INFORMATION ABOUT TRII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
RELATIONSHIPS WITH INDEPENDENT
   PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
FUTURE PROPOSALS OF SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
INDEX OF DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
APPENDICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1



During the 25-day period following the effective time of the Merger, all dealers effecting transactions in the shares of Common Stock of TRII, whether or not participating in this distribution, may be required to deliver a copy of this Proxy Statement/Prospectus.
================================================================================

================================================================================
                                NATIONAL INCOME
                                  REALTY TRUST

                                ---------------
                                PROXY STATEMENT
                                ---------------

                                TARRAGON REALTY
                                INVESTORS, INC.

                                ---------------
                                   PROSPECTUS
                                ---------------

                                7,586,000 SHARES
                                OF COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

                              [            ], 1998

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Articles of Incorporation provide that "Tarragon Realty Investors, Inc. shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) . . . to any person made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal otherwise) by reason of the fact that such person is or was a director, officer, employee or agent of Tarragon Realty Investors, Inc. . . . ."
Further, the Bylaws provide that "[e]ach officer, director or employee . . . shall be indemnified . . . to the full extent permitted under Chapter 78 of the Nevada Revised Statutes . . . and other applicable law." Pursuant to the NRS, a corporation may indemnify persons for expenses related to an action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The expenses indemnified against in this provision include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. The NRS further provides that a corporation may indemnify persons for attorneys' fees related to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may also indemnify directors for amounts paid in judgments and settlements in such a suit, but only if ordered by a court after determining that the person is "fairly and reasonably" entitled to indemnity.

         Under the Management Liability Provision (Article NINTH of the Articles of Incorporation), the directors do not have personal liability to TRII or its stockholders for monetary damages for any breach of their fiduciary duties as directors (including, without limitation, any liability for gross negligence in the performance of their duties), except (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) for the payment of dividends in violation of NRS 78.300. By precluding personal liability for certain breaches of fiduciary duty, including grossly negligent business decisions in evaluating takeover proposals to acquire TRII, the Management Liability Provision supplements indemnification rights afforded under TRII's Articles of Incorporation and Bylaws which provide, in substance, that TRII shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the NRS and other applicable laws.

ITEM 21. EXHIBITS.

                 (i) The following exhibits are filed as a part of this Registration Statement:

      Exhibit
     Designation                    Description
     -----------                    -----------

         3.1 Articles of Incorporation of Vinland Property Corporation as filed with and endorsed by the Secretary of State of California on July 22, 1997 (incorporation by reference is made to Exhibit 3.1 to Form 8-K of Tarragon Realty Investors,
                  Inc. for event reported July 10, 1997).

         3.2      Articles of Incorporation of Tarragon Realty Investors, Inc.
                  filed with and approved by the Secretary of State of Nevada on April 2, 1997 (incorporation by reference is made to Exhibit
                  3.2 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10, 1997).

         3.3      Bylaws of Tarragon Realty Investors, Inc. as adopted April 3,
                  1997 (incorporation by reference is made to Exhibit 3.3 to Form 8-K of Tarragon Realty Investors, Inc. for event reported
                  July 10, 1997).

       Exhibit
     Designation                   Description
     -----------                   -----------
         3.4      Agreement and Plan of Merger dated July 24, 1997 of Vinland
                  Property Corporation and Tarragon Realty Investors, Inc.
                  (incorporation by reference is made to Exhibit 3.4 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10,
                  1997).

         3.5      Articles of Merger of Vinland Property Corporation into
                  Tarragon Realty Investors, Inc. as filed with and approved with the Secretary of State in Nevada July 25, 1997
                  (incorporation by reference is made to Exhibit 3.5 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10,
                  1997).

         *3.6     Agreement and Plan of Merger dated June 5, 1998 between
                  Tarragon Realty Investors, Inc. and National Income Realty
                  Trust (included as Appendix A to the Joint Proxy Statement
                  Prospectus).

         *3.7     Stock Purchase Agreement dated June 5, 1998 among Tarragon
                  Realty Investors, Inc., Tarragon Realty Advisors, Inc.,
                  William S. Friedman and Lucy N. Friedman (included as Appendix
                  B to the Joint Proxy Statement Prospectus).

         4.1      Indenture Agreement dated September 15, 1993 between Vinland
                  Property Trust and American Stock Transfer and Trust Company
                  (incorporated by referenced to Exhibit No. 4.7 to Registration
                  Statement No. 33-66294 on Form S-11).

         *5.1 Form of opinion of Prager, Metzger & Kroemer PLLC as to the legality of the securities. *5.2 Form of opinion of Kummer, Kaempfer, Bonner & Renshaw as to the legality of the securities.

         *8.1 Form of opinion of Prager, Metzger & Kroemer PLLC as to tax matters.

         13.1 Tarragon Realty Investors, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (incorporation by reference is made to this document as previously filed).

         13.2 Tarragon Realty Investors, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (incorporation by reference is made to this document as previously filed).

         13.3 National Income Realty Trust Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (incorporation by reference is made to this document as previously filed).

         13.4 National Income Realty Trust Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (incorporation by reference is made to this document as previously filed).

        *21.0     Subsidiaries of the Registrant.

         23.1     Consent of Prager, Metzger & Kroemer PLLC (included in Exhibit
                  5.1)

         23.2     Consent of Kummer, Kaempfer, Bonner & Renshaw (included in
                  Exhibit 5.2)

        *23.3     Consent of Arthur Andersen LLP.

         24.1     Power of Attorney (set forth on page II-4).





----------
     *   Filed herewith.

       Exhibit
     Designation             Description
     -----------             -----------
         *27.0    Financial Data Schedule.

         *99.1    Form of Proxy Card - TRII.

         *99.2    Form of Proxy Card - NIRT.


ITEM 22. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes: to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         The undersigned Registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

ITEM 23. FINANCIAL STATEMENTS.

         Financial statements, including an index thereto, are included in the Joint Proxy Statement/Prospectus.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 31, 1998.

                                        TARRAGON REALTY INVESTORS, INC.



                                        By: /s/ William S. Friedman
                                           ------------------------------------
                                                William S. Friedman, President,
                                                Chief Executive Officer and
                                                Director


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this registration statement constitutes and appoints each of William S. Friedman and Robert C. Irvine his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Form S-4 Registration Statement of Tarragon Realty Investors, Inc. and to file same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto each said attorney- in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             SIGNATURE                              TITLE                               DATE
                                      President, Chief Executive Officer            July 31, 1998
 /s/ William S. Friedman              and Director (Principal Executive
 ---------------------------------                Officer)
 William S. Friedman

                                      Executive Vice President and Chief            July 31, 1998
 /s/ Robert C. Irvine                    Financial Officer (Principal
 ---------------------------------            Financial Officer)
 Robert C. Irvine
                                     Vice President and Chief Accounting            July 31, 1998
 /s/ Erin D. Davis                      Officer (Principal Accounting
 ---------------------------------                 Officer)
 Erin D. Davis

 /s/ Willie K. Davis                               Director                         July 31, 1998
 ---------------------------------
 Willie K. Davis

 /s/ Chester Beck                                  Director                         July 31, 1998
 ---------------------------------
 Chester Beck

 /s/ Michael E. Smith                              Director                         July 31, 1998
 ---------------------------------
 Michael E. Smith

                                INDEX TO EXHIBITS





     Exhibit                                                                                       Sequentially
   Designation                              Exhibit Description                                   Numbered Page
   -----------                              -------------------                                   -------------
3.1               Articles of Incorporation of Vinland Property Corporation as filed                   N/A
                  with and endorsed by the Secretary of State of California on
                  July 22, 1997 (incorporation by reference is made to Exhibit
                  3.1 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10, 1997).

3.2               Articles of Incorporation of Tarragon Realty Investors, Inc. filed                   N/A
                  with and approved by the Secretary of State of Nevada on April 2,
                  1997 (incorporation by reference is made to Exhibit 3.2 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10, 1997).

3.3               Bylaws of Tarragon Realty Investors, Inc. as adopted April 3, 1997                   N/A
                  (incorporation by reference is made to Exhibit 3.3 to Form 8-K of
                  Tarragon Realty Investors, Inc. for event reported July 10, 1997).

3.4               Agreement and Plan of Merger dated July 24, 1997 of Vinland                          N/A
                  Property Corporation and Tarragon Realty Investors, Inc.
                  (incorporation by reference is made to Exhibit 3.4 to Form 8-K of
                  Tarragon Realty Investors, Inc. for event reported July 10, 1997).

3.5               Articles of Merger of Vinland Property Corporation into Tarragon                     N/A
                  Realty Investors, Inc. as filed with and approved with the Secretary of State in Nevada July 25, 1997 (incorporation by reference is made to Exhibit 3.5 to Form 8-K of Tarragon Realty Investors, Inc. for
                  event reported July 10, 1997).

3.6               Agreement and Plan of Merger dated June 5, 1998 between                              N/A
                  Tarragon Realty Investors, Inc. and National Income Realty Trust
                  (included as Appendix A to the Joint Proxy Statement Prospectus).

3.7               Stock Purchase Agreement dated June 5, 1998 among Tarragon                           N/A
                  Realty Investors, Inc., Tarragon Realty Advisors, Inc., William S.
                  Friedman and Lucy N. Friedman (included as Appendix B to the
                  Joint Proxy Statement Prospectus).

4.1               Indenture Agreement dated September 15, 1993 between Vinland                         N/A
                  Property Trust and American Stock Transfer and Trust Company
                  (incorporated by referenced to Exhibit No. 4.7 to Registration
                  Statement No. 33-66294 on Form S-11).

5.1 Form of opinion of Prager, Metzger & Kroemer PLLC as to the legality of the securities.

5.2 Form of opinion of Kummer, Kaempfer, Bonner & Renshaw as to the legality of the securities.

8.1 Form of opinion of Prager, Metzger & Kroemer PLLC as to tax matters.

13.1              Tarragon Realty Investors, Inc. Annual Report on Form 10-K for                       N/A
                  the fiscal year ended December 31, 1997 (incorporation by reference is made to this document as previously filed).
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




     Exhibit                                                                                       Sequentially
   Designation                              Exhibit Description                                   Numbered Page
   -----------                              -------------------                                   -------------
13.2              Tarragon Realty Investors, Inc. Quarterly Report on Form 10-Q for                    N/A
                  the quarter ended March 31, 1998 (incorporation by reference is made to this document as previously filed).

13.3              National Income Realty Trust Annual Report on Form 10-K for the                      N/A
                  fiscal year ended December 31, 1997 (incorporation by reference is made to this document as previously filed).

13.4              National Income Realty Trust Quarterly Report on Form 10-Q for                       N/A
                  the quarter ended March 31, 1997 (incorporation by reference is made to this document as previously filed).

21.0              Subsidiaries of the Registrant.

23.1              Consent of Prager, Metzger & Kroemer PLLC (included in Exhibit                       N/A
                  5.1)

23.2              Consent of Kummer, Kaempfer, Bonner & Renshaw (included in                           N/A
                  Exhibit 5.2)

23.3              Consent of Arthur Andersen LLP.

24.1              Power of Attorney (set forth on page II-4).                                          N/A

27.0              Financial Data Schedule.

99.1              Form of Proxy Card - TRII.

99.2              Form of Proxy Card - NIRT.
